As filed with the Securities and Exchange Commission on February 18, 2011

Registration No. 333-167167

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4
TO

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ETFS COLLATERALIZED COMMODITIES TRUST
Sponsored by ETF Securities USA LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6799 (Primary Standard Industrial Classification Code Number)	30-0635848 (I.R.S. Employer Identification No.)

48 Wall Street
11th Floor
New York, NY 10005
(212) 918-4954
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
(302) 651-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen H. Moriarty, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022	Peter J. Shea, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)

ETFS Oil	$1,250,000	$90.00
ETFS Natural Gas	$1,250,000	$90.00
ETFS Copper	$1,250,000	$90.00
ETFS Wheat	$1,250,000	$90.00
ETFS Composite Agriculture	$1,250,000	$90.00
ETFS Composite Industrial Metals	$1,250,000	$90.00
ETFS Composite Energy	$1,250,000	$90.00
ETFS All Commodities	$1,250,000	$90.00
ETFS Short Oil	$1,250,000	$90.00
ETFS Short Natural Gas	$1,250,000	$90.00
ETFS Short Copper	$1,250,000	$90.00
ETFS Short Wheat	$1,250,000	$90.00
ETFS Short Gold	$1,250,000	$90.00
ETFS Leveraged Oil	$1,250,000	$90.00
ETFS Leveraged Natural Gas	$1,250,000	$90.00
ETFS Leveraged Copper	$1,250,000	$90.00
ETFS Leveraged Wheat	$1,250,000	$90.00
ETFS Leveraged Gold	$1,250,000	$90.00

(1)	The proposed maximum aggregate offering price has been calculated assuming that shares are sold at a price of $25.00 per share.

(2)	The amount of the registration fee of the shares is calculated in reliance upon Rule 457(o) under the Securities Act of 1933 and using the proposed maximum aggregate offering price as described above.

(3)	$1,620.00 was previously paid in the initial filing of the registration statement on Form S-1, filed on May 27, 2010.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated  , 2011

PROSPECTUS

ETFS COLLATERALIZED COMMODITIES TRUST

Proposed Maximum Aggregate Offering Price Per Fund
Long Collateralized Exchange Traded Commodity Funds:
ETFS Oil	$[ ]
ETFS Natural Gas	$[ ]
ETFS Copper	$[ ]
ETFS Wheat	$[ ]
ETFS Composite Agriculture	$[ ]
ETFS Composite Industrial Metals	$[ ]
ETFS Composite Energy	$[ ]
ETFS All Commodities	$[ ]

The ETFS Collateralized Commodities Trust (the “trust”) is a Delaware statutory trust currently organized by ETF Securities USA LLC, the trust’s sponsor, into separate, segregated Fund series. Each of the 8 initial Funds listed above will issue common shares of fractional undivided beneficial interests in and ownership of that Fund. Shares in each Fund will be separately offered on a continuous basis and listed on [Exchange].

[  ] and [  ], which are unaffiliated with the Funds or the sponsor, calculate, maintain and publish each Fund’s Commodity Index.

Each Fund will hold collateralized prepaid, cash-settled commodities purchase/sale contracts referred to as Commodity Contracts. The Commodity Contracts are over-the-counter contracts negotiated by the sponsor with unaffiliated financial institution counterparties who have committed to providing each Fund with exposure to the daily returns, subject to daily adjustment, of each Fund’s specified Commodity Index. There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Each Fund will continuously offer and redeem its shares in Creation Unit blocks of [50,000] shares only. Only Authorized Participants may purchase and redeem Creation Units for cash. It is anticipated that on or after the effective date of this offering, the initial Authorized Participant will, though it is under no obligation to do so, make initial purchases of [  ] or more Creation Units of each Fund at an initial price per share of $[  ]. Thereafter, shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective Value per Share. See “Creations and Redemptions” and “Plan of Distribution” for further information regarding the creation and redemption of Creation Units.

All other investors may only buy or sell a Fund’s shares on the [Exchange] at current market prices and may incur fees or brokerage commissions on their transactions.

Investing in the shares involves significant risks. See “Risk Factors” beginning on page 15.

Neither the SEC nor any state securities commission has approved these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

None of the trust or the Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, and none is subject to regulation thereunder. Moreover, neither the trust, any Fund nor the sponsor is subject to regulation under the Commodities Exchange Act or by the CFTC.

[  ], 2011

REGULATORY NOTICES

You should rely only on the information contained in this Prospectus or to which we have referred you. We do not authorize anyone to provide you with information that is different.

This Prospectus does not constitute an offer or solicitation to sell or a solicitation of an offer to buy, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation, or sale is not authorized or to any person to whom it is unlawful to make any such offer, solicitation, or sale.

ETFS COLLATERALIZED COMMODITIES TRUST

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SUMMARY

The following is only a summary of portions of this Prospectus. You should carefully read the entire Prospectus before investing in any Fund’s shares. The definition of certain capitalized terms may be found in the “Glossary of Certain Terms” in Appendix A appearing before the back cover of this Prospectus.

Overview

The ETFS Collateralized Commodities Trust was formed as a Delaware statutory trust with 18 separate series of “Collateralized Exchange Traded Commodity Funds” on May 27, 2010. This Prospectus relates to the following funds: ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy and ETFS All Commodities (each, a “Fund”). Each Fund issues shares of fractional undivided beneficial interests in and ownership of such Fund only. The term of the trust and each Fund is perpetual unless terminated earlier by the sponsor.

Each Fund offers investors the opportunity to obtain long exposure to an index referencing a specified commodity or commodities (a “Commodity Index”). Each Fund seeks to track changes, whether positive or negative, to the return of its Commodity Index on a daily basis only, rather than over longer periods of time. Each Fund’s performance will also be subject to a daily adjustment calculation to account for a daily accrual to a Fund of a 3-month U.S. Treasury bill rate of return, less certain ordinary expenses of the Fund (the “Daily Capital Adjustment”). See “Investment Objectives, Pricing and Commodity Contracts.” The shares of each Fund are designed for investors who want a cost-effective and convenient way to obtain exposure to individual commodities and specified commodity sectors on U.S. and non-U.S. markets.

ETF Securities USA LLC serves as the sponsor of the trust. The principal offices of each Fund are located at c/o ETF Securities USA LLC, 48 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 918-4954. The principal office of the sponsor is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

Investment Objective

The Funds are designed to track the daily performance of, and the value of the total assets of a Fund (the “Value”) and the Fund’s per share Value (the “Value per Share”) are calculated by reference to, their respective Commodity Indices calculated and published by [  ] (the “index providers”) subject to a Daily Capital Adjustment.

Each Fund seeks to provide daily investment results, before extraordinary fees and expenses, which correspond to 100% of the daily performance, whether positive or negative, of its Commodity Index shown below, subject to a Daily Capital Adjustment.

Long Fund Name	Commodity Index
ETFS Oil	[____]
ETFS Natural Gas	[____]
ETFS Copper	[____]
ETFS Wheat	[____]
ETFS Composite Agriculture	[____]
ETFS Composite Industrial Metals	[____]
ETFS Composite Energy	[____]
ETFS All Commodities	[____]

Each Commodity Index is calculated by reference to the daily settlement prices of one or more constituent futures contracts (its “Designated Contract” or “Index Component”). A Commodity Index’s front month or “lead” Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the daily underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring

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Designated Contract. Each Fund’s performance reflects the performance of its specified Commodity Index through prepaid, cash-settled commodities purchase/sale contracts whose value is derived by reference to the daily value of the Commodity Index, subject to the Daily Capital Adjustment (“Commodity Contracts”). There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Commodity Contracts

The number of shares of a Fund will be kept equal in number to the Commodity Contracts held by that Fund. The Commodity Contracts will be in the form of prepaid, cash-settled commodities purchase/sale contracts with one or more counterparties. Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable facility agreement committing a counterparty to enter into a stated aggregate amount of Commodity Contracts and setting forth the terms for their provision (“Facility Agreement”). All Commodity Contracts are paid for in full by Authorized Participants creating new Fund shares, on behalf of the Fund, upon such Commodity Contracts’ creation.

A Fund will track the daily performance of the referenced Commodity Index according to the terms of its Commodity Contracts with the counterparties. Commodity Contracts are collateralized to the extent that the counterparty will post assets to a collateral account (“collateral”) on each business day equal to the obligations owed by the counterparty to the Fund under such Commodity Contracts as of the end of the previous day on which relevant commodity futures exchanges are open and no market disruption events have occurred with respect to the relevant Designated Contract (“Pricing Day”). The return to the Fund on its Commodity Contracts will be equal to the total return of the daily performance of each Commodity Index plus the Daily Capital Adjustment. The components of the Daily Capital Adjustment reflect an interest return on the value of the Commodity Contract less expenses as described herein. The “Daily Contract Price” of each Commodity Contract will be calculated daily by the calculation agent to reflect:

(1) the daily performance (100%) of each Fund’s Commodity Index, and

(2) the daily accrual of each Commodity Contract’s Daily Capital Adjustment, which can be negative or positive.

Consequently, the Daily Contract Price of each Commodity Contract represents a “total” return equal to the sum of the Fund’s long Commodity Index daily performance and the accrual of the Daily Capital Adjustment. The value amount of the Commodity Contracts will be determined each day so that the Fund will track the daily performance rather than the long-term performance of each Commodity Index.

The Fund’s counterparties will not pay cash to the Fund if Daily Contract Prices increase from one day to the next, and the Fund will not pay cash to its counterparties if Daily Contract Prices decrease from one day to the next. Instead, the value of the Fund’s Commodity Contracts will be adjusted as described below. The Funds will not pay distributions to shareholders and shareholders will realize losses or gains solely based upon the market trading prices at which they acquire and dispose of Fund shares.

Fund Valuation and Commodity Contract Pricing

The value for each share in a block of [50,000] shares that will be used for creation and redemption purposes (a “Creation Unit”) will equal the Value per Share of the Fund. As administrator of the trust, [  ] (the “administrator”) will publish each Fund’s Value and Value per Share on each day (other than a Saturday or Sunday) that the [Exchange] is open for regular trading (“business day”) on the sponsor’s website at www.etfsecurities.com. The Value of each Fund will equal the aggregate of the Daily Contract Prices of all Commodity Contracts held by the Fund, less the portion of any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Amended and Restated Trust Agreement dated as of [  ], 2010 between the sponsor and the trustee, as amended or supplemented from time to time (the

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“Trust Agreement”). A Fund’s Value per Share is the Fund’s Value on a given day divided by the number of the Fund’s shares outstanding on that day. The above calculations will be performed after the Commodity Indices have been published for that day and prior to [Exchange] trading commencing on the following day.

The Daily Contract Price of a Commodity Contract will be determined at the end of each Pricing Day by the calculation agent. The Daily Contract Price will reflect the daily return of the Fund’s specified Commodity Index multiplied by the Fund’s stated return multiplier (its “Delta Factor,” which is 100%) and adjusted by the Daily Capital Adjustment. The daily return of a Commodity Index is the difference between the current Designated Contract settlement price or prices on the commodity futures exchange upon which Designated Contracts are traded (the “Component Exchange”) and the previous day’s settlement price for such Designated Contract. The Daily Capital Adjustment is an accrual to the Fund of a daily rate of return equal to a 3-month U.S. Treasury bill rate, less the following ordinary expenses of the Fund: (1) the spread rate agreed to by the Fund and its counterparties as compensation of the counterparties for providing the Fund with exposure to the Commodity Index (the “Commodity Contract Spread”), (2) the fixed fee rate that accrues daily to the sponsor in consideration for the provision of all management and administrative services for the Fund (the “sponsor’s fee”), and (3) the fixed rate amount that finances payment of the Fund’s index licensing fees to the index providers and the tax reporting costs of the Fund (the “Service Allowance”). The 3-month Treasury bill rate represents the part of the Daily Capital Adjustment that is added to the excess return (spot futures price plus or minus roll yield) in order to provide investors with total return exposure to the Commodity Index. Commodity Contracts are collateralized to the extent that the counterparty will post collateral on each Pricing Day equal to the obligations owed by the counterparty to the Fund as at the previous Pricing Day. The Daily Capital Adjustment may be negative if such expenses exceed the 3-month U.S. Treasury bill rate. See “Investment Objectives, Pricing and Commodity Contracts—Fund Valuation and Commodity Contract Pricing,” “Creation and Redemption of Shares—Determination of Redemption Proceeds,” and “Trust and Fund Expenses.”

Effect of Commodity Market Disruptions on Commodity Contract Pricing and the Funds

A “Market Disruption Event” is the occurrence or continuance of, with respect to a Designated Contract of a Fund’s Commodity Index, (1) the failure to determine, announce or publish its relevant settlement, (2) its termination or suspension, or the material limitation or disruption in its trading, or (3) its settlement price reflecting the Component Exchange’s maximum permitted price change from the previous day’s settlement price. Any day on which a Market Disruption Event occurs or is continuing will not be a Pricing Day for the Fund referencing the Commodity Index affected by such disruption. Thus, no Daily Contract Price will be calculated for a Commodity Contract referencing such Commodity Index upon the occurrence of a Market Disruption Event regardless of whether or not the index providers publish the Commodity Index on that day.

The occurrence and continuation of a Market Disruption Event on any day on which a Component Exchange is open for trading during its regular session (including days on which it closes prior to its scheduled time) (a “Trading Day”) is a “Market Disruption Day”. For the first [five] consecutive Market Disruption Days, no Daily Contract Price will be determined and all rights to create or redeem Creation Units will be suspended. After this period, the calculation agent will use its reasonable efforts to calculate substitute settlement values of the affected Commodity Index using the same methodology and processes for each individual commodity as are used for the calculation of the Commodity Index in the index providers’ publication setting forth the methodology for calculation of a Commodity Index (the “Handbook”) and use those settlement values to resume the calculation of Daily Contract Prices. When the calculation agent so determines substitute Daily Contract Prices, those days will be considered Pricing Days and creation and redemption activities will resume.

The calculation agent will determine substitute Daily Contract Prices for only [60] consecutive Pricing Days, if the Market Disruption Event persists that long and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index. Once this period expires, substitute Daily Contract Price calculations will cease as will any further

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creation and redemption activities and the sponsor may terminate the affected Fund and effect a mandatory redemption of such Fund’s shares (a “Compulsory Redemption”).

Effect of Index Providers’ Failure to Publish a Commodity Index on Commodity Contract Pricing and the Funds

If the index providers fail to publish a Fund’s Commodity Index on a Trading Day for the regular trading of such Commodity Index’s Designated Contracts on the relevant Component Exchange and such Trading Day is also not a Market Disruption Day, then the calculation agent will use its reasonable efforts to calculate the Commodity Index using the same methodology and processes as are set forth in the index providers’ Handbook. The calculation agent will then use the substitute Commodity Index data to calculate the Fund’s substitute Daily Contract Prices. If the failure to publish a Commodity Index persists for longer than [65] consecutive Pricing Days and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index, the substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Intra-Day Decline of Fund Value to Zero Will Terminate the Fund

A Fund will be terminated and its shares will be Compulsorily Redeemed if its intra-day indicative Value declines to zero. This situation would generally arise if Commodity Contract prices decrease by 100% or more from the prior Pricing Day’s Daily Contract Price, although a commodity losing its entire value would be a remote event.

Value Calculation Times

Value and Value per Share are expected to be calculated by the administrator at the following times on each “business day” the [Exchange] is open for regular trading and are determined by the closing of the respective Component Exchanges utilized by each Fund’s specified Commodity Index:

Fund Name	Calculation Time
ETFS Oil	[____]
ETFS Natural Gas	[____]
ETFS Copper	[____]
ETFS Wheat	[____]
ETFS Composite Agriculture	[____]
ETFS Composite Industrial Metals	[____]
ETFS Composite Energy	[____]
ETFS All Commodities	[____]

Publication of Pricing Information

The Value and Value per Share of each Fund will be posted on each business day by the sponsor on its website at www.etfsecurities.com.

Provision of Collateral by Counterparties

Each counterparty has entered into a tri-party Control and Custodian Agreement with each of the Funds and the collateral manager appointed by the sponsor to establish collateral accounts and manage the functions relating to the collateral posted by counterparties (the “collateral manager”). Under each Control and Custodian Agreement the counterparty will be required to post collateral in respect of each Fund into a separate account maintained by the collateral manager equal to the value of that counterparty’s liability to the Fund under the Commodity Contracts as of the close of the preceding Pricing Day.

[_______________] serves as the collateral manager of each Fund and its rights and duties with respect to servicing the collateral it holds and maintains in relation to such Funds are set forth in the Control and Custodian Agreement.

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Collateral will include only:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

U.S. Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•

Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the Control and Custodian Agreements and documentation governing the Commodity Contracts.

The calculation agent will report to the collateral manager after the close of business for each Pricing Day the amount of increase or decrease in the Daily Contract Price of each Fund’s Commodity Contracts on such Pricing Day. The collateral manager, in turn, will call for additional collateral from the counterparty or release collateral to the counterparty as necessary to ensure that the value of the collateral for the Commodity Contracts always equals the aggregate Daily Contract Prices for the previous Pricing Day.

In the case of creation of a Fund’s Creation Units, the counterparties will post collateral with the Fund’s collateral manager upon the settlement of the creation equal in value to the increased counterparties’ obligations to the Fund that correspond to the new Commodity Contracts created when the order for new Creation Units was accepted. In the case of a redemption, the Fund’s collateral manager will release collateral to the Fund’s counterparties upon the settlement of the redemption equal in value to the decreased counterparties’ obligations to the Fund that corresponds to the Commodity Contracts terminated when the order to redeem existing Creation Units was accepted.

Purchases and Sales in the Secondary Market on the [Exchange]

The shares of each Fund are listed on the [Exchange] under the following symbols and CUSIP numbers:

Fund Name	Trading Symbol	CUSIP Number
ETFS Oil	[____]	[____]
ETFS Natural Gas	[____]	[____]
ETFS Copper	[____]	[____]
ETFS Wheat	[____]	[____]
ETFS Composite Agriculture	[____]	[____]
ETFS Composite Industrial Metals	[____]	[____]
ETFS Composite Energy	[____]	[____]
ETFS All Commodities	[____]	[____]

Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges. The shares of each Fund trade on the [Exchange], like any other listed security traded on the [Exchange]. Investors will realize a loss or gain on their investment in a Fund’s shares based solely on the trading price of the shares on the secondary market.

Creation and Redemption of Shares

Shares in each Fund may be created or redeemed only by certain broker-dealers or other securities market participants who are participants in DTC who have entered into Authorized Participant Agreements with the trust and the sponsor and Direct Agreements with each counterparty of a Fund (“Authorized Participants”). Such shares may be created and redeemed from time to time, but only in one or more Creation Units of a Fund. A Creation Unit is a basket of [50,000] shares. The Funds will not issue or redeem fractional Creation Units.

The creation/redemption process is important for each Fund in providing Authorized Participants an arbitrage mechanism through which they keep share trading prices in line with the Fund’s Value per Share.

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As a Fund trades intraday on the [Exchange], its market price will fluctuate due to simple supply and demand. The following scenarios describe the conditions surrounding a creation/redemption:

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If the market price of a share of a Fund becomes more expensive than the Value per Share, an Authorized Participant can purchase through a cash payment the shares as a Creation Unit from the Fund, and then sell the new shares on the market. This process of increasing the supply of shares is expected to bring the trading price of a share back to its Value per Share.

•

If the Value per Share exceeds the trading price of a share of a Fund, an Authorized Participant can purchase shares in an amount equal to a Creation Unit and redeem them for the cash value of the underlying Commodity Contracts. This process of increasing the demand for shares on the [Exchange] is expected to raise the trading price of a share to meet its Value per Share.

These processes are referred to as the arbitrage mechanism. The arbitrage mechanism helps to minimize the difference between the trading price of a share of a Fund and the Value per Share. Over time, these buying and selling pressures should balance out, and the Fund’s market trading price is expected to stay in line with the Value per Share.

The arbitrage mechanism provided by the creation and redemption process is designed and required in order to maintain the relationship between the market trading price of shares and the Value per Share. This arbitrage mechanism is one of the critical ways in which funds featuring a creation and redemption process differ from closed-end funds. In closed-end funds, no one can create or redeem shares past the initial offering date, commonly resulting in premiums or discounts to such fund’s underlying asset value.

The amount payable for the creation or redemption of a Creation Unit will equal the Value per Share of each share in the Creation Unit as of the end of the business day during which the order for such creation or redemption is submitted. If the date on which such creation or redemption is submitted is not a Pricing Day, the Value per Share will be determined based on the next Pricing Day.

Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected on a delivery versus payment basis with funds being transferred directly between the Authorized Participant and counterparty.

The sponsor will reject orders for share creations if a Fund is unable to obtain an equal number of Commodity Contracts.

Creation orders are subject to an aggregate limit and a daily limit on the creation of new Commodity Contracts. The aggregate limit is based on all Collateralized Exchange Traded Commodity Funds of the trust. Commodity Contracts cannot be created to the extent that the total outstanding Daily Contract Price of all Commodity Contracts of all Collateralized Exchange Traded Commodity Funds would exceed the aggregate limit of [$__________] unless the counterparties otherwise agree. The daily limit is per Collateralized Exchange Traded Commodity Fund and may differ among Collateralized Exchange Traded Commodity Funds. Commodity Contracts relating to a Fund may not be created to the extent that the sum of the Daily Contract Price of all Commodity Contracts created on the same business day for that Fund would exceed an expected daily limit amount of [$__________] unless the counterparties otherwise agree. Whenever a Fund is unable to create new Commodity Contracts either because of the aggregate limit or the daily limit, creation orders submitted after such limits are reached will be rejected.

Redemptions are subject to a daily limit for each Fund. Such limit will be equal to the daily creation limit for the Fund, unless the counterparties otherwise agree. Whenever a Fund is unable to terminate existing Commodity Contracts because of the daily limit, redemption orders submitted after such limit is reached will be rejected.

Authorized Participants pay a transaction fee of [$___] to the administrator in connection with each order for the creation or redemption of shares.

Once a creation order has been accepted, a Fund’s counterparties will be required to create new Commodity Contracts having an aggreate Daily Contract Price equal to the aggregate Value per

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Share of the shares comprising the created Creation Units. Similarly, once a redemption order has been accepted, a Fund’s counterparties will be required to terminate Commodity Contracts having an aggregate Daily Contract Price equal to the aggregate Value per Share of the shares comprising the redeemed Creation Units.

Intra-Day Indicative Value per Share

The [Exchange] will publish the intra-day indicative Value per Share of each Fund based on the prior day’s final Value per Share, adjusted every 15 seconds throughout the day to reflect the continuous changes in Daily Contract Prices. The intra-day indicative Value per Share of each Fund will not include any extraordinary expenses of the Fund incurred but not assumed by the sponsor that day, if any.

Other Investors

Retail investors may purchase and sell shares through traditional brokerage accounts. Purchases or sales of shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Index Providers and the Commodity Indices

The Commodity Indices are constructed, calculated and published by [____], who are unaffiliated with the trust and the sponsor in their capacity as index providers. The methodology used to calculate these indices is set out in the [____] Handbook, which is available at www.[______________].com. For more information about the construction and maintenance of the Commodity Indices, see “The Commodity Indices.”

Each Commodity Index tracks one or more Index Components and is designed to reflect two components:

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changes in the current market or spot price of the commodity determined from futures contract settlement prices on the Component Exchange. A rise in the market price of a commodity will be positive for the Funds, and a drop in price will be negative for the Funds; and

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the effect of “backwardation” or “contango” in the futures market when replacing or “rolling” expiring front month Designated Contracts with the next Designated Contracts. If the market is in backwardation, the Commodity Index will tend to increase since the expiring front month Designated Contract will be valued higher than the replacement Designated Contract. If the market is in contango, the Commodity Index will tend to decrease because the expiring front month Designated Contract will be valued lower than the replacement Designated Contract. Generally, the effect of backwardation will tend to be positive for the Funds; conversely, the effect of contango will tend to be negative for the Funds.

A Fund may in the future use different commodity indices to calculate the Daily Contract Prices of its Commodity Contracts. Any change in commodity indices shall be instituted on such terms as agreed upon in writing by the sponsor and subject to [__] days’ prior notice to shareholders of such change. The sponsor will communicate such change to shareholder through a press release, announcement on its website (www.etfsecurities.com), and/or communication through [Exchange].

The sponsor does not intend to change the investment objective of any Fund to track a commodity index that reflects a Designated Contract not reflected by the Fund’s original Commodity Index. In the event that a substitute index is necessary for a Fund, the sponsor will notify shareholders as described above.

The Sponsor

ETF Securities USA LLC, a Delaware limited liability company, serves as sponsor of each Fund. The sponsor, formed on June 17, 2009, is wholly-owned by ETF Securities Limited. Under the Delaware Limited Liability Company Act and the governing documents of the sponsor, ETF

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Securities Limited, the sole member of the sponsor, is not responsible for the debts, obligations, and liabilities of the sponsor solely by reason of being the sole member of the sponsor.

The principal office of the sponsor is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

Under the Trust Agreement of the trust between the sponsor and [  ], as trustee, the sponsor has exclusive management and control of all aspects of the business of each Fund. Specifically, the sponsor:

•	Selects the Funds’ service providers;

•	Selects counterparties;

•	Negotiates various fees and agreements; and

•	Performs such other services as the sponsor believes that the trust may require from time to time.

In consideration for the sponsor’s services, each Fund accrues daily to the sponsor the sponsor’s fee, monthly in arrears, in an amount equal to the per annum rate, as set forth in the “Sponsor’s Agreement” between each Fund and the sponsor, for each Fund based on its daily Value. The sponsor’s fee is deducted as a part of the Daily Capital Adjustment and paid to the sponsor by the counterparties:

Fund Name	Sponsor’s Fee
ETFS Oil	[____] bps
ETFS Natural Gas	[____] bps
ETFS Copper	[____] bps
ETFS Wheat	[____] bps
ETFS Composite Agriculture	[____] bps
ETFS Composite Industrial Metals	[____] bps
ETFS Composite Energy	[____] bps
ETFS All Commodities	[____] bps

The sponsor receives the sponsor’s fee and bears all the organizational and routine ordinary expenses of each Fund except for (1) the Service Allowance, which finances each Fund’s costs of tax reporting and index licensing fees payable to the index providers, and (2) the Commodity Contract Spread payable by each Fund to its counterparties. The Funds bear all their extraordinary, non-recurring expenses that are not assumed by the sponsor under the Trust Agreement.

The Trustee

[_______], a [_______] banking company, acts as the trustee of the trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (the “DSTA”). The trustee has only nominal duties and liabilities to the trust and the Funds. The trustee will have no duty or liability to supervise or monitor the performance of the sponsor, nor will the trustee have any liability for the acts or omissions of the sponsor.

Authorized Participants

Each Authorized Participant must be (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) a participant in the Depository Trust Company (“DTC”), (3) a party to an Authorized Participant Agreement with the administrator and the sponsor setting forth the procedures for the creation and redemption of Creation Units in a Fund (an “Authorized Participant Agreement”), and (4) a party to a Direct Agreement with each of the counterparties of the relevant Fund setting forth certain standard undertakings, representations and procedures regarding the payment of monies in the event of settlement failures for creations and redemptions (a “Direct Agreement”). Only Authorized Participants may place orders to create or redeem one or more Creation Units. A list of the current Authorized Participants can be obtained

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from the sponsor. The sponsor will provide the form of the Authorized Participant Agreement and Direct Agreement.

Counterparties

The initial counterparties for each of the Funds are [________], each of whom has entered into a Facility Agreement with the trust on behalf of each Fund. Additional or replacement counterparties may enter into a Facility Agreement from time to time. The counterparties may also be Authorized Participants or shareholders of a Fund.

Under their Facility Agreements, each of the initial counterparties will issue Commodity Contracts pursuant to a form of the standardized contract developed by the International Swaps and Derivatives Association, known as an “ISDA Agreement.” Each counterparty will enter into the ISDA Agreements with each of the Funds in order to provide for standardized terms across all counterparties. The ISDA Agreements are comprised of the form of ISDA Master Agreement (Multicurrency—Cross-Border) as published by ISDA in 1992 (using 2002 Definitions) (“ISDA Master Agreement”) and all related documentation including the ISDA master confirmation entered into by the sponsor on behalf of a Fund with a counterparty (“ISDA Master Confirmation”), credit support annex and any schedules thereto. These Commodity Contracts provide a Fund with exposure to and track the specified Commodity Index in accordance with the terms of the ISDA Agreements. Under the prepaid, cash-settled purchase/sale structure, the counterparties receive a specified amount in exchange for a Commodity Contract and the counterparty for such Commodity Contract pays upon termination a return based on a specified formula for that contract based principally on the performance of the referenced Commodity Index.

The value of each of the Index Components is reflected in the daily level of each Commodity Index. The change in daily Commodity Index levels is the principal component of the formula determining the Daily Contract Price. The aggregate value of the Daily Contract Prices for a Fund, in turn, is the principal component of the Fund’s daily Value and Value per Share. Counterparties may track a Fund’s referenced Commodity Index by holding the Designated Contracts of such Commodity Index, although the counterparties are not required to do so. The Fund is entitled to the return under the Commodity Contracts regardless of the extent to or manner in which each a counterparty might choose to hedge its obligation.

Each counterparty will sign a Control and Custodian Agreement with each Fund and the collateral manager to establish each Fund’s Collateral Account in the name and for the benefit of each Fund counterparty for the posting of collateral and to set forth the terms of the day-to-day management of the collateral. No counterparty of a Fund is responsible for the Commodity Contract obligations of any other counterparty of that Fund. Additional counterparties will be appointed by the sponsor on a similar basis.

[_____] will serve as a counterparty for all Funds. [Description of counterparty].

Collateral Manager

[_________], a [_________], serves as the collateral manager of each Fund pursuant to the terms of the Control and Custodian Agreements.

Calculation Agent

[_________], a [_________], has been selected by the sponsor to serve as the calculation agent responsible for determining each Commodity Contract’s Daily Contract Price for each Fund, including substitute Daily Contract Prices on Market Disruption Days that are also considered to be Pricing Days and or Pricing Days on which the index providers fail to calculate a Commodity Index.

Agency Service Provider

[_________], a [_________], serves as the agency service provider for each Fund (the “agency service provider”) pursuant to appointment by the sponsor and the terms of the agreement to provide certain services to the Funds (the “Agency Services Agreement”). The agency service provider, among other things, provides transfer agent services with respect to the creation and

9

redemption of shares and acts as “index receipt agent” (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of orders from Authorized Participants.

Custodian

[__________], a [________], serves as the custodian for each Fund pursuant to appointment by the sponsor and the terms of the custody agreement (“Custody Agreement”). The custodian will hold a Fund’s securities and cash, if any, delivered to the custodian upon the Fund’s foreclosure on its collateral account and will provide related settlement services in the event of a Fund’s Compulsory Redemption. The custodian will maintain separate and distinct books and records segregating the assets of each Fund not represented by Commodity Contracts or collateral, if any.

Administrator

[_______], a [_________], serves as the administrator pursuant to appointment by the sponsor and the terms of a servicing agreement (the “Fund Servicing Agreement”). The administrator, among other things, provides accounting and other administrative services for each Fund. In addition, the administrator will receive from Authorized Participants creation and redemption orders and deliver acceptances and rejections of such orders to Authorized Participants as well as coordinate the transmission of such orders and instructions among the sponsor, the counterparties, and the Authorized Participants.

Marketing Agent

ALPS Distributors, Inc., a Colorado corporation (“ALPS”), serves as the marketing agent pursuant to the Distribution Services Agreement and assists the sponsor with certain functions and duties relating to marketing of the Funds, including reviewing and approving marketing materials. ALPS retains all marketing materials separately for each Fund at its principal office at 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Offering

The Fund’s proceeds from sales of Creation Units are delivered by Authorized Participants directly to each of the Fund’s counterparties with which such Authorized Participants have entered into a Direct Agreement after the collateral manager confirms that such counterparties have (1) issued corresponding Commodity Contracts to the Fund and (2) deposited collateral equal to the value of such new Commodity Contracts with the collateral manager.

Clearance and Settlement

The shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The shares of each Fund are available only in book-entry form. Shareholders may hold shares of any Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Use of Proceeds

All proceeds of the offering of the shares of each Fund will be used to enter into Commodity Contracts with one or more counterparties. The initial Creation Units of the Funds are expected to be purchased by the initial Authorized Participant on or after the effective date of this offering. The only assets attributable to the Funds will be its Commodity Contracts. The ability of a Fund to meet its share redemption obligations will be dependent on its receipt of payments under the Fund’s Commodity Contracts from counterparties or (to the extent sufficient to pay the redemption proceeds) the realization of collateral provided by the counterparties under the Control and Custodian Agreement.

Additional Expenses of the Funds and the Shareholders

Except for the Commodity Contract Spread, sponsor’s fee, and Service Allowance of a Fund, no Fund will bear any further expenses (except extraordinary, non-recurring expenses such as the payment of certain indemnification liabilities to the trustee and the sponsor as determined under the

10

Trust Agreement). See “Trust and Fund Expenses” and “Description of the Shares & Certain Material Terms of the Trust Agreement—The Sponsor.” As described below, the sponsor will pay all additional expenses of the Funds and the trust.

Organization and Offering Expenses

Expenses incurred in connection with organizing the trust and each Fund and the registration and initial offering of its shares will be paid by the sponsor. Expenses incurred in connection with the continuous offering of shares of each Fund after the commencement of its trading operations will also be paid by the sponsor.

Routine Operational, Administrative, and Other Ordinary Expenses

The sponsor will pay all of the routine operational, administrative, and other ordinary expenses of each Fund, including, but not limited to, computer services, the fees and expenses of the trustee, the agency service provider, the custodian, the administrator and the marketing agent, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs. The fees and expenses of the collateral manager are paid by the counterparties.

Non-Recurring Fees and Expenses

All extraordinary, non-recurring expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the affected Funds. Extraordinary fees and expenses affecting the trust as a whole will be prorated to each Fund according to its respective Value. Extraordinary, non-recurring expenses include, without limitation, legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Brokerage Commissions

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors may be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As discussed, each Fund also imposes on an Authorized Participant transaction fees to offset, or partially offset, transfer and other transaction costs associated with the issuance and redemption of Creation Units. A fixed transaction fee of $[___] is applicable to each creation and redemption transaction, regardless of the number of Creation Units transacted.

Distributions

The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on a Fund’s performance for the taxable year and a shareholder’s own tax situation for such year, a shareholder’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions a shareholder receives with respect to such year. See “—U.S. Federal Income Tax Considerations”.

Fiscal Year

The fiscal year of each Fund ends on [____________].

Financial Information

The Funds have only recently been organized and have limited financial histories.

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U.S. Federal Income Tax Considerations

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each shareholder that is (1) an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes, (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof, (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust (each, a “U.S. Shareholder”) will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability.

Any gain allocated to a U.S. Shareholder in connection with the maturity or other taxable disposition of underlying Commodity Contracts that the Fund has held for more than one year generally should be treated as long-term capital gain subject to reduced rates of U.S. federal income tax in the hands of non-corporate U.S. Shareholders. Any gain recognized by a U.S. Shareholder upon its sale or other taxable disposition of shares that it has held for more than one year also generally should be treated as long-term capital gain. A U.S. Shareholder generally will be allocated its share of the Fund’s matching ordinary income and expense from the deposits under the Commodity Contracts and the sponsor’s fee and the Service Allowance, respectively. The deductibility of such expense may be subject to limitations in the hands of U.S. Shareholders. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

Reports to Shareholders

Each Fund will furnish an annual report in the manner required by the rules and regulations of the Securities and Exchange Commission, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants.

The annual, quarterly and current reports and other filings made with the SEC by the Funds will be posted on the sponsor’s website at www.etfsecurities.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to shares held. Additional reports may be posted on the sponsor’s website at the discretion of the sponsor or as required by regulatory authorities. See “Description of the Shares and Certain Material Terms of the Trust Agreement—Reports to Shareholders” and “Where You Can Find More Information.”

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Organizational Chart

Notes to Organizational Chart.

(a) The Authorized Participant places creation or redemption orders with the administrator pursuant to the Authorized Participant Agreement.

(b) The administrator and the sponsor approve or reject the Authorized Participant’s order. Among other reasons, an order may be rejected because the counterparties are limited in the amount of Commodity Contracts they may create or terminate. If approved, the administrator instructs the Fund’s counterparty to create new Commodity Contracts equal in value to a creation order or cash out existing Commodity Contracts equal in value to a redemption order.

(c) Upon receipt of the administrator’s instruction, the Fund’s counterparty creates new Commodity Contracts for creation orders and cashes out existing Commodity Contracts for redemption orders. The counterparty may also cash out Commodity Contracts upon the sponsor’s instruction to pay non- recurring or extraordinary expenses of the Fund if the sponsor does not otherwise assume such expenses. The calculation agent will daily determine the Daily Contract Price of the Fund’s Commodity Contracts and report such Daily Contract Price to the administrator, the sponsor, the counterparty and the collateral manager. The Fund is expected to own and hold only Commodity Contracts, which are created or terminated upon acceptance of creation or redemption orders, respectively, for Creation Units. The Fund is not expected to hold cash or other investments during its ordinary operation.

(d) Upon the creation of new Commodity Contracts, the counterparty posts collateral to the collateral account equal in value to the Commodity Contracts so created. Upon the liquidation of existing Commodity Contracts, the counterparty receives collateral from the collateral account equal in value to the Commodity Contracts so liquidated. As the Daily Contract Price of a Commodity Contract fluctuates, as determined by the calculation agent, the collateral manager will require the counterparty to post additional collateral as the value increases and release collateral to the counterparty as the value decreases. Collateral will also be posted at mark-to-market value if existing collateral value falls.

(e) On settlement of creation and redemption orders, the Authorized Participant pays the cash value of a creation order to the counterparty and receives the cash value of redemption order from the

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Notes to Organizational Chart (cont.).

counterparty. The cash settlement process is coordinated simultaneously with the share delivery settlement process by the Fund’s transfer agent.

(f) Also at settlement of creation and redemption orders, the Fund issues Creation Units of the Fund’s shares to the Authorized Participant for creation orders or receives the surrender of Creation Units from the Authorized Participant. Such issuances and surrenders are handled for the Fund by its transfer agent and is coordinated with the cash settlement process.

(g) If the counterparty defaults on its Commodity Contract obligations to the Fund, the collateral in the collateral account is liquidated by the collateral manager and the cash proceeds from the sale of the collateral is delivered to the Fund’s custodian for the benefit of the Fund and its shareholders. Until such a default occurs, the Fund has no rights or interests with respect to the collateral, which is held solely for the benefit of the counterparty.

(h) The index providers are unaffiliated with the sponsor and have licensed the use of the Fund’s referenced Commodity Index to the sponsor. The sponsor pays the index provider’s licensing fee from the Service Allowance that is accrued daily by the counterparty under the Fund’s Commodity Contracts and paid monthly to the sponsor by the counterparty. The remainder of the Service Allowance reimburses the sponsor for the costs of preparing annual tax reports that are delivered to the Fund’s shareholders.

(i) The sponsor and the trustee created the trust and the Funds under the Trust Agreement. The Fund pays the sponsor’s fee under the Sponsor Agreement between the sponsor and the Fund. The sponsor’s fee is accrued daily under the Fund’s Commodity Contracts and paid monthly to the sponsor by the counterparty on behalf of the Fund.

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RISK FACTORS

Before you invest in the shares, you should be aware that there are various risks. You should consider carefully the risks described below together with all of the other information included in this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

In particular, the shares represent interests in complex, commodity-based products involving a significant degree of risk and may not be suitable or appropriate for you. The shares are intended for sophisticated, professional and institutional investors. You may lose your entire investment in the shares.

Commodity Price and Commodity Index Risk Factors

Commodity prices are volatile and may cause a loss in the value of the shares.

The value of the shares will be affected by movements in commodity prices generally and by the way in which those prices and other factors affect the prices of the Index Component futures contracts (and hence of the Commodity Index).

Commodity prices generally may fluctuate widely and may be affected by numerous factors, including:

•

Global or regional political, economic or financial events and situations, particularly war, terrorism, societal breakdown, insurrection, expropriation and other activities, which lead to disruptions in supply from countries that are major commodity producers;

•

Investment trading, hedging, or other activities conducted by large trading houses, producers, users, hedge funds, commodities funds, governments, or other speculators which could impact global supply or demand;

•

Governments and large official sector institutions that have large commodities holdings or may establish major commodity positions. For example, a significant portion of the aggregate world holdings of gold is owned by governments, central banks, and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of the shares based upon a Commodity Index related to that commodity will be affected;

•

In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties may greatly influence commodity prices;

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining, and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities;

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other industrial commodities;

•	The future rates of economic activity and inflation, particularly in countries which are major consumers of commodities;

•	Major discoveries of sources of commodities; and

15

•	Disruptions to the infrastructure or means by which commodities are produced, distributed and stored, which are capable of causing substantial price movements in a short period of time.

Prices of the Index Components may fluctuate widely and may be affected by:

•	Commodity prices generally;

•	Trading activities on the Component Exchange that might be impacted by the liquidity in the futures contracts;

•	The recent proliferation of commodity-linked exchange traded products and their unknown effect on the commodity and commodity futures markets; and

•	Trading activity specific to the particular Index Components.

The impact of changes in the price of a physical commodity will affect investors differently depending upon the particular Fund or Funds in which investors invest. Daily decreases in the price of an underlying commodity will negatively impact the daily performance of shares of a Fund. A Fund’s exposure to the commodities markets may also subject the Fund to greater volatility than investments in traditional securities.

As each Commodity Index replaces or “rolls” its expiring Index Component with the next specified month contract, it will experience either a positive or negative roll yield (“roll yield”) that can cause a particular Fund’s shares to depreciate.

Each Commodity Index is priced based on the settlement values of one or more Designated Contract (a futures contract of specific maturity) which, as it nears expiry, must be “rolled” to a later dated contract. As the exchange traded Designated Contracts approach expiration, they are rolled or replaced by similar contracts that have a later expiration.

Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in December. This process is referred to as “rolling.”

If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the December contract, thereby creating a “roll yield” which tends to be positive for the relevant Commodity Index.

A “contango” market means that the prices are higher in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is lower than the price of the December contract, thereby creating a negative “roll yield” which tends to be negative for the relevant Commodity Index.

The existence of backwardation (or contango) in a particular commodity market does not automatically result in positive (or negative) “roll yields.” The actual realization of a roll yield will be dependent upon the shape of the futures curve. If the relevant part of the commodity futures curve is in backwardation—a downward sloping futures curve—then, all other factors being equal, the relevant index will tend to rise over time as lower futures prices converge to higher spot prices. The opposite effect would occur for contango.

Each “Composite Commodity Index” is a Commodity Index made up of two or more Designated Contracts. The extent to which a Composite Commodity Index is affected by backwardation or contango will depend on whether the relevant Designated Contracts are in backwardation or contango and the relative weight of each Designated Contract included in each Composite Commodity Index.

The existence of backwardation in particular commodity markets could result in positive roll yields, which could increase the value of the Commodity Index and increase the value of the Funds.

16

The existence of contango in particular commodity markets could result in negative roll yields, which could adversely affect the value of the Commodity Indices, but decrease the value of the Funds.

The value of a Commodity Index may not reflect the spot price of its underlying commodity. Consequently, any changes in spot prices are not necessarily indicative of the changes in value of a Commodity Index.

Each Commodity Index, as a futures contract-based index, is valued daily based on the settlement values of one or more Designated Contract (a futures contract of specific maturity). While the valuation of each Designated Contracts may incorporate the spot price of its referenced underlying commodity, the Commodity Index does not directly track the spot price of the referenced underlying commodity and the value of a Designated Contract is not expected to perfectly track such spot prices. Moreover, each Commodity index will experience roll yield that will cause the performance of a Commodity Index to differ over any period of time from the performance of the referenced underlying commodity’s spot prices over the same period. See “As each Commodity Index replaces or ‘rolls’ its expiring Index Component with the next specified month contract, it will experience either a positive or negative roll yield (‘roll yield’) that can cause a particular Fund’s shares to depreciate.” Changes in the spot prices of a referenced commodity can, at any time, maintain pace with, outperform or underperform the changes in a Commodity Index’s level. Consequently, any changes in spot prices are not neccesarily indicative of the changes in value of a Commodity Index.

Each Fund may incur and will bear the costs of all of its non-recurring and unusual fees and expenses, which costs would decrease such Fund’s Value per Share and may adversely impact an investment in the shares. The asset value of a Fund, when reduced by expenses, will not replicate the exact value of the Fund’s Commodity Index.

All non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement), such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses, if any, will be borne by the Fund. The payment of extraordinary fees and expenses by a Fund will result in a corresponding decrease in the Fund’s Value and its Value per Share. Any decrease in a Fund’s Value per Share due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders, result in increased tracking error of Fund performance against its referenced Commodity Index or result in termination of the Fund at a time that is disadvantageous to shareholders. The asset value of a Fund, when reduced by ordinary and extraordinary Fund expenses, will not replicate the exact value of the Fund’s Commodity Index, thereby increasing the Fund’s tracking error.

Changes in a Commodity Index may cause a material adverse effect on the performance of a Fund’s shares.

Each Facility Agreement allows for a change in the Commodity Index used to value the Funds. Such change shall be instituted on such terms as agreed upon in writing by all counterparties and the sponsor; provided, however, that no substitution of a Commodity Index may result in a change in the aggregate price of the Commodity Contracts of the Fund which are the subject of the substitution. The counterparties and the sponsor may agree to use a different commodity index provided that investors are given a minimum of [__] days’ notice of the intended change. Shares held through any such change may be adversely affected as the replacement Commodity Index may not perform the same as the original Commodity Index.

The inability to register or otherwise obtain regulatory approval for the sale of additional shares, an insufficient supply of Commodity Contracts for a Fund, or a Market Disruption Event, among other things, may result in tracking error between the market price of a share and the Value per

17

Share causing the shares to trade at a premium to their Value. Investors purchasing at a premium may lose money if these situations are later alleviated.

At any time, the price at which shares trade on the [Exchange] (or any other exchange or market on which they may be quoted or traded) may not reflect accurately the Value per Share.

Premium pricing of a Fund’s shares to their Value may result from a number of conditions, including, but not limited to, the trust’s inability to obtain regulatory approval from the SEC, Financial Industry Regulatory Authority Inc. (“FINRA”), or other regulators for the registration or sale of additional Fund shares. In addition, although the initial counterparties have agreed to supply Commodity Contracts of up to an aggregate outstanding Contracts Price of $[_______] if demand for the Funds’ shares exceeds this amount and more Commodity Contracts are not provided, or if the demand for the issuance of shares exceeds the daily limitation or the commodity-specific limits occurring during a Market Disruption Event, then such Fund’s shares may trade at a premium to their Value. Investors who pay a premium risk losing the premium if demand for shares abates or the Fund is able to source more Commodity Contracts.

Commodity futures exchange daily price fluctuation limits on Index Component price movements that result in a Market Disruption Event could adversely affect the value of any Commodity Indices and, therefore, the market value of the shares of the Funds.

U.S. and some foreign futures exchanges have regulations that limit the amount of fluctuation in specific futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the value of any Commodity Index and, therefore, the market price of the Creation Units and could disrupt creations and redemptions of shares and the pricing thereof.

Position limits on commodities futures exchanges may ultimately cause the Compulsory Redemption of some or all of a Fund’s shares at a time that is disadvantageous to shareholders.

The counterparties may choose to hedge their exposure related to the Commodity Contracts by taking positions on the relevant Component Exchange(s) and, to the extent they do so, they will need to adjust their positions on such Component Exchange(s) on a daily basis to reflect that, subject to the occurrence of Market Disruption Events, the shares track (before fees and expenses) daily percentage changes in a Commodity Index. Accordingly, changes in the Value of one or more Fund’s shares could result in the counterparties meeting or exceeding their position limits on such Component Exchange(s) and so being unable to sufficiently adjust their hedging positions for one or more classes of Commodity Contract(s). In the event a counterparty exceeds its position limits, the counterparty has the right to terminate some or all Commodity Contracts of the relevant Funds to bring their positions below the position limits and, in such case, the trust will exercise its right to Compulsorily Redeem some or all of the shares of such Funds. If such a Compulsory Redemption were to occur, it may happen at a time that is disadvantageous to the redeemed shareholders.

The Value per Share may not always correspond to market price per share and, as a result, investors may be adversely affected by the issuance or redemption of Creation Units at a value that differs from the market price of the shares.

The Value per Share of a Fund changes as fluctuations occur in the price of the Fund’s Commodity Contracts. Investors should be aware that the market trading price of the shares of a Fund may be different from the Value per Share (i.e., individual shares may trade at a premium over, or a discount to, the Value per Share). Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares of a Fund are closely related,

18

but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the market trading price of the shares or can redeem a Creation Unit at a premium over the market trading price of the shares. The sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track Value per Share of the Funds closely over time but such an outcome is not assured. The effects of aggregate limits, daily limits and Market Disruption Events on the creation and redemption process may cause market prices to deviate from Value per Share.

The value of a share may be influenced by nonconcurrent trading hours between the [Exchange] and the Component Exchange on which the Index Components underlying the applicable Commodity Index are traded. While the shares trade on the [Exchange] from 9:30 a.m. to 4:00 p.m. (Eastern Time), the Index Components may be traded during different time frames. Consequently, liquidity in the Index Components will be reduced after the close of trading at the Component Exchange. As a result, during the time when the [Exchange] is open and the applicable Component Exchange is closed, trading spreads and the resulting premium or discount on the shares may widen, and, therefore, increase the difference between the market trading price of the shares and the Value per Share.

Fewer representative commodities may result in greater Commodity Index volatility, which could adversely affect an investment in the shares.

Some of the Composite Commodity Indices are concentrated in terms of the number of commodities represented and the Individual Commodity Indices are concentrated in a single commodity. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in a Commodity Index and the Value per Share of a Fund referenced to that Commodity Index under specific market conditions and over time.

Failure of the commodity markets to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity markets have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a Commodity Index is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the shares perform in a manner that correlate with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the shares and the shares may produce no gains to offset their losses from other investments.

Unusually long peak-to-valley drawdown periods with respect to the Commodity Index of each Fund may be reflected in equally long peak-to-valley drawdown periods with respect to the performance of the shares of each Fund.

Although past Commodity Index levels are not necessarily indicative of future Commodity Index levels, the peak-to-valley drawdown periods that a Commodity Index can experience can be unusually long and last for multi-year drawdown periods.

Because it is expected that each Fund’s performance will track the performance of its Commodity Index, a Fund would suffer a continuous drawdown during the period that a Commodity Index suffers such a drawdown period, and in turn, the Fund’s Value per Share will also suffer.

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An investment in the shares may be adversely affected by competition from other methods of investing in commodities.

The Funds are new investment vehicles. Each Fund competes with other financial vehicles, including commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares and reduce the liquidity of the shares.

Operational Risk Factors

The triggering of daily redemption limits imposed by counterparties through the Commodity Contracts may result in tracking error between market price of a share and Value per Share causing the shares to trade at a discount to their Value. The imposition of these daily limits could exacerbate a declining market for the shares.

Shares could trade at a discount to their Value per Share if the Fund has received redemption orders in excess of the Commodity Contract redemption limits (which are daily limits) imposed by the counterparties. These Commodity Contract redemption limits can cause the suspension of the redemption of shares and thereby cause greater losses to investors by exacerbating the discount of the market price of a share. For a description of the redemption limits imposed by counterparties, see “Commodity Contracts and Other Material Contracts—Commodity Contracts.”

Many of the risks applicable to trading a Commodity Index underlying a Commodity Contract are also applicable to the Commodity Contract itself.

The Commodity Contracts are prepaid, cash-settled commodities purchase/sale contracts. These contracts obligate one party to buy and the other to sell, on a cash-settled basis, a specified underlying measure of a commodity futures index. Many of the risks applicable to trading the Index Components are also applicable to the Commodity Contract that references an index comprised of such Index Components. Moreover, a Commodity Contract is not entered into over an exchange on industry standardized terms. Consequently, the Commodity Contracts involve risks different from, and, in certain respects, greater than the risks presented by more traditional investments.

Counterparty credit risk and default on Commodity Contracts may impair or delay a Fund’s ability to pay for the redemption of its shares and also cause its shares to trade at a discount to their Value or otherwise cause investors to lose all or a substantial part of their initial investment.

The ability of a Fund to pay the redemption of Creation Units is dependent on the cancellation of an equal number of Commodity Contracts, and may be affected by the deterioration of the creditworthiness or a downgrade in the credit rating of a counterparty. Such deterioration or downgrade in the credit or credit rating of a counterparty could cause shares to trade at a discount to their Value.

Counterparty credit risk also reflects the possibility that a counterparty will default in or otherwise fail to perform its contractual obligations including any obligation it may have to settle a transaction in accordance with the terms and conditions of such Commodity Contract. In addition, the risk of any privately negotiated, or over-the-counter (“OTC”), transactions, such as the Commodity Contracts is ordinarily greater than that of an exchange traded futures contract, because every organized exchange interposes a highly creditworthy clearinghouse between the buyer and seller in every exchange traded transaction; they break down each transaction into two distinct contracts: one between the buyer and the clearinghouse acting as the seller, and one between the seller and the clearinghouse acting as the buyer. Hence, the direct counterparty to each of the buyer and the seller is the clearinghouse, and neither the buyer nor the seller needs to rely upon the other’s creditworthiness but only that of the clearinghouse.

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The Fund holds a security interest in the cash proceeds received upon the sale of collateral under the terms of the Control and Custodian Agreement. Commodity Contracts are not guaranteed by any affiliate of a counterparty or by any other person. There can be no assurance that a counterparty will be able to fulfill its payment obligations under its Commodity Contract and Facility Agreement.

There are no restrictions on the future business operations or activities of a counterparty, and, accordingly, the ability of a counterparty to meet its obligations may be adversely affected depending on such future business operations or activities.

The Funds will not operate any risk-spreading policies. The Facility Agreements with counterparties will generally have similar though not necessarily the exact same terms as each other. The Funds do not intend to enter into any of the other Facility Agreements for the purpose of spreading counterparty risk.

In addition, a Fund uses Commodity Contracts as a means to achieve its investment objective. Investors, therefore, do not receive the protection of regulation by the Commodity Futures Trading Commission (the “CFTC”) or the statutory scheme of the Commodity Exchange Act (the “CEA”) in connection with each Fund’s Commodity Contracts. The parties to negotiated arrangements like the Commodity Contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose shareholders to significant losses under certain circumstances including in the event of trading abuses or financial failure by counterparties.

Each Fund is dependent upon having Commodity Contracts in order to track its Commodity Index. If a counterparty or the Fund terminates any of the Commodity Contracts under certain limited circumstances, the Fund may be unable to procure a replacement Commodity Contract on similar terms. In the event that a delay occurs before a replacement Commodity Contract is obtained, the Fund will temporarily hold cash representing the collateral under the terminated Commodity Contract, which will result in the Fund’s inability to track its Commodity Index. A Fund’s failure to obtain a replacement Commodity Contract may result in the Compulsory Redemption in whole or in part of its shares. Such Compulsory Redemption may occur at a time that is not favorable to the shareholders.

A Fund’s inability to realize on its collateral may impair or delay a Fund’s ability to pay proceeds for the redemption of its shares and also cause its shares to trade at a discount to their Value or otherwise cause shareholders to lose all or a substantial part of their initial investment.

In the event that a Fund enforces its rights under the Control and Custodian Agreement to take control of the collateral account, the collateral in the collateral account may not be of sufficient value to cover all redemption payment obligations to investors because:

•	enforcement of the Fund’s rights may have resulted from a counterparty failing to post collateral to the collateral account up to the full value of the obligations owed to the Fund;

•

the collateral account is only required to contain assets up to the full value of the obligations owed to a Fund as of the close of the immediately preceding business day on which the calculations and valuations are made. There may be a number of days between such valuations occurring and the date on which the Fund takes control of the collateral account, during which time a significant difference between the value of the collateral in the collateral account and the amount of the counterparty’s obligation could arise;

•	the value of the assets in the collateral account is not correlated to the counterparty’s obligation to post collateral (“Collateral Exposure”) and may fall due to market conditions;

•	the Collateral Exposure could rise due to market conditions;

•

the Collateral Exposure as reported for the purposes of a counterparty’s obligation to post collateral when such collateral was last posted may be less than the aggregate amounts due to investors and others out of the proceeds realized from such collateral;

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•	the collateral manager may not be able to realize some or all of the assets in the collateral account at the prices at which they were valued;

•	there may be certain costs associated with the Fund’s realization of the assets in the collateral account; or

•	there is a lack of timeliness of any such enforcement on behalf of the Fund.

The counterparties, index providers and Authorized Participants may engage in activities that present conflicts with the interests of shareholders.

The counterparties are active traders in commodities markets, including in the physical markets for commodities, in the futures markets (on each of the Component Exchanges and on other commodity exchanges) and the over-the-counter markets, including the trading of commodity swaps, options, and other derivatives.

These trading activities may present a conflict between the interests of shareholders and the interests that a counterparty and its affiliates will have in their proprietary accounts in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the value of a Commodity Index, could be adverse to the interests of the shareholders of the Funds.

Moreover, counterparties or their affiliates have published, and in the future expect to publish, research reports with respect to a Commodity Index, Index Components, and physical commodities generally. This research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Funds. The research should not be viewed as a recommendation or endorsement of the shares in any way, and investors must make their own independent investigation of the merits of their investment in shares. Any of these activities by the counterparties or their affiliates may affect the market price of the Commodity Index, Index Components, and the value of the Commodity Indices and, therefore, the market price of shares and the Value per Share.

In addition, a counterparty may underwrite or issue other securities or financial instruments indexed to a Commodity Index and related index and/or the index providers may license a Commodity Index or related index for publication or for use by unaffiliated third parties.

Further, the Authorized Participants or their affiliates also trade in various sectors of the commodities markets. These activities could give rise to conflicts of interest which are adverse to the interests of investors and could change the Value per Share of a Fund. For example, a market maker in a financial instrument linked to the performance of a Commodity Index or related index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the Index Components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts upon which the Commodity Index is based, which in turn would affect the value of such Commodity Index and thus the Value per Share of a Fund.

With respect to any of the activities described above, none of the counterparties, the index providers, the Authorized Participants or their respective affiliates has any obligation to the Funds to take the needs of any buyers, sellers or holders of shares into consideration at any time.

Failure of the collateral manager to segregate a Fund’s collateral may increase losses in the Fund.

The Control and Custodian Agreement requires the collateral manager to segregate each Fund’s collateral from the assets of the other Funds, the collateral manager, its clients, and any counterparty. If the collateral manager fails to segregate the collateral received from the counterparties, the collateral of the Fund might not be fully protected in the event of the collateral manager’s or counterparty’s bankruptcy. In the event of the collateral manager’s or counterparty’s bankruptcy, any Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the collateral manager’s or counterparty’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the collateral

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manager or counterparty. The collateral manager or counterparty may, from time-to-time, be the subject of certain regulatory and private causes of action.

Bankruptcy or insolvency of a counterparty or the collateral manager may impair or delay a Fund’s ability to pay for the redemption of its shares and also cause its share to trade at a discount to their Value per Share or otherwise cause investors to lose all or a substantial part of their initial investment.

There is a risk that the collateral held by the collateral manager pursuant to the Control and Custodian Agreement would not be immediately or ultimately available for liquidation and transfer to a Fund upon the bankruptcy or insolvency of a counterparty or the collateral manager, including due to court proceedings necessary to prove and enforce the Fund’s rights in and to the collateral. Such proceedings could take months or longer during which time the Fund would not track the specified Commodity Index and during which time redemptions to Authorized Participants and liquidity in secondary markets would be suspended. Additional expense would be incurred by the Fund to enforce rights in such proceedings with no guarantee of success.

Market Disruption Events can cause delays in the determination of Value and in the settlement of creations and redemptions by a Fund.

Futures exchanges can suffer from market disruption, due to trading failures at the exchange or the imposition of volume or price restrictions. Such events could cause a Market Disruption Event, preventing the determination of the Value and Value per Share of one or more Funds. This may cause a delay in the creation or redemption process which could adversely affect shareholders. In addition, where a Market Disruption Event occurs the change in Value per Share of a Fund may not match (before fees and adjustments) the daily change in the level of the relevant Commodity Index if such index is still published.

A lack of Authorized Participants or interest by Authorized Participants may cause tracking error.

Only Authorized Participants may create or redeem shares. The sponsor will use reasonable endeavors to ensure that at all times there are at least two Authorized Participants.

There can, however, be no assurance that there will at all times be an Authorized Participant to create or redeem shares.

Under the Facility Agreement, a counterparty has the right to give notice (with immediate or delayed effect) that an Authorized Person has ceased to be acceptable to it in certain circumstances, including if a counterparty deems such person to be unacceptable to it as an Authorized Person for credit, compliance, general business policy, or reputational reasons. As a result of any exercise of such right, there could at any time be no Authorized Participant with the result that no shares could be created. In such event it may also be difficult or impossible to sell shares on the [Exchange] at a market price close to their Value or within a reasonable time period. Moreover, the ability to redeem shares may be impaired or even impossible.

A Compulsory Redemption of shares may occur at a time that is disadvantageous to shareholders.

The sponsor may, at any time, upon not less than [__] months’ notice (or [___] business days’ notice in the event that an Event of Default or any of the events affecting a Fund or a counterparty that results in the termination of a Facility Agreement or Commodity Contract (a “Termination Event”) has occurred and is then continuing with respect to the Fund) to the shareholders, cause the Fund to redeem all of the Fund’s shares. The sponsor may, at any time in its discretion, upon (1) not less than [__] days’ notice if all shares of all Funds are to be redeemed, (2) not less than [__] months’ notice for any reason and regardless of whether all shares are to be redeemed, (3) upon not less than [__] business days’ notice in the event that an Event of Default or a Termination Event has occurred and is then continuing with respect to a counterparty or (4) not less than [__] days’ notice in the event of a Compulsory Redemption of all shares of a Fund, terminate all or some Commodity Contracts under a Facility Agreement, whereupon the sponsor will exercise its right to Compulsorily Redeem in whole or in part the shares of all relevant Funds.

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[_______] may cease to publish a Commodity Index. If so, a Fund referencing that Commodity Index may be redeemed in a Compulsory Redemption if a replacement Commodity Index is not found within [__] days.

Under the Facility Agreement, a counterparty has the right to terminate some or all of the Commodity Contracts of a Fund if for any reason it is unable to maintain the hedging positions which (acting reasonably) it attributes to the hedging of its obligations in connection with such Commodity Contracts. In such a case, the sponsor may exercise the right to Compulsorily Redeem the shares of the Fund.

The counterparties have agreed to provide Commodity Contracts to the trust for [___] years from [____] 2010 (although a counterparty may terminate the Facility Agreement on [__] months’ notice). If a counterparty does not agree to provide Commodity Contracts beyond such date or chooses to terminate the Facility Agreement earlier, the Commodity Contracts will expire and, unless such counterparty is replaced by a new counterparty, the sponsor may elect to Compulsorily Redeem the shares of the affected Funds.

In the case of any Compulsory Redemption, an investment in shares may be redeemed at a time that is disadvantageous to shareholders.

Shareholders’ recourse is limited to the value of a Fund’s collateral.

Shares will be obligations solely of the Fund issuing them. In particular, a Fund’s shares will not be obligations or responsibilities of, or guaranteed by, other Funds, the trust, the trustee, the sponsor, any index provider, any counterparty, any direct or indirect shareholder, or any Authorized Participant. If the net proceeds received by a Fund upon its realization of the collateral are less than the aggregate amount payable in such circumstances in respect of such Fund, the obligations in respect of such Fund will be limited to only to the net proceeds so realized. No other assets of the trust or assets of any other Fund will be available for payment of such shortfall, and the rights of shareholders to receive any further amounts in respect of such obligations shall be extinguished.

Any claims made against the trust will be satisfied in order of the priority of payments in accordance with the Trust Agreement.

The shareholders have no direct right of enforcing a counterparty’s obligations to a Fund. The Fund’s right of enforcement against a counterparty is determined by contracts between the Fund and counterparty.

No counterparty or any other person has guaranteed the performance of a Fund’s obligations, and no shareholder has any direct rights of enforcement.

The Fund’s rights of enforcement is determined by the Facility Agreement, the Commodity Contracts, and the Control and Custodian Agreement, and may be subject to contractual, equitable and other potential defenses available to the counterparty.

Commodity Index calculations are made wholly by the index providers and any errors, discontinuance or changes in such calculations may have an adverse effect on the value of the shares.

The Funds are not affiliated with any index provider and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding an index provider’s methods or policies relating to the calculation of the Commodity Indices or related indices. The policies of [_____________] concerning the calculation of the level of the Commodity Indices or related indices, additions, deletions or substitutions of Index Components and the manner in which changes affecting the Index Components are reflected in the Commodity Indices could adversely affect the value of the Commodity Indices or related indices and, therefore, the market value of the Funds’ shares.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in the Commodity Indices, and the commodity futures contracts currently included as Designated Contracts in the Commodity Indices may fail to satisfy such criteria. The weighting factors applied to each

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included futures contract may change annually, based on changes in commodity production and volume statistics. In addition, [___________] may modify the methodology for determining the composition and weighting of the Commodity Indices, for calculating their respective values in order to assure that the Commodity Indices represent an adequate measure of market performance or for other reasons, or for calculating the values of the Commodity Indices or related indices. Any such changes could adversely affect the market value of a Fund.

In certain circumstances under the Facility Agreements, including where a Market Disruption Event in respect of a Commodity Index occurs on five or more consecutive applicable Trading Days (irrespective of whether a Commodity Index is published for those Trading Days), the calculation agent is required to calculate a substitute value for each Trading Day thereafter while that circumstance persists. While the calculation agent is required to act in good faith and in a commercially reasonable manner (1) it owes no duty to any shareholder or the trustee in respect of any determination made by it and (2) any such substitute value may differ from the Commodity Index. If a Commodity Index ceases to be published by [___________] all Funds relating to that Commodity Index may be subject to Compulsory Redemption.

Calculation agent conflicts of interest increase the potential for errors in the determination of Daily Contract Prices and Value.

The calculation agent may be a counterparty under its own Facility Agreement. In acting in its role as calculation agent, the calculation agent is obliged to act in good faith and in a commercially reasonable manner, but otherwise its calculations are binding in the absence of manifest error. The role of the calculation agent as a counterparty may give rise to conflicts of interest which are adverse to the interests of shareholders.

Changes to Designated Contracts and/or roll period by the index provider could adversely affect the Value and market value of the shares.

The choice of Designated Contracts and the roll period used to price each Commodity Index is determined by [_______] and may be changed from time to time upon approval by the Supervisory Committee of the [_______]. The termination or replacement of any Designated Contract and/or the change to a roll period may have an adverse impact on the value of a Commodity Index.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Funds may, in the sponsor’s discretion, suspend the right of creation or redemption or may postpone the purchase or redemption settlement date, for (1) any period during which the [Exchange] or [applicable Component Exchange] is closed, other than for customary holidays or weekends, or when trading is restricted or suspended or restricted on such exchanges in any of the underlying Index Components, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the sponsor determines to be necessary for the protection of the shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement, if the amount of the redemption exceeds its daily limits, or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Daily Contract Price of Commodity Contracts held by a Fund decline during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how Fund shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

An Event of Default or certain other events with respect to the trust or a Fund could suspend the obligation of a counterparty to post collateral to the account with the collateral manager for its

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Commodity Contracts, thereby causing investors to suffer a loss due to under-collateralization of the counterparty’s obligations.

To the extent that an Event of Default or any Termination Event or other specified event has occurred and is continuing with respect to a Fund that counterparty may have the right to suspend the performance of any obligation it may have to post collateral. The investors could suffer a loss from any resulting under-collateralization in the event that the counterparty were to fail to perform its obligations under its Commodity Contracts.

An Event of Default or Termination Event with respect to a Fund could delay or reduce the value of any payments to the Fund under the Commodity Contracts and thereby cause investors to suffer a loss.

To the extent that an Event of Default or Termination Event has occurred and is continuing with respect to the a Fund that counterparty may have the right to suspend the performance of its payment obligations and/or to terminate such Commodity Contracts prior to their scheduled termination dates. Any such suspension could result in an uncompensated delay by the Fund in receiving the payment, and any such early termination could result in the Fund realizing a lower return on such Commodity Contracts than it might otherwise have expected.

[Exchange] may halt trading in the shares of a Fund which would adversely impact investors’ ability to sell shares.

Trading in shares of a Fund may be halted due to market conditions or, in light of [Exchange] rules and procedures, for reasons that, in the view of the [Exchange], make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the shares are delisted. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

None of the Funds is registered as an investment company under the Investment Company Act of 1940, required to register under such act or intend to register as such with the SEC. Registered investment companies are required to observe a variety of safeguards to protect shareholders, including, but not limited to, an independent board governance structure, shareholder approval of changes in advisors or advisory fees, conflicts of interest and self-dealing prohibitions and restrictions, substantive regulatory restrictions on a variety of portfolio management techniques such as the use of leverage, derivatives, investment in other investment companies and investment in illiquid securities. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in exchange traded products, as well as other elements of the Funds’ structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent

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any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

U.S. Shareholders of each Fund will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

The tax rules applicable to an investment in the shares are complex, and the tax consequences to an investor of an investment in the shares could differ from the investor’s expectations.

The tax rules applicable to the shares, the Funds, and the Commodity Contracts are complex, and no statutory, judicial, or administrative authority directly addresses the characterization of an investment similar to an investment in the shares. Each Fund is expected to be treated as a separate tax- transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits. The determination of a partner’s allocable share of partnership items is subject to complex U.S. tax rules, and a U.S. Shareholder’s allocable share of any item of income, gain, loss, deduction, or credit may differ from the shareholder’s economic interest in the relevant Fund. Such a mismatch between tax allocations and economic interest may be temporary, reversing itself in a later period or when shares are sold, or could be permanent. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

Management Risk Factors

The Funds are subject to the risks associated with being newly organized, which may adversely affect the operations of the Funds. There is risk that the objectives of the Funds will not be met.

The Funds are newly organized. The success of the Funds depends on a number of conditions that are beyond the control of the Funds. There is a risk that the investment objectives of the Funds will not be met. The sponsor has not previously sponsored or operated in the U.S. investment products similar to the Funds. If the experience of the sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

The Funds have no operating history, and, as a result, investors may not rely on past performance in deciding whether to buy shares.

None of the Funds have commenced trading and none have any performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in a Fund. Since none of the Funds have commenced trading or developed any performance history, investors will have to make their decision to invest in a Fund without such information. Likewise, a Commodity Index may have a limited history which might not be indicative of the future results of such index or of the future performance of each applicable Fund.

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Investors cannot be assured of the sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the sponsor will be willing or able to continue to service the Funds for any length of time. If the sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected as there may be no entity servicing the Funds for a period of time. Such an event could result in termination of the Funds. Any such termination could result in the termination of a Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

The Trust Agreement contains provisions that that explicitly eliminate duties, including fiduciary duties, of the sponsor and limit remedies available to investors for actions that might, absent such provisions, constitute a breach of duty.

The Trust Agreement contains provisions that expressly eliminate duties, including fiduciary duties, of the sponsor and its affiliates. See “Description of the Shares & Certain Material Terms of the Trust Agreement—Duties of the Sponsor.” The elimination of fiduciary duties under the Trust Agreement is expressly permitted by Delaware law. As a result, investors will only have recourse and be able to seek remedies against the sponsor if it breaches its obligations pursuant to the Trust Agreement, including the implied covenant of good faith and fair dealing. Unless the sponsor breaches its obligations pursuant to the Trust Agreement, investors will not have any recourse against the sponsor even if the sponsor were to act in a manner that was inconsistent with traditional fiduciary duties, which fiduciary duties do not apply to the sponsor under the Trust Agreement. Furthermore, even if there has been a breach of the obligations set forth in the Trust Agreement, the Trust Agreement provides that the sponsor and its affiliates will not be liable to the trust, the Funds or their shareholders, for errors of judgment or for any acts or omissions where the relevant party had, in good faith, determined that such course of conduct was in the best interest of the trust and such course of conduct did not constitute gross negligence or bad faith of such party. These provisions are detrimental to investors because they restrict the remedies available to the trust, the Funds and their shareholders for actions that without such limitations might constitute breaches of duty including fiduciary duties.

Whenever a potential conflict of interest exists between the Funds or the trust and the sponsor and its affiliates, the sponsor may resolve such conflict of interests, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the sponsor, the resolution, action or terms so made, taken or provided by the sponsor shall not constitute a breach of the Trust Agreement or of any duties it may owe to the Funds or the trust or investors at law, in equity or otherwise.

This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If an investor purchases shares in a Fund, the investor will be treated as having consented to the provisions set forth in the Trust Agreement, including provisions regarding the explicit elimination of fiduciary duties of the sponsor and conflicts of interest situations involving the sponsor that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, investors will, as a practical matter, not be able to successfully challenge an informed decision by the sponsor. See “Description of the Shares & Certain Material Terms of the Trust Agreement—Duties of the Sponsor.”

Potential conflicts of interest may arise among the sponsor or its affiliates and the trust or the Funds. The sponsor and its affiliates have no fiduciary duties to the trust, the Funds and their shareholders, which may permit them to favor their own interests to detriment of the trust, the Funds and their shareholders.

The sponsor will manage the business and affairs of the trust and the Funds. Conflicts of interest may arise among the sponsor and its affiliates, on the one hand, and the trust, the Funds

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and their shareholders, on the other hand. As a result of these conflicts, the sponsor may favor its own interests and the interests of its affiliates over the trust, the Funds and their shareholders. These potential conflicts include, among others, the following:

•	The sponsor is allowed to take into account the interests of parties other than, and has no fiduciary duties to, the trust, the Funds and their shareholders in resolving conflicts of interest;

•

As discussed above, the sponsor has limited its liability and reduced or eliminated its duties, including fiduciary duties, under the Trust Agreement, which limitations also restrict the remedies available to the trust, the Funds and shareholders for actions that, without these limitations, might constitute breaches of duty, including fiduciary duties. In addition, the trust and the Funds have agreed to indemnify the sponsor and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By investing in the shares, investors will have agreed and consented to the provisions set forth in the Trust Agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable law;

•

The Trust Agreement does not restrict the sponsor from causing the trust, on behalf of the Funds, to pay affiliates of the sponsor for any services rendered, or to enter into additional contractual arrangements with any of these entities, so long as the terms of any such additional contractual arrangements are fair and reasonable as determined under the Trust Agreement.

•	The sponsor determines which costs incurred by it and its affiliates are reimbursable by the Funds;

•	The sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Funds;

•	The sponsor controls the enforcement of obligations owed to the sponsor by the trust and the Funds; and

•	The sponsor decides whether to retain separate counsel, accountants or others to perform services for the Funds.

See “Description of the Shares & Certain Material Terms of the Trust Agreement—The Sponsor” and “—Duties of the Sponsor.”

An investor may be adversely affected by lack of independent advisers representing investors.

The sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the shares.

An investor may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Fund shareholders have no voting rights and the Funds will not have regular shareholder meetings. Shareholders only vote on matters and at such times as determined by the sponsor. Accordingly, shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of trusts or companies where shares carry such rights. The shareholders lack of voting rights gives all control under the Trust Agreement to the sponsor. The sponsor may take actions in operation of the Funds that may be adverse to the interest of a Fund’s shareholders. The sponsor’s operation of a Fund could materially and adversely affect the Fund’s Value per Share and the secondary market trading price of the Fund’s shares.

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A Fund’s Value per Share will be adversely affected if the Funds are required to indemnify the trustee or the sponsor.

Under the Trust Agreement, the trustee and the sponsor have the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the sponsor may require the Commodity Contracts of a Fund to be liquidated in order to cover losses or liability suffered by it or by the trustee. Any sale of that kind would reduce the Value of one or more Funds.

Risks Related to Regulatory Requirements and Potential Legislative Changes

Future regulatory changes or market disruptions may have a detrimental impact on the Funds’ operation.

The securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the SEC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits, the implementation of market “circuit breakers” and the suspension of trading. The regulation of securities and derivatives both inside and outside of the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action.

The global financial markets have recently undergone unprecedented disruption which has led to extensive governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have in some cases been difficult to interpret and fluid in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to previously successful investment strategies.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted July 21, 2010 (the “Dodd-Frank Act”) establishes a new U.S. regulatory regime for derivatives contracts (generically referred to as “swaps”) that is both broad and far-reaching. Among other things, Title VII provides the CFTC and the SEC with jurisdiction and regulatory authority over a wide array of types of swaps, establishes a comprehensive registration and regulatory structure affecting dealers and other major market participants in swaps, requires many types of swaps to be exchange–traded and cleared, and imposes capital requirements and initial and variable margin requirements for such swaps.

Title VII provides the CFTC and the SEC a one-year period in which to implement most of the mandated rulemaking and regulations, therefore a complete assessment of the exact nature and effect of this new legislation cannot be made at this time. Nevertheless, it is clear that swap counterparties, dealers and other major market participants, as well as end users of swaps as defined under the Dodd-Frank Act, including the Funds, will experience new and/or additional regulations, requirements, compliance burdens and associated costs.

Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for shareholders, and such events can result in unexpected volatility and risk.

If regulatory changes under the Dodd-Frank Act require the regulation of the Commodity Contracts under the CEA by the CFTC, the Funds and the sponsor may be required to register and comply with such regulations. To the extent the sponsor decides to continue the Funds, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Funds. The sponsor may also decide to terminate the Funds. Any termination of the Funds in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which the Commodity Contracts are treated for classification and clearing

30

purposes. The Dodd-Frank Act will become effective on July 16, 2011 and requires the SEC and CFTC to engage in definitional rulemaking before then. In particular, the Commodity Contracts may not be excluded from the definition of “swap” under the Dodd-Frank Act by such future SEC and CFTC rulemaking. As of the date of this prospectus, no rules have been proposed although public comment has been sought. The sponsor and the Funds cannot be certain as to how these regulatory developments will impact the treatment of the Commodity Contracts under the law.

To the extent that Commodity Contracts are deemed to fall within the definition of swap under Title VII of the Dodd-Frank Act pursuant to subsequent rulemaking by the CFTC or the SEC, the Funds and the sponsor may be required to comply with additional regulation under the CEA. Moreover, the sponsor may be required to register as a commodity pool operator and to register the Funds as commodity pools with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses of the Funds thereby materially and adversely impacting each Fund’s Value per Share. If the sponsor determines not to comply with such additional regulatory and registration requirements, the sponsor will terminate the Funds. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

Under current regulatory interpretations, the Commodity Contracts are over-the-counter contracts that are not required to be cleared on an exchange. To the extent that the Dodd-Frank Act as interpreted by the CFTC or the SEC requires that the Commodity Contracts be cleared on an exchange and the Commodity Contracts do not qualify for such clearance, the Funds will be terminated. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

The Funds are subject to regulatory risk that could adversely affect the Funds’ operations and profitability and cause conflicts of interest.

The CFTC has invited public comment regarding and, it is possible that in the future, the CFTC may propose new rules with respect to, position limits for traders engaged in trading that is neither for speculative nor bona fide hedging purposes in accordance with existing CFTC requirements. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, the Fund’s ability to issue new Creation Units or to reinvest income may be limited to the extent these activities would cause the Fund to exceed any applicable limits on the creation of new Commodity Contracts imposed by counterparties and related to hedging activities by counterparties. Limiting the size of the Fund may affect the correlation between the market price of the shares, as traded on the [Exchange], and the Value of the shares of the Fund. That is, the inability to create additional Creation Units could result in shares in the Fund trading at a premium or discount to the Fund’s Value per Share.

In addition, it is possible that the CFTC or SEC may propose new rules that would consider futures contracts underlying OTC transactions in calculating position limits. Such a change could alter, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

Regulatory changes or actions may alter the operations and profitability of the Funds.

The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits, and the suspension of trading. The regulation of derivative contracts in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

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Legislative changes have been proposed that could make it more difficult, if not impossible, for the Funds to operate.

Restrictive proposals aimed at financial speculators in commodities have from time to time been made in the U.S. House of Representatives and the U.S. Senate. The aims of such proposals are generally stated to be to curb excessive speculation and increase transparency and accountability in the commodity markets, including the oil and gas markets. For example, previous proposals would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange, or OTC, would direct the CFTC to establish total limits on the share of the commodity market held by financial investors and/or would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities. The various bills and proposals could result in establishment of speculative position limits for trading that does not involve physical delivery of a commodity, regulation of speculation via unregulated foreign exchanges, and enhanced recordkeeping and information collection requirements. If proposals such as these were to be enacted into law as previously proposed, it could negatively impact the ability of investors to invest in the Funds and, consequently, for the sponsor to manage the Funds.

A court could potentially conclude that the assets and liabilities of a Fund are not segregated from those of another series of the trust, thereby potentially exposing assets in such Fund to the liabilities of another series.

Each Fund is a series of a Delaware statutory trust and is not itself a separate legal entity. The DSTA provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof are enforceable against the assets of such series. The sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The sponsor intends to maintain separate and distinct records for each Fund and account for each Fund separately from any other trust series, but it is possible a court could conclude that the methods used do not satisfy the DSTA, which would potentially expose assets in a Fund to the liabilities of any other series of the trust currently in existence, as well as any series created in the future. The exposure of the assets in one Fund to the liabilities of any other series of the trust could result in losses to the Fund unrelated to the Fund’s operations, a decline in the Fund’s Value per Share and the inability of the Fund to achieve its investment objectives. Such an event could result in the termination of such Fund. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

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INVESTMENT OBJECTIVES, PRICING AND COMMODITY CONTRACTS

Introduction

The trust’s Collateralized Exchange Traded Commodities Funds have been designed to enable investors to gain exposure to movements in commodity prices without needing to purchase or take physical delivery of those commodities or to trade in futures contracts, and to buy and sell the exposure through the trading of shares on the [Exchange]. The shares confer no right to receive physical commodities, commodities futures contracts or other derivatives.

The trust consists of 18 different series of Collateralized Exchange Traded Commodities Funds of three different groupings:

•

Long Funds, which are designed to move daily in the same, unleveraged direction to a Commodity Index (by 100% times the daily percentage change in the level of that Commodity Index), subject to a Daily Capital Adjustment;

•

Short Funds, which are designed to move daily in the inverse direction to a Commodity Index (by negative 100% times the daily percentage change in the level of that Commodity Index), subject to a Daily Capital Adjustment; and

•

Leveraged Funds, which are designed to move daily in twice the direction to a Commodity Index (by 200% times the daily percentage change in the level of a Commodity Index), subject to a Daily Capital Adjustment.

The Funds described in this prospectus are series in the “Long Funds” grouping.

The calculation of the Daily Contract Prices and Values of all Funds will be based on the Commodity Indices published and calculated by the index providers in accordance with the [  ] Commodity Index Handbook. A copy of the Handbook can be downloaded from the following internet address: www.[  ].com.

The Commodity Indices are widely followed indices, which in the case of the [  ] has been published since [  ] with simulated historical data calculated back to [  ]. Each Fund is priced by reference to daily movements in its specified Commodity Index. Further information on the Commodity Indices is available under the caption “The Commodity Indices.”

The Facility Agreements between the trust on behalf of the Funds and each counterparty allows for a change in the Commodity Index used to calculate the Daily Contract Price of Commodity Contracts held by a Fund. The counterparties and the sponsor may agree to use a different commodity index published by index providers provided that shareholders are given a minimum of [  ] days’ notice of the intended change. The sponsor intends to provide such notice to shareholders by means of a press release, announcement posted on its website at www.etfsecurities.com, and/or communication through the [Exchange].

Advantages of Investing in the Shares

The principal potential advantages of investing in the shares include:

•

Reduced Counterparty Risk. Unlike many other exchange traded products that derive their exposures from unsecured or partially secured futures contracts, swaps or similar derivative instruments, the Commodity Contracts held by each Fund will be backed by the collateral provided by counterparties securing their outstanding obligations to the Fund under the Commodity Contracts. Such collateral will be maintained pursuant to Control and Custodian Agreements by the collateral manager, which is unaffiliated with the trust, the sponsor or any counterparty.

•

Ease and Flexibility of Investment. The shares trade on the [Exchange] and provide institutional and retail investors with indirect exposure to various commodities and commodity sectors. The shares may be bought and sold on the [Exchange] like other exchange-traded securities. Retail investors may purchase and sell shares through traditional brokerage accounts. Unlike an investment in futures contracts, the shares are fully paid and involve no

33

futures-based variation margin calls, do not require rolling from one futures contract to the next, and thereby avoid futures commission merchant fees and expenses. All of the exposure to referenced commodities is obtained through the shares, which do not expire as futures contracts do.

•	Margin. Shares are eligible for margin accounts.

•

Investor Diversification. The shares may help to diversify an investor’s portfolio because historically commodity indices and futures benchmarks have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•

Transparency. The Value per Share of each Fund is transparent because it will be published daily by the sponsor on its website at www.etfsecurities.com and will be based on Commodity Indices published by [  ] at the end of each business day.

As global markets have become more complex and intertwined, many markets have become more correlated, making it difficult for investors to find investments that will help diversify their portfolios and reduce risk. Commodity futures returns have over long periods of time been shown to have a low correlation to traditional equity and bond benchmarks, helping investors to improve the balance and diversification of their portfolios. The increasing integration into the world economy and high growth of a number of large developing countries such as China and India have opened up significant investment opportunities in commodities markets, creating risk but also providing the potential for profitable trading opportunities. Some large institutional investors, investment banks, and endowments have been in a position to benefit from the diversification properties of commodity returns because their sophisticated infrastructure has provided them with the ability to invest directly in commodity futures and other derivatives markets. Most small investors, however, with limited access to futures and other derivatives markets have not had access to these returns. The creation of stock exchange listed securities tracking commodity indices that provide exposure to commodity futures returns is now giving a much broader range of investors the ability to gain access to these markets. By allocating a portion of the risk segment of their portfolios to one or more of the exchange traded commodities, investors have the potential, if their investments are successful, to reduce the volatility of their portfolios over time and access a hitherto difficult to access asset class.

Investing in the shares does not insulate shareholders from certain risks, including commodity price volatility. See “Risk Factors.” Each Fund pursues its investment objective through its Commodity Contracts. Each Fund’s Commodity Contracts are priced on a long basis by reference to the daily value of its specified Commodity Index. The sponsor believes that Commodity Contracts are a more efficient alternative to direct investment (on a long basis) in a commodity. Commodity Contracts are not futures contracts, options on futures contracts or other commodity-based options contracts.

Investment Objectives

The Funds are designed to track the performance of, and the Value per Share of each Fund is calculated by reference to, their respective Commodity Indices calculated and published by the index providers less a Daily Capital Adjustment.

The Commodity Indices are calculated by reference to the daily settlement prices of Designated Contracts. A Commodity Index’s front month (or “lead”) Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract. Each Fund’s performance reflects the performance of its specified Commodity Index through its Commodity Contracts. There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Each Fund tracks changes, whether positive or negative, to the daily performance (100%) of its corresponding Commodity Index and seeks to provide a daily return equal to the excess return of its specific investment objective, as adjusted by the Daily Capital Adjustment. The Daily Capital

34

Adjustment is an accrual to the Fund of a daily rate of return equal to the 3-month Treasury bill rate less the Commodity Contract Spread, the sponsor’s fee, and Service Allowance.

Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable Facility Agreements. All Commodity Contracts are paid for in full by the Fund upon their creation.

Each Fund seeks to provide daily investment results which correspond to the daily performance (100%) of its Commodity Index shown below, subject to a Daily Capital Adjustment and before extraordinary fees and expenses, if any.

Fund Name	Commodity Index
ETFS Oil	[ ]
ETFS Natural Gas	[ ]
ETFS Copper	[ ]
ETFS Wheat	[ ]
ETFS Composite Agriculture	[ ]
ETFS Composite Industrial Metals	[ ]
ETFS Composite Energy	[ ]
ETFS All Commodities	[ ]

The Value of a Fund should gain as much on a percentage basis as its corresponding Commodity Index when such index rises on a given day. Conversely, its Value should lose as much on a percentage basis as the corresponding Commodity Index when such index declines on a given day. In each case, the Value shall be subject to a Daily Capital Adjustment.

Any Fund may not achieve its investment objective or avoid substantial losses. For this and other risks, see “Risk Factors.”

If the sponsor determines that it has become impracticable or inefficient for any reason for any Fund to gain full or partial exposure to any referenced Commodity Index, such Fund may invest in an alternative Commodity Index if, in the judgment of the sponsor, the value of such alternative Commodity Index tends to correlate with the referenced Commodity Index. See also “Description of the Commodity Indices.”

Commodity Contracts

The number of shares of a Fund will kept equal in number to the Commodity Contracts held by that Fund. The Commodity Contracts will be in the form of prepaid, cash-settled commodities purchase/sale contracts with one or more counterparties. Unless earlier terminated, each Commodity Contract will have a duration of more than one year, but not longer than the remaining term of a counterparty’s Facility Agreement, which shall have a ten-year initial term. Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable Facility Agreements. All Commodity Contracts are paid for in full by the Fund upon their creation and there is no management of any cash or futures positions required of the trust or the Funds. Each Fund, through the process of creating its shares, acquires Commodity Contracts that have been pre-paid on behalf of the Fund by its creating Authorized Participants. Upon the termination of a Commodity Contract, the counterparty is obligated to pay the cash value of the Commodity Contract to a redeeming Authorized Participant, in the case of a redemption of shares, or to the Fund’s custodian, in the case of a mandatory redemption or a liquidation of the Fund or for the payment of extraordinary, non-recurring expenses of the Fund. See “Commodity Contracts and Related Contracts.”

Commodity Contracts are collateralized to the extent that the counterparty will post collateral on each Pricing Day equal to the obligations owed by the counterparty to the Fund under such Commodity Contracts as of the end of the previous Pricing Day. See “—Provision of collateral by

35

Counterparties.” The Daily Contract Price of each Commodity Contract will be calculated daily by the calculation agent to reflect:

(1)	the daily performance (100%) of each Long Fund’s Commodity Index, and

(2)	the daily accrual of each Commodity Contract’s Daily Capital Adjustment, which can be negative or positive.

Consequently, the Daily Contract Price of each Commodity Contract represents a “total” return equal to the sum of the Fund’s long Commodity Index daily performance, depending on the type of Fund, and the accrual of the Daily Capital Adjustment.

The collateral arrangements are designed to protect each Fund in the event of the default or bankruptcy of a counterparty. In the absence of such protection, each Fund would bear the risk of loss of the net amount, if any, expected to be received under a Commodity Contract. Each Fund will enter into Commodity Contracts only with counterparties that have a long term senior debt credit rating of at least BBB+ from Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc., and of at least Baa1 from Moody’s Investors Service Inc. The sponsor has selected and approved [  ] as the initial counterparties for one or more of the Funds.

Fund Valuation and Commodity Contract Pricing

The valuation of a Commodity Contract will occur on each day that a Component Exchange that trades Designated Contracts is open for regular trading (which day will be a Pricing Day), unless there is a Market Disruption Event.

In the absence of a Market Disruption Event, the Daily Contract Price will reflect the daily movement in the relevant Commodity Index on each Pricing Day and a Daily Capital Adjustment. The Daily Contract Price will be reported by the calculation agent to the sponsor, the counterparties, the administrator and the collateral manager.

The valuation of Commodity Contracts is subjective since the calculation agent determines the Daily Contract Price on a daily basis under the terms of a specified contractual agreement between two unrelated parties. In the case of the Commodity Contracts, the subjective nature of this valuation is reduced by the application of a specific, precise formula, the fluctuating values of which are based on objective, publicly-available Commodity Index levels and interest rates. The Daily Capital Adjustment utilizes the 3-month US Treasury bill rate because it is commonly used as a rate of interest earned on funds committed in trading Designated Contracts to provide a total return result.

The value for each share in a Creation Unit that will be used for creation and redemption purposes will equal the Value per Share of the Fund. The administrator will publish each Fund’s Value and Value per Share on each business day that the [Exchange] is open for regular trading on the sponsor’s website at www.etfsecurities.com. The Value of each Fund will equal the aggregate of the Daily Contract Prices of all Commodity Contracts held by the Fund, less the portion of any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement. A Fund’s Value per Share is the Fund’s Value on a given day divided by the number of the Fund’s shares outstanding on that day. The above calculations will be performed after the Commodity Indices have been published for that day and prior to [Exchange] trading commencing on the following day.

The Commodity Indices are currently published to [  ] decimal places. Any Daily Contract Price will be calculated to [  ] decimal places with [  ] rounded upwards.

Commodity Contract Valuation

The Daily Contract Price of a Commodity Contract will be determined on each Trading Day during which a Component Exchange that trades the relevant Index Components is open for regular trading. Such a Trading Day shall be a Pricing Day, unless there is a Market Disruption Event.

Each Commodity Index is comprised of Designated Contracts that trade on the Component Exchange relevant to the Commodity Index. At the end of each day, the relevant Component

36

Exchange is open for trading, an official end of day settlement price for the relevant Designated Contract is published by the Component Exchange and used by the Index Provider to determine the daily price level of a Fund’s Commodity Index.

The Daily Contract Price will reflect the daily return of the Fund’s specified Commodity Index and the Daily Capital Adjustment. The only expenses of a Fund that are included in the Daily Capital Adjustment are the (1) Commodity Contract Spread, (2) sponsor’s fee, and (3) Service Allowance. The Daily Capital Adjustment may be negative if such expenses exceed the 3-month U.S. Treasury bill rate. The 3-month U.S. Treasury bill rate represents the part of the Daily Capital Adjustment that is added to the excess return (spot futures price plus or minus roll yield) in order to provide investors with total return exposure to the Commodity Index. See “Creation and Redemption of Shares—Determination of Redemption Proceeds” and “Trust and Fund Expenses.”

In the absence of a Market Disruption Event, the Daily Contract Price of a Commodity Contracts will be calculated to reflect the daily movement in the relevant Commodity Index on each Pricing Day and a Daily Capital Adjustment according to the following formula:

Pi,t = Pi,t-1 x (1 + DCAi,t + DFi x (Ii,t/Ii,t-1 -1))

where:

i refers to the relevant Fund;

t refers to the applicable Pricing Day;

t-1 refers to the Pricing Day immediately before Pricing Day t;

Pi,t is the Daily Contract Price of Fund i for day t;

Pi,t-1 is the Daily Contract Price of Fund i for day t-1;

Ii,t is the closing settlement price level of the Commodity Index referenced by Fund i for day t;

Ii,t-1 is the closing settlement price level of the Commodity Index referenced by Fund i for day t-1;

DCAi,t is the Daily Capital Adjustment of Fund i on day t, expressed as a decimal; and

DFi is the Delta Factor applied to Fund i, expressed as a percentage. For the Funds, the Delta Factor equals 100%.

The following examples of the application of the Daily Contract Price calculation methodology is intended to reflect the operation of the formula in an “up market,” a “flat market” and a “down market.” The examples should not be considered indicators of expected movements in the Value of the Fund shares or the Commodity Index levels.

For the purposes of these examples, it is assumed that the prior day’s Daily Contract Price was $100.00, the Daily Capital Adjustment for such day is 0.0055%, the Delta Factor is 100% and the prior day’s closing settlement price level was 1,000. Mathematically, these assumptions are reflected as follows:

Pi,t-1 = 100.00

DCAi,t = 0.0055%

DFi = +1

Ii,t-1 = 1,000

To represent an up market, we assume today’s closing settlement price level of the Commodity Index is 1,010, representing a 10 point or 1% increase from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $101.01, representing a $1.01 or 1.01% increase from the prior day. Mathematically, this is expressed as follows:

Ii,t = 1,010

101.01 = 100.00 x (1 + 0.000055 + 1 x (1,010/1,000-1))

To represent a flat market, we assume today’s closing settlement price level of the Commodity Index is 1,000, representing no change from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $100.01, representing a $0.01 or 0.01% increase from the prior day. Mathematically, this is expressed as follows:

Ii,t = 1,000

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100.01 = 100.00 x (1 + 0.000055 + 1 x (1,000/1,000-1)))

To represent a down market, we assume today’s closing settlement price level of the Commodity Index is 990, representing a 10 point or 1% decline from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $99.01, representing a $0.99 or 0.99% decline from the prior day. Mathematically, this is expressed as follows:

Ii,t = 990

99.01 = 100.00 x (1 + 0.000055 + 1 x (990/1,000-1))

The Funds May Reference Different Pricing Days

Not all Funds reference the same Pricing Day because the Component Exchanges used in calculating the various Commodity Indices are different. Consequently, there will be days on which Daily Contract Prices are calculated and published for some Fund’s Commodity Contracts, but not for other Funds.

Market Disruption Days and Deemed Pricing Days

A Market Disruption Event exists on the occurrence of any of the following events:

•	the Component Exchange fails to determine, announce, or publish the relevant settlement price for the Designated Contract underlying a Fund’s Commodity Index;

•	the termination or suspension of, or material limitation or disruption in the trading of, any Designated Contract used in the calculation of a Fund’s Commodity Index; or

•

the settlement price of the Designated Contract used in the calculation of a Fund’s Commodity Index reflects the Component Exchange’s maximum permitted price change from the previous day’s settlement price.

The occurrence and continuation of a Market Disruption Event on any day is a Market Disruption Day. For the first five consecutive Market Disruption Days, no Daily Contract Price will be determined and all rights to create or redeem Creation Units will be suspended. After this period, the calculation agent will use its reasonable efforts to calculate substitute settlement values of the affected Commodity Index using the same methodology and processes for each individual commodity as are used for the calculation of the Commodity Index in the index providers’ Handbook and use those settlement values to resume the calculation of Daily Contract Prices. When the calculation agent so determines substitute Daily Contract Prices, those days will be considered Pricing Days and creation and redemption activities will resume.

The calculation agent will determine substitute Daily Contract Prices for only [60] consecutive Pricing Days, if the Market Disruption Event persists that long and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index. Once this period expires, substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Effect of Index Providers’ Failure to Publish a Commodity Index on Commodity Contract Pricing and the Funds

If the index providers fail to publish a Fund’s Commodity Index on a Trading Day for the regular trading of such Commodity Index’s Designated Contracts on the relevant Component Exchange and such Trading Day is also not a Market Disruption Day, then the calculation agent will use its reasonable efforts to calculate the Commodity Index using the same methodology and processes as are set forth in the Index Providers’ Handbook. The calculation agent will then use the substitute Commodity Index data to calculate the Fund’s substitute Daily Contract Prices. If the failure to publish a Commodity Index persists for longer than [65] consecutive Pricing Days and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index, the substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

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Intra-Day Decline of Fund Value to Zero Will Terminate the Fund

A Fund will be terminated and its shares will be Compulsorily Redeemed if the intra-day Value per Shares declines to zero. This situation would generally arise (not taking into account the Daily Capital Adjustment for example purposes) if the Daily Contract Price decreases by 100%.

Value Calculation Times

Value and Value per Share are expected to be calculated by the administrator at the following times on each business day the [Exchange] is open for regular trading as determined by the closing of the respective Component Exchanges utilized by each Fund’s specified Commodity Index:

Fund Name	Calculation Time
ETFS Oil	[ ]
ETFS Natural Gas	[ ]
ETFS Copper	[ ]
ETFS Wheat	[ ]
ETFS Composite Agriculture	[ ]
ETFS Composite Industrial Metals	[ ]
ETFS Composite Energy	[ ]
ETFS All Commodities	[ ]

Publication of Pricing Information

The Value and Value per Share of each Fund will be posted by the sponsor on its website at www.etfsecurities.com.

Provision of Collateral by Counterparties

Each counterparty has entered into a tri-party Control and Custodian Agreement with each of the Funds and the collateral manager, whereby the counterparty will be required to post collateral in respect of each Fund into a separate account maintained by the collateral manager equal to the value of that counterparty’s liability to the Fund under the Commodity Contracts as of the close of the preceding Pricing Day.

[  ] serves as the collateral manager of each Fund and will hold and maintain pursuant to the Control and Custodian Agreements. Collateral will include only:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

U.S. Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•	Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the Collateral and Custodian Agreements and ISDA Agreements of each Fund.

The calculation agent will report to the collateral manager and the counterparties after the close of business for each Pricing Day the amount of increase or decrease in the Daily Contract Price of each Fund’s Commodity Contracts on such Pricing Day. The collateral manager will conduct a valuation of the collateral each busines day, which valuation will include an adjustment for specific discounts to the daily market value for equity and debt securities deposited by a counterparty as collateral. The collateral manager, in turn, will call for additional collateral from the counterparty or release collateral to the counterparty as necessary to ensure that the value of the collateral for each Commodity Contract always equals the Daily Contract Price for the previous Pricing Day.

39

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Critical Accounting Polices

Preparation of the financial statements and related disclosures in compliance with generally accepted accounting principles (GAAP) in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The sponsor’s application of these policies involves judgments and actual results may differ from the estimates used. Each Fund expects to have significant exposure to financial instruments.

Results of Operations

The Funds have not yet commenced activities nor have issued shares. No Funds have purchased or owned financial instruments. There were no receipts or disbursements of cash to or from a Fund. No Fund has received any revenue, capital gains (losses), or incurred any expenses, excluding organization and offering costs.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun operations. On [  ], 2010, the sponsor contributed capital in the amount of $1,000 to each Fund in exchange for 40 shares of each such Fund. As of the date of this prospectus, capital contributed to the Funds are being held in cash; however, upon the commencement of operations of each Fund, the Value of each such Fund is to be held in collateralized Commodity Contracts and adjusted daily to reflect the value of the Commodity Contracts. Eligible collateral will be adjusted daily to ensure that the market value of collateral that is posted by a counterparty is equal to the Daily Contract Price of the Commodity Contracts.

Each Fund’s underlying Commodity Contracts will be considered illiquid because of commodity market conditions, regulatory considerations and other reasons. Each Fund’s Commodity Contracts are not traded on an exchange, have substantially identical but not the same terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Commodity Contracts will impact liquidity because these contractual agreements are executed “off-exchange” between private parties and therefore, the time required to offset or “unwind” positions may be greater than that for regulated instruments.

Market Risk

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the Component Exchanges upon which the Commodity Contracts are referenced. The inherent uncertainty of each Fund’s referenced Commodity Index as well as the development of drastic Component Exchanges occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

Typically, when a Fund enters into a Commodity Contract with a counterparty, the Fund will be exposed to credit risk that the counterparty will not meet its obligations. However, because the Funds will at all times be collateralized and adjusted daily for market value fluctuations, the sponsor expects that the investor will experience little to no exposure to counterparty credit risk should a credit concern arise with a counterparty.

The sponsor intends that Commodity Contracts will be contracted directly with counterparties. There can be no assurance that any counterparty will meet its obligation to a Fund.

Commodity Contracts do not involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a Commodity

40

Contract defaults, the Fund is entitled to have claim over the cash value of the proceeds from the sale of collateral posted by the counterparty.

THE COMMODITY INDICES

The Value of each Fund will be determined by reference to its specified Commodity Index calculated and published by the index providers. These indices are published on [  ]’s website at www.[  ].com. The website provides simulated historical values of each of the indices on a daily basis from [  ]. The data file is updated each day and is provided in Excel format, enabling users to calculate historic performance and volatility.

The value of each Commodity Index is computed based on the Designated Contracts that constitute it. The design of a Composite Commodity Index embodies four main principles:

•

Economic Significance. Fairly representing the importance of a diversified group of commodities to the global economy by using liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities.

•	Diversification. Providing diversified exposure to commodities as an asset class so as not to unduly subject an investor to micro-economic shocks in one commodity or sector.

•	Continuity. Responding to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year.

•	Liquidity. Providing a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure the accommodation of substantial investment flows.

Each Commodity Index is composed of Designated Contracts which are futures contracts on physical commodities. To avoid the delivery process and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as “rolling” a futures position. The composition of the Index is recalculated annually by the index provider according to specific procedures set forth in each Commodity Index’s Handbook.

The Commodity Index for all Funds reference [  ]-month Designated Contracts, except that the Commodity Index for the following Funds reference [  ]-month Designated Contracts: [  ].

The Commodity Index for all Funds utilize a [  ]-day roll period, except that the Commodity Index for the following Funds utilize a [  ]-day roll period: [  ].

The details of composition and weightings of each Commodity Index are set forth below under “Composition and Weightings.”

The complete methodology used to calculate these indices is set out in the Handbook, which at the date of this Prospectus is available at the above website and also at: www.[  ].com. At the beginning of [  ] each index started at 100 and is increased or decreased each day pursuant to the calculation methodology set out in the Handbook by reference to prices of the relevant constituent futures contracts. Consequently the Commodity Indices are Excess Return indices.

Each Commodity Index tracks one or more Index Components and is designed to reflect two components:

•

changes in the current market or spot price of the commodity determined from futures contract settlement prices on the Component Exchange. A rise in the market price of a commodity will be positive for the Funds, and a decline in the market price will be negative for the Funds; and

•

the effect of “backwardation” or “contango” in the futures market when replacing or “rolling” expiring front month Designated Contracts with the next Designated Contracts. If the market is in backwardation, the Commodity Index will tend to increase since the expiring front month Designated Contract will be valued higher than the replacement Designated Contract. If the market is in contango, the Commodity Index will tend to decrease because the expiring front month Designated Contract will be valued lower than the replacement Designated Contract. Generally, the effect of backwardation will tend to be positive for the Funds; conversely, the effect of contango will tend to be negative for the Funds.

41

Because the Commodity Indices track futures market settlement prices and the effects of backwardation and contango in futures markets, the Commodity Indices are not designed to track the spot price of the underlying commodities and, consequently the value of your investment in a Fund may not increase or decrease in a manner that corresponds to changes in the price of the referenced commodity.

A Supervisory Committee, comprising persons selected from academic, financial and legal communities, reviews and approves amendments to the Handbook, which sets out the procedures for determining, amongst other things:

•	the commodities to be included in the [ ];

•	the Component Exchanges and the Index Components to be used to price each Commodity Index;

•	the roll period for each Index Component;

•	the weighting of each commodity in the [ ];

•	when a Market Disruption Event occurs and the consequences of such;

•	the formulae to calculate each Commodity Index; and

•	changes to any of the above.

Any changes implemented by the Supervisory Committee which are reflected in the Handbook and which affect the Individual Commodity Indices or the Composite Commodity Indices will be made as soon as practical after notification of such change is made to the shareholders. The sponsor intends to provide such notice to shareholders by means of a press release, announcement posted on its website at www.etfsecurities.com, and/or communication through the [Exchange].

A Fund may in the future use different commodity indices to calculate the Daily Contract Prices of its Commodity Contracts. Any change in commodity indices shall be instituted on such terms as agreed upon in writing by the sponsor and subject to [  ] days’ prior notice of such change. The sponsor will communicate such change to shareholder through a press release, announcement on its website at www.etfsecurities.com, and/or communication through [Exchange].

The sponsor does not intend to change the investment objectives of any Fund to track a commodity index that reflects a Designated Contract not reflected by the Fund’s original Commodity Index. In the event that the index provider ceases to publish a Commodity Index and the counterparties and the sponsor are unable to substitute another commodity index pursuant to the Facility Agreement, the shares of the Fund relating to such discontinued Commodity Index shall be Compulsorily Redeemed.

Composition and Weightings

The weightings of the Index Components in the [  ], and hence in the other Composite Commodity Indices, are subject to change periodically. Apart from changes to the weightings, there can be changes to the actual commodities and Index Components included in the [  ] and the Commodity Indices. At present there are [twenty-three] commodities eligible for inclusion in the [  ] but [  ] of those commodities are currently not included in the [  ], namely: [  ].

A complete description of the procedures involved in recalculating the composition of the [  ] each year is set out in the Handbook and the appendices thereto. As part of those procedures, the following diversification rules are applied in determining the Commodity Index percentages (“CIPs”), i.e. the weights, in the [  ]:

•	no single commodity may constitute less than 2 percent or more than 15 percent of the Index;

•	no single commodity, together with its derivatives (e.g., Brent oil, together with heating oil and gasoline), may constitute more than 25 percent of the Index; and

•	no related group of commodities (e.g., energy, precious metals, livestock or grains) may constitute more than 33 percent of the Index.

The [  ] is re-balanced annually on a price percentage basis, within the confines of the above parameters, and each sub-index is rebalanced proportionally (without any further limitations

42

on the weights). Once approved by the Supervisory Committee, the composition of the revised Commodity Index is announced in July and takes effect the following January. At the time of a rebalancing of the [  ], it is possible that additional commodities not presently represented in the [  ] will be added, or that one or more commodities presently represented will be removed.

Index Components

For each Commodity Index, a particular Index Component or Designated Contract on a Component Exchange is selected and for that contract, certain Designated Contract months are selected. For most of the commodities, the Designated Contract is a futures contract traded on various exchanges in the U.S., with the balance being futures contracts traded on the London Metal Exchange in London. Within each Designated Contract, there are a number of futures contracts for delivery in different months, but not all of them are used for the calculation of the Commodity Indices. The ones that are used are known as “Designated Month Contracts.” Instead, a number of Designated Contracts are selected and intermediate futures contracts are ignored for purposes of this calculation. This methodology reduces the number of periods during which Designated Contracts are rolled for each commodity while still enabling pricing to be based on one of the more liquid near month contracts.

The Designated Contracts, and Designated Month Contracts, for each of the [  ] commodities currently are as follows:

Table of Designated Contracts

[Table to be provided]

(1)	The contract months are as named by the Exchange in question, irrespective of the particular delivery dates.

(2)	Chicago Board of Trade and Chicago Mercantile Exchange merged in 2007

(3)	Now acquired by the Intercontinental Exchange, Inc.

(4)	The New York Mercantile Exchange Inc. merged with CME Group in 2008.

The termination or replacement of a futures contract on an established exchange occurs infrequently. If a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

Roll Process

The Commodity Indices are calculated on each day that the referenced Component Exchange(s) are open for Trading Days, using the daily settlement prices of Designated Contracts. As futures contracts expire periodically, the Commodity Index calculations must change from using one Designated Contract to using a subsequent Designated Contract. This process is called “rolling”, and normally happens proportionally over a five day period, on the sixth, seventh, eighth, ninth and tenth Trading Days of a month but only if that day and the prior Trading Day is a Pricing Day for the relevant commodity. If not, the change for the relevant commodity is deferred until the next following Pricing Day, and implemented in addition to the change which would otherwise be implemented on that day. A Commodity Index’s front month or “lead” Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the daily underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract. The current Designated Contracts are listed above in the far right column of the above table.

For the Commodity Indices, a contract is the lead Designated Contract in the month prior to its named month (so that for natural gas, for example, the January contract is the lead Designated Contract in December) and in any earlier months, as required (so that the January contract is also

43

the lead Designated Contract for natural gas in November). Pricing is rolled from the lead Designated Contract to the subsequent Designated Contract in the month prior to its named month (so that pricing for natural gas rolls in early December from the January contract to the March contract).

As can be seen in the above table, not all commodities have the same named months or number of Designated Contracts. Consequently, the commodities to be rolled each month will vary from month to month.

Indices Overview

The shares of each Fund track a particular Commodity Index published by the index provider, seeking to provide daily investment results which correspond to the daily performance, the inverse of the daily performance or twice the daily performance of the Commodity Index. Each Commodity Index reflects the excess return of underlying commodity futures price movements only. The following Funds’ shares track the following Commodity Indices, the daily price of which is calculated using the futures contracts specified below:

Shares	Index	Futures
ETFS Oil	[ ]	[Brent Crude]
ETFS Natural Gas	[ ]	[NYMEX Natural Gas]
ETFS Copper	[ ]	[COMEX Copper]
ETFS Wheat	[ ]	[CBOT Wheat]
ETFS Composite Agriculture	[ ]	[Proprietary composition of coffee, corn, cotton, soybeans, soybean oil, sugar and wheat]
ETFS Composite Industrial Metals	[ ]	[Proprietary composition of aluminum, copper, nickel and zinc]
ETFS Composite Energy	[ ]	[Proprietary composition of crude oil, heating oil, unleaded gasoline and natural gas]
ETFS All Commodities	[ ]	[diversified basket of commodity futures contracts on __ physical commodities]

The intra-day and end-of-day closing level of the related Commodity Index for such Fund is published under the symbol reflected opposite such Commodity Index below.

Commodity Index	Symbol
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Intra-Day Indicative Value Per Share

The administrator calculates and the sponsor publishes the Value of each Fund daily. Additionally, the index provider publishes the intra-day level of each Commodity Index, and the [Exchange] publishes the intra-day indicative price per share of each Fund once every fifteen seconds throughout each trading day on the consolidated tape, Reuters or Bloomberg and on the sponsor’s website at www.etfsecurities.com.

The intra-day indicative value per share of each Fund is based on the prior day’s Value, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s

44

specified Commodity Index. The Value of each Fund is calculated after the Commodity Indices have been published for that day, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the [Exchange] and the publication of the Commodity Indices, there is no effect on the Value calculations as a result.

There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses. See “Risk Factors.” The Value of a Fund is expected to track changes in the value of the referenced Commodity Index subject to a Daily Capital Adjustment. Additionally, the Value of a Fund shall be reduced by any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement.

The index provider obtains information for inclusion in, or for use in the calculation of, the Commodity Indices from prices provided for futures exchanges that make up the relevant indices. None of the index provider, the sponsor, the Funds, or any of their respective affiliates accepts responsibility for or guarantees the accuracy or completeness of any of the Indices or any data included in any of the Indices.

Each Index’s history and all of the foregoing information with respect to each Index is also published at www.[  ].com. The index provider publishes any adjustments made to each Index on www.[  ].com.

Disclaimer by the Index Providers

[  ] are service marks of [  ] and [  ] (the index providers), and have been licensed by the sponsor for the use of the Funds.

The Funds are not sponsored, endorsed, sold or promoted by the index providers, or any of their subsidiaries or affiliates. None of the index providers or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Funds particularly. The only relationship of the index providers or any of their subsidiaries or affiliates to the trust or a Fund is the licensing of certain trademarks, trade names and service marks and of the [  ], which are determined, composed and calculated by [  ] in conjunction with [  ] without regard to the trust or the Funds. The index providers have no obligation to take the needs of the trust or the shareholders of a Fund into consideration in determining, composing or calculating the [  ]. None of the index providers or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Funds to be issued or in the determination or calculation of the equation by which the Funds are to be converted into cash. None of the index providers or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund customers, in connection with the administration, marketing or trading of the Funds. Notwithstanding the foregoing, [  ] and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Funds currently being issued by the trust, but which may be similar to and competitive with the Funds. In addition, [  ] and their subsidiaries and affiliates actively trade commodities, commodity indices and commodity futures (including the [  ] and [  ]), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the [  ] and the Value of the Funds.

This Prospectus relates only to Funds and does not relate to the physical commodities underlying any of the Index Components. Purchasers of the Funds should not conclude that the inclusion of a futures contract in the [  ] is any form of investment recommendation of the futures contract or the underlying exchange traded physical commodity by the index providers or any of their subsidiaries or affiliates. The information in this Prospectus regarding the [  ] components has been derived solely from publicly available documents. None of the index providers or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the [  ] components in connection with the Funds. None of the index providers or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any

45

other publicly available information regarding the [  ] components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE [  ] OR ANY DATA INCLUDED THEREIN AND NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE TRUST, OWNERS OF FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [  ] OR ANY DATA INCLUDED THEREIN. NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE [  ] OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX PROVIDER OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

46

USE OF PROCEEDS

All of the proceeds of the offering of the shares of each Fund will be paid by Authorized Participants, on behalf of each Fund, to pay Fund counterparties in full for new Commodity Contracts relating to that Fund’s specified Commodity Index.

Counterparties will provide a Fund’s Commodity Contracts in a number equal to the number of shares requested pursuant to a creation order. Counterparties will then deposit collateral with the collateral manager equal to the aggregate Contract Price of such Commodity Contracts. Upon settlement of a creation transaction, the counterparties of the Fund will deposit with the Fund’s collateral manager additional required collateral. The only assets available to the Fund to enable it to distribute redemption proceeds to shareholders upon redemption of its shares are the Fund’s rights under the Commodity Contracts and Control and Custodian Agreement.

The creation process is governed by the terms of the Authorized Participant Agreement. The Direct Agreement between the Authorized Participant and counterparties provides standard representations, terms and procedures to resolve any issues or liabilities as between each other in the event of settlement failures.

TRUST AND FUND EXPENSES

Each Fund will be subject to a daily adjustment referred to as the Daily Capital Adjustment. The Daily Capital Adjustment will be equal to a 3-month Treasury bill rate less the (1) Commodity Contract Spread, (2) sponsor’s fee and (3) Service Allowance. The Daily Capital Adjustment will be a positive adjustment when the 3-month Treasury bill rate exceeds the sum of the Commodity Contract Spread, sponsor’s fee, and Service Allowance. The Daily Capital Adjustment will be a negative adjustment when the 3-month Treasury bill rate is less than the sum of the Commodity Contract Spread, sponsor’s fee, and Service Allowance. The Commodity Contract Spread, sponsor’s fee, and Service Allowance will accrue daily as part of the Daily Capital Allowance for determining the Daily Contract Price of each Commodity Contract. The administrator will record the amount of each daily accrual in the books and records of the Fund. The calculation of the Daily Contract Price will be reviewed and cross-checked with each of its components.

The counterparty will make payments of cash to the sponsor for the sponsor’s fee and Service Allowance, and retain cash to satisfy the amount owed to it as the Commodity Contract Spread. The cash payments will be made at such times and frequency as agreed between the counterparty and Fund, which is expected to be monthly. Non-recurring fees and expenses are expected to occur in only extraordinary, unforeseen circumstances. In the event of such an occurrence, the Fund and counterparty will terminate Commodity Contracts in full or partially (through a reduction in the notional amount) in an amount to satisfy and pay such expenses with the cash proceeds from such terminations paid by the counterparty to the Fund’s custodian for expense disbursement.

The following is a description of the sole expenses of each Fund that are included in the Daily Capital Adjustment.

Commodity Contract Spread

The Commodity Contract Spread payable by each Fund to each of its counterparties under each Commodity Contract is intended to compensate the counterparties for their expenses of maintaining the Fund’s Commodity Contracts. A Commodity Contract Spread will be stated as a fixed percentage per annum of the Commodity Contract, accrued daily as a part of the daily calculation of the Daily Capital Adjustment. The sponsor expects that the typical Commodity Contract Spread will equal [  %]. Each Commodity Contract Spread is subject to negotiation between the sponsor for each Fund and the counterparties and may vary among the counterparties and among the Funds.

47

Sponsor’s Fee

Each Fund pays the sponsor a sponsor’s fee, monthly in arrears, in an amount equal to the per annum rates set out below. The sponsor’s fee is included in the calculation of the Daily Capital Adjustment described above.

ETF Name	Sponsor’s Fee
ETFS Oil	[ ] bps
ETFS Natural Gas	[ ] bps
ETFS Copper	[ ] bps
ETFS Wheat	[ ] bps
ETFS Composite Agriculture	[ ] bps
ETFS Composite Industrial Metals	[ ] bps
ETFS Composite Energy	[ ] bps
ETFS All Commodities	[ ] bps

In exchange for the sponsor’s fee, the sponsor provides a variety of managerial services to the trust and the Funds as well as pays all organizational, offering and operating expenses of the trust and the Funds as described below.

Organization and Offering Expenses

Expenses incurred in connection with organizing the trust and each Fund and the initial offering of Fund shares will be paid by the sponsor. Expenses incurred in connection with the continuous offering of shares of each Fund are also to be paid by the sponsor.

Organization and offering expenses relating to a Fund means those expenses incurred in connection with the formation, the qualification and registration of the shares of such Fund and in offering and processing the shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund or the offering of the shares of such Fund, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•

costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the registration statement of which this Prospectus is a part, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the shares; and

•	accounting, auditing, and legal fees (including disbursements related thereto) incurred in connection therewith.

Neither the Funds nor the sponsor will incur any underwriting expenses relating to the offering of any Fund shares. All other expenses associated with the distribution of any Fund’s shares, such as Fund marketing expenses, will be borne by the sponsor. The sponsor will not allocate to the Funds the indirect expenses of the sponsor or any of its other expenses.

The aggregate amount of the original organization and offering expenses of the Funds and the trust is $[  ].

Operating Expenses

In addition to the Commodity Contract Spreads and the sponsor’s fee discussed above, each Fund has the following Operating Expenses:

48

Index Licensing Fee and Tax Reporting Expenses

The sponsor will pay the index providers a licensing fee for the use of the Fund’s referenced Commodity Index and the fees of tax service providers. The Service Allowance which is, in part, paid to finance such licensing fees and tax reporting expenses is included in the calculation of the Daily Capital Adjustment described above. To the extent the Service Allowance is insufficient to pay the index providers’ full licensing fee, and the tax reporting costs of a Fund, the sponsor will pay the difference to the index providers and tax service providers. The sponsor expects that the Service Allowance will be [  ]% per annum of each Commodity Contract although this amount may vary among the Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund out of the sponsor’s fee it receives, generally, as determined by the sponsor, including, but not limited to, computer services, the fees and expenses of the trustee, the fees and expenses of the collateral manager, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs.

Non-Recurring Fees and Expenses

All non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the Fund. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Non-recurring and unusual fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or of exchanged traded commodities in general. In the event that a Fund needs to pay such non-recurring fees and expenses, it will terminate an equal dollar amount of Commodity Contracts to obtain the cash proceeds for payment. The payment of extraordinary fees and expenses by a Fund will result in a corresponding decrease in the Fund’s Value and its Value per Share. Any decrease in a Fund’s Value per Share due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders, result in increased tracking error of Fund performance against its referenced Commodity Index or, in extreme cases, result in Termination of the Fund.

Selling Commission

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a share over the price paid by such Authorized Participant in connection with the creation of such share in a Creation Unit may be deemed to be underwriting compensation.

COMMODITY CONTRACTS AND RELATED CONTRACTS

Each Fund will hold Commodity Contracts entered into under the terms of Facility Agreements and governed by ISDA Agreements. The Commodity Contracts will be in the form agreed upon by the sponsor (on behalf of the trust and the Funds) and the relevant counterparties to the ISDA Agreements. The ISDA Agreements set forth the general terms under which each Commodity Contract is entered into, including common Events of Default and Termination Events (as further described below). Counterparties are obligated to enter into Commodity Contracts pursuant to the Facility Agreement of each counterparty with the trust, on behalf of the Funds, subject to limitations described below.

Upon receipt of a valid notice of creation of shares of a Fund by an Authorized Participant, the Fund will enter into a new Commodity Contract with a counterparty for each share so created.

49

Upon the receipt of a valid notice of redemption of shares of a Fund, the Fund will terminate Commodity Contracts equal in number to the shares redeemed. Under certain circumstances pursuant to the Trust Agreement, Facility Agreement, ISDA Agreements and Commodity Contracts, the shares may be subject to Compulsory Redemption and in such cases the Fund’s Commodity Contracts will be terminated.

Currently, the trust has entered into Facility Agreements, ISDA Master Agreements, and Master Confirmations with the counterparties. The trust anticipates that any future Facility Agreement and ISDA Agreements that it will enter will be substantially similar to existing agreements; provided, however, that each such document may be negotiated with the relevant counterparties and the terms of such document may differ from those described below.

Facility Agreement

Under the Facility Agreements, counterparties are committed to enter into an aggregate notional amount of Commodity Contracts with the specified Fund up to specified commitment levels upon receipt of a notice of creation of shares from an Authorized Participant. Pursuant to the Facility Agreement, the initial counterparties have agreed to supply Commodity Contracts for all the trust’s Collateral Exchange Traded Commodities Funds of up to an aggregate outstanding Daily Contract Price of [  ] billion dollars ($[  ]). The counterparties and the sponsor, on behalf of the Funds, have also agreed, on an on-going basis, to deliver notices of redemptions of shares and to terminate corresponding Commodity Contracts with a counterparty in connection with such notices during the term of the Facility Agreement.

If an Event of Default or Termination Event has occurred and is continuing with respect to a Fund (including a counterparty’s inability to enter into or maintain hedging transactions to offset their obligations to a Fund under the Fund’s Commodity Contracts (“Hedging Disruptions”) with regard to regulatory position limits, or if the relevant commitment levels have been reached), the counterparty is not obligated to enter into additional Commodity Contracts with the Fund. Additionally, a counterparty may effect an early termination of some or all of its Commodities Contracts with the relevant Collateral Exchange Traded Commodities Fund or Collateral Exchange Traded Commodities Funds and a corresponding Compulsory Redemption of shares on [  ] days’ notice to the extent required by Hedging Disruptions.

The Facility Agreements set forth certain daily limitations on the volume of share redemptions and related terminations of Commodity Contracts. If redemption orders on any given day exceed the redemption limits, redemptions in excess of the limits may be suspended.

The term of each Facility Agreement is initially [  ] years, subject to early termination provisions which may be available to either a counterparty or the trust. If a counterparty does not agree to renew or otherwise extend the term of the Facility Agreement on the same or different terms beyond the initial [  ]-year period or chooses to terminate the Facility Agreement earlier, then the Commodity Contracts under such Facility Agreement will expire and, unless the counterparty is replaced by a new counterparty, the sponsor will elect to Compulsorily Redeem the shares of the affected Funds in full or in part. Generally, a counterparty may terminate the Facility Agreement (i) on not less than [  ] months’ notice for any reason, or (ii) on not less than [  ] business days’ notice in the event that an Event of Default or Termination Event has occurred and is then continuing with respect to the trust. The trust may terminate the Facility Agreement or terminate all or some Commodity Contracts thereunder, at any time in its discretion, (i) on not less than [  ] days’ notice for any reason if all shares are to be redeemed, (ii) on not less than [  ] months’ notice for any reason and regardless of whether all shares are to be redeemed, (iii) on not less than [  ] business days’ notice in the event that an Event of Default or a Termination Event has occurred and is then continuing with respect to the counterparty, or (iv) on not less than [  ] days’ notice in the event of a Compulsory Redemption of all shares of a Fund. Upon the termination of the Facility Agreement or all or some Commodity Contracts thereunder, the affected Funds will Compulsorily Redeem that number of their shares related to such Commodity Contracts.

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In the event that the index provider ceases to publish a Commodity Index and no substitute commodity index is selected pursuant to the terms of the Facility Agreement, the affected Fund will Compulsorily Redeem its shares. In the interim, on a disruption or cessation of publication of a Commodity Index, the calculation agent will use its reasonable efforts to calculate settlement values of such Commodity Index for each Pricing Day using the same methodology and processes for each individual commodity as are used from time to time for the calculation of the Commodity Index. The calculation agent owes no duty to any shareholder or the trustee in respect of any determination made by it and any substitute value calculated by the calculation agent may differ from the Commodity Index.

Each counterparty has the right to review information relating to Authorized Participants entering into an Authorized Participant Agreement with the trust. A counterparty will not be obligated to provide Commodity Contracts to fill any creation or redemption order for an Authorized Participant, unless such Authorized Participant has entered into a Direct Agreement with the counterparty. Any counterparty may, on [  ] days’ notice, notify the sponsor that one or more Authorized Participant is (with immediate or delayed effect) no longer acceptable (for credit, compliance, general business policy or reputational reasons) and authorized to create and redeem with the counterparty.

The Facility Agreements define Events of Default and Early Termination Events as follows:

[to be provided]

ISDA Agreements

Each counterparty and each Fund will enter into an ISDA Master Agreement and Master Confirmation setting forth the terms under which Commodity Contracts are entered into and terminated. The credit support annex portion of the ISDA Master Agreement that provides a Fund with a security interest in collateral specifies that collateral must be posted to cover the exposure of each Fund to each counterparty in respect of contingent payment obligations arising from the Commodities Contracts. The Control and Custodian Agreement set forth the terms for determining the amount of such exposure by the collateral manager and conditions for transfer of collateral from, and release of collateral, to the counterparties and, in an Event of Default, each Fund.

The sponsor, on behalf of a Fund, may terminate all Commodity Contracts then outstanding under an ISDA Master Agreement upon the occurrence and during the continuance of an Event of Default or Termination Event with respect to a counterparty. Upon such termination, determinations of amounts payable in respect of the Commodity Contracts on such early termination will be made by the sponsor for the Fund.

Examples of Events of Default include failure to pay, failure to transfer collateral, misrepresentation and a “Fund Insolvency Event”, in which the relevant Fund (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) has a declaration made against it declaring the assets of the Fund insolvent under Delaware law; (5) institutes or has instituted against it any other proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within [  ] days of the institution or presentation thereof; (6) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (7) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (8) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession,

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or any such process is not dismissed, discharged, stayed or restrained, in each case within [  ] days thereafter; (9) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (10) (inclusive); or (10) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts, provided that no action taken by the trustee in respect of the Fund shall constitute Fund Insolvency Event, except where acts of the trustee fall within one or more of clauses (1) to (9) and are taken in respect of security taken over Commodity Contracts.

Examples of Termination Events include illegality, tax events and such “Additional Termination Events” as are agreed by the sponsor for each Fund and the Fund’s counterparty. Additional Termination Events are expected to include the downgrade of the credit rating of a counterparty below a specified level, a Hedging Disruption, and a failure by a Fund to maintain a specified level of capitalization.

A counterparty that does not have its own credit rating may enlist another party to be its “Credit Support Provider” under an ISDA Master Agreement. The insolvency or rating downgrade of such Credit Support Provider would result in the occurrence of an Event of Default or Termination Event with respect to the counterparty.

The counterparty may terminate all Commodity Contracts all then outstanding under an ISDA Master Agreement upon the occurrence and during the continuance of an Event of Default or Termination Event with respect to a Fund. Upon such termination by the counterparty, amounts payable on the Fund’s Commodity Contracts will equal to the Daily Contract Price. Upon a termination due to the occurrence of a Hedging Disruption, determinations of amounts payable on the Fund’s Commodity Contracts will be made together by the counterparty and the sponsor on behalf of the Fund.

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WHO MAY SUBSCRIBE

Creation Units may be created or redeemed only by Authorized Participants. To create and redeem shares of a Fund, each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an Authorized Participant Agreement with the trust on behalf of the Fund and the sponsor and (4) have entered into a Direct Agreement with all counterparties of the Fund. A list of the current Authorized Participants can be obtained from the sponsor. See “Creation and Redemption of Shares.”

Authorized Participant Agreement

Each Authorized Participant must enter into an Authorized Participant Agreement with the sponsor and the trust. The Authorized Participant Agreement appoints such person an “Authorized Participant,” and enables it to create and redeem shares directly from the Fund. The Authorized Participant Agreement further sets forth certain obligations and representations of each party to the Authorized Participant relationship and the procedures for the creation and redemption of Creation Units of shares and for the delivery of cash required for such creations or redemptions.

The Authorized Participant Agreement’s term is until terminated by either the Authorized Participant or the trust on [_____] days’ written notice to the other party.

Direct Agreement

Each Authorized Participant who wishes to create or redeem shares of a Fund must enter into a Direct Agreement with each counterparty of that Fund. Under the Direct Agreement, the counterparty and Authorized Participant provide certain undertakings and representations to each other regarding the settlement of monies payable for creations and redemptions in the event of order cancellations and other settlement failures. The settlement of monies payable in the event of order cancellations and other settlement failures occurs directly between the relevant counterparty and Authorized Participant. The counterparties enter into the Direct Agreement with the Authorized Participant rather than indirectly through the Fund because, in the case of settlement failures generally, the parties would be able to resolve payment between themselves more expediently rather than transferring the amounts of adjusting payments through the Funds separately.

An Authorized Participant cannot revoke an order once submitted to the administrator. The order can be cancelled only if the administrator or sponsor rejects the order. For further discussion of creation and redemption procedures, see “Creation and Redemption of Shares”.

The sponsor will provide the Authorized Participants and counterparties with the form of the Direct Agreement containing the terms of their mutual agreement. The form of the Direct Agreement provides the Authorized Participants and counterparties with standard representations, terms and procedures in order to resolve any issues or liabilities as between each other in the event of settlement failures. For further discussion of the resolution of settlement failures, see “Creation and Redemption of Shares—Resolution of Settlement Failures”.

The term of each Direct Agreement is co-extensive with the term of the Facility Agreement under which it has been adopted.

CREATION AND REDEMPTION OF SHARES

General

Each Fund may create and redeem shares but only in multiples of to one or more Creation Unit. The Funds will not issue or redeem fractional Creation Units. A Creation Unit is a block of [50,000] shares. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the shares are not redeemable securities. Authorized Participants pay a transaction fee of $[__] to the administrator in connection with each order to create or

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redeem a Creation Unit. Authorized Participants may sell the shares included in the Creation Units they purchase from the Fund to other investors. Retail investors seeking to purchase or sell shares on any day are expected to effect such transactions in the secondary market on the [Exchange], at the market price per share, rather than in connection with the creation or redemption of Creation Units.

Authorized Participants (subject to certain conditions) may create and redeem a Fund’s shares in Creation Unit aggregations of shares for cash at a Value per Share calculated with reference to the Fund’s Daily Contract Prices on the relevant Pricing Day that is also a business day. Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected on a delivery versus payment basis with funds being transferred directly between the Authorized Participant and counterparty.

At all times, the number of shares issued by a Fund will equal the number of Commodity Contracts held by a Fund. Thus, for each share created or redeemed, an equal amount of Commodity Contracts must be entered into or terminated with counterparties. The sponsor will reject orders for creations if an equal number of Commodity Contracts cannot be provided by a counterparty under the Facility Agreement.

The determination of which counterparty will create or redeem the corresponding Commodity Contracts will be based on the terms of the Facility Agreements between the trust and the Counterparties for such Fund.

Creation orders are subject to an aggregate limit and a daily limit on the creation of new Commodity Contracts. The aggregate limit is based on all Collateralized Exchange Traded Commodities Funds of the trust. Commodity Contracts cannot be created to the extent that the total outstanding Daily Contract Price of all Commodity Contracts of all Collateralized Exchange Traded Commodities Funds would exceed the aggregate limit of [$__________] unless the counterparties otherwise agree. The daily limit is per Fund and may differ among Funds. Commodity Contracts relating to a Fund may not be created to the extent that the sum of the Daily Contract Price of all Commodity Contracts created on the same business day for that Fund would exceed an expected daily limit amount of [$__________] unless the counterparties otherwise agree. Whenever a Fund is unable to create new Commodity Contracts either because of the aggregate limit or the daily limit, creation orders submitted after such limits are reached will be rejected.

Redemptions are subject to a daily limit for each Fund. Such limit will be equal to the daily creation limit for the Fund, unless the counterparties otherwise agree. Whenever a Fund is unable to terminate existing Commodity Contracts because of the daily limit, redemption orders submitted after such limit is reached will be rejected.

A Market Disruption Day shall not be a Pricing Day, unless the calculation agent has provided a substitute value pursuant to the provisions stated in the Facility Agreement. The calculation agent will not provide a substitute value until the [sixth] consecutive Market Disruption Day after the occurrence of a Market Disruption Event. As a result, no creations or redemptions may occur for the respective Fund during the first five Market Disruption Days following a Market Disruption Event.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The sponsor may delegate its duties and obligations under the Authorized Participant Agreement to the administrator without consent from any shareholder or Authorized Participant. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the sponsor without the consent of any shareholder or Authorized Participant. To compensate the administrator for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $[___] per order to create or redeem Creation Units. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions, other forms of compensation, or inducement of any kind from either the sponsor or the Fund, and no such person has any obligation or responsibility to the sponsor or the Fund to effect any sale or resale of shares.

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In order to place creation and redemption orders, an Authorized Participant must enter into a Direct Agreement with each counterparty. In the event that no counterparty with whom an Authorized Participant has entered into a Direct Agreement is capable of entering into or cancelling a Commodity Contract relating to shares to be created or redeemed, the Authorized Participant’s creation or redemption order may be cancelled. A counterparty may reject an order relating to a creation or redemption only if applicable aggregate or daily limits are exceeded, an Event of Default has occurred, the order date is a Market Disruption Day or a material adverse change has occurred.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and regulated by FINRA, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the sponsor or the administrator to obtain the contact information for the Authorized Participants. shareholders who are not Authorized Participants will only be able to redeem their shares through an Authorized Participant.

Under the Authorized Participant Agreements, the sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The sponsor has agreed to reimburse the Authorized Participants, solely from and to the extent of the applicable Fund’s assets, for indemnification and contribution amounts due from the sponsor in respect of such liabilities to the extent the sponsor has not paid such amounts when due. The sponsor will seek such reimbursement amounts from the applicable Fund pursuant to the rights of indemnification and contribution under the Trust Agreement.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an Authorized Participant should refer to the relevant provisions of the Trust Agreement, the form of Authorized Participant Agreement and the form of Direct Agreement for more detail. The Trust Agreement, the form of Authorized Participant Agreement and the form of Direct Agreement are filed as exhibits to the registration statement of which this Prospectus is a part. This Prospectus includes a summary of all material terms of the Trust Agreement.

Payments for Creations and Redemptions

Payment for the creation of shares of a Fund will be made directly from the relevant Authorized Participant to the specified counterparty, and payment upon redemption of shares will (save where there are no Authorized Participants or in the case of Compulsory Redemptions) be made directly from the specified counterparty to the relevant Authorized Participant.

Payments from or to Authorized Participants will be made via the [______] system on a delivery versus payment basis. In the cases of Compulsory Redemptions and redemptions where there are no Authorized Participants, the specified counterparty will make payment to accounts of the Fund secured for the benefit of the shareholders of the relevant Fund or to the custodian of the Fund for the benefit of such shareholders.

Creation Procedures

On any business day that is also a Pricing Day for a Fund, an Authorized Participant may place an order with a Fund to create one or more Creation Units. Purchase orders must be placed one hour prior to the earliest applicable closing time of the Component Exchange upon which an Index Component of the Fund’s Commodity Index trades. If a purchase order is received prior to the

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applicable cut-off time, the day on which [____] receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day that is a Pricing Day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Payment and Cut-off

The total payment required to create each Creation Unit is the aggregate Value per Share of [50,000] shares of the applicable Fund on the purchase order date plus the applicable transaction fee. Authorized Participants have a cut-off as shown in the table below.

ETF Name	Creation Cutoff	Value Calculation Time
ETFS Oil	[__]	[__]
ETFS Natural Gas	[__]	[__]
ETFS Copper	[__]	[__]
ETFS Wheat	[__]	[__]
ETFS Composite Agriculture	[__]	[__]
ETFS Composite Industrial Metals	[__]	[__]
ETFS Composite Energy	[__]	[__]
ETFS All Commodities	[__]	[__]

Delivery of Cash

Cash required for settlement must be transferred directly to the specified counterparty through the DTC on a Delivery Versus Payment (DVP) basis. If the specified counterparty does not receive the cash by the market close on the third (3rd) business day (T+3) following the purchase order date, such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the specified counterparty for all costs associated with cancelling the order including costs and any losses incurred on cancelling the corresponding Commodity Contracts. At its sole discretion, the sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the specified counterparty’s receipt of the purchase amount.

Rejection of Purchase Orders

In respect of any Fund, the sponsor may, in its discretion, suspend the ability to purchase, or postpone the purchase settlement date, (1) for any day that is not a Pricing Day for the Fund; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the sponsor determines to be necessary for the protection of the shareholders. The sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal;

•	circumstances outside the control of the sponsor make it, for all practical purposes, not feasible to process issuances of Creation Units; or

•

in the event that the creation of the corresponding Commodity Contracts would exceed any creation aggregate or daily limit in place or would result in an Event of Default or Termination Event under a Fund counterparty’s Commodity Contracts.

Neither the sponsor nor the administrator will be liable for the suspension or rejection of any purchase order.

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Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any business day, that is also a Pricing Day for a Fund, an Authorized Participant may place an order with a Fund to redeem one or more Creation Units. Redemption orders must be placed by [____], New York time. Redemption orders are irrevocable.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than [_____], New York time, on the third business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Shares in a Fund can only be redeemed if corresponding Commodity Contracts can be terminated.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the Value per Share of the shares comprising the Creation Unit(s) of such Fund in the Authorized Participant’s redemption order on the redemption order date.

Whenever shares of a Fund are redeemed, equivalent Commodity Contracts of the Fund will be terminated. The termination of a Fund’s Commodity Contracts will result in the payment of cash redemption proceeds to the redeeming Authorized Participant from the terminating counterparties of the Fund.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at [____], New York time, on the third business day immediately following the redemption order date if, by such time on such third business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Creation Units received. Any remainder of the redemption proceeds will be delivered on the next business day if (1) the sponsor receives the fee applicable to the extension of the redemption distribution date, which the sponsor may, from time-to-time, determine and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by [____], New York time, on such next business day. The specified counterparty is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by [____], New York time, on the third business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the sponsor may determine from time-to-time. Otherwise the failure to deliver Creation Units will result in the cancellation of that portion of the redemption order relating to such Creation Units.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any day that is not a Pricing Day for the Fund, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) for such other period as the sponsor determines to be necessary for the protection of the shareholders. The sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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The sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the sponsor for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $[___] per order to create or redeem Creation Units. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the sponsor. The sponsor will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until [__] days after the date of the notice.

Compulsory Redemption

The trust may Compulsorily Redeem the shares of a Fund, either in whole or in part, upon the occurrence of certain events in either or both of the following categories:

1)	Redemption in Part:

•

One or more counterparties provide notification that they are unable to maintain the hedging transactions entered into by them to offset obligations incurred under Commodities Contracts, whether by reason of market disruption or other reasons specified in the Facility Agreement or ISDA Agreements, which may include regulatory position limitations relating to commodities or Commodity Indices as set by the CFTC or relevant exchanges.

•	A counterparty terminates its Facility Agreement and ISDA Agreements, or does not agree to provide Commodity Contracts beyond the agreed initial term limit of [___] years.

•	The sponsor in its sole discretion decides to terminate a Facility Agreement.

2)	Redemption in Full:

•

If the calculation agent notifies the trust that the intra-day indicative value per share corresponding to any Fund has declined to zero at any time during any Trading Day and that such Commodity Contracts have been terminated, then the shares of the relevant Fund will automatically be subject to a Compulsory Redemption on that day. Shareholders are unlikely in that situation to receive any proceeds as the Fund is unlikely in these circumstances to have sufficient assets to repay shareholders any material sums as the only assets available for redemption of the affected shares will be the Commodity Contracts whose value will be zero even if the Value of the relevant Fund subsequently increases.

•	An index provider ceases to publish a Commodity Index.

•	Occurrence of a Fund Insolvency Event.

•	Termination of a Fund or the trust by the sponsor in its sole discretion for any reason or no reason at all.

Resolution of Settlement Failures

In the event that an Authorized Participant fails to make a payment to the relevant counterparty’s account in respect of a purchase order for Creation Units and such failure has not been rectified by the applicable cut-off time on the next business day, then such settlement failure shall not invalidate the purchase order; however, the Sponsor may, at any time thereafter, give notice to the Authorized Participant (with a copy to the relevant counterparty) to withdraw such purchase order to create shares. Such notice of withdrawal shall also constitute a notice to the relevant counterparty to withdraw the creation of the corresponding Commodity Contract under the Facility Agreement.

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In the event that an Authorized Participant fails to deposit shares into the appropriate DTC account or to give correct delivery versus payment instructions in connection with a redemption order, such failure shall not invalidate the redemption order; however, the sponsor may, at any time thereafter, give notice to the Authorized Participant (with a copy to the relevant counterparty) to withdraw such redemption order to redeem shares. Such notice of withdrawal shall also constitute a notice to the relevant counterparty to withdraw the cancellation of the corresponding Commodity Contracts under the Facility Agreement. The Authorized Participant shall not be entitled to any interest on the redemption amount in the event of a delay in settlement of a redemption order resulting from such Authorized Participant’s failure to deliver shares or to provide correct delivery versus payment instructions in connection with such redemption order.

In the event that a counterparty fails to make a payment to the relevant Authorized Participant in connection with a redemption order and such failure to pay has not been rectified within [five] business days, then such failure will constitute a counterparty event of default under the Facility Agreement and the collateral manager shall instruct a liquidation agent to liquidate the collateral related to such Commodity Contracts and deliver the proceeds of such liquidation to the custodian for further delivery to the Authorized Participant. The proceeds of such liquidation will be offset against any obligations of the counterparty to the Authorized Participant relating to such redemption order.

Under the Direct Agreement entered into by them, the relevant Authorized Participant and counterparty shall have agreed to make payments to one another if a settlement failure, including, without limitation, a settlement delay, occurs with respect to a purchase order or redemption order.

To the extent a settlement failure persists for three business days from and including the scheduled settlement date, the other party to the Direct Agreement (a “Determining Party”) may provide notice to the party causing the settlement failure (a “Settlement Failure Party”) of a date for determining the resolution of the settlement failure (a “Compensation Amount Determination Date”), which will not be sooner than the notice delivery date. The Determining Party will then determine on or as soon as practicable after the Compensation Amount Determination Date the compensation amount owed to it as of such date resulting from such settlement failure. The compensation amount so owed will include all amounts that would constitute its loss under the ISDA Master Agreement between the Fund and the counterparty as if the Authorized Participant were substituted for the Fund in such agreement. The Determining Party’s compensation amount will include, in addition to the monies owed, if any, by the Settlement Failure Party at settlement for the creation or redemption transaction, any loss or cost incurred, or gain realized, by the Determining Party or its affiliates as a result of its terminating, liquidating, obtaining or re-establishing any hedging position with respect to the Fund’s Commodity Contracts (if the counterparty is the Determining Party) or the Fund’s shares (if the Authorized Participant is the Determining Party) to which the settlement failure relates. If the compensation amount is positive, the Settlement Failure Party will pay it to the Determining Party, and if the amount is negative, the Determining Party will pay it to the Settlement Failure Party. The compensation amount is due and payable on the date the Determining Party delivers notice of it to the Settlement Failure Party. Other than the compensation amount, no party to the Direct Agreement will have any other damage claims resulting from the settlement failure.

In the case of a delayed settlement payments that do not constitute a settlement failure involving a Compensation Amount Determination Date, the party delaying settlement payment shall pay to the non-delaying party under the Direct Agreement the settlement amount plus interest accrued thereon from the scheduled settlement date at a fixed bank funding rate (such as the London Interbank Offered Rate). The additional interest charge for a delayed settlement is payable two business days after demand for such interest is made by the non-delaying party.

Failure to pay any amounts when due under the Direct Agreement will incur interest costs at a fixed bank funding rate, which will escalate to a higher default rate if such amounts remain unpaid three business days after their due date or longer. Any amounts owed by a Settlement Failure Party under the Direct Agreement may be setoff by the Determining Party against any amounts, whether or not arising under the Direct Agreement, owed by the Determining Party to the Settlement Failure Party once a Compensation Amount Determination Date has been established.

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DESCRIPTION OF THE SHARES & CERTAIN MATERIAL TERMS OF
THE TRUST AGREEMENT

The following summary describes in brief all material information concerning the description of the shares and certain aspects of the operation of the trust, each Fund, and the respective responsibilities of the trustee and the sponsor concerning the trust and certain terms of the Trust Agreement. You should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part.

Description of the Shares

Each Fund will issue shares which represent shares of fractional undivided beneficial interest in and ownership of such Fund. The shares of each Fund will be listed on the [Exchange] under the following trading symbols:

Fund Name	Trading Symbol
ETFS Oil	[__]
ETFS Natural Gas	[__]
ETFS Copper	[__]
ETFS Wheat	[__]
ETFS Composite Agriculture	[__]
ETFS Composite Industrial Metals	[__]
ETFS Composite Energy	[__]
ETFS All Commodities	[__]

The shares do not provide dividend rights or conversion rights and there will not be sinking funds. See “Distributions.” The shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of [50,000] shares, or Creation Units. Individual shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any shares or Creation Units from a Fund. Shareholders generally will not have voting rights as discussed below under “Management; Voting by Shareholders.” Cumulative voting is neither permitted nor required and there are no preemptive rights. The Trust Agreement provides that, upon liquidation of a Fund, its assets will be distributed pro rata to the shareholders of such Fund based upon the number of shares held. Each shareholder will receive its share of the Fund’s assets in cash.

Principal Office; Location of Records

The trust is organized as a statutory trust under the DSTA. The trust is managed by the sponsor, whose office is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

The books and records of each Fund will be maintained as follows: all marketing materials will be maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; and Creation Unit creation and redemption books and records and certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) will be maintained by [_____], [__], telephone number [__].

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s counterparties) will be maintained at each Fund’s principal office, 48 Wall Street, New York, New York 10005; telephone: (212) 918-4954.

Trust books and records located at the foregoing addresses are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The sponsor will maintain and preserve the books and records of each Fund for a period of not less than six years.

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The Funds

The trust is formed and will be operated in a manner such that each Collateralized Exchange Traded Commodities Fund is liable only for obligations attributable to such Collateralized Exchange Traded Commodities Fund, and the shares of a Collateralized Exchange Traded Commodities Fund are not subject to the losses or liabilities of any other Collateralized Exchange Traded Commodities Fund. If any creditor or shareholder asserted against a Collateralized Exchange Traded Commodities Fund a valid claim with respect to its indebtedness or shares, the creditor or shareholder would only be able to recover money from that particular Collateralized Exchange Traded Commodities Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”), incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Collateralized Exchange Traded Commodities Fund, and not against any other Collateralized Exchange Traded Commodities Fund or the trust generally, or any of their respective assets. Any Claims (including, without limitation, indemnification obligations) or reserves of the trust which are not readily identifiable as being held with respect to any particular Collateralized Exchange Traded Commodities Fund shall be allocated and charged by the sponsor to and among any one or more of the Collateralized Exchange Traded Commodities Fund in such manner and on such basis as the sponsor in its sole discretion deems fair and equitable. The assets of each Collateralized Exchange Traded Commodities Fund include only those funds and other assets that are paid to, held by or distributed to the Collateralized Exchange Traded Commodities Fund on account of and for the benefit of that Collateralized Exchange Traded Commodities Fund, including, without limitation, funds delivered to the Collateralized Exchange Traded Commodities Fund by the collateral manager that represent the value of collateral realized upon an Event of Default or Termination Event on any of the Collateralized Exchange Traded Commodities Funds’ Commodity Contracts. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the trust or any Collateralized Exchange Traded Commodities Fund has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Collateralized Exchange Traded Commodities Funds or their assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Collateralized Exchange Traded Commodities Funds or their respective assets, except that Claims against the trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Collateralized Exchange Traded Commodities Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Collateralized Exchange Traded Commodities Fund (but not from the assets of any other Collateralized Exchange Traded Commodities Fund or the trust generally) equal to the treatment received by all other creditors and shareholders that dealt with such Fund; and

•

a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the trust generally or any Collateralized Exchange Traded Commodities Fund.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over any Collateralized Exchange Traded Commodities Fund. The trustee acts in an entirely passive role.

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The Trustee

[__________], a [_________] banking company, is the sole trustee of the trust and each Fund. The trustee’s principal offices are located at [______]. The trustee is unaffiliated with the sponsor. The rights and duties of the trustee, the sponsor and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The trustee accepts service of legal process on the trust and any Fund in the State of Delaware and will make certain filings under the DSTA. The trustee does not owe any other duties to the trust, the sponsor or the shareholders.

The trustee is permitted to resign upon at least [__] days’ notice to the trust, provided, that any such resignation will not be effective until a successor trustee is appointed by the sponsor. The trustee will be compensated by the sponsor, and is indemnified by each Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. The sponsor has the discretion to replace the trustee.

Neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the trustee set forth in the Trust Agreement.

Under the Trust Agreement the sponsor has exclusive management and control of all aspects of the business of the Funds and the trust. The trustee will have no duty or liability to supervise or monitor the performance of the sponsor, nor does the trustee have any liability for the acts or omissions of the sponsor.

The Sponsor

The sponsor is a Delaware limited liability company and was formed on June 17, 2009. In the course of its management of the business and affairs of the Funds and the trust, the sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the sponsor as additional sponsors and retain such persons, including affiliates of the sponsor, as it deems necessary for the efficient operation of the Funds and the trust, as appropriate.

The sponsor currently sponsors four physically-backed metal commodity products that trade on the NYSE Arca. Since launching its first product on July 24, 2009, total assets across all four products is approximately $1.55 billion as at July 14, 2010. The Funds are not in direct competition with the sponsor’s existing metal commodity products since the metal products possess physical metal and not Commodity Contracts. The functions of the sponsor are generally administrative in nature. However, certain officers of the sponsor also serve in their capacities as officers to issuers of European and Australian based exchange traded products and are not required to devote all their time to the operation of the Funds.

As noted above, the sponsor has exclusive management and control of all aspects of the business of each Fund. The trustee will have no duty to supervise or monitor the performance of the sponsor, nor will the trustee have any liability for the acts or omissions of the sponsor. Under the Delaware Limited Liability Company Act and the governing documents of the sponsor, the sole member of the sponsor, ETF Securities Limited, is not responsible for the debts, obligations and liabilities of the sponsor solely by reason of being the sole member of the sponsor.

Specifically, with respect to each Fund, the sponsor:

•	selects the trustee, distributor, marketing agent, auditor, custodian, and other service providers;

•	selects counterparties and determines the rules by which the creation and the close out of Commodity Contracts are allocated across such counterparties;

•	negotiates various agreements and fees;

•	accepts creation and redemption orders; and

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•	performs such other services as the sponsor believes that the Fund may from time-to-time require.

The sponsor also bears all the organizational, routine operational expenses of the trust and each Fund, except for the Commodity Contract Spread, Service Allowance, and any non-recurring extraordinary expenses.

The shares are (1) not deposits or other obligations of the sponsor, the trustee or any of their respective subsidiaries or affiliates or any other bank, (2) are not guaranteed by the sponsor, the trustee or any of their respective subsidiaries or affiliates or any other bank, and (3) are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of any Fund is speculative and involves a high degree of risk.

Duties of the Sponsor; Limitation of Sponsor Liability; Indemnification of Sponsor

The general fiduciary duties which would otherwise be imposed on the sponsor (which could make its operation of the trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent). The Trust Agreement specifically bars the imposition of any general fiduciary duties on the sponsor and its affiliates. In accordance with the Delaware Statutory Trust Act, the sponsor is deemed to have made an implied contractual covenant of good faith and fair dealing in the Trust Agreement.

Whenever a potential conflict of interest exists between the Funds or the trust and the sponsor and its affiliates, the sponsor may resolve such conflict of interests, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the sponsor, the resolution, action or terms so made, taken or provided by the sponsor shall not constitute a breach of the Trust Agreement or of any duties it may owe to the Funds or the trust or investors at law, in equity or otherwise.

The sponsor may delegate, or terminate a prior delegation of, all or a portion of its duties and obligations under the Trust Agreement to any other entity, including the administrator, without the consent of any other party. The sponsor and its affiliates may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the trust, shall not be deemed wrongful or improper under the Trust Agreement.

The Trust Agreement provides that the sponsor and its affiliates shall have no liability to the trust, any Fund or to any shareholder of a Fund for any loss suffered by the trust and any Fund arising out of any action or inaction of the sponsor or its affiliates, if the sponsor or its affiliate, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute gross negligence or willful misconduct by the sponsor or its affiliate. Neither the sponsor nor its affiliates shall be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or Authorized Participant. The sponsor shall not be liable for the conduct or misconduct of any delegatee it selects; provided that the selection of such delegatee was conducted with reasonable care.

The trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) will indemnify and hold harmless to the fullest extent permitted by law the sponsor (for the purposes of this paragraph, the term “sponsor” includes any person, including affiliates of the sponsor, performing services on behalf of the trust and acting within the scope of the sponsor’s authority under the Trust Agreement) against all claims, losses, liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments or settlements, in compromise or as fines and penalties, and counsel fees reasonably incurred, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the sponsor may be or may have been involved

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as a party or otherwise or with which the sponsor may be or may have been threatened by reason of any alleged act or omission as sponsor thereof or by reason of his or her being or having been the sponsor, except with respect to any matter as to which the sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that the sponsor’s action was in the best interests of the trust or the Funds and except that the sponsor shall not be indemnified against any liability to the trust or its shareholders by reason of willful misconduct or gross negligence of the sponsor, and provided further that any such indemnification will only be recoverable from the assets of the trust or the applicable Fund or Funds. To the extent applicable, any indemnification obligations to the sponsor shall be subject to the Inter-Series Limitation on Liability.

Ownership or Beneficial Interest in the Funds

The sponsor may maintain an investment in each Fund. The sponsor, its members, managers, officers, employees or affiliates may have an ownership or beneficial interest in a Fund, and there are no ownership limitations, such as a percentage restriction, imposed on such positions.

Management and Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Fund’s operations or the business. The shareholders shall have the right to vote on other matters only as the sponsor may consider desirable and so authorize in its sole discretion. Shareholder meetings will not be held on a regular basis, and the sponsor does not intend to call shareholder meetings. Shareholders owning not less than a majority of the then outstanding shares of a Fund may join in the bringing of a derivative or class action lawsuit on behalf of a Fund.

The sponsor may amend any provisions of the Trust Agreement without the consent of any shareholder; provided, however, that no amendment may be made to the Trust Agreement if, as a result of such amendment, (i) the trust would be taxable as an association taxable as a corporation for U.S. federal income tax purposes; (ii) any of the trustee’s rights, duties or liabilities are adversely affected, unless the trustee consents to such amendment; or (iii) the right of a shareholder to redeem a Creation Unit under the creation and redemption procedures of the trust and to receive the value represented by such Creation Unit is impaired, except in order to comply with mandatory provisions of applicable law. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right of the shareholders will not become effective until thirty days after notice of such amendment is given, or caused to be given, by the sponsor to the shareholders. Every shareholder, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by this Trust Agreement as amended thereby.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The shares are limited liability investments and investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The shares of each Fund trade on the [Exchange] and provide institutional and retail investors with direct access to each Fund. The shares of each Fund may be bought and sold on the [Exchange] like any other exchange-listed security.

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Book-Entry Form

Individual certificates will not be issued for the shares. Instead, global certificates are deposited by the trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants. The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The sponsor will furnish an annual report for each Fund in the manner required by the rules and regulations of the SEC, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The annual and quarterly reports and other filings made with the SEC will be posted on the sponsor’s website at www.etfsecurities.com.

The sponsor will notify shareholders of any change in the fees paid by the trust or of any material changes to any Fund by filing with the SEC a supplement to this Prospectus and a current report on Form 8-K, which will be publicly available at www.sec.gov and at the sponsor’s website at www.etfsecurities.com. Any such notification will include a description of shareholders’ voting rights.

Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to shares held.

Fund Termination Events; Liquidation Rights

The trust or any Fund, as the case may be, may be dissolved at any time and for any reason by the sponsor with written notice to the shareholders. Any termination by the trust of any or all of the Funds will result in the Compulsory Redemption of all outstanding shares of the terminated Funds.

The Trust Agreement provides that, upon liquidation of a Fund, its assets will be distributed pro rata to the shareholders of such Fund based upon the number of shares held. Each shareholder will receive its share of the Fund’s assets in cash.

MANAGEMENT OF THE SPONSOR

Under the Trust Agreement, all management functions of the trust have been delegated to and are conducted by the sponsor. In their capacities as officers of the sponsor, the principal executive officer and principal financial officer of the sponsor may take certain actions and execute certain agreements and certifications for the sponsor in its capacity as sponsor of the trust. The following is biographical information for the principal executive officer and the principal financial officer of the sponsor.

Graham Tuckwell

Graham Tuckwell has served as the President, Chief Executive Officer and Manager of the sponsor since its formation in 2009 and is the founder and chairman of ETF Securities Limited since its founding in [  ]. He is also the founder and chairman of Gold Bullion Securities Limited in the Channel Island of Jersey and Australia since their foundings in [  ], which companies obtained the world’s first listings of a commodity on a stock exchange. Previously, Mr. Tuckwell was the founder and managing director from [  ] to [  ] of Investor Resources Limited, a boutique corporate

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advisory firm, which specialized in providing financial, technical and strategic advice to the resources industry. Prior to establishing Gold Bullion Securities Limited and Investor Resources Limited, he was Head of Mining Asia/Pacific at Salomon Brothers from [  ] to [  ], Group Executive Director responsible for Strategy and Acquisitions at Normandy Mining from [  ] to [  ] and Head of Mergers and Acquisitions at Credit Suisse First Boston in Australia from [  ] to [  ]. Mr. Tuckwell holds a Bachelor of Economics (Honours) and a Bachelor of Laws degree from the Australian National University. He is also a registered representative of ALPS Distributors Inc.

Thomas Quigley

Thomas Quigley has served as the Chief Financial Officer, Vice President, Treasurer and Secretary of the sponsor since April 1, 2010 and is the Chief Financial Officer of ETF Securities Limited based in Jersey. Previously, Mr. Quigley was a Director of Terra Firma Capital Partners, the private equity firm from [  ] to [  ], and a Managing Director at W.P. Carey & Co LLC, the asset management firm from [  ] to [  ]. Mr. Quigley has held senior management positions in investment banking as a Managing Director at ING Barings Investment Banking from [  ] to [  ] and prior to that at Close Brothers Corporate Finance in the City of London from [  ] to [  ]. He is a Chartered Accountant and member of the ICAEW having trained with Price Waterhouse, London. Mr. Quigley holds an MA in Physics from Oxford University, England.

AGENCY SERVICES AGREEMENT

Pursuant to the Agency Services Agreement, the agency service provider, among other things, provides transfer agent services for shares and acts as “index receipt agent” (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of trade orders with Authorized Participants.

In its capacity as transfer agent, the agency service provider provides services with respect to the issuance and redemption of shares, the payment, if any, of dividends and distributions with respect to shares, recording the issuance of shares and maintaining certain records therewith. In its capacity as “index receipt agent,” the agency service provider provides services with respect to the processing, clearance and settlement of creation and redemption orders for shares through DTC.

The sponsor will pay the agency service provider for its services under the Agency Services Agreement, as well as the agency service provider’s reasonable out-of-pocket or incidental expenses in connection with the agency service provider’s services under the Agency Services Agreement.

The Agency Services Agreement will become effective upon commencement of the Funds operations and will continue until terminated by the agency service provider or the trust on at least [___] days’ prior written notice. If the Custody Agreement is terminated, the agency service provider may terminate the Agency Services Agreement in whole or in part simultaneously with the transition of assets to a successor custodian. The agency service provider also can terminate the Agency Services Agreement if the sponsor is more than [sixty (60)] days’ delinquent in payments of monthly billings in connection with the Agency Services Agreement.

The agency service provider is indemnified under the Agency Services Agreement by the sponsor.

FUND SERVICING AGREEMENT

The administrator serves as the administrator for each Fund pursuant to the Fund Servicing Agreement. Under the Fund Servicing Agreement, the administrator, among other things, provides services necessary for the operation and administration of each Fund, including Value calculations, accounting and other fund administrative services.

The sponsor will pay the administrator for its services under the Fund Servicing Agreement. The trust will be responsible for the payment of all the administrator’s reasonable fees and disbursements in respect of the trust and Funds, all governmental or similar fees, charges and any other customary, extraordinary or reasonable out-of-pocket expenses.

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The Fund Servicing Agreement will be in effect for an initial term of three years from the commencement of the Funds’ operation, the first date on which the administrator is entitled to receive fees under the Fund Servicing Agreement. The Fund Servicing Agreement automatically renews for additional one-year periods thereafter, unless terminated by the trust or the administrator on at least [______] days’ prior written notice. The trust may terminate the Fund Servicing Agreement without cause prior to the end of its initial term by giving at least [______] months’ prior written notice. The administrator may terminate the Fund Servicing Agreement in whole or in part if the Agency Services Agreement or Custody Agreement is terminated. Either the sponsor or the administrator may terminate the Fund Servicing Agreement for cause for the reasons set forth in the Fund Servicing Agreement, such as either party’s bankruptcy or committing a material breach of the Fund Servicing Agreement.

The administrator may delegate to a reputable agent any of its functions under the Fund Servicing Agreement, although it will remain responsible under the Fund Servicing Agreement for its service thereunder. To the extent reasonably practicable, the administrator will consult with the trust before delegating a material portion of such services.

The administrator is indemnified under the Fund Servicing Agreement by the sponsor.

CUSTODY AGREEMENT

The custodian serves as custodian of each Fund pursuant to the Custody Agreement with respect to the custody of securities and cash, if any, delivered to the custodian by a Fund and related settlement services. In such capacity, the custodian, among other things, provides custodial, settlement and other associated services to the Funds, such as establishing and maintaining securities, cash and additional accounts for the Funds. Pursuant to the terms of the Custody Agreement, the custodian may deposit and/or maintain the investment assets of any Fund in a securities depository. The custodian maintains separate and distinct books and records segregating the assets it holds each Fund.

The sponsor will pay the custodian for its services under the Custody Agreement. The custodian is both exculpated and indemnified under the Custody Agreement.

If a successor custodian is appointed, the parties agree that the securities and cash of the Funds held by the custodian will be delivered within a reasonable period before the Custody Agreement terminates, provided that the trust provides the custodian full details of the successor custodian to which the custodian must deliver such assets. If the trust fails to provide such details in a timely manner, the custodian may continue to be paid fees until it is able to deliver such assets to a successor custodian and may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination.

The initial term of the Custody Agreement is for a period of [_____] years following the commencement of the Funds’ operations, the date on which the custodian commenced providing services under the Custody Agreement. Following the initial term, the trust may terminate the Custody Agreement on [_______] days’ prior written notice to the custodian. The custodian may terminate the Custody Agreement on [__________] days’ prior written notice to the trust. Either the trust or the custodian may terminate the Custody Agreement for certain other reasons as set forth in the Custody Agreement, such as if the other party commits a material breach of the Custody Agreement, either party’s bankruptcy or the custodian reasonably determines that the trust ceases to satisfy the custodian’s customary credit requirements. The trust may terminate the Custody Agreement at any time on [______] days’ prior written notice to the custodian and payment of a termination fee.

DISTRIBUTIONS

The sponsor has discretionary authority over all distributions made by each Fund. The Funds currently do not expect to make distributions with respect to capital gains or income. Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S.

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federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, global certificates are signed by the trustee and the sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the trustee on behalf of DTC. The global certificates evidence all of the shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the trustee or the sponsor individually.

Upon the settlement date of any creation, transfer or redemption of shares, DTC credits or debits, on its book- entry registration and transfer system, the amount of the shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of shares.

Beneficial ownership of the shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares. Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units or the shares of each Fund by giving notice to the trustee and the sponsor. Under such circumstances, the trustee and the sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants

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and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the sponsor believes that the per share price of a Fund in the secondary market has fallen outside a desirable trading price range, the sponsor may direct the trustee to declare a split or reverse split in the number of shares outstanding and to make a corresponding change in the number of shares of such Fund constituting a Creation Unit.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes material U.S. federal income tax consequences of the purchase, ownership, and disposition of the shares. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase the shares by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. In addition, the summary is only applicable to a beneficial owner of shares who purchases shares in the offering to which this Prospectus relates and who holds such shares as a capital asset for U.S. federal income tax purposes. The summary does not deal with holders in special situations, including dealers in securities or currencies, traders in securities or commodities that elect to use a mark-to-market method of accounting for tax purposes, financial institutions, tax-exempt entities, insurance companies, persons holding shares as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated transaction for U.S. federal income tax purposes, holders of shares whose functional currency is not the U.S. Dollar, and non-U.S. holders of shares that hold shares in connection with a trade or business within the U.S.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations, rulings, and judicial decisions thereunder as of the date hereof. You should be aware that such authorities may be repealed, revoked, or modified, possibly with retroactive effect.

For purposes of this summary, a “U.S. Shareholder” is a beneficial owner of a share that is, for U.S. federal income tax purposes:

(i)	an individual citizen or resident of the U.S.;

(ii)	a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof;

(iii)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)	a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons.

A “Non-U.S. Shareholder” is a beneficial owner of a share that is not a U.S. Shareholder.

If a partnership holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that purchases, owns, or disposed of shares, you should consult your own tax advisor regarding the tax consequences of such transactions.

The tax rules applicable to the shares, the Funds, and the Commodity Contracts are complex, and no statutory, judicial, or administrative authority directly addresses the characterization of an investment similar to an investment in the shares. You should be aware that the United States Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this summary, that no ruling has been requested from the IRS with respect to such tax consequences, and that the description of such tax consequences might not be sustained by the courts.

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YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SHARES IN YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE U.S. STATE OR LOCAL TAX CONSEQUENCES OF SUCH TRANSACTIONS AND ANY TAX CONSEQUENCES THAT MAY ARISE UNDER FOREIGN LAW.

Tax Treatment of the Funds

The sponsor has received an opinion from its special U.S. tax counsel, Cleary Gottlieb Steen & Hamilton LLP, that each Fund will be treated as a separate partnership for U.S. federal income tax purposes. In general, a U.S. partnership that is a “publicly traded partnership” is treated as a corporation for U.S. federal income tax purposes and subject to a corporate level tax. There is an exception to this general rule, however, for a publicly traded partnership whose gross income for each taxable year consists of at least 90 percent “qualifying income.” A publicly traded partnership that satisfies this test is taxed as a partnership for U.S. federal income tax purposes, and is accordingly not subject to U.S. federal income tax on its net income.

For this purpose, qualifying income generally includes interest, dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities or of futures, forwards, and options with respect to commodities, qualifying income generally includes income and gains from such commodities and futures, forwards, and options.

As discussed below, the Commodity Contracts should be treated as prepaid, cash-settled commodities purchase/sale contracts with respect to commodities for U.S. federal income tax purposes. As a consequence, it is expected that the Funds will satisfy the qualifying income test, and will be taxed as partnerships, rather than as corporations, for U.S. federal income tax purposes.

If a Fund failed to satisfy the qualifying income test in any year, the Fund could be taxable as a corporation for U.S. federal income tax purposes. In that case, the Fund would pay U.S. federal income tax on its net income. As a consequence, a shareholder could suffer a material adverse effect on its economic return from an investment in the shares of that Fund. The remainder of this summary assumes that each Fund will satisfy the qualifying income test, and will be taxed as a partnership, rather than as a corporation, for U.S. federal income tax purposes.

Tax Treatment of U.S. Shareholders

Each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the income, gains, losses, deductions, and credits of the relevant Fund, without regard to the distribution of any cash. Because the Funds do not intend to make distributions, a U.S. Shareholder may accordingly be allocated income or gain but receive no cash distribution with which to pay its tax liability resulting from the allocation.

The determination of a partner’s allocable share of partnership items is subject to complex U.S. tax rules, and a U.S. Shareholder’s allocable share of any item of income, gain, loss, deduction, or credit may differ from the shareholder’s economic interest in the relevant Fund. Such a mismatch between tax allocations and economic interest may be temporary, reversing itself in a later period or when shares are sold, or could be permanent.

In determining a U.S. Shareholder’s allocable share of income, gains, losses, deductions, and credits from a Fund, the Commodity Contracts should be treated as prepaid, cash-settled commodities purchase/sale contracts with respect to commodities for U.S. federal income tax purposes. At the maturity of a Commodity Contract or upon a sale or other taxable disposition of a Commodity Contract, the relevant Fund generally should recognize a capital gain or loss equal to the difference, if any, between the amount realized and the Fund’s tax basis in the Commodity Contract. Any such gain or loss allocated to a U.S. Shareholder generally should be treated as long term capital gain or loss if the Fund has held the Commodity Contract for more than one year at the time of disposition. Each Fund should also generally be treated as receiving periodic income in respect of deposits under its Commodity Contracts, in an amount equal to the sponsor’s fee and the

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Service Allowance, and then as incurring an expense in an equal amount. Such income allocated to a U.S. Shareholder should be treated as ordinary income for U.S. federal income tax purposes, although the deductibility of any such expense allocated to a U.S. Shareholder may be subject to limitations, as described below.

On a sale or other taxable disposition of shares, a U.S. Shareholder will generally recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in the shares disposed of. The amount realized will be the sum of the cash or the fair market value of other property received plus the U.S. Shareholder’s share of any debt of the Fund. Any such gain or loss generally will be treated as long term capital gain or loss if the shares were held for more than one year at the time of disposition. For this purpose, a U.S. Shareholder will generally be able to make a special election that will allow it to identify and use the actual holding periods of the shares sold for purposes of determining whether the gain or loss is long term capital gain or loss. In the absence of such an election, a U.S. Shareholder would need to treat a sale of shares as giving rise to long and/or short term capital gain or loss in proportion to the amounts of its shares in the relevant Fund that would give rise to such a gain or loss on a disposition of all of its shares in the Fund. Notwithstanding the foregoing, a portion of a U.S. Shareholder’s gain or loss from a sale or other taxable disposition of shares may be treated as ordinary income or loss to the extent attributable to “unrealized receivables” of the relevant Fund.

A U.S. Shareholder’s tax basis in its shares will initially equal its cost for the shares plus its share of the Fund’s debt (if any) at the time of purchase. A U.S. Shareholder’s tax basis in its shares will then generally be increased by its allocable share of the relevant Fund’s taxable income and gain (and any increase in its share of debt), and decreased (but not below zero) by its allocable share of the Fund’s tax deductions and losses (and any decrease in its share of debt). For this purpose, a U.S. Shareholder will have a single basis in all of the shares of a Fund that it owns. As a result, if a U.S. Shareholder acquires shares of a Fund at different prices and then sells less than all of its shares, such shareholder will not be entitled to specify particular shares as having been sold for purposes of determining the amount of gain or loss from the sale.

The deduction of losses or expenses allocated to a U.S. Shareholder by a Fund or that a U.S. Shareholder incurs on a disposition of shares may be disallowed or deferred for a number of reasons, including but not limited to the following:

(i)	A U.S. Shareholder’s deduction of its allocable share of any loss from a Fund or any loss on a disposition of shares will be limited to its tax basis in the relevant shares.

(ii)

In the case of a U.S. Shareholder that is an individual or a closely held corporation, the U.S. Shareholder’s deduction of its allocable share of any loss from a Fund or any loss on a disposition of shares will be limited by the amount that the U.S. Shareholder is considered to have “at risk” with respect to the Fund.

(iii)

A noncorporate U.S. Shareholder will be permitted to deduct capital losses only to the extent of its capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. A corporate U.S. Shareholder will generally be permitted to deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

(iv)

Otherwise deductible expenses incurred by a noncorporate U.S. Shareholder that constitute miscellaneous itemized deductions will generally be deductible only to the extent they exceed 2 percent of the U.S. Shareholder’s adjusted gross income for the year. Such deductions include investment- related expenses not incurred in a trade or business, other than interest and certain other specified expenses. A U.S. Shareholder’s allocable share of expenses related to the sponsor’s fee may constitute a miscellaneous itemized deduction for this purpose.

(v)	Noncorporate U.S. Shareholders generally may deduct investment interest expense only to the extent of their net investment income.

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Each Fund will furnish U.S. Shareholders each year with tax information on Schedule K-1 of IRS Form 1065, which should be used by U.S. Shareholders in determining their allocable share of the income, gains, losses, deductions, and credits of the Fund.

Notwithstanding the foregoing, it is possible that future regulations or interpretations of law would require U.S. Shareholders to accrue income in respect of the shares on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat income or gain earned or allocated to them in respect of the shares in another manner that significantly differs from that described above. You should consult your own tax advisors regarding this possibility.

Tax Treatment of Non-U.S. Shareholders

The Funds should not be treated as engaged in a trade or business within the U.S. for U.S. federal income tax purposes. As a consequence, Non-U.S. Shareholders should not be subject to U.S. federal income taxation on a net income basis in respect of any income or gain allocated to them by a Fund.

Notwithstanding the foregoing, to the extent that a Fund earns any fixed or determinable annual or periodical income (“FDAP”), a Non-U.S. Shareholder in the Fund may be subject to a 30 percent gross income and withholding tax (possibly subject to reduction by treaty) with respect to some or all of its allocable share of such income. For this purpose, FDAP will include any interest income received by a Fund and any periodic income received in respect of deposits under a Fund’s Commodity Contracts, but will not include capital gain from a disposition of a Commodity Contract. To the extent, however, that any interest income allocated to a Non-U.S. Shareholder is considered “portfolio interest,” the allocation of such interest income to the Non-U.S. Shareholder will generally not be subject to the gross income and withholding tax, provided that the Non-U.S. Shareholder provides the Fund with a properly completed IRS Form W-8BEN or other applicable form. Any tax withheld by a Fund on behalf of a Non-U.S. Shareholder will be treated as distributed to such shareholder.

Except as provided below, gain from a sale or other taxable disposition of shares by a Non-U.S. Shareholder will generally not be subject to U.S. federal income tax, unless the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year.

Recent Legislative Developments Affecting Shares Held By or Through Foreign Entities

Beginning in 2013, recently enacted legislation may impose a withholding tax of 30 percent on some or all of the gross proceeds of a disposition of shares paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation may also impose a withholding tax of 30 percent on some or all of the gross proceeds of a disposition of shares paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes. You should consult your own tax advisors regarding the possible implications of this legislation.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the shares.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans

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or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in shares, the Plan fiduciary responsible for making such investment should carefully consider, taking in to account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plans funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, the shares purchased by a Plan and not the Plan’s interest in the underlying assets held in the trust represented by the shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in shares in light of the circumstances of the particular plan and current tax law.

PLAN OF DISTRIBUTION

Each Fund will issue shares in Creation Units to Authorized Participants continuously, at the Value per Share of the Fund. The Funds will not issue fractions of a Creation Unit.

Authorized Participants may offer to the public, from time-to-time, shares from any Creation Units they create. shares offered to the public by Authorized Participants will be offered at a per share offering price that will vary depending on, among other factors, the trading price of the Fund on the [Exchange], the Value per Share and the supply of and demand for the shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the sponsor or any of their affiliates, any fee or other compensation in connection with their sale of shares to the public, although investors may be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, [____, ________ and ______] have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added from time to time.

Each Fund issues shares in Creation Unit aggregations to Authorized Participants from time-to-time in exchange for cash. Because new shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from any Fund, breaks the Creation Unit down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete

73

description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, [  ] as initial Authorized Participant will be a statutory underwriter with respect to its purchase of initial Creation Units, as described below.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

The initial Authorized Participant of each Fund is expected to be [  ]. The initial Creation Units of each Fund are expected to be purchased by the initial Authorized Participant on or soon after the day the SEC declares effective the registration statement of which this Prospectus is a part. The initial offering price was set as an appropriate and convenient price that would facilitate secondary market trading of the shares. The shares of a Fund are expected to begin trading on the [Exchange] on the day following the purchase of the initial Creation Units for such Fund by the initial Authorized Participant. The initial Authorized Participant intends to offer the shares of the initial Creation Units of each Fund publicly at a per share offering price that will vary, depending on, among other factors, the Value of the Shares and the trading price of the shares on the [Exchange]. The initial Authorized Participant will not receive from the trust, any Fund, the sponsor, the trustee or any of their affiliates a fee or other compensation in connection with the sale of any Fund’s shares. The initial Authorized Participant is considered a statutory underwriter because it intends to distribute the shares it receives from the purchase of the initial Creation Units.

The trust and the Funds will not bear any expenses in connection with the offering or sales of the initial Creation Units.

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors who purchase shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with Conduct Rule 2310 of the FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the shares by a Fund will not exceed 10% of the gross proceeds of the offering.

MARKETING SERVICES

ALPS Distributors, Inc. (“ALPS”) assists the sponsor with certain functions and duties relating to marketing of the Funds, which include the following: consultation with the marketing staff of the sponsor and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the sponsor and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS toll-free in the U.S. at (877) 369-4617.

ALPS retains all marketing materials separately for each Fund at its principal office at 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The sponsor, out of the relevant sponsor’s fee, pays ALPS for performing its duties on behalf of each Fund and may pay ALPS additional compensation in consideration of the performance by ALPS of additional marketing, distribution and ongoing support services to such Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal,

74

marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange traded funds, with over 340,000 shareholder accounts and approximately $22 billion in client mutual fund assets under administration. ALPS provides distribution services relating to approximately $220 billion in client assets.

The payment to ALPS will not, in the aggregate, exceed [_____]% of the aggregate dollar amount of the offering. The trust will advise ALPS if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

The validity of the shares will be passed upon for the sponsor by Katten Muchin Rosenman LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, as special U.S. tax counsel, will render an opinion regarding the material U.S. federal income tax consequences relating to the shares.

EXPERTS

The financial statements included in this Prospectus have been audited by [•], an independent registered public accounting firm, as set forth in their report appearing herein, and are included in reliance upon the report of such firm based on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus constitutes part of the registration statement on Form S-1 filed by the trust on its own behalf and on behalf of each Fund with the SEC in Washington, D.C. under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement) parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the trust, the Funds, or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the trust, the Funds and the shares can also be obtained from the following website: www.etfsecurites.com. This internet address is only provided here as a convenience to you to allow you to access the trust’s website, and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

The trust is subject to the informational requirements of the Exchange Act and will file quarterly and annual reports and other information with the SEC. The trust will file an updated prospectus annually pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” with respect to the trust’s and the Funds’ financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for commodities and the shares), the trust’s operations, the sponsor’s plans and references to the trust’s future success and other similar matters are forward-looking statements.

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These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the trust’s operations or the value of the shares. Moreover, neither the sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the trust nor the sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the sponsor’s expectations or predictions.

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ETFS Collateralized Commodities Trust

INDEX TO FINANCIAL INFORMATION

[to be provided]

ETFS Collateralized Commodities Trust
ETFS Oil
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
ETFS Natural Gas
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
ETFS Copper
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
ETFS Wheat
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
ETFS Composite Agriculture
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
ETFS Composite Industrial Metals
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
ETFS Composite Energy
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
ETFS All Commodities
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
Combined Financial Statement
[•], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

ETFS Collateralized Commodities Trust
Notes to the Financial Statement

1. Organization

ETFS Collateralized Commodities Trust was organized as a Delaware statutory trust, (the “trust”) on [  ] and is authorized to issue an unlimited number of shares of beneficial interest. The trust is comprised of 18 separate series: ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy, ETFS All Commodities, ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat, ETFS Short Gold, ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat, ETFS Leveraged Gold. Each series of the trust (each, a “Fund” and collectively, the “Funds”) will issue common shares of beneficial interest, which represent shares of fractional undivided beneficial interest in and ownership of only that Fund. Each Fund’s shares are being offered separately. The only capital contributed to the Funds as of the date of this Prospectus is capital contributions of $1,000 to each Fund by ETF Securities USA LLC, a Delaware limited liability company (the “sponsor”), whereby 40 shares of each Fund were issued to the sponsor for its capital contribution to such Fund. The trust has had no operations to date other than matters relating to its organization and the registration of each series under the Securities Act of 1933, and the capital contributions from and issuance of shares to the sponsor as described above.

Financial statements for each of ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy and ETFS All Commodities are presented herein. [Discussion of Combined Trust Financial Statement to be provided by amendment.] The sale and issuance of shares took place [  ], 2011 and the Statements of Operations are presented for that one day period, [  ], 2011.

The investment objective of “Long” Funds is to track the return of their benchmark. The investment objective of “Short” Funds is to track the inverse of the return of their benchmark. The investment objective of “Leveraged” Funds is to track a multiple (200%) of the return of their benchmark. In each case, the performance of the Fund shall be subject to a Daily Capital Adjustment.

2. Summary of Significant Accounting Policies

Use of Estimates & Indemnifications:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the trust enters into contracts that contain a variety of representations which provide general indemnifications. The trust’s maximum exposure under these arrangements cannot be known; however, the trust expects any risk of loss to be remote.

Federal Income Tax:

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. As a consequence, each Fund is not expected to be subject to U.S. federal income tax.

Interim Financial Statements:

The accompanying financial statements and footnotes as of and for the period ended [  ], 2011, thereto are unaudited. In the opinion of management, these statements include all adjustments, which are of a normal recurring nature, necessary to present a fair statement of the results of operations and financial position.

ETFS Collateralized Commodities Trust
Notes to the Financial Statement—Continued

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

Interim results are not necessarily indicative of results for a full year.

3. Agreements

Sponsor’s Fee:

Each Fund will pay a sponsor’s fee, monthly in arrears, in an amount equal to [__]% per annum of the average daily Value of such Fund. The sponsor’s fee will be paid in consideration of the sponsor managing the business and affairs of the Fund. From the sponsor’s fee, the sponsor will pay the fees of the marketing agent and other service providers, the routine operational, administrative, and other ordinary expenses of each Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees. Each Fund will bear the cost of any extraordinary, nonrecurring fees and expenses.

The Marketing Agent:

ALPS Distributors, Inc. (“ALPS”) will serve as marketing agent and will assist the sponsor with certain functions and duties relating to marketing, including reviewing and approving marketing materials. ALPS will retain all marketing materials separately for each Fund, at c/o ALPS Distributors, Inc., 1290 Broadway, Ste. 1100, Denver, Colorado 80203, telephone: (303) 623-2577. The sponsor, on behalf of each Fund, will enter into a Distribution Services Agreement with ALPS.

Routine Operational, Administrative, and Other Ordinary Expenses:

The sponsor will pay all of the routine operational, administrative, and other ordinary expenses of each Fund, as determined by the sponsor including, but not limited to, fees and expenses of the Distributor, accounting and auditing fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, FINRA filing fees, individual K-1 preparation, and mailing fees of the Value of a Fund, and report preparation and mailing expenses.

Agency Services Agreement:

[  ]

Fund Servicing Agreement:

[  ]

Custody Agreement:

[  ]

Extraordinary, Non-Recurring Fees and Expenses:

The Fund will bear all extraordinary, non-recurring fees and expenses, if any. Such fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs, indemnification or other material expenses which are not currently anticipated obligations of the Fund. Such fees and expenses are those that are extraordinary, non-recurring, unexpected, or unusual in nature.

ETFS Collateralized Commodities Trust
Notes to the Financial Statement—Continued

Service Allowance:

Each Fund will pay a Service Allowance equal to the fixed rate amount paid that finances payment of index licensing fees to the index providers for the Commodity Index used by such Fund and the tax reporting costs of such Fund.

4. Organization and Offering Costs

Expenses incurred in organizing the trust and the initial and continuous offering of the shares, including applicable SEC registration fees, will be borne directly by the sponsor. The trust will not be obligated to reimburse the sponsor.

5. Capital

The Funds will issue and redeem shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of [  ] shares of a Fund. Creation Units may be issued or redeemed only by Authorized Participants.

Except when aggregated in Creation Units, the shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem shares directly from or with a Fund. Rather, most retail investors will purchase or sell shares in the secondary market with the assistance of a broker. Thus, some of the information contained in these Notes to Financial Statements—such as references to the Transaction Fees imposed on purchases and redemptions—is not relevant to retail investors.

Authorized Participants will pay a fixed transaction fee of $[  ] in connection with each order to issue or redeem Creation Units in order to compensate the administrator for services in processing such orders. Authorized Participants may sell the shares included in the Creation Units to other investors.

6. Subsequent Event (unaudited)

INDEPENDENT AUDITOR’S REPORT

[To be inserted]

GLOSSARY OF CERTAIN TERMS

In this Prospectus, each of the following quoted terms has the meaning set forth after such term:

“Administrator”—[____], a [____] that is the person appointed by the sponsor to provide various accounting, Value calculation, and other administrative services for the Funds.

“Agency Services Agreement”—An agreement entered into between the agency service provider and the sponsor providing transfer agency and other services to a Fund.

“Agency Service Provider”—[____], a [____] that is the person appointed by the sponsor to provide transfer agency services to the Funds and acts as “index receipt agent.”

“ALPS”—ALPS Distributors, Inc., a Colorado corporation that serves as the marketing agent pursuant to the Distribution Services Agreement. See also marketing agent.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into an Authorized Participant Agreement with the trust and the sponsor, and (4) has entered into a Direct Agreement with each of the counterparties of the relevant Fund. Only Authorized Participants may place orders to create or redeem one or more Creation Units of a Fund.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the sponsor, and the trust, on behalf of its Funds, which sets forth the procedures for the creation and redemption of Creation Units in a Fund.

“Business Day”—A day (other than a Saturday or Sunday) on which the [Exchange] is open for regular trading.

“Calculation Agent”—A person appointed by the sponsor to determine the Daily Contract Price of Commodity Contracts, [____] being the current calculation agent.

“CEA”—The Commodity Exchange Act.

“CFTC”—The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the U.S.

“Code”—The United States Internal Revenue Code of 1986.

“Collateral”—Assets posted by a counterparty to a collateral account pursuant to the Control and Custodian Agreement, which collateral may only be the following assets:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•	Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the collateral and Custodian Agreements and ISDA Agreements of each Fund.

“Collateral Account”—An account that has been established and maintained by the collateral manager in the name of a counterparty for each Fund, in which such counterparty will post collateral pursuant to the terms of the Credit Support Annex and Control and Custodian Agreement.

“Collateral Exposure”—The obligation of a counterparty to post collateral to the relevant Collateral Account pursuant to the terms of the Credit Support Annex and Control and Custodian Agreement.

“Collateral Manager”—A person appointed by the sponsor to establish the Collateral Accounts for each Fund and manage the functions relating to the collateral posted by counterparties, [____] being the current collateral manager.

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“Collateralized Exchange Traded Commodity Fund(s)”—One or more of the separate series of the trust, which includes the Funds and ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat, ETFS Short Gold, ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat and ETFS Leveraged Gold.

“COMEX”—The COMEX Division of the New York Mercantile Exchange.

“Commodity Contract”—A prepaid, cash-settled commodities purchase/sale contract between a Fund and a counterparty, whose value is derived by reference to the daily value of a specified Commodity Index multiplied by the Delta Factor subject to the Daily Capital Adjustment. The terms of each Fund’s Commodity Contracts are set forth in ISDA Agreements negotiated by the sponsor and the counterparties. Each Fund enters into Commodity Contracts as a substitute for investing directly in commodities, commodity futures contracts or options on futures to gain exposure to the Fund’s specified Commodity Index.

“Commodity Contract Spread”—The spread rate agreed by the Fund and its counterparties as compensation of the counterparties for providing the Fund with exposure to the Commodity Index, which spread is a component of the Daily Capital Adjustment and may vary among the Funds.

“Commodity Index”—An index referencing a specified commodity or commodities and referenced by a Fund. A Commodity Index may be either a Composite Commodity Index or an Individual Commodity Index.

“Compensation Amount Determination Date”—The date for determining the resolution of a settlement failure where a Settlement Failure Party has failed to deliver to a Determining Party cash proceeds on a transaction settlement date pursuant to a creation or redemption of Fund shares.

“Component Exchange”—The commodity futures exchange upon which Index Components, which are also referred to as Designated Contracts, are traded, being the Intercontinental Exchange, Inc. for Brent oil futures, the New York Mercantile Exchange, Inc. for natural gas futures, COMEX for copper futures, The Chicago Board of Trade for wheat futures, and COMEX for gold futures.

“Composite Commodity Index”—A Commodity Index that tracks the futures prices of a specified basket of commodities as calculated and published by the index providers, which may be constituted by the index providers by aggregating multiple Individual Commodity Indices. The Composite Commodity Indices will be referenced by the following Funds: ETFS Composite Agriculture; ETFS Composite Industrial Metals; ETFS Composite Energy; and ETFS All Commodities.

“Compulsory Redemption”—The mandatory redemption of shares of a Fund for any reason specified under “Creation and Redemption of Shares—Compulsory Redemption.” Shares that have been made subject to a Compulsory Redemption have been “Compulsorily Redeemed.”

“Control and Custodian Agreement”—The Control and Custodian Agreement among each Fund, a counterparty and the collateral manager that perfects the Fund’s first priority security interest in the collateral and sets forth terms under which the collateral manager will allow for the transfer or release of collateral to either the Fund or the counterparty.

“Creation Unit”—A block of [50,000] shares of a Fund that is issued upon sale to Authorized Participants or submitted for redemption by an Authorized Participant.

“Custodian”—An entity appointed by the sponsor pursuant to a Custody Agreement that provides custodial services to the Funds, [_____] being the current custodian.

“Custody Agreement”—An agreement entered into between the custodian and the sponsor providing custody services to a Fund.

“Daily Capital Adjustment”—The daily adjustment calculation of each Commodity Contract to account for a daily accrual to a Fund of a 3-month U.S. Treasury bill rate of return less the following ordinary expenses of the Fund: (1) Commodity Contract Spread, (2) sponsor’s fee and (3) Service Allowance.

“Daily Contract Price”—The price of a Commodity Contract is determined by the formula contained in such Commodity Contract and calculated daily by the calculation agent. The formula is

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based on the change in the closing settlement price level of the relevant Commodity Index from the prior day, the Daily Capital Adjustment for such day and the Delta Factor for such Fund. If a Market Disruption Event occurs, then the Daily Contract Price will not be calculated. See “Investment Objective, Pricing and Commodity Contracts—Fund Valuation and Commodity Contract Pricing.”

“Delta Factor”—The Delta Factor applicable to a particular Fund, expressed as a number. For the Funds, the Delta Factor equals 100%.

“Designated Contract”—The constituent futures contract of a Commodity Index. See also Index Component.

“Determining Party”—With respect to the failure to deliver cash proceeds on a transaction settlement date, the party to a Direct Agreement to whom such cash proceeds were to be delivered pursuant to a creation or redemption of Fund shares.

“Direct Agreement”—The Direct Agreement between each Authorized Participant and a counterparty that is a pre-condition to such Authorized Participant’s ability to place creation and redemption orders and that principally provides undertakings between the Authorized Participant and counterparty regarding the settlement of monies payable for creations and redemptions in the event of order cancellations and other settlement failures.

“Dodd-Frank Act”—The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DSTA”—The Delaware Statutory Trust Act.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the shares of each Fund.

“DTC Participant”—Participants in DTC, such as banks, brokers, dealers, and trust companies.

“Event of Default”—One of the failures of performance specified in a Facility Agreement, ISDA Agreement, or Control and Custodian Agreement. An Event of Default may be caused by a Fund or a counterparty.

“[Exchange]”—[Exchange], the venue where each Fund’s shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934.

“Facility Agreement”—A Facility Agreement between the trust, on behalf of the Funds, and a counterparty that, among other things, commits the counterparty to enter into a stated aggregate amount of Commodity Contracts for the Funds and sets the general terms under which a counterparty will provide Commodity Contracts to the Funds.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“Fund”—One of the separate series of the trust described in this Prospectus, which include ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy and ETFS All Commodities.

“Fund Insolvency Event”—An event where a Fund is dissolved, becomes or declares itself insolvent, or becomes bankrupt or has a bankruptcy proceeding instituted by or against it, as more fully described in the Facility Agreement, ISDA Agreement or Control and Custodian Agreement. See “Commodity Contracts and Related Contracts.”

“Fund Servicing Agreement”—An agreement entered into between the administrator and the sponsor, under which the administrator provides administrative services to a Fund.

“Handbook”—An index provider publication explaining the methodology for calculation of each Commodity Index. A copy of the Handbook can be obtained from the following website [www.______________.com].

“Hedging Disruption”—The occurrence of an event which causes a counterparty to be unable to enter into or maintain hedging transactions to offset their obligations to a Fund under the Fund’s Commodity Contracts.

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“Index Component”—The constituent futures contract of a Commodity Index. See also Designated Contract.

“Index Providers”—[______], who are unaffiliated with the trust and the sponsor and are responsible for the calculation, maintenance and publication of each Commodity Index.

“Individual Commodity Index”—A Commodity Index that tracks the futures prices of an individual commodity as calculated and published by the index providers. The Individual Commodity Indices will be referenced by the following Funds: ETFS Oil; ETFS Natural Gas; ETFS Copper; and ETFS Wheat.

“Investment Company Act”—The Investment Company Act of 1940.

“ISDA Agreements”—The ISDA Master Agreement and all related documentation including the ISDA Master Confirmation, credit support annex, and any schedules thereto.

“ISDA Master Agreement”—The form of ISDA Master Agreement (Multicurrency—Cross-Border) as published by the International Swaps and Derivatives Association, Inc. in 1992 (using 2002 Definitions), including the related Schedule negotiated by the sponsor on behalf of a Fund and a counterparty, which agreement will be accompanied by a credit support annex and set forth the general terms of Commodity Contracts.

“ISDA Master Confirmation”—An ISDA master confirmation entered into by the sponsor on behalf of a Fund with a counterparty, which confirmation will be subject to an ISDA Master Agreement and set forth the specific terms of Commodity Contracts.

“Market Disruption Day”—A Trading Day on which a Market Disruption Event occurs or is continuing in a Component Exchange.

“Market Disruption Event”—The occurrence or continuance of any of the following events:

(a)	The Component Exchange fails to determine, announce, or publish the relevant settlement price for the Designated Contract underlying a Fund’s Commodity Index;

(b)	The termination or suspension of, or material limitation or disruption in the trading of, any Designated Contract used in the calculation of a Fund’s Commodity Index; or

(c)

The settlement price of the Designated Contract used in the calculation of a Fund’s Commodity Index reflects the Component Exchange’s maximum permitted price change from the previous day’s settlement price.

“Marketing Agent”—A person appointed by the sponsor to assist with certain functions and duties relating to Fund marketing, including review and approval of marketing materials, ALPS Distributors, Inc. being the current marketing agent.

“Pricing Day”—Any Trading Day that is not a Market Disruption Day.

“Roll Yield”—The positive or negative yield provided by a Commodity Index though the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract.

“SEC”—The United States Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933.

“Service Allowance”—The sum of the tax reporting costs of a Fund and the fixed rate amount paid that finances payment of index licensing fees to the index providers by a Fund. The Service Allowance is a component of the Daily Capital Adjustment. The tax reporting costs of a Fund will be tracked quarterly on a trailing 12-month basis. To the extent the actual tax reporting costs of a Fund exceed by more than 10% the estimated tax reporting costs for the trailing 12-month period, the Service Allowance will be increased by such excess amount. To the extent the portion of the Service Allowance attributable to index licensing fees is insufficient to pay the index providers’ full licensing fee, the sponsor will pay the difference to the index providers.

“Settlement Failure Party”—With respect to the failure to deliver cash proceeds on a transaction settlement date, the party to a Direct Agreement that so fails to deliver cash proceeds pursuant to a creation or redemption of Fund shares.

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“Sponsor”—ETF Securities USA LLC, a Delaware limited liability company that is the sponsor of the trust.

“Sponsor’s fee”—The fixed fee rate that accrues daily to the sponsor in consideration for the provision of all management and administrative services for the Fund, which fee is a component of the Daily Capital Adjustment and may vary among the Funds.

“Termination Event”—Any of the events affecting a Fund or a counterparty that results in the termination of a Facility Agreement or Commodity Contract.

“Trading Day”—A day on which a Component Exchange is open for trading during its regular session, which includes a day on which a Component Exchange closes prior to its scheduled time.

“Trust”—ETFS Collateralized Commodities Trust, a Delaware statutory trust formed on May 27, 2010.

“Trust Agreement”—The Amended and Restated Trust Agreement dated as of [___], 2010 between the sponsor and the trustee, as amended or supplemented from time to time, under which the trust is formed and the rights and duties of the sponsor and the trustee are defined.

“Trustee”—[__________], a [_______] banking company, acting as trustee for the purpose of creating a Delaware statutory trust in accordance with the provisions of the DSTA. The trustee will have no responsibility to monitor the sponsor’s performance, nor will the trustee have any liability for the sponsor’s performance or non-performance under the Trust Agreement.

“U.S. Shareholder”—A shareholder that is (1) an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes; (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust.

“Value”—The value of the total assets of a Fund, which are composed solely of its Commodity Contracts (measured on the basis of Daily Contract Price), less any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement. The Commodity Contract Spread, sponsor’s fee, and Service Allowance are deducted from the Daily Contract Price of each Commodity Contract as components of the Daily Capital Adjustment. The “Value per Share” will be calculated by the administrator on each business day and will be used to determine the purchase and redemption price for Creation Units for that day. Value per Share equals a Fund’s Value divided by the number of its total outstanding shares.

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PROSPECTUS

ETFS COLLATERALIZED COMMODITIES TRUST

[  ],000 ETFS Oil
[  ],000 ETFS Natural Gas
[  ],000 ETFS Copper
[  ],000 ETFS Wheat
[  ],000 ETFS Composite Agriculture
[  ],000 ETFS Composite Industrial Metals
[  ],000 ETFS Composite Energy
[  ],000 ETFS All Commodities

Until [  ], 2011 (25 calendar days after the date of this Prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[  ], 2011

The information in this Prospectus is not complete and may be changed. The trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated  , 2011

PROSPECTUS

ETFS COLLATERALIZED COMMODITIES TRUST

Proposed Maximum Aggregate Offering Price Per Fund
Short Collateralized Exchange Traded Commodity Funds:
ETFS Short Oil	$[ ]
ETFS Short Natural Gas	$[ ]
ETFS Short Copper	$[ ]
ETFS Short Wheat	$[ ]
ETFS Short Gold	$[ ]

The ETFS Collateralized Commodities Trust (the “trust”) is a Delaware statutory trust currently organized by ETF Securities USA LLC, the trust’s sponsor, into separate, segregated Fund series. Each of the 5 Funds listed above will issue common shares of fractional undivided beneficial interests in and ownership of that Fund. Shares in each Fund will be separately offered on a continuous basis and listed on [Exchange].

The Funds are intended to be used as short-term trading vehicles. The Funds are not appropriate for you if you do not intend to actively monitor and manage your portfolio on a daily basis.

[  ] and [  ], which are unaffiliated with the Funds or the sponsor, calculate, maintain and publish each Fund’s Commodity Index.

Each Fund will hold collateralized, prepaid, cash-settled commodities purchase/sale contracts referred to as Commodity Contracts. The Commodity Contracts are over-the-counter contracts negotiated by the sponsor with unaffiliated financial institution counterparties who have committed to providing each Fund with exposure to the daily returns, subject to daily adjustment, of each Fund’s specified Commodity Index. There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Each Fund will continuously offer and redeem its shares in Creation Unit blocks of [50,000] shares only. Only Authorized Participants may purchase and redeem Creation Units for cash. It is anticipated that on or after the effective date of this offering, the initial Authorized Participant will, though it is under no obligation to do so, make initial purchases of [  ] or more Creation Units of each Fund at an initial price per share of $[  ]. Thereafter, shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective Value per Share. See “Creations and Redemptions” and “Plan of Distribution” for further information regarding the creation and redemption of Creation Units.

All other investors may only buy or sell a Fund’s shares on the [Exchange] at current market prices and may incur fees or brokerage commissions on their transactions.

Investing in the shares involves significant risks. See “Risk Factors” beginning on page 16.

Neither the SEC nor any state securities commission has approved these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

None of the trust or the Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, and none is subject to regulation thereunder. Moreover, neither the trust, any Fund nor the sponsor is subject to regulation under the Commodities Exchange Act or by the CFTC.

[  ], 2011

The Funds are not suitable for all investors.

The Funds are very different from most mutual funds, exchange traded funds, and other exchange traded products. You should note that:

(1)	Each Fund pursues investment goals which are inverse to the performance of its Commodity Index, a result opposite of most mutual funds, exchange traded funds, and other exchange traded products.

(2)

The Funds seek daily investment results. The pursuit of daily investment goals means that the return of each such Fund for a period longer than a full trading day will be the sum of the series of daily short returns for each trading day during the relevant period. As a consequence of this compounding effect, especially in periods of market volatility, the trend of each such Fund’s Commodity Index may be at least as important to such Fund’s return for the longer period as the cumulative return of such index for the relevant longer period. Further, your return for investing in a Fund for periods less than a full trading day or for a period different than a trading day will not be the product of the return of such Fund’s stated goal and the performance of such Fund’s Commodity Index for the full trading day.

The Funds are designed to be utilized only by sophisticated investors, such as traders and active investors employing dynamic strategies. Such investors are expected to monitor and manage their portfolios frequently. Investors in the Funds should:

(a)	understand the consequences of seeking daily investment results,

(b)	understand the consequences of holding for periods longer than one day,

(c)	understand the risk of shorting, and

(d)	actively monitor and manage their investments.

If a Fund’s specified Commodity Index increases by 100% or more on a trading day, the Fund’s investors would lose all of their money and the Fund will terminate.

Investors who do not understand the Funds or do not intend to actively manage and monitor their Fund investments should not buy such Funds. There is no assurance that the Funds will achieve their objectives and an investment in such a Fund could lose money. No single Fund is a complete investment program.

The shares are neither interests in nor obligations of any of the sponsor, the trustee or any of their respective affiliates. The shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

REGULATORY NOTICES

You should rely only on the information contained in this Prospectus or to which we have referred you. We do not authorize anyone to provide you with information that is different.

This Prospectus does not constitute an offer or solicitation to sell or a solicitation of an offer to buy, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation, or sale is not authorized or to any person to whom it is unlawful to make any such offer, solicitation, or sale.

ETFS COLLATERALIZED COMMODITIES TRUST

i

ii

iii

SUMMARY

The following is only a summary of portions of this Prospectus. You should carefully read the entire Prospectus before investing in any Fund’s shares. The definition of certain capitalized terms may be found in the “Glossary of Certain Terms” in Appendix A appearing before the back cover of this Prospectus.

Overview

The ETFS Collateralized Commodities Trust was formed as a Delaware statutory trust with 18 separate series of “Collateralized Exchange Traded Commodity Funds” on May 27, 2010. This Prospectus relates to the following funds: ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat and ETFS Short Gold (each, a “Fund”).

Each Fund issues shares of fractional undivided beneficial interests in and ownership of such Fund only. The term of the trust and each Fund is perpetual unless terminated earlier by the sponsor.

Each Fund offers investors the opportunity to obtain short exposure to an index referencing a specified commodity or commodities (a “Commodity Index”). Each Fund seeks to track changes, whether positive or negative, to the inverse of the return of its Commodity Index on a daily basis only, rather than over longer periods of time. Each Fund’s performance will also be subject to a daily adjustment calculation to account for a daily accrual to a Fund of a 3-month U.S. Treasury bill rate of return, less certain ordinary expenses of the Fund (the “Daily Capital Adjustment”). See “Investment Objectives, Pricing and Commodity Contracts.” The shares of each Fund are designed for investors who want a cost-effective and convenient way to obtain exposure to individual commodities and specified commodity sectors on U.S. and non-U.S. markets.

The Funds are designed to be utilized only by sophisticated investors, such as traders and active investors employing dynamic strategies. Such investors are expected to monitor and manage their portfolios frequently. Investors who do not understand the Funds or do not intend to actively manage and monitor their Fund investments should not buy such Funds.

ETF Securities USA LLC serves as the sponsor of the trust. The principal offices of each Fund are located at c/o ETF Securities USA LLC, 48 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 918-4954. The principal office of the sponsor is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

Investment Objective

The Funds are designed to track the daily performance of, and the value of the total assets of a Fund (the “Value”) and the Fund’s per share Value (the “Value per Share”) are calculated by reference to, their respective Commodity Indices calculated and published by [  ] (the “index providers”) subject to a Daily Capital Adjustment.

Each Fund seeks to provide daily investment results, before extraordinary fees and expenses, which correspond to the inverse (negative 100%) of the daily performance, whether positive or negative, of its Commodity Index shown below, subject to a Daily Capital Adjustment.

Short Fund Name	Commodity Index
ETFS Short Oil	[____]
ETFS Short Natural Gas	[____]
ETFS Short Copper	[____]
ETFS Short Wheat	[____]
ETFS Short Gold	[____]

Each Commodity Index is calculated by reference to the daily settlement prices of one or more constituent futures contracts (its “Designated Contract” or “Index Component”). A Commodity Index’s front month or “lead” Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the daily underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts

1

with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract. Each Fund’s performance reflects the performance of its specified Commodity Index through prepaid, cash-settled commodities purchase/sale contracts whose value is derived by reference to the daily value of the Commodity Index, subject to the Daily Capital Adjustment (“Commodity Contracts”). There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Commodity Contracts

The number of shares of a Fund will be kept equal in number to the Commodity Contracts held by that Fund. The Commodity Contracts will be in the form of prepaid, cash-settled commodities purchase/sale contracts with one or more counterparties. Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable facility agreement committing a counterparty to enter into a stated aggregate amount of Commodity Contracts and setting forth the terms for their provision (“Facility Agreement”). All Commodity Contracts are paid for in full by Authorized Participants creating new Fund shares, on behalf of the Fund, upon such Commodity Contracts’ creation.

A Fund will track the daily performance of the referenced Commodity Index according to the terms of its Commodity Contracts with the counterparties. Commodity Contracts are collateralized to the extent that the counterparty will post assets to a collateral account (“collateral”) on each business day equal to the obligations owed by the counterparty to the Fund under such Commodity Contracts as of the end of the previous day on which relevant commodity futures exchanges are open and no market disruption events have occurred with respect to the relevant Designated Contract (“Pricing Day”). The return to the Fund on its Commodity Contracts will be equal to the total return of the daily performance of each Commodity Index plus the Daily Capital Adjustment. The components of the Daily Capital Adjustment reflect an interest return on the value of the Commodity Contract less expenses as described herein. The “Daily Contract Price” of each Commodity Contract will be calculated daily by the calculation agent to reflect:

(1) the inverse of the daily performance (negative 100%) of each Fund’s Commodity Index, and

(2) the daily accrual of each Commodity Contract’s Daily Capital Adjustment, which can be negative or positive.

Consequently, the Daily Contract Price of each Commodity Contract represents a “total” return equal to the sum of the Fund’s short Commodity Index daily performance and the accrual of the Daily Capital Adjustment. The value amount of the Commodity Contracts will be determined each day so that the Fund will track the daily performance rather than the long-term performance of each Commodity Index. The actual change in Value per Share over periods greater than one day may differ significantly from the product of the Commodity Index return and the Fund’s stated return multiplier (the “Delta Factor”) over such longer period.

The Fund’s counterparties will not pay cash to the Fund if Daily Contract Prices increase from one day to the next, and the Fund will not pay cash to its counterparties if Daily Contract Prices decrease from one day to the next. Instead, the value of the Fund’s Commodity Contracts will be adjusted as described below. The Funds will not pay distributions to shareholders and shareholders will realize losses or gains solely based upon the market trading prices at which they acquire and dispose of Fund shares.

Fund Valuation and Commodity Contract Pricing

The value for each share in a block of [50,000] shares that will be used for creation and redemption purposes (a “Creation Unit”) will equal the Value per Share of the Fund. As administrator of the trust, [  ] (the “administrator”) will publish each Fund’s Value and Value per Share on each day (other than a Saturday or Sunday) that the [Exchange] is open for regular trading (“business day”) on the sponsor’s website at www.etfsecurities.com. The Value of each Fund

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will equal the aggregate of the Daily Contract Prices of all Commodity Contracts held by the Fund, less the portion of any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Amended and Restated Trust Agreement dated as of [  ], 2010 between the sponsor and the trustee, as amended or supplemented from time to time (the “Trust Agreement”). A Fund’s Value per Share is the Fund’s Value on a given day divided by the number of the Fund’s shares outstanding on that day. The above calculations will be performed after the Commodity Indices have been published for that day and prior to [Exchange] trading commencing on the following day.

The Daily Contract Price of a Commodity Contract will be determined at the end of each Pricing Day by the calculation agent. The Daily Contract Price will reflect the daily return of the Fund’s specified Commodity Index multiplied by the Fund’s Delta Factor (which is negative 100%) and adjusted by the Daily Capital Adjustment. The daily return of a Commodity Index is the difference between the current Designated Contract settlement price or prices on the commodity futures exchange upon which Designated Contracts are traded (the “Component Exchange”) and the previous day’s settlement price for such Designated Contract. The Daily Capital Adjustment is an accrual to the Fund of a daily rate of return equal to a 3-month U.S. Treasury bill rate, less the following ordinary expenses of the Fund: (1) the spread rate agreed to by the Fund and its counterparties as compensation of the counterparties for providing the Fund with exposure to the Commodity Index (the “Commodity Contract Spread”), (2) the fixed fee rate that accrues daily to the sponsor in consideration for the provision of all management and administrative services for the Fund (the “sponsor’s fee”), and (3) the fixed rate amount that finances payment of the Fund’s index licensing fees to the index providers and the tax reporting costs of the Fund (the “Service Allowance”). The 3-month Treasury bill rate represents the part of the Daily Capital Adjustment that is added to the excess return (spot futures price plus or minus roll yield) in order to provide investors with total return exposure to the Commodity Index. Commodity Contracts are collateralized to the extent that the counterparty will post collateral on each Pricing Day equal to the obligations owed by the counterparty to the Fund as at the previous Pricing Day. The Daily Capital Adjustment may be negative if such expenses exceed the 3-month U.S. Treasury bill rate. See “Investment Objectives, Pricing and Commodity Contracts—Fund Valuation and Commodity Contract Pricing,” “Creation and Redemption of Shares—Determination of Redemption Proceeds,” and “Trust and Fund Expenses.”

Effect of Commodity Market Disruptions on Commodity Contract Pricing and the Funds

A “Market Disruption Event” is the occurrence or continuance of, with respect to a Designated Contract of a Fund’s Commodity Index, (1) the failure to determine, announce or publish its relevant settlement, (2) its termination or suspension, or the material limitation or disruption in its trading, or (3) its settlement price reflecting the Component Exchange’s maximum permitted price change from the previous day’s settlement price. Any day on which a Market Disruption Event occurs or is continuing will not be a Pricing Day for the Fund referencing the Commodity Index affected by such disruption. Thus, no Daily Contract Price will be calculated for a Commodity Contract referencing such Commodity Index upon the occurrence of a Market Disruption Event regardless of whether or not the index providers publish the Commodity Index on that day.

The occurrence and continuation of a Market Disruption Event on any day on which a Component Exchange is open for trading during its regular session (including days on which it closes prior to its scheduled time) (a “Trading Day”) is a “Market Disruption Day”. For the first [five] consecutive Market Disruption Days, no Daily Contract Price will be determined and all rights to create or redeem Creation Units will be suspended. After this period, the calculation agent will use its reasonable efforts to calculate substitute settlement values of the affected Commodity Index using the same methodology and processes for each individual commodity as are used for the calculation of the Commodity Index in the index providers’ publication setting forth the methodology for calculation of a Commodity Index (the “Handbook”) and use those settlement values to resume the calculation of Daily Contract Prices. When the calculation agent so determines substitute Daily Contract Prices, those days will be considered Pricing Days and creation and redemption activities will resume.

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The calculation agent will determine substitute Daily Contract Prices for only [60] consecutive Pricing Days, if the Market Disruption Event persists that long and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index. Once this period expires, substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a mandatory redemption of such Fund’s shares (a “Compulsory Redemption”).

Effect of Index Providers’ Failure to Publish a Commodity Index on Commodity Contract Pricing and the Funds

If the index providers fail to publish a Fund’s Commodity Index on a Trading Day for the regular trading of such Commodity Index’s Designated Contracts on the relevant Component Exchange and such Trading Day is also not a Market Disruption Day, then the calculation agent will use its reasonable efforts to calculate the Commodity Index using the same methodology and processes as are set forth in the index providers’ Handbook. The calculation agent will then use the substitute Commodity Index data to calculate the Fund’s substitute Daily Contract Prices. If the failure to publish a Commodity Index persists for longer than [65] consecutive Pricing Days and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index, the substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Intra-Day Decline of Fund Value to Zero Will Terminate the Fund

A Fund will be terminated and its shares will be Compulsorily Redeemed if its intra-day indicative Value declines to zero. This situation would generally arise if Commodity Contract prices increase by 100% or more from the prior Pricing Day’s Daily Contract Price.

Value Calculation Times

Value and Value per Share are expected to be calculated by the administrator at the following times on each “business day” the [Exchange] is open for regular trading and are determined by the closing of the respective Component Exchanges utilized by each Fund’s specified Commodity Index:

Fund Name	Calculation Time
ETFS Short Oil	[____]
ETFS Short Natural Gas	[____]
ETFS Short Copper	[____]
ETFS Short Wheat	[____]
ETFS Short Gold	[____]

Publication of Pricing Information

The Value and Value per Share of each Fund will be posted on each business day by the sponsor on its website at www.etfsecurities.com.

Provision of Collateral by Counterparties

Each counterparty has entered into a tri-party Control and Custodian Agreement with each of the Funds and the collateral manager appointed by the sponsor to establish collateral accounts and manage the functions relating to the collateral posted by counterparties (the “collateral manager”). Under each Control and Custodian Agreement the counterparty will be required to post collateral in respect of each Fund into a separate account maintained by the collateral manager equal to the value of that counterparty’s liability to the Fund under the Commodity Contracts as of the close of the preceding Pricing Day.

[_______________] serves as the collateral manager of each Fund and its rights and duties with respect to servicing the collateral it holds and maintains in relation to such Funds are set forth in the Control and Custodian Agreement.

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Collateral will include only:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

U.S. Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•

Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the Control and Custodian Agreements and documentation governing the Commodity Contracts.

The calculation agent will report to the collateral manager after the close of business for each Pricing Day the amount of increase or decrease in the Daily Contract Price of each Fund’s Commodity Contracts on such Pricing Day. The collateral manager, in turn, will call for additional collateral from the counterparty or release collateral to the counterparty as necessary to ensure that the value of the collateral for the Commodity Contracts always equals the aggregate Daily Contract Prices for the previous Pricing Day.

In the case of creation of a Fund’s Creation Units, the counterparties will post collateral with the Fund’s collateral manager upon the settlement of the creation equal in value to the increased counterparties’ obligations to the Fund that correspond to the new Commodity Contracts created when the order for new Creation Units was accepted. In the case of a redemption, the Fund’s collateral manager will release collateral to the Fund’s counterparties upon the settlement of the redemption equal in value to the decreased counterparties’ obligations to the Fund that corresponds to the Commodity Contracts terminated when the order to redeem existing Creation Units was accepted.

Purchases and Sales in the Secondary Market on the [Exchange]

The shares of each Fund are listed on the [Exchange] under the following symbols and CUSIP numbers:

Fund Name	Trading Symbol	CUSIP Number
ETFS Short Oil	[____]	[____]
ETFS Short Natural Gas	[____]	[____]
ETFS Short Copper	[____]	[____]
ETFS Short Wheat	[____]	[____]
ETFS Short Gold	[____]	[____]

Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges. The shares of each Fund trade on the [Exchange], like any other listed security traded on the [Exchange]. Investors will realize a loss or gain on their investment in a Fund’s shares based solely on the trading price of the shares on the secondary market.

Creation and Redemption of Shares

Shares in each Fund may be created or redeemed only by certain broker-dealers or other securities market participants who are participants in DTC who have entered into Authorized Participant Agreements with the trust and the sponsor and Direct Agreements with each counterparty of a Fund (“Authorized Participants”). Such shares may be created and redeemed from time to time, but only in one or more Creation Units of a Fund. A Creation Unit is a basket of [50,000] shares. The Funds will not issue or redeem fractional Creation Units.

The creation/redemption process is important for each Fund in providing Authorized Participants an arbitrage mechanism through which they keep share trading prices in line with the Fund’s Value per Share.

As a Fund trades intraday on the [Exchange], its market price will fluctuate due to simple supply and demand. The following scenarios describe the conditions surrounding a creation/redemption:

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•

If the market price of a share of a Fund becomes more expensive than the Value per Share, an Authorized Participant can purchase through a cash payment the shares as a Creation Unit from the Fund, and then sell the new shares on the market. This process of increasing the supply of shares is expected to bring the trading price of a share back to its Value per Share.

•

If the Value per Share exceeds the trading price of a share of a Fund, an Authorized Participant can purchase shares in an amount equal to a Creation Unit and redeem them for the cash value of the underlying Commodity Contracts. This process of increasing the demand for shares on the [Exchange] is expected to raise the trading price of a share to meet its Value per Share.

These processes are referred to as the arbitrage mechanism. The arbitrage mechanism helps to minimize the difference between the trading price of a share of a Fund and the Value per Share. Over time, these buying and selling pressures should balance out, and the Fund’s market trading price is expected to stay in line with the Value per Share.

The arbitrage mechanism provided by the creation and redemption process is designed and required in order to maintain the relationship between the market trading price of shares and the Value per Share. This arbitrage mechanism is one of the critical ways in which funds featuring a creation and redemption process differ from closed-end funds. In closed-end funds, no one can create or redeem shares past the initial offering date, commonly resulting in premiums or discounts to such fund’s underlying asset value.

The amount payable for the creation or redemption of a Creation Unit will equal the Value per Share of each share in the Creation Unit as of the end of the business day during which the order for such creation or redemption is submitted. If the date on which such creation or redemption is submitted is not a Pricing Day, the Value per Share will be determined based on the next Pricing Day.

Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected on a delivery versus payment basis with funds being transferred directly between the Authorized Participant and counterparty.

The sponsor will reject orders for share creations if a Fund is unable to obtain an equal number of Commodity Contracts.

Creation orders are subject to an aggregate limit and a daily limit on the creation of new Commodity Contracts. The aggregate limit is based on all Collateralized Exchange Traded Commodity Funds of the trust. Commodity Contracts cannot be created to the extent that the total outstanding Daily Contract Price of all Commodity Contracts of all Collateralized Exchange Traded Commodity Funds would exceed the aggregate limit of [$__________] unless the counterparties otherwise agree. The daily limit is per Collateralized Exchange Traded Commodity Fund and may differ among Collateralized Exchange Traded Commodity Funds. Commodity Contracts relating to a Fund may not be created to the extent that the sum of the Daily Contract Price of all Commodity Contracts created on the same business day for that Fund would exceed an expected daily limit amount of [$__________] unless the counterparties otherwise agree. Whenever a Fund is unable to create new Commodity Contracts either because of the aggregate limit or the daily limit, creation orders submitted after such limits are reached will be rejected.

Redemptions are subject to a daily limit for each Fund. Such limit will be equal to the daily creation limit for the Fund, unless the counterparties otherwise agree. Whenever a Fund is unable to terminate existing Commodity Contracts because of the daily limit, redemption orders submitted after such limit is reached will be rejected.

Authorized Participants pay a transaction fee of [$___] to the administrator in connection with each order for the creation or redemption of shares.

Once a creation order has been accepted, a Fund’s counterparties will be required to create new Commodity Contracts having an aggreate Daily Contract Price equal to the aggregate Value per Share of the shares comprising the created Creation Units. Similarly, once a redemption order has been accepted, a Fund’s counterparties will be required to terminate Commodity Contracts having

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an aggregate Daily Contract Price equal to the aggregate Value per Share of the shares comprising the redeemed Creation Units.

Intra-Day Indicative Value per Share

The [Exchange] will publish the intra-day indicative Value per Share of each Fund based on the prior day’s final Value per Share, adjusted every 15 seconds throughout the day to reflect the continuous changes in Daily Contract Prices. The intra-day indicative Value per Share of each Fund will not include any extraordinary expenses of the Fund incurred but not assumed by the sponsor that day, if any.

Other Investors

Retail investors may purchase and sell shares through traditional brokerage accounts. Purchases or sales of shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Index Providers and the Commodity Indices

The Commodity Indices are constructed, calculated and published by [____], who are unaffiliated with the trust and the sponsor in their capacity as index providers. The methodology used to calculate these indices is set out in the [____] Handbook, which is available at www.[______________].com. For more information about the construction and maintenance of the Commodity Indices, see “The Commodity Indices.”

Each Commodity Index tracks one or more Index Components and is designed to reflect two components:

•

changes in the current market or spot price of the commodity determined from futures contract settlement prices on the Component Exchange. A rise in the market price of a commodity will be negative for the Funds, and a drop will be positive for the Funds; and

•

the effect of “backwardation” or “contango” in the futures market when replacing or “rolling” expiring front month Designated Contracts with the next Designated Contracts. If the market is in backwardation, the Commodity Index will tend to increase since the expiring front month Designated Contract will be valued higher than the replacement Designated Contract. If the market is in contango, the Commodity Index will tend to decrease because the expiring front month Designated Contract will be valued lower than the replacement Designated Contract. Generally, the effect of backwardation will tend to be negative for the Funds; conversely, the effect of contango will tend to be positive for the Funds.

A Fund may in the future use different commodity indices to calculate the Daily Contract Prices of its Commodity Contracts. Any change in commodity indices shall be instituted on such terms as agreed upon in writing by the sponsor and subject to [__] days’ prior notice to shareholders of such change. The sponsor will communicate such change to shareholder through a press release, announcement on its website (www.etfsecurities.com), and/or communication through [Exchange].

The sponsor does not intend to change the investment objective of any Fund to track a commodity index that reflects a Designated Contract not reflected by the Fund’s original Commodity Index. In the event that a substitute index is necessary for a Fund, the sponsor will notify shareholders as described above.

The Sponsor

ETF Securities USA LLC, a Delaware limited liability company, serves as sponsor of each Fund. The sponsor, formed on June 17, 2009, is wholly-owned by ETF Securities Limited. Under the Delaware Limited Liability Company Act and the governing documents of the sponsor, ETF Securities Limited, the sole member of the sponsor, is not responsible for the debts, obligations, and liabilities of the sponsor solely by reason of being the sole member of the sponsor.

The principal office of the sponsor is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

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Under the Trust Agreement of the trust between the sponsor and [  ], as trustee, the sponsor has exclusive management and control of all aspects of the business of each Fund. Specifically, the sponsor:

•	Selects the Funds’ service providers;

•	Selects counterparties;

•	Negotiates various fees and agreements; and

•	Performs such other services as the sponsor believes that the trust may require from time to time.

In consideration for the sponsor’s services, each Fund accrues daily to the sponsor the sponsor’s fee, monthly in arrears, in an amount equal to the per annum rate, as set forth in the “Sponsor’s Agreement” between each Fund and the sponsor, for each Fund based on its daily Value. The sponsor’s fee is deducted as a part of the Daily Capital Adjustment and paid to the sponsor by the counterparties:

Fund Name	Sponsor’s Fee
ETFS Short Oil	[____] bps
ETFS Short Natural Gas	[____] bps
ETFS Short Copper	[____] bps
ETFS Short Wheat	[____] bps
ETFS Short Gold	[____] bps

The sponsor receives the sponsor’s fee and bears all the organizational and routine ordinary expenses of each Fund except for (1) the Service Allowance, which finances each Fund’s costs of tax reporting and index licensing fees payable to the index providers, and (2) the Commodity Contract Spread payable by each Fund to its counterparties. The Funds bear all their extraordinary, non-recurring expenses that are not assumed by the sponsor under the Trust Agreement.

The Trustee

[_______], a [_______] banking company, acts as the trustee of the trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (the “DSTA”). The trustee has only nominal duties and liabilities to the trust and the Funds. The trustee will have no duty or liability to supervise or monitor the performance of the sponsor, nor will the trustee have any liability for the acts or omissions of the sponsor.

Authorized Participants

Each Authorized Participant must be (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) a participant in the Depository Trust Company (“DTC”), (3) a party to an Authorized Participant Agreement with the administrator and the sponsor setting forth the procedures for the creation and redemption of Creation Units in a Fund (an “Authorized Participant Agreement”), and (4) a party to a Direct Agreement with each of the counterparties of the relevant Fund setting forth certain standard undertakings, representations and procedures regarding the payment of monies in the event of settlement failures for creations and redemptions (a “Direct Agreement”). Only Authorized Participants may place orders to create or redeem one or more Creation Units. A list of the current Authorized Participants can be obtained from the sponsor. The sponsor will provide the form of the Authorized Participant Agreement and Direct Agreement.

Counterparties

The initial counterparties for each of the Funds are [________], each of whom has entered into a Facility Agreement with the trust on behalf of each Fund. Additional or replacement counterparties may enter into a Facility Agreement from time to time. The counterparties may also be Authorized Participants or shareholders of a Fund.

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Under their Facility Agreements, each of the initial counterparties will issue Commodity Contracts pursuant to a form of the standardized contract developed by the International Swaps and Derivatives Association, known as an “ISDA Agreement.” Each counterparty will enter into the ISDA Agreements with each of the Funds in order to provide for standardized terms across all counterparties. The ISDA Agreements are comprised of the form of ISDA Master Agreement (Multicurrency—Cross-Border) as published by ISDA in 1992 (using 2002 Definitions) (“ISDA Master Agreement”) and all related documentation including the ISDA master confirmation entered into by the sponsor on behalf of a Fund with a counterparty (“ISDA Master Confirmation”), credit support annex and any schedules thereto. These Commodity Contracts provide a Fund with exposure to and track the specified Commodity Index in accordance with the terms of the ISDA Agreements. Under the prepaid, cash-settled purchase/sale structure, the counterparties receive a specified amount in exchange for a Commodity Contract and the counterparty for such Commodity Contract pays upon termination a return based on a specified formula for that contract based principally on the performance of the referenced Commodity Index.

The value of each of the Index Components is reflected in the daily level of each Commodity Index. The change in daily Commodity Index levels is the principal component of the formula determining the Daily Contract Price. The aggregate value of the Daily Contract Prices for a Fund, in turn, is the principal component of the Fund’s daily Value and Value per Share. Counterparties may track a Fund’s referenced Commodity Index by holding the Designated Contracts of such Commodity Index, although the counterparties are not required to do so. The Fund is entitled to the return under the Commodity Contracts regardless of the extent to or manner in which each a counterparty might choose to hedge its obligation.

Each counterparty will sign a Control and Custodian Agreement with each Fund and the collateral manager to establish each Fund’s Collateral Account in the name and for the benefit of each Fund counterparty for the posting of collateral and to set forth the terms of the day-to-day management of the collateral. No counterparty of a Fund is responsible for the Commodity Contract obligations of any other counterparty of that Fund. Additional counterparties will be appointed by the sponsor on a similar basis.

[_____] will serve as a counterparty for all Funds. [Description of counterparty].

Collateral Manager

[_________], a [_________], serves as the collateral manager of each Fund pursuant to the terms of the Control and Custodian Agreements.

Calculation Agent

[_________], a [_________], has been selected by the sponsor to serve as the calculation agent responsible for determining each Commodity Contract’s Daily Contract Price for each Fund, including substitute Daily Contract Prices on Market Disruption Days that are also considered to be Pricing Days and or Pricing Days on which the index providers fail to calculate a Commodity Index.

Agency Service Provider

[_________], a [_________], serves as the agency service provider for each Fund (the “agency service provider”) pursuant to appointment by the sponsor and the terms of the agreement to provide certain services to the Funds (the “Agency Services Agreement”). The agency service provider, among other things, provides transfer agent services with respect to the creation and redemption of shares and acts as “index receipt agent” (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of orders from Authorized Participants.

Custodian

[__________], a [________], serves as the custodian for each Fund pursuant to appointment by the sponsor and the terms of the custody agreement (“Custody Agreement”). The custodian will hold a Fund’s securities and cash, if any, delivered to the custodian upon the Fund’s foreclosure on its collateral account and will provide related settlement services in the event of a Fund’s

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Compulsory Redemption. The custodian will maintain separate and distinct books and records segregating the assets of each Fund not represented by Commodity Contracts or collateral, if any.

Administrator

[_______], a [_________], serves as the administrator pursuant to appointment by the sponsor and the terms of a servicing agreement (the “Fund Servicing Agreement”). The administrator, among other things, provides accounting and other administrative services for each Fund. In addition, the administrator will receive from Authorized Participants creation and redemption orders and deliver acceptances and rejections of such orders to Authorized Participants as well as coordinate the transmission of such orders and instructions among the sponsor, the counterparties, and the Authorized Participants.

Marketing Agent

ALPS Distributors, Inc., a Colorado corporation (“ALPS”), serves as the marketing agent pursuant to the Distribution Services Agreement and assists the sponsor with certain functions and duties relating to marketing of the Funds, including reviewing and approving marketing materials. ALPS retains all marketing materials separately for each Fund at its principal office at 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Offering

The Fund’s proceeds from sales of Creation Units are delivered by Authorized Participants directly to each of the Fund’s counterparties with which such Authorized Participants have entered into a Direct Agreement after the collateral manager confirms that such counterparties have (1) issued corresponding Commodity Contracts to the Fund and (2) deposited collateral equal to the value of such new Commodity Contracts with the collateral manager.

Clearance and Settlement

The shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The shares of each Fund are available only in book-entry form. Shareholders may hold shares of any Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Use of Proceeds

All proceeds of the offering of the shares of each Fund will be used to enter into Commodity Contracts with one or more counterparties. The initial Creation Units of the Funds are expected to be purchased by the initial Authorized Participant on or after the effective date of this offering. The only assets attributable to the Funds will be its Commodity Contracts. The ability of a Fund to meet its share redemption obligations will be dependent on its receipt of payments under the Fund’s Commodity Contracts from counterparties or (to the extent sufficient to pay the redemption proceeds) the realization of collateral provided by the counterparties under the Control and Custodian Agreement.

Additional Expenses of the Funds and the Shareholders

Except for the Commodity Contract Spread, sponsor’s fee, and Service Allowance of a Fund, no Fund will bear any further expenses (except extraordinary, non-recurring expenses such as the payment of certain indemnification liabilities to the trustee and the sponsor as determined under the Trust Agreement). See “Trust and Fund Expenses” and “Description of the Shares & Certain Material Terms of the Trust Agreement—The Sponsor.” As described below, the sponsor will pay all additional expenses of the Funds and the trust.

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Organization and Offering Expenses

Expenses incurred in connection with organizing the trust and each Fund and the registration and initial offering of its shares will be paid by the sponsor. Expenses incurred in connection with the continuous offering of shares of each Fund after the commencement of its trading operations will also be paid by the sponsor.

Routine Operational, Administrative, and Other Ordinary Expenses

The sponsor will pay all of the routine operational, administrative, and other ordinary expenses of each Fund, including, but not limited to, computer services, the fees and expenses of the trustee, the agency service provider, the custodian, the administrator and the marketing agent, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs. The fees and expenses of the collateral manager are paid by the counterparties.

Non-Recurring Fees and Expenses

All extraordinary, non-recurring expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the affected Funds. Extraordinary fees and expenses affecting the trust as a whole will be prorated to each Fund according to its respective Value. Extraordinary, non-recurring expenses include, without limitation, legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Brokerage Commissions

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors may be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As discussed, each Fund also imposes on an Authorized Participant transaction fees to offset, or partially offset, transfer and other transaction costs associated with the issuance and redemption of Creation Units. A fixed transaction fee of $[___] is applicable to each creation and redemption transaction, regardless of the number of Creation Units transacted.

Distributions

The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on a Fund’s performance for the taxable year and a shareholder’s own tax situation for such year, a shareholder’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions a shareholder receives with respect to such year. See “—U.S. Federal Income Tax Considerations”.

Fiscal Year

The fiscal year of each Fund ends on [____________].

Financial Information

The Funds have only recently been organized and have limited financial histories.

U.S. Federal Income Tax Considerations

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each shareholder that is (1) an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes, (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof, (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to

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control all the substantial decisions of the trust (each, a “U.S. Shareholder”) will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability.

Any gain allocated to a U.S. Shareholder in connection with the maturity or other taxable disposition of underlying Commodity Contracts that the Fund has held for more than one year generally should be treated as long-term capital gain subject to reduced rates of U.S. federal income tax in the hands of non-corporate U.S. Shareholders. Any gain recognized by a U.S. Shareholder upon its sale or other taxable disposition of shares that it has held for more than one year also generally should be treated as long-term capital gain. A U.S. Shareholder generally will be allocated its share of the Fund’s matching ordinary income and expense from the deposits under the Commodity Contracts and the sponsor’s fee and the Service Allowance, respectively. The deductibility of such expense may be subject to limitations in the hands of U.S. Shareholders. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

Reports to Shareholders

Each Fund will furnish an annual report in the manner required by the rules and regulations of the Securities and Exchange Commission, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants.

The annual, quarterly and current reports and other filings made with the SEC by the Funds will be posted on the sponsor’s website at www.etfsecurities.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to shares held. Additional reports may be posted on the sponsor’s website at the discretion of the sponsor or as required by regulatory authorities. See “Description of the Shares and Certain Material Terms of the Trust Agreement—Reports to Shareholders” and “Where You Can Find More Information.”

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Organizational Chart

Notes to Organizational Chart.

(a) The Authorized Participant places creation or redemption orders with the administrator pursuant to the Authorized Participant Agreement.

(b) The administrator and the sponsor approve or reject the Authorized Participant’s order. Among other reasons, an order may be rejected because the counterparties are limited in the amount of Commodity Contracts they may create or terminate. If approved, the administrator instructs the Fund’s counterparty to create new Commodity Contracts equal in value to a creation order or cash out existing Commodity Contracts equal in value to a redemption order.

(c) Upon receipt of the administrator’s instruction, the Fund’s counterparty creates new Commodity Contracts for creation orders and cashes out existing Commodity Contracts for redemption orders. The counterparty may also cash out Commodity Contracts upon the sponsor’s instruction to pay non- recurring or extraordinary expenses of the Fund if the sponsor does not otherwise assume such expenses. The calculation agent will daily determine the Daily Contract Price of the Fund’s Commodity Contracts and report such Daily Contract Price to the administrator, the sponsor, the counterparty and the collateral manager. The Fund is expected to own and hold only Commodity Contracts, which are created or terminated upon acceptance of creation or redemption orders, respectively, for Creation Units. The Fund is not expected to hold cash or other investments during its ordinary operation.

(d) Upon the creation of new Commodity Contracts, the counterparty posts collateral to the collateral account equal in value to the Commodity Contracts so created. Upon the liquidation of existing Commodity Contracts, the counterparty receives collateral from the collateral account equal in value to the Commodity Contracts so liquidated. As the Daily Contract Price of a Commodity Contract fluctuates, as determined by the calculation agent, the collateral manager will require the counterparty to post additional collateral as the value increases and release collateral to the counterparty as the value decreases. Collateral will also be posted at mark-to-market value if existing collateral value falls.

(e) On settlement of creation and redemption orders, the Authorized Participant pays the cash value of a creation order to the counterparty and receives the cash value of redemption order from the

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Notes to Organizational Chart (cont.).

counterparty. The cash settlement process is coordinated simultaneously with the share delivery settlement process by the Fund’s transfer agent.

(f) Also at settlement of creation and redemption orders, the Fund issues Creation Units of the Fund’s shares to the Authorized Participant for creation orders or receives the surrender of Creation Units from the Authorized Participant. Such issuances and surrenders are handled for the Fund by its transfer agent and is coordinated with the cash settlement process.

(g) If the counterparty defaults on its Commodity Contract obligations to the Fund, the collateral in the collateral account is liquidated by the collateral manager and the cash proceeds from the sale of the collateral is delivered to the Fund’s custodian for the benefit of the Fund and its shareholders. Until such a default occurs, the Fund has no rights or interests with respect to the collateral, which is held solely for the benefit of the counterparty.

(h) The index providers are unaffiliated with the sponsor and have licensed the use of the Fund’s referenced Commodity Index to the sponsor. The sponsor pays the index provider’s licensing fee from the Service Allowance that is accrued daily by the counterparty under the Fund’s Commodity Contracts and paid monthly to the sponsor by the counterparty. The remainder of the Service Allowance reimburses the sponsor for the costs of preparing annual tax reports that are delivered to the Fund’s shareholders.

(i) The sponsor and the trustee created the trust and the Funds under the Trust Agreement. The Fund pays the sponsor’s fee under the Sponsor Agreement between the sponsor and the Fund. The sponsor’s fee is accrued daily under the Fund’s Commodity Contracts and paid monthly to the sponsor by the counterparty on behalf of the Fund.

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RISK FACTORS

Before you invest in the shares, you should be aware that there are various risks. You should consider carefully the risks described below together with all of the other information included in this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

In particular, the shares represent interests in complex, commodity-based products involving a significant degree of risk and may not be suitable or appropriate for you. The shares are intended for sophisticated, professional and institutional investors. You may lose your entire investment in the shares.

Commodity Price and Commodity Index Risk Factors

Commodity prices are volatile and may cause a loss in the value of the shares.

The value of the shares will be affected by movements in commodity prices generally and by the way in which those prices and other factors affect the prices of the Index Component futures contracts (and hence of the Commodity Index).

Commodity prices generally may fluctuate widely and may be affected by numerous factors, including:

•

Global or regional political, economic or financial events and situations, particularly war, terrorism, societal breakdown, insurrection, expropriation and other activities, which lead to disruptions in supply from countries that are major commodity producers;

•

Investment trading, hedging, or other activities conducted by large trading houses, producers, users, hedge funds, commodities funds, governments, or other speculators which could impact global supply or demand;

•

Governments and large official sector institutions that have large commodities holdings or may establish major commodity positions. For example, a significant portion of the aggregate world holdings of gold is owned by governments, central banks, and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of the shares based upon a Commodity Index related to that commodity will be affected;

•

In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties may greatly influence commodity prices;

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining, and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities;

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other industrial commodities;

•	The future rates of economic activity and inflation, particularly in countries which are major consumers of commodities;

•	Major discoveries of sources of commodities; and

15

•	Disruptions to the infrastructure or means by which commodities are produced, distributed and stored, which are capable of causing substantial price movements in a short period of time.

Prices of the Index Components may fluctuate widely and may be affected by:

•	Commodity prices generally;

•	Trading activities on the Component Exchange that might be impacted by the liquidity in the futures contracts;

•	The recent proliferation of commodity-linked exchange traded products and their unknown effect on the commodity and commodity futures markets; and

•	Trading activity specific to the particular Index Components.

The impact of changes in the price of a physical commodity will affect investors differently depending upon the particular Fund or Funds in which investors invest. Daily increases in the price of an underlying commodity will negatively impact the daily performance of shares of a Fund. A Fund’s exposure to the commodities markets may also subject the Fund to greater volatility than investments in traditional securities.

As each Commodity Index replaces or “rolls” its expiring Index Component with the next specified month contract, it will experience either a positive or negative roll yield (“roll yield”) that can cause a particular Fund’s shares to depreciate.

Each Commodity Index is priced based on the settlement values of one or more Designated Contract (a futures contract of specific maturity) which, as it nears expiry, must be “rolled” to a later dated contract. As the exchange traded Designated Contracts approach expiration, they are rolled or replaced by similar contracts that have a later expiration.

Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in December. This process is referred to as “rolling.”

If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the December contract, thereby creating a “roll yield” which tends to be positive for the relevant Commodity Index.

A “contango” market means that the prices are higher in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is lower than the price of the December contract, thereby creating a negative “roll yield” which tends to be negative for the relevant Commodity Index.

The existence of backwardation (or contango) in a particular commodity market does not automatically result in positive (or negative) “roll yields.” The actual realization of a roll yield will be dependent upon the shape of the futures curve. If the relevant part of the commodity futures curve is in backwardation—a downward sloping futures curve—then, all other factors being equal, the relevant index will tend to rise over time as lower futures prices converge to higher spot prices. The opposite effect would occur for contango.

Each “Composite Commodity Index” is a Commodity Index made up of two or more Designated Contracts. The extent to which a Composite Commodity Index is affected by backwardation or contango will depend on whether the relevant Designated Contracts are in backwardation or contango and the relative weight of each Designated Contract included in each Composite Commodity Index.

The existence of backwardation in particular commodity markets could result in positive roll yields, which could increase the value of the Commodity Index, but decrease the value of the Short Funds.

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The existence of contango in particular commodity markets could result in negative roll yields, which could adversely affect the value of the Commodity Indices and increase the value of the Funds.

The effects of the Delta Factor utilized by the Funds combined with high volatility in the relevant Commodity Index may cause the entire loss of the investor’s investment in such Funds in a very short time.

Investing in the Funds is more risky than investing in securities which are an unleveraged long exposure.

It is possible for commodity prices to increase by more than 100 percent on a particular day. Thus, it is possible for the Funds to lose all of their value which could result in the total loss of a shareholder’s initial investment. Any such total loss of investment could occur in a relatively short period of time if a material supply shock or market dislocation were to occur.

Price volatility may result in long-term Fund returns being significantly different than overall changes in the relevant Commodity Index.

The returns from the Funds are designed to provide a specific exposure to the daily change in the relevant Commodity Index. As explained under the caption “Investment Objectives, Pricing and Commodity Contracts—Effects of Compounding on Share Performance”, the actual change in Value per Share over periods greater than one day may differ significantly from the product of the Commodity Index return and the Delta Factor over such longer period. Accordingly, prospective investors should not expect that the actual percentage return for the Funds will be equal to negative 100% times the percentage change in the relevant Commodity Index for periods longer than one day due to the compounding effect of the Daily Capital Adjustment.

The Delta Factor utilized by the Commodity Contracts of the Funds can result in significant losses to the investor who holds shares in Funds for longer than one day.

The effects of the Delta Factor of negative 100% can result in significant losses over extended periods. For example, ETFS Short Oil would have fallen from $[__] on [________] to $[__] on [______________] (before fees and adjustments and assuming the absence of Market Disruption Events) resulting in the loss of [__]% of the initial investment if held over the whole period.

Investing in the Funds is not equivalent to being short futures contracts. The Funds are designed to match the daily percentage movement in the relevant Commodity Index (before fees and adjustments and in the absence of Market Disruption Events) multiplied by the Delta Factor of negative 100%.

The return from holding the Funds is not equivalent to the return from selling (shorting) the relevant commodity futures contracts. A short position in commodity futures contracts would match dollar for dollar a long position in the same commodity futures contracts, such that if the long position increased in value by one dollar, then the short position would decrease in value by one dollar. The compounding effect of the Funds’ Delta Factor embedded in its Daily Capital Adjustment, especially where there is high volatility in its specified Commodity Index, may cause the longer than a day performance of the Fund’s shares to deviate substantially from the same period performance of shorting the relevant commodity futures contract.

The value of a Commodity Index may not reflect the spot price of its underlying commodity. Consequently, any changes in spot prices are not necessarily indicative of changes in the value of a Commodity Index.

Each Commodity Index, as a futures contract-based index, is valued daily based on the settlement values of one or more Designated Contract (a futures contract of specific maturity). While the valuation of each Designated Contracts may incorporate the spot price of its referenced underlying commodity, the Commodity Index does not directly track the spot price of the referenced

17

underlying commodity and the value of a Designated Contract is not expected to perfectly track such spot prices. Moreover, each Commodity index will experience roll yield that will cause the performance of a Commodity Index to differ over any period of time from the performance of the referenced underlying commodity’s spot prices over the same period. See “As each Commodity Index replaces or ‘rolls’ its expiring Index Component with the next specified month contract, it will experience either a positive or negative roll yield (‘roll yield’) that can cause a particular Fund’s shares to depreciate.” Changes in the spot prices of a referenced commodity can, at any time, maintain pace with, outperform or underperform the changes in a Commodity Index’s level. Consequently, any changes in spot prices are not necessarily indicative of changes in the value of a Commodity Index.

Each Fund may incur and will bear the costs of all of its non-recurring and unusual fees and expenses, which costs would decrease such Fund’s Value per Share and may adversely impact an investment in the shares. The asset value of a Fund, when reduced by expenses, will not replicate the exact value of the Fund’s Commodity Index.

All non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement), such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses, if any, will be borne by the Fund. The payment of extraordinary fees and expenses by a Fund will result in a corresponding decrease in the Fund’s Value and its Value per Share. Any decrease in a Fund’s Value per Share due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders, result in increased tracking error of Fund performance against its referenced Commodity Index or result in termination of the Fund at a time that is disadvantageous to shareholders. The asset value of a Fund, when reduced by ordinary and extraordinary Fund expenses, will not replicate the exact value of the Fund’s Commodity Index, thereby increasing the Fund’s tracking error.

Changes in a Commodity Index may cause a material adverse effect on the performance of a Fund’s shares.

Each Facility Agreement allows for a change in the Commodity Index used to value the Funds. Such change shall be instituted on such terms as agreed upon in writing by all counterparties and the sponsor; provided, however, that no substitution of a Commodity Index may result in a change in the aggregate price of the Commodity Contracts of the Fund which are the subject of the substitution. The counterparties and the sponsor may agree to use a different commodity index provided that investors are given a minimum of [__] days’ notice of the intended change. Shares held through any such change may be adversely affected as the replacement Commodity Index may not perform the same as the original Commodity Index.

The inability to register or otherwise obtain regulatory approval for the sale of additional shares, an insufficient supply of Commodity Contracts for a Fund, or a Market Disruption Event, among other things, may result in tracking error between the market price of a share and the Value per Share causing the shares to trade at a premium to their Value. Investors purchasing at a premium may lose money if these situations are later alleviated.

At any time, the price at which shares trade on the [Exchange] (or any other exchange or market on which they may be quoted or traded) may not reflect accurately the Value per Share.

Premium pricing of a Fund’s shares to their Value may result from a number of conditions, including, but not limited to, the trust’s inability to obtain regulatory approval from the SEC, Financial Industry Regulatory Authority Inc. (“FINRA”), or other regulators for the registration or sale of additional Fund shares. In addition, although the initial counterparties have agreed to supply Commodity Contracts of up to an aggregate outstanding Contracts Price of $[_______] if demand for the Funds’ shares exceeds this amount and more Commodity Contracts are not provided, or if the demand for the issuance of shares exceeds the daily limitation or the commodity-specific limits occurring during a Market Disruption Event, then such Fund’s shares may trade at a premium to

18

their Value. Investors who pay a premium risk losing the premium if demand for shares abates or the Fund is able to source more Commodity Contracts.

Commodity futures exchange daily price fluctuation limits on Index Component price movements that result in a Market Disruption Event could adversely affect the value of any Commodity Indices and, therefore, the market value of the shares of the Funds.

U.S. and some foreign futures exchanges have regulations that limit the amount of fluctuation in specific futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the value of any Commodity Index and, therefore, the market price of the Creation Units and could disrupt creations and redemptions of shares and the pricing thereof.

Position limits on commodities futures exchanges may ultimately cause the Compulsory Redemption of some or all of a Fund’s shares at a time that is disadvantageous to shareholders.

The counterparties may choose to hedge their exposure related to the Commodity Contracts by taking positions on the relevant Component Exchange(s) and, to the extent they do so, they will need to adjust their positions on such Component Exchange(s) on a daily basis to reflect that, subject to the occurrence of Market Disruption Events, the shares track (before fees and expenses) daily percentage changes in a Commodity Index. Accordingly, changes in the Value of one or more Fund’s shares could result in the counterparties meeting or exceeding their position limits on such Component Exchange(s) and so being unable to sufficiently adjust their hedging positions for one or more classes of Commodity Contract(s). In the event a counterparty exceeds its position limits, the counterparty has the right to terminate some or all Commodity Contracts of the relevant Funds to bring their positions below the position limits and, in such case, the trust will exercise its right to Compulsorily Redeem some or all of the shares of such Funds. If such a Compulsory Redemption were to occur, it may happen at a time that is disadvantageous to the redeemed shareholders.

The Value per Share may not always correspond to market price per share and, as a result, investors may be adversely affected by the issuance or redemption of Creation Units at a value that differs from the market price of the shares.

The Value per Share of a Fund changes as fluctuations occur in the price of the Fund’s Commodity Contracts. Investors should be aware that the market trading price of the shares of a Fund may be different from the Value per Share (i.e., individual shares may trade at a premium over, or a discount to, the Value per Share). Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the market trading price of the shares or can redeem a Creation Unit at a premium over the market trading price of the shares. The sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track Value per Share of the Funds closely over time but such an outcome is not assured. The effects of aggregate limits,

19

daily limits and Market Disruption Events on the creation and redemption process may cause market prices to deviate from Value per Share.

The value of a share may be influenced by nonconcurrent trading hours between the [Exchange] and the Component Exchange on which the Index Components underlying the applicable Commodity Index are traded. While the shares trade on the [Exchange] from 9:30 a.m. to 4:00 p.m. (Eastern Time), the Index Components may be traded during different time frames. Consequently, liquidity in the Index Components will be reduced after the close of trading at the Component Exchange. As a result, during the time when the [Exchange] is open and the applicable Component Exchange is closed, trading spreads and the resulting premium or discount on the shares may widen, and, therefore, increase the difference between the market trading price of the shares and the Value per Share.

Fewer representative commodities may result in greater Commodity Index volatility, which could adversely affect an investment in the shares.

Some of the Composite Commodity Indices are concentrated in terms of the number of commodities represented and the Individual Commodity Indices are concentrated in a single commodity. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in a Commodity Index and the Value per Share of a Fund referenced to that Commodity Index under specific market conditions and over time.

Failure of the commodity markets to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity markets have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a Commodity Index is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the shares perform in a manner that correlate with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the shares and the shares may produce no gains to offset their losses from other investments. Furthermore, there is no historical data regarding the correlation of daily rebalanced short investments in commodities to other asset classes.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.

The Funds are new investment vehicles. Each Fund competes with other financial vehicles, including commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares and reduce the liquidity of the shares.

Operational Risk Factors

The triggering of daily redemption limits imposed by counterparties through the Commodity Contracts may result in tracking error between market price of a share and Value per Share causing

20

the shares to trade at a discount to their Value. The imposition of these daily limits could exacerbate a declining market for the shares.

Shares could trade at a discount to their Value per Share if the Fund has received redemption orders in excess of the Commodity Contract redemption limits (which are daily limits) imposed by the counterparties. These Commodity Contract redemption limits can cause the suspension of the redemption of shares and thereby cause greater losses to investors by exacerbating the discount of the market price of a share. For a description of the redemption limits imposed by counterparties, see “Commodity Contracts and Other Material Contracts—Commodity Contracts.”

Many of the risks applicable to trading a Commodity Index underlying a Commodity Contract are also applicable to the Commodity Contract itself.

The Commodity Contracts are prepaid, cash-settled commodities purchase/sale contracts. These contracts obligate one party to buy and the other to sell, on a cash-settled basis, a specified underlying measure of a commodity futures index. Many of the risks applicable to trading the Index Components are also applicable to the Commodity Contract that references an index comprised of such Index Components. Moreover, a Commodity Contract is not entered into over an exchange on industry standardized terms. Consequently, the Commodity Contracts involve risks different from, and, in certain respects, greater than the risks presented by more traditional investments.

Counterparty credit risk and default on Commodity Contracts may impair or delay a Fund’s ability to pay for the redemption of its shares and also cause its shares to trade at a discount to their Value or otherwise cause investors to lose all or a substantial part of their initial investment.

The ability of a Fund to pay the redemption of Creation Units is dependent on the cancellation of an equal number of Commodity Contracts, and may be affected by the deterioration of the creditworthiness or a downgrade in the credit rating of a counterparty. Such deterioration or downgrade in the credit or credit rating of a counterparty could cause shares to trade at a discount to their Value.

Counterparty credit risk also reflects the possibility that a counterparty will default in or otherwise fail to perform its contractual obligations including any obligation it may have to settle a transaction in accordance with the terms and conditions of such Commodity Contract. In addition, the risk of any privately negotiated, or over-the-counter (“OTC”), transaction, such as the Commodity Contracts is ordinarily greater than that of an exchange traded futures contract, because every organized exchange interposes a highly creditworthy clearinghouse between the buyer and seller in every exchange traded transaction; they break down each transaction into two distinct contracts: one between the buyer and the clearinghouse acting as the seller, and one between the seller and the clearinghouse acting as the buyer. Hence, the direct counterparty to each of the buyer and the seller is the clearinghouse, and neither the buyer nor the seller needs to rely upon the other’s creditworthiness but only that of the clearinghouse.

The Fund holds a security interest in the cash proceeds received upon the sale of collateral under the terms of the Control and Custodian Agreement. Commodity Contracts are not guaranteed by any affiliate of a counterparty or by any other person. There can be no assurance that a counterparty will be able to fulfill its payment obligations under its Commodity Contract and Facility Agreement.

There are no restrictions on the future business operations or activities of a counterparty, and, accordingly, the ability of a counterparty to meet its obligations may be adversely affected depending on such future business operations or activities.

The Funds will not operate any risk-spreading policies. The Facility Agreements with counterparties will generally have similar though not necessarily the exact same terms as each other. The Funds do not intend to enter into any of the other Facility Agreements for the purpose of spreading counterparty risk.

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In addition, a Fund uses Commodity Contracts as a means to achieve its investment objective. Investors, therefore, do not receive the protection of regulation by the Commodity Futures Trading Commission (the “CFTC”) or the statutory scheme of the Commodity Exchange Act (the “CEA”) in connection with each Fund’s Commodity Contracts. The parties to negotiated arrangements like the Commodity Contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose shareholders to significant losses under certain circumstances including in the event of trading abuses or financial failure by counterparties.

Each Fund is dependent upon having Commodity Contracts in order to track its Commodity Index. If a counterparty or the Fund terminates any of the Commodity Contracts under certain limited circumstances, the Fund may be unable to procure a replacement Commodity Contract on similar terms. In the event that a delay occurs before a replacement Commodity Contract is obtained, the Fund will temporarily hold cash representing the collateral under the terminated Commodity Contract, which will result in the Fund’s inability to track its Commodity Index. A Fund’s failure to obtain a replacement Commodity Contract may result in the Compulsory Redemption in whole or in part of its shares. Such Compulsory Redemption may occur at a time that is not favorable to the shareholders.

A Fund’s inability to realize on its collateral may impair or delay a Fund’s ability to pay proceeds for the redemption of its shares and also cause its shares to trade at a discount to their Value or otherwise cause shareholders to lose all or a substantial part of their initial investment.

In the event that a Fund enforces its rights under the Control and Custodian Agreement to take control of the collateral account, the collateral in the collateral account may not be of sufficient value to cover all redemption payment obligations to investors because:

•	enforcement of the Fund’s rights may have resulted from a counterparty failing to post collateral to the collateral account up to the full value of the obligations owed to the Fund;

•

the collateral account is only required to contain assets up to the full value of the obligations owed to a Fund as of the close of the immediately preceding business day on which the calculations and valuations are made. There may be a number of days between such valuations occurring and the date on which the Fund takes control of the collateral account, during which time a significant difference between the value of the collateral in the collateral account and the amount of the counterparty’s obligation could arise;

•	the value of the assets in the collateral account is not correlated to the counterparty’s obligation to post collateral (“Collateral Exposure”) and may fall due to market conditions;

•	the Collateral Exposure could rise due to market conditions;

•

the Collateral Exposure as reported for the purposes of a counterparty’s obligation to post collateral when such collateral was last posted may be less than the aggregate amounts due to investors and others out of the proceeds realized from such collateral;

•	the collateral manager may not be able to realize some or all of the assets in the collateral account at the prices at which they were valued;

•	there may be certain costs associated with the Fund’s realization of the assets in the collateral account; or

•	there is a lack of timeliness of any such enforcement on behalf of the Fund.

The counterparties, index providers and Authorized Participants may engage in activities that present conflicts with the interests of shareholders.

The counterparties are active traders in commodities markets, including in the physical markets for commodities, in the futures markets (on each of the Component Exchanges and on other commodity exchanges) and the over-the-counter markets, including the trading of commodity swaps, options, and other derivatives.

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These trading activities may present a conflict between the interests of shareholders and the interests that a counterparty and its affiliates will have in their proprietary accounts in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the value of a Commodity Index, could be adverse to the interests of the shareholders of the Funds.

Moreover, counterparties or their affiliates have published, and in the future expect to publish, research reports with respect to a Commodity Index, Index Components, and physical commodities generally. This research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Funds. The research should not be viewed as a recommendation or endorsement of the shares in any way, and investors must make their own independent investigation of the merits of their investment in shares. Any of these activities by the counterparties or their affiliates may affect the market price of the Commodity Index, Index Components, and the value of the Commodity Indices and, therefore, the market price of shares and the Value per Share.

In addition, a counterparty may underwrite or issue other securities or financial instruments indexed to a Commodity Index and related index and/or the index providers may license a Commodity Index or related index for publication or for use by unaffiliated third parties.

Further, the Authorized Participants or their affiliates also trade in various sectors of the commodities markets. These activities could give rise to conflicts of interest which are adverse to the interests of investors and could change the Value per Share of a Fund. For example, a market maker in a financial instrument linked to the performance of a Commodity Index or related index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the Index Components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts upon which the Commodity Index is based, which in turn would affect the value of such Commodity Index and thus the Value per Share of a Fund.

With respect to any of the activities described above, none of the counterparties, the index providers, the Authorized Participants or their respective affiliates has any obligation to the Funds to take the needs of any buyers, sellers or holders of shares into consideration at any time.

Failure of the collateral manager to segregate a Fund’s collateral may increase losses in the Fund.

The Control and Custodian Agreement requires the collateral manager to segregate each Fund’s collateral from the assets of the other Funds, the collateral manager, its clients, and any counterparty. If the collateral manager fails to segregate the collateral received from the counterparties, the collateral of the Fund might not be fully protected in the event of the collateral manager’s or counterparty’s bankruptcy. In the event of the collateral manager’s or counterparty’s bankruptcy, any Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the collateral manager’s or counterparty’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the collateral manager or counterparty. The collateral manager or counterparty may, from time-to-time, be the subject of certain regulatory and private causes of action.

Bankruptcy or insolvency of a counterparty or the collateral manager may impair or delay a Fund’s ability to pay for the redemption of its shares and also cause its share to trade at a discount to their Value per Share or otherwise cause investors to lose all or a substantial part of their initial investment.

There is a risk that the collateral held by the collateral manager pursuant to the Control and Custodian Agreement would not be immediately or ultimately available for liquidation and transfer to a Fund upon the bankruptcy or insolvency of a counterparty or the collateral manager, including due to court proceedings necessary to prove and enforce the Fund’s rights in and to the collateral. Such proceedings could take months or longer during which time the Fund would not track the specified Commodity Index and during which time redemptions to Authorized Participants and

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liquidity in secondary markets would be suspended. Additional expense would be incurred by the Fund to enforce rights in such proceedings with no guarantee of success.

Market Disruption Events can cause delays in the determination of Value and in the settlement of creations and redemptions by a Fund.

Futures exchanges can suffer from market disruption, due to trading failures at the exchange or the imposition of volume or price restrictions. Such events could cause a Market Disruption Event, preventing the determination of the Value and Value per Share of one or more Funds. This may cause a delay in the creation or redemption process which could adversely affect shareholders. In addition, where a Market Disruption Event occurs the change in Value per Share of a Fund may not match (before fees and adjustments) the daily change in the level of the relevant Commodity Index if such index is still published.

A lack of Authorized Participants or interest by Authorized Participants may cause tracking error.

Only Authorized Participants may create or redeem shares. The sponsor will use reasonable endeavors to ensure that at all times there are at least two Authorized Participants.

There can, however, be no assurance that there will at all times be an Authorized Participant to create or redeem shares.

Under the Facility Agreement, a counterparty has the right to give notice (with immediate or delayed effect) that an Authorized Person has ceased to be acceptable to it in certain circumstances, including if a counterparty deems such person to be unacceptable to it as an Authorized Person for credit, compliance, general business policy, or reputational reasons. As a result of any exercise of such right, there could at any time be no Authorized Participant with the result that no shares could be created. In such event it may also be difficult or impossible to sell shares on the [Exchange] at a market price close to their Value or within a reasonable time period. Moreover, the ability to redeem shares may be impaired or even impossible.

A Compulsory Redemption of shares may occur at a time that is disadvantageous to shareholders.

The sponsor may, at any time, upon not less than [__] months’ notice (or [___] business days’ notice in the event that an Event of Default or any of the events affecting a Fund or a counterparty that results in the termination of a Facility Agreement or Commodity Contract (a “Termination Event”) has occurred and is then continuing with respect to the Fund) to the shareholders, cause the Fund to redeem all of the Fund’s shares. The sponsor may, at any time in its discretion, upon (1) not less than [__] days’ notice if all shares of all Funds are to be redeemed, (2) not less than [__] months’ notice for any reason and regardless of whether all shares are to be redeemed, (3) upon not less than [__] business days’ notice in the event that an Event of Default or a Termination Event has occurred and is then continuing with respect to a counterparty or (4) not less than [__] days’ notice in the event of a Compulsory Redemption of all shares of a Fund, terminate all or some Commodity Contracts under a Facility Agreement, whereupon the sponsor will exercise its right to Compulsorily Redeem in whole or in part the shares of all relevant Funds.

[_______] may cease to publish a Commodity Index. If so, a Fund referencing that Commodity Index may be redeemed in a Compulsory Redemption if a replacement Commodity Index is not found within [__] days.

If the calculation agent notifies the trust that the Daily Contract Price of any Commodity Contracts held by any Fund has declined to zero at any time during any Pricing Day and that such Commodity Contracts have been terminated, then the shares in such Fund will automatically be subject to a Compulsory Redemption. Shareholders are unlikely in that situation to receive any proceeds as such Fund is unlikely to have sufficient assets to repay shareholders since its Commodity Contracts will have a value of zero and will be unable to recover value at any future date.

Under the Facility Agreement, a counterparty has the right to terminate some or all of the Commodity Contracts of a Fund if for any reason it is unable to maintain the hedging positions

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which (acting reasonably) it attributes to the hedging of its obligations in connection with such Commodity Contracts. In such a case, the sponsor may exercise the right to Compulsorily Redeem the shares of the Fund.

The counterparties have agreed to provide Commodity Contracts to the trust for [___] years from [____] 2010 (although a counterparty may terminate the Facility Agreement on [__] months’ notice). If a counterparty does not agree to provide Commodity Contracts beyond such date or chooses to terminate the Facility Agreement earlier, the Commodity Contracts will expire and, unless such counterparty is replaced by a new counterparty, the sponsor may elect to Compulsorily Redeem the shares of the affected Funds.

In the case of any Compulsory Redemption, an investment in shares may be redeemed at a time that is disadvantageous to shareholders.

Shareholders’ recourse is limited to the value of a Fund’s collateral.

Shares will be obligations solely of the Fund issuing them. In particular, a Fund’s shares will not be obligations or responsibilities of, or guaranteed by, other Funds, the trust, the trustee, the sponsor, any index provider, any counterparty, any direct or indirect shareholder, or any Authorized Participant. If the net proceeds received by a Fund upon its realization of the collateral are less than the aggregate amount payable in such circumstances in respect of such Fund, the obligations in respect of such Fund will be limited to only to the net proceeds so realized. No other assets of the trust or assets of any other Fund will be available for payment of such shortfall, and the rights of shareholders to receive any further amounts in respect of such obligations shall be extinguished.

Any claims made against the trust will be satisfied in order of the priority of payments in accordance with the Trust Agreement.

The shareholders have no direct right of enforcing a counterparty’s obligations to a Fund. The Fund’s right of enforcement against a counterparty is determined by contracts between the Fund and counterparty.

No counterparty or any other person has guaranteed the performance of a Fund’s obligations, and no shareholder has any direct rights of enforcement.

The Fund’s rights of enforcement is determined by the Facility Agreement, the Commodity Contracts, and the Control and Custodian Agreement, and may be subject to contractual, equitable and other potential defenses available to the counterparty.

Commodity Index calculations are made wholly by the index providers and any errors, discontinuance or changes in such calculations may have an adverse effect on the value of the shares.

The Funds are not affiliated with any index provider and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding an index provider’s methods or policies relating to the calculation of the Commodity Indices or related indices. The policies of [_____________] concerning the calculation of the level of the Commodity Indices or related indices, additions, deletions or substitutions of Index Components and the manner in which changes affecting the Index Components are reflected in the Commodity Indices could adversely affect the value of the Commodity Indices or related indices and, therefore, the market value of the Funds’ shares.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in the Commodity Indices, and the commodity futures contracts currently included as Designated Contracts in the Commodity Indices may fail to satisfy such criteria. The weighting factors applied to each included futures contract may change annually, based on changes in commodity production and volume statistics. In addition, [___________] may modify the methodology for determining the composition and weighting of the Commodity Indices, for calculating their respective values in order to assure that the Commodity Indices represent an adequate measure of market performance or for

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other reasons, or for calculating the values of the Commodity Indices or related indices. Any such changes could adversely affect the market value of a Fund.

In certain circumstances under the Facility Agreements, including where a Market Disruption Event in respect of a Commodity Index occurs on five or more consecutive applicable Trading Days (irrespective of whether a Commodity Index is published for those Trading Days), the calculation agent is required to calculate a substitute value for each Trading Day thereafter while that circumstance persists. While the calculation agent is required to act in good faith and in a commercially reasonable manner (1) it owes no duty to any shareholder or the trustee in respect of any determination made by it and (2) any such substitute value may differ from the Commodity Index. If a Commodity Index ceases to be published by [___________] all Funds relating to that Commodity Index may be subject to Compulsory Redemption.

Calculation agent conflicts of interest increase the potential for errors in the determination of Daily Contract Prices and Value.

The calculation agent may be a counterparty under its own Facility Agreement. In acting in its role as calculation agent, the calculation agent is obliged to act in good faith and in a commercially reasonable manner, but otherwise its calculations are binding in the absence of manifest error. The role of the calculation agent as a counterparty may give rise to conflicts of interest which are adverse to the interests of shareholders.

Changes to Designated Contracts and/or roll period by the index provider could adversely affect the Value and market value of the shares.

The choice of Designated Contracts and the roll period used to price each Commodity Index is determined by [_______] and may be changed from time to time upon approval by the Supervisory Committee of the [_______]. The termination or replacement of any Designated Contract and/or the change to a roll period may have an adverse impact on the value of a Commodity Index.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Funds may, in the sponsor’s discretion, suspend the right of creation or redemption or may postpone the purchase or redemption settlement date, for (1) any period during which the [Exchange] or [applicable Component Exchange] is closed, other than for customary holidays or weekends, or when trading is restricted or suspended or restricted on such exchanges in any of the underlying Index Components, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the sponsor determines to be necessary for the protection of the shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement, if the amount of the redemption exceeds its daily limits, or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Daily Contract Price of Commodity Contracts held by a Fund decline during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how Fund shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

An Event of Default or certain other events with respect to the trust or a Fund could suspend the obligation of a counterparty to post collateral to the account with the collateral manager for its

26

Commodity Contracts, thereby causing investors to suffer a loss due to under-collateralization of the counterparty’s obligations.

To the extent that an Event of Default or any Termination Event or other specified event has occurred and is continuing with respect to a Fund that counterparty may have the right to suspend the performance of any obligation it may have to post collateral. The investors could suffer a loss from any resulting under-collateralization in the event that the counterparty were to fail to perform its obligations under its Commodity Contracts.

An Event of Default or Termination Event with respect to a Fund could delay or reduce the value of any payments to the Fund under the Commodity Contracts and thereby cause investors to suffer a loss.

To the extent that an Event of Default or Termination Event has occurred and is continuing with respect to the a Fund that counterparty may have the right to suspend the performance of its payment obligations and/or to terminate such Commodity Contracts prior to their scheduled termination dates. Any such suspension could result in an uncompensated delay by the Fund in receiving the payment, and any such early termination could result in the Fund realizing a lower return on such Commodity Contracts than it might otherwise have expected.

[Exchange] may halt trading in the shares of a Fund which would adversely impact investors’ ability to sell shares.

Trading in shares of a Fund may be halted due to market conditions or, in light of [Exchange] rules and procedures, for reasons that, in the view of the [Exchange], make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the shares are delisted. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

None of the Funds is registered as an investment company under the Investment Company Act of 1940, required to register under such act or intend to register as such with the SEC. Registered investment companies are required to observe a variety of safeguards to protect shareholders, including, but not limited to, an independent board governance structure, shareholder approval of changes in advisors or advisory fees, conflicts of interest and self-dealing prohibitions and restrictions, substantive regulatory restrictions on a variety of portfolio management techniques such as the use of leverage, derivatives, investment in other investment companies and investment in illiquid securities. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in exchange traded products, as well as other elements of the Funds’ structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it

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will cover. The sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

U.S. Shareholders of each Fund will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

The tax rules applicable to an investment in the shares are complex, and the tax consequences to an investor of an investment in the shares could differ from the investor’s expectations.

The tax rules applicable to the shares, the Funds, and the Commodity Contracts are complex, and no statutory, judicial, or administrative authority directly addresses the characterization of an investment similar to an investment in the shares. Each Fund is expected to be treated as a separate tax- transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits. The determination of a partner’s allocable share of partnership items is subject to complex U.S. tax rules, and a U.S. Shareholder’s allocable share of any item of income, gain, loss, deduction, or credit may differ from the shareholder’s economic interest in the relevant Fund. Such a mismatch between tax allocations and economic interest may be temporary, reversing itself in a later period or when shares are sold, or could be permanent. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

Management Risk Factors

The Funds are subject to the risks associated with being newly organized, which may adversely affect the operations of the Funds. There is risk that the objectives of the Funds will not be met.

The Funds are newly organized. The success of the Funds depends on a number of conditions that are beyond the control of the Funds. There is a risk that the investment objectives of the Funds will not be met. The sponsor has not previously sponsored or operated in the U.S. investment products similar to the Funds. If the experience of the sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

The Funds have no operating history, and, as a result, investors may not rely on past performance in deciding whether to buy shares.

None of the Funds have commenced trading and none have any performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in a Fund. Since none of the Funds have commenced trading or developed any performance history, investors will have to make their decision to invest in a Fund without such

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information. Likewise, a Commodity Index may have a limited history which might not be indicative of the future results of such index or of the future performance of each applicable Fund.

Investors cannot be assured of the sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the sponsor will be willing or able to continue to service the Funds for any length of time. If the sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected as there may be no entity servicing the Funds for a period of time. Such an event could result in termination of the Funds. Any such termination could result in the termination of a Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

The Trust Agreement contains provisions that that explicitly eliminate duties, including fiduciary duties, of the sponsor and limit remedies available to investors for actions that might, absent such provisions, constitute a breach of duty.

The Trust Agreement contains provisions that expressly eliminate duties, including fiduciary duties, of the sponsor and its affiliates. See “Description of the Shares & Certain Material Terms of the Trust Agreement—Duties of the Sponsor.” The elimination of fiduciary duties under the Trust Agreement is expressly permitted by Delaware law. As a result, investors will only have recourse and be able to seek remedies against the sponsor if it breaches its obligations pursuant to the Trust Agreement, including the implied covenant of good faith and fair dealing. Unless the sponsor breaches its obligations pursuant to the Trust Agreement, investors will not have any recourse against the sponsor even if the sponsor were to act in a manner that was inconsistent with traditional fiduciary duties, which fiduciary duties do not apply to the sponsor under the Trust Agreement. Furthermore, even if there has been a breach of the obligations set forth in the Trust Agreement, the Trust Agreement provides that the sponsor and its affiliates will not be liable to the trust, the Funds or their shareholders, for errors of judgment or for any acts or omissions where the relevant party had, in good faith, determined that such course of conduct was in the best interest of the trust and such course of conduct did not constitute gross negligence or bad faith of such party. These provisions are detrimental to investors because they restrict the remedies available to the trust, the Funds and their shareholders for actions that without such limitations might constitute breaches of duty including fiduciary duties.

Whenever a potential conflict of interest exists between the Funds or the trust and the sponsor and its affiliates, the sponsor may resolve such conflict of interests, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the sponsor, the resolution, action or terms so made, taken or provided by the sponsor shall not constitute a breach of the Trust Agreement or of any duties it may owe to the Funds or the trust or investors at law, in equity or otherwise.

This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If an investor purchases shares in a Fund, the investor will be treated as having consented to the provisions set forth in the Trust Agreement, including provisions regarding the explicit elimination of fiduciary duties of the sponsor and conflicts of interest situations involving the sponsor that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, investors will, as a practical matter, not be able to successfully challenge an informed decision by the sponsor. See “Description of the Shares & Certain Material Terms of the Trust Agreement—Duties of the Sponsor.”

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Potential conflicts of interest may arise among the sponsor or its affiliates and the trust or the Funds. The sponsor and its affiliates have no fiduciary duties to the trust, the Funds and their shareholders, which may permit them to favor their own interests to detriment of the trust, the Funds and their shareholders.

The sponsor will manage the business and affairs of the trust and the Funds. Conflicts of interest may arise among the sponsor and its affiliates, on the one hand, and the trust, the Funds and their shareholders, on the other hand. As a result of these conflicts, the sponsor may favor its own interests and the interests of its affiliates over the trust, the Funds and their shareholders. These potential conflicts include, among others, the following:

•	The sponsor is allowed to take into account the interests of parties other than, and has no fiduciary duties to, the trust, the Funds and their shareholders in resolving conflicts of interest;

•

As discussed above, the sponsor has limited its liability and reduced or eliminated its duties, including fiduciary duties, under the Trust Agreement, which limitations also restrict the remedies available to the trust, the Funds and shareholders for actions that, without these limitations, might constitute breaches of duty, including fiduciary duties. In addition, the trust and the Funds have agreed to indemnify the sponsor and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By investing in the shares, investors will have agreed and consented to the provisions set forth in the Trust Agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable law;

•

The Trust Agreement does not restrict the sponsor from causing the trust, on behalf of the Funds, to pay affiliates of the sponsor for any services rendered, or to enter into additional contractual arrangements with any of these entities, so long as the terms of any such additional contractual arrangements are fair and reasonable as determined under the Trust Agreement.

•	The sponsor determines which costs incurred by it and its affiliates are reimbursable by the Funds;

•	The sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Funds;

•	The sponsor controls the enforcement of obligations owed to the sponsor by the trust and the Funds; and

•	The sponsor decides whether to retain separate counsel, accountants or others to perform services for the Funds.

See “Description of the Shares & Certain Material Terms of the Trust Agreement—The Sponsor” and “—Duties of the Sponsor.”

An investor may be adversely affected by lack of independent advisers representing investors.

The sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the shares.

An investor may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Fund shareholders have no voting rights and the Funds will not have regular shareholder meetings. Shareholders only vote on matters and at such times as

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determined by the sponsor. Accordingly, shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of trusts or companies where shares carry such rights. The shareholders lack of voting rights gives all control under the Trust Agreement to the sponsor. The sponsor may take actions in operation of the Funds that may be adverse to the interest of a Fund’s shareholders. The sponsor’s operation of a Fund could materially and adversely affect the Fund’s Value per Share and the secondary market trading price of the Fund’s shares.

A Fund’s Value per Share will be adversely affected if the Funds are required to indemnify the trustee or the sponsor.

Under the Trust Agreement, the trustee and the sponsor have the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the sponsor may require the Commodity Contracts of a Fund to be liquidated in order to cover losses or liability suffered by it or by the trustee. Any sale of that kind would reduce the Value of one or more Funds.

Risks Related to Regulatory Requirements and Potential Legislative Changes

Future regulatory changes or market disruptions may have a detrimental impact on the Funds’ operation.

The securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the SEC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits, the implementation of market “circuit breakers” and the suspension of trading. The regulation of securities and derivatives both inside and outside of the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action.

The global financial markets have recently undergone unprecedented disruption which has led to extensive governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have in some cases been difficult to interpret and fluid in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to previously successful investment strategies.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted July 21, 2010 (the “Dodd-Frank Act”) establishes a new U.S. regulatory regime for derivatives contracts (generically referred to as “swaps”) that is both broad and far-reaching. Among other things, Title VII provides the CFTC and the SEC with jurisdiction and regulatory authority over a wide array of types of swaps, establishes a comprehensive registration and regulatory structure affecting dealers and other major market participants in swaps, requires many types of swaps to be exchange–traded and cleared, and imposes capital requirements and initial and variable margin requirements for such swaps.

Title VII provides the CFTC and the SEC a one-year period in which to implement most of the mandated rulemaking and regulations, therefore a complete assessment of the exact nature and effect of this new legislation cannot be made at this time. Nevertheless, it is clear that swap counterparties, dealers and other major market participants, as well as end users of swaps as defined under the Dodd-Frank Act, including the Funds, will experience new and/or additional regulations, requirements, compliance burdens and associated costs.

Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for shareholders, and such events can result in unexpected volatility and risk.

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If regulatory changes under the Dodd-Frank Act require the regulation of the Commodity Contracts under the CEA by the CFTC, the Funds and the sponsor may be required to register and comply with such regulations. To the extent the sponsor decides to continue the Funds, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Funds. The sponsor may also decide to terminate the Funds. Any termination of the Funds in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which the Commodity Contracts are treated for classification and clearing purposes. The Dodd-Frank Act will become effective on July 16, 2011 and requires the SEC and CFTC to engage in definitional rulemaking before then. In particular, the Commodity Contracts may not be excluded from the definition of “swap” under the Dodd-Frank Act by such future SEC and CFTC rulemaking. As of the date of this prospectus, no rules have been proposed although public comment has been sought. The sponsor and the Funds cannot be certain as to how these regulatory developments will impact the treatment of the Commodity Contracts under the law.

To the extent that Commodity Contracts are deemed to fall within the definition of swap under Title VII of the Dodd-Frank Act pursuant to subsequent rulemaking by the CFTC or the SEC, the Funds and the sponsor may be required to comply with additional regulation under the CEA. Moreover, the sponsor may be required to register as a commodity pool operator and to register the Funds as commodity pools with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses of the Funds thereby materially and adversely impacting each Fund’s Value per Share. If the sponsor determines not to comply with such additional regulatory and registration requirements, the sponsor will terminate the Funds. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

Under current regulatory interpretations, the Commodity Contracts are over-the-counter contracts that are not required to be cleared on an exchange. To the extent that the Dodd-Frank Act as interpreted by the CFTC or the SEC requires that the Commodity Contracts be cleared on an exchange and the Commodity Contracts do not qualify for such clearance, the Funds will be terminated. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

The Funds are subject to regulatory risk that could adversely affect the Funds’ operations and profitability and cause conflicts of interest.

The CFTC has invited public comment regarding and, it is possible that in the future, the CFTC may propose new rules with respect to, position limits for traders engaged in trading that is neither for speculative nor bona fide hedging purposes in accordance with existing CFTC requirements. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, the Fund’s ability to issue new Creation Units or to reinvest income may be limited to the extent these activities would cause the Fund to exceed any applicable limits on the creation of new Commodity Contracts imposed by counterparties and related to hedging activities by counterparties. Limiting the size of the Fund may affect the correlation between the market price of the shares, as traded on the [Exchange], and the Value of the shares of the Fund. That is, the inability to create additional Creation Units could result in shares in the Fund trading at a premium or discount to the Fund’s Value per Share.

In addition, it is possible that the CFTC or SEC may propose new rules that would consider futures contracts underlying OTC transactions in calculating position limits. Such a change could alter, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

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Regulatory changes or actions may alter the operations and profitability of the Funds.

The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits, and the suspension of trading. The regulation of derivative contracts in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

Legislative changes have been proposed that could make it more difficult, if not impossible, for the Funds to operate.

Restrictive proposals aimed at financial speculators in commodities have from time to time been made in the U.S. House of Representatives and the U.S. Senate. The aims of such proposals are generally stated to be to curb excessive speculation and increase transparency and accountability in the commodity markets, including the oil and gas markets. For example, previous proposals would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange, or OTC, would direct the CFTC to establish total limits on the share of the commodity market held by financial investors and/or would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities. The various bills and proposals could result in establishment of speculative position limits for trading that does not involve physical delivery of a commodity, regulation of speculation via unregulated foreign exchanges, and enhanced recordkeeping and information collection requirements. If proposals such as these were to be enacted into law as previously proposed, it could negatively impact the ability of investors to invest in the Funds and, consequently, for the sponsor to manage the Funds.

A court could potentially conclude that the assets and liabilities of a Fund are not segregated from those of another series of the trust, thereby potentially exposing assets in such Fund to the liabilities of another series.

Each Fund is a series of a Delaware statutory trust and is not itself a separate legal entity. The DSTA provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof are enforceable against the assets of such series. The sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The sponsor intends to maintain separate and distinct records for each Fund and account for each Fund separately from any other trust series, but it is possible a court could conclude that the methods used do not satisfy the DSTA, which would potentially expose assets in a Fund to the liabilities of any other series of the trust currently in existence, as well as any series created in the future. The exposure of the assets in one Fund to the liabilities of any other series of the trust could result in losses to the Fund unrelated to the Fund’s operations, a decline in the Fund’s Value per Share and the inability of the Fund to achieve its investment objectives. Such an event could result in the termination of such Fund. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

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INVESTMENT OBJECTIVES, PRICING AND COMMODITY CONTRACTS

Introduction

The trust’s Collateralized Exchange Traded Commodities Funds have been designed to enable investors to gain exposure to movements in commodity prices without needing to purchase or take physical delivery of those commodities or to trade in futures contracts, and to buy and sell the exposure through the trading of shares on the [Exchange]. The shares confer no right to receive physical commodities, commodities futures contracts or other derivatives.

The trust consists of 18 different series of Collateralized Exchange Traded Commodities Funds of three different groupings:

•

Long Funds, which are designed to move daily in the same, unleveraged direction to a Commodity Index (by 100% times the daily percentage change in the level of that Commodity Index), subject to a Daily Capital Adjustment;

•

Short Funds, which are designed to move daily in the inverse direction to a Commodity Index (by negative 100% times the daily percentage change in the level of that Commodity Index), subject to a Daily Capital Adjustment; and

•

Leveraged Funds, which are designed to move daily in twice the direction to a Commodity Index (by 200% times the daily percentage change in the level of a Commodity Index), subject to a Daily Capital Adjustment.

The Funds described in this prospectus are series in the “Short Funds” grouping.

The calculation of the Daily Contract Prices and Values of all Funds will be based on the Commodity Indices published and calculated by the index providers in accordance with the [  ] Commodity Index Handbook. A copy of the Handbook can be downloaded from the following internet address: www.[  ].com.

The Commodity Indices are widely followed indices, which in the case of the [  ] has been published since [  ] with simulated historical data calculated back to [  ]. Each Fund is priced by reference to daily movements in its specified Commodity Index. Further information on the Commodity Indices is available under the caption “The Commodity Indices.”

The Facility Agreements between the trust on behalf of the Funds and each counterparty allows for a change in the Commodity Index used to calculate the Daily Contract Price of Commodity Contracts held by a Fund. The counterparties and the sponsor may agree to use a different commodity index published by index providers provided that shareholders are given a minimum of [  ] days’ notice of the intended change. The sponsor intends to provide such notice to shareholders by means of a press release, announcement posted on its website at www.etfsecurities.com, and/or communication through the [Exchange].

Advantages of Investing in the Shares

The principal potential advantages of investing in the shares include:

•

Reduced Counterparty Risk. Unlike many other exchange traded products that derive their exposures from unsecured or partially secured futures contracts, swaps or similar derivative instruments, the Commodity Contracts held by each Fund will be backed by the collateral provided by counterparties securing their outstanding obligations to the Fund under the Commodity Contracts. Such collateral will be maintained pursuant to Control and Custodian Agreements by the collateral manager, which is unaffiliated with the trust, the sponsor or any counterparty.

•

Ease and Flexibility of Investment. The shares trade on the [Exchange] and provide institutional and retail investors with indirect exposure to various commodities and commodity sectors. The shares may be bought and sold on the [Exchange] like other exchange-traded securities. Retail investors may purchase and sell shares through traditional brokerage accounts. Unlike an investment in futures contracts, the shares are fully paid and involve no

34

futures-based variation margin calls, do not require rolling from one futures contract to the next, and thereby avoid futures commission merchant fees and expenses. All of the exposure to referenced commodities is obtained through the shares, which do not expire as futures contracts do.

•	Margin. Shares are eligible for margin accounts.

•

Investor Diversification. The shares may help to diversify an investor’s portfolio because historically commodity indices and futures benchmarks have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•	Short Exposure. The Funds provide short exposure, respectively, without the need for borrowing or margin lending on the part of the purchasing shareholder.

•

Transparency. The Value per Share of each Fund is transparent because it will be published daily by the sponsor on its website at www.etfsecurities.com and will be based on Commodity Indices published by [  ] at the end of each business day.

As global markets have become more complex and intertwined, many markets have become more correlated, making it difficult for investors to find investments that will help diversify their portfolios and reduce risk. Commodity futures returns have over long periods of time been shown to have a low correlation to traditional equity and bond benchmarks, helping investors to improve the balance and diversification of their portfolios. The increasing integration into the world economy and high growth of a number of large developing countries such as China and India have opened up significant investment opportunities in commodities markets, creating risk but also providing the potential for profitable trading opportunities. Some large institutional investors, investment banks, and endowments have been in a position to benefit from the diversification properties of commodity returns because their sophisticated infrastructure has provided them with the ability to invest directly in commodity futures and other derivatives markets. Most small investors, however, with limited access to futures and other derivatives markets have not had access to these returns. The creation of stock exchange listed securities tracking commodity indices that provide exposure to commodity futures returns is now giving a much broader range of investors the ability to gain access to these markets. By allocating a portion of the risk segment of their portfolios to one or more of the exchange traded commodities, investors have the potential, if their investments are successful, to reduce the volatility of their portfolios over time and access a hitherto difficult to access asset class.

Investing in the shares does not insulate shareholders from certain risks, including commodity price volatility. See “Risk Factors.” Each Fund pursues its investment objective through its Commodity Contracts. Each Fund’s Commodity Contracts are priced on a short basis by reference to the daily value of its specified Commodity Index. The sponsor believes that Commodity Contracts are a more efficient alternative to direct investment (on a short basis) in a commodity. Commodity Contracts are not futures contracts, options on futures contracts or other commodity-based options contracts.

Investment Objectives

The Funds are designed to track the performance of, and the Value per Share of each Fund is calculated by reference to, their respective Commodity Indices calculated and published by the index providers less a Daily Capital Adjustment.

The Commodity Indices are calculated by reference to the daily settlement prices of Designated Contracts. A Commodity Index’s front month (or “lead”) Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract. Each Fund’s performance reflects the performance of its specified Commodity Index through its Commodity Contracts. There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

35

Each Fund tracks changes, whether positive or negative, to the inverse of the daily performance (negative 100%) of its corresponding Commodity Index and seeks to provide a daily return equal to the excess return of its specific investment objective, as adjusted by the Daily Capital Adjustment. The Daily Capital Adjustment is an accrual to the Fund of a daily rate of return equal to the 3-month Treasury bill rate less the Commodity Contract Spread, the sponsor’s fee, and Service Allowance.

Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable Facility Agreements. All Commodity Contracts are paid for in full by the Fund upon their creation.

Each Fund seeks to provide daily investment results which correspond to the inverse of the daily performance (negative 100%) of its Commodity Index shown below, subject to a Daily Capital Adjustment and before extraordinary fees and expenses, if any.

Fund Name	Commodity Index
ETFS Short Oil	[ ]
ETFS Short Natural Gas	[ ]
ETFS Short Copper	[ ]
ETFS Short Wheat	[ ]
ETFS Short Gold	[ ]

The Value of a Fund should gain as much on a positive percentage basis as its corresponding Commodity Index loses when such index falls on a given day. Conversely, the Value should decrease as much on a percentage basis as the corresponding Commodity Index when such index rises on a given day. In each case, the Value shall be subject to a Daily Capital Adjustment.

Any Fund may not achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than one day should not be expected to be a simple multiple of the period return of the corresponding Commodity Index and will likely differ significantly from such. For these and other risks, see “Risk Factors.”

The Funds provide short exposure simply by purchasing shares traded on the [Exchange] without the need for borrowing or margin lending.

If the sponsor determines that it has become impracticable or inefficient for any reason for any Fund to gain full or partial exposure to any referenced Commodity Index, such Fund may invest in an alternative Commodity Index if, in the judgment of the sponsor, the value of such alternative Commodity Index tends to correlate with the referenced Commodity Index. See also “Description of the Commodity Indices.”

Commodity Contracts

The number of shares of a Fund will kept equal in number to the Commodity Contracts held by that Fund. The Commodity Contracts will be in the form of prepaid, cash-settled commodities purchase/sale contracts with one or more counterparties. Unless earlier terminated, each Commodity Contract will have a duration of more than one year, but not longer than the remaining term of a counterparty’s Facility Agreement, which shall have a ten-year initial term. Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable Facility Agreements. All Commodity Contracts are paid for in full by the Fund upon their creation and there is no management of any cash or futures positions required of the trust or the Funds. Each Fund, through the process of creating its shares, acquires Commodity Contracts that have been pre-paid on behalf of the Fund by its creating Authorized Participants. Upon the termination of a Commodity Contract, the counterparty is obligated to pay the cash value

36

of the Commodity Contract to a redeeming Authorized Participant, in the case of a redemption of shares, or to the Fund’s custodian, in the case of a mandatory redemption or a liquidation of the Fund or for the payment of extraordinary, non-recurring expenses of the Fund. See “Commodity Contracts and Related Contracts.”

Commodity Contracts are collateralized to the extent that the counterparty will post collateral on each Pricing Day equal to the obligations owed by the counterparty to the Fund under such Commodity Contracts as of the end of the previous Pricing Day. See “—Provision of collateral by Counterparties.” The Daily Contract Price of each Commodity Contract will be calculated daily by the calculation agent to reflect:

(1)	the inverse of the daily performance (negative 100%) of each Fund’s Commodity Index, and

(2)	the daily accrual of each Commodity Contract’s Daily Capital Adjustment, which can be negative or positive.

Consequently, the Daily Contract Price of each Commodity Contract represents a “total” return equal to the sum of the Fund’s short Commodity Index daily performance, depending on the type of Fund, and the accrual of the Daily Capital Adjustment.

The collateral arrangements are designed to protect each Fund in the event of the default or bankruptcy of a counterparty. In the absence of such protection, each Fund would bear the risk of loss of the net amount, if any, expected to be received under a Commodity Contract. Each Fund will enter into Commodity Contracts only with counterparties that have a long term senior debt credit rating of at least BBB+ from Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc., and of at least Baa1 from Moody’s Investors Service Inc. The sponsor has selected and approved [  ] as the initial counterparties for one or more of the Funds.

Fund Valuation and Commodity Contract Pricing

The valuation of a Commodity Contract will occur on each day that a Component Exchange that trades Designated Contracts is open for regular trading (which day will be a Pricing Day), unless there is a Market Disruption Event.

In the absence of a Market Disruption Event, the Daily Contract Price will reflect the daily movement in the relevant Commodity Index on each Pricing Day and a Daily Capital Adjustment. The Daily Contract Price will be reported by the calculation agent to the sponsor, the counterparties, the administrator and the collateral manager.

The valuation of Commodity Contracts is subjective since the calculation agent determines the Daily Contract Price on a daily basis under the terms of a specified contractual agreement between two unrelated parties. In the case of the Commodity Contracts, the subjective nature of this valuation is reduced by the application of a specific, precise formula, the fluctuating values of which are based on objective, publicly-available Commodity Index levels and interest rates. The Daily Capital Adjustment utilizes the 3-month US Treasury bill rate because it is commonly used as a rate of interest earned on funds committed in trading Designated Contracts to provide a total return result.

The value for each share in a Creation Unit that will be used for creation and redemption purposes will equal the Value per Share of the Fund. The administrator will publish each Fund’s Value and Value per Share on each business day that the [Exchange] is open for regular trading on the sponsor’s website at www.etfsecurities.com. The Value of each Fund will equal the aggregate of the Daily Contract Prices of all Commodity Contracts held by the Fund, less the portion of any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement. A Fund’s Value per Share is the Fund’s Value on a given day divided by the number of the Fund’s shares outstanding on that day. The above calculations will be performed after the Commodity Indices have been published for that day and prior to [Exchange] trading commencing on the following day.

The Commodity Indices are currently published to [  ] decimal places. Any Daily Contract Price will be calculated to [  ] decimal places with [  ] rounded upwards.

37

Commodity Contract Valuation

The Daily Contract Price of a Commodity Contract will be determined on each Trading Day during which a Component Exchange that trades the relevant Index Components is open for regular trading. Such a Trading Day shall be a Pricing Day, unless there is a Market Disruption Event.

Each Commodity Index is comprised of Designated Contracts that trade on the Component Exchange relevant to the Commodity Index. At the end of each day, the relevant Component Exchange is open for trading, an official end of day settlement price for the relevant Designated Contract is published by the Component Exchange and used by the Index Provider to determine the daily price level of a Fund’s Commodity Index.

The Daily Contract Price will reflect the daily return of the Fund’s specified Commodity Index and the Daily Capital Adjustment. The only expenses of a Fund that are included in the Daily Capital Adjustment are the (1) Commodity Contract Spread, (2) sponsor’s fee, and (3) Service Allowance. The Daily Capital Adjustment may be negative if such expenses exceed the 3-month U.S. Treasury bill rate. The 3-month U.S. Treasury bill rate represents the part of the Daily Capital Adjustment that is added to the excess return (spot futures price plus or minus roll yield) in order to provide investors with total return exposure to the Commodity Index. See “Creation and Redemption of Shares—Determination of Redemption Proceeds” and “Trust and Fund Expenses.”

In the absence of a Market Disruption Event, the Daily Contract Price of a Commodity Contracts will be calculated to reflect the daily movement in the relevant Commodity Index on each Pricing Day and a Daily Capital Adjustment according to the following formula:

Pi,t = Pi,t-1 x (1 + DCAi,t + DFi x (Ii,t/Ii,t-1 -1))

where:

i refers to the relevant Fund;

t refers to the applicable Pricing Day;

t-1 refers to the Pricing Day immediately before Pricing Day t;

Pi,t is the Daily Contract Price of Fund i for day t;

Pi,t-1 is the Daily Contract Price of Fund i for day t-1;

Ii,t is the closing settlement price level of the Commodity Index referenced by Fund i for day t;

Ii,t-1 is the closing settlement price level of the Commodity Index referenced by Fund i for day t-1;

DCAi,t is the Daily Capital Adjustment of Fund i on day t, expressed as a decimal; and

DFi is the Delta Factor applied to Fund i, expressed as a percentage. For the Funds, Delta Factor equals negative 100%.

The following examples of the application of the Daily Contract Price calculation methodology is intended to reflect the operation of the formula in an “up market,” a “flat market” and a “down market.” The examples should not be considered indicators of expected movements in the Value of the Fund shares or the Commodity Index levels.

For the purposes of these examples, it is assumed that the prior day’s Daily Contract Price was $100.00, the Daily Capital Adjustment for such day is 0.0055%, the Delta Factor is negative 100% and the prior day’s closing settlement price level was 1,000. Mathematically, these assumptions are reflected as follows:

Pi,t-1 = 100.00

DCAi,t = 0.0055%

DFi = -1

Ii,t-1 = 1,000

To represent an up market, we assume today’s closing settlement price level of the Commodity Index is 1,010, representing a 10 point or 1% increase from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $99.01, representing a $0.99 or 0.99% decrease from the prior day. Mathematically, this is expressed as follows:

38

Ii,t = 1,010

99.01 = 100.00 x (1 + 0.000055 - 1 x (1,010/1,000-1))

To represent a flat market, we assume today’s closing settlement price level of the Commodity Index is 1,000, representing no change from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $100.01, representing a $0.01 or 0.01% increase from the prior day. Mathematically, this is expressed as follows:

Ii,t = 1,000

100.01 = 100.00 x (1 + 0.000055 - 1 x (1,000/1,000-1)))

To represent a down market, we assume today’s closing settlement price level of the Commodity Index is 990, representing a 10 point or 1% decline from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $101.01, representing a $1.01 or 1.01% increase from the prior day. Mathematically, this is expressed as follows:

Ii,t = 990

101.01 = 100.00 x (1 + 0.000055 - 1 x (990/1,000-1))

The Funds May Reference Different Pricing Days

Not all Funds reference the same Pricing Day because the Component Exchanges used in calculating the various Commodity Indices are different. Consequently, there will be days on which Daily Contract Prices are calculated and published for some Fund’s Commodity Contracts, but not for other Funds.

Market Disruption Days and Deemed Pricing Days

A Market Disruption Event exists on the occurrence of any of the following events:

•	the Component Exchange fails to determine, announce, or publish the relevant settlement price for the Designated Contract underlying a Fund’s Commodity Index;

•	the termination or suspension of, or material limitation or disruption in the trading of, any Designated Contract used in the calculation of a Fund’s Commodity Index; or

•

the settlement price of the Designated Contract used in the calculation of a Fund’s Commodity Index reflects the Component Exchange’s maximum permitted price change from the previous day’s settlement price.

The occurrence and continuation of a Market Disruption Event on any day is a Market Disruption Day. For the first five consecutive Market Disruption Days, no Daily Contract Price will be determined and all rights to create or redeem Creation Units will be suspended. After this period, the calculation agent will use its reasonable efforts to calculate substitute settlement values of the affected Commodity Index using the same methodology and processes for each individual commodity as are used for the calculation of the Commodity Index in the index providers’ Handbook and use those settlement values to resume the calculation of Daily Contract Prices. When the calculation agent so determines substitute Daily Contract Prices, those days will be considered Pricing Days and creation and redemption activities will resume.

The calculation agent will determine substitute Daily Contract Prices for only [60] consecutive Pricing Days, if the Market Disruption Event persists that long and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index. Once this period expires, substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Effect of Index Providers’ Failure to Publish a Commodity Index on Commodity Contract Pricing and the Funds

If the index providers fail to publish a Fund’s Commodity Index on a Trading Day for the regular trading of such Commodity Index’s Designated Contracts on the relevant Component

39

Exchange and such Trading Day is also not a Market Disruption Day, then the calculation agent will use its reasonable efforts to calculate the Commodity Index using the same methodology and processes as are set forth in the Index Providers’ Handbook. The calculation agent will then use the substitute Commodity Index data to calculate the Fund’s substitute Daily Contract Prices. If the failure to publish a Commodity Index persists for longer than [65] consecutive Pricing Days and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index, the substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Intra-Day Decline of Fund Value to Zero Will Terminate the Fund

A Fund will be terminated and its shares will be Compulsorily Redeemed if the intra-day Value per Shares declines to zero. This situation would generally arise (not taking into account the Daily Capital Adjustment for example purposes) if the Daily Contract Price increases by 100% or more.

Value Calculation Times

Value and Value per Share are expected to be calculated by the administrator at the following times on each business day the [Exchange] is open for regular trading as determined by the closing of the respective Component Exchanges utilized by each Fund’s specified Commodity Index:

Fund Name	Calculation Time
ETFS Short Oil	[ ]
ETFS Short Natural Gas	[ ]
ETFS Short Copper	[ ]
ETFS Short Wheat	[ ]
ETFS Short Gold	[ ]

Publication of Pricing Information

The Value and Value per Share of each Fund will be posted by the sponsor on its website at www.etfsecurities.com.

Provision of Collateral by Counterparties

Each counterparty has entered into a tri-party Control and Custodian Agreement with each of the Funds and the collateral manager, whereby the counterparty will be required to post collateral in respect of each Fund into a separate account maintained by the collateral manager equal to the value of that counterparty’s liability to the Fund under the Commodity Contracts as of the close of the preceding Pricing Day.

[  ] serves as the collateral manager of each Fund and will hold and maintain pursuant to the Control and Custodian Agreements. Collateral will include only:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

U.S. Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•	Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the Collateral and Custodian Agreements and ISDA Agreements of each Fund.

The calculation agent will report to the collateral manager and the counterparties after the close of business for each Pricing Day the amount of increase or decrease in the Daily Contract Price of each Fund’s Commodity Contracts on such Pricing Day. The collateral manager will conduct a valuation of the collateral each business day, which valuation will include an adjustment for specific discounts to the daily market value for equity and debt securities deposited by a counterparty as

40

collateral. The collateral manager, in turn, will call for additional collateral from the counterparty or release collateral to the counterparty as necessary to ensure that the value of the collateral for each Commodity Contract always equals the Daily Contract Price for the previous Pricing Day.

Effects of Compounding on Share Performance

The Value of a Fund will be adjusted by the inverse (negative 100%) of the percentage change in the relevant Commodity Index. This numerical adjustment factor is referred to as the “Delta Factor.”

The following table provides an example of the effects of the Delta Factor on the performance of the Funds where the change in the level of the Commodity Index is positive. The following data are calculated excluding Daily Capital Adjustments and extraordinary expenses and assume none of the days referred to is a Market Disruption Day.

	At Start of Week	Movement During the Week					Change over Week
		day 1	day 2	day 3	day 4	day 5
Commodity Index
Percent Change		2%	2%	2%	2%	2%
Index Level	100.00	102.00	104.04	106.12	108.24	110.41	10.4%
Short Fund
Percent Change		−2%	−2%	−2%	−2%	−2%
Price	100.00	98.00	96.04	94.12	92.24	90.39	−9.6%

The following table provides an example of the effects of the Delta Factor on the performance of the Funds where the change in the level of the Commodity Index is negative. The following data are calculated excluding Daily Capital Adjustments and extraordinary expenses and assume none of the days referred to is a Market Disruption Day.

	At Start of Week	Movement During the Week					Change over Week
		day 1	day 2	day 3	day 4	day 5
Commodity Index
Percent Change		−2%	−2%	−2%	−2%	−2%
Index Level	100.00	98.00	96.04	94.12	92.24	90.39	−9.6%
Short Fund
Percent Change		2%	2%	2%	2%	2%
Price	100.00	102.00	104.04	106.12	108.24	110.41	10.4%

As shown in the tables above, the Funds match the daily percentage change in the Commodity Index multiplied by the Delta Factor. Over periods longer than one day, they may not match precisely the change in the Commodity Index multiplied by the Delta Factor. This is illustrated in the column labeled “Change over Week” which shows the weekly returns where the relevant Commodity Index increases or decreases by 2.0% each day. In the table reflecting positive changes in the Commodity Index level, at the end of the week, the Commodity Index increased by 10.4% and the Fund decreased by 9.6% (not by 10.4%). Conversely, in the table where the relevant Commodity Index decreased by 2% each day, at the end of the week, the Commodity Index decreased by 9.6%; however, the Fund increased by 10.4% (not by 9.6%).

For periods longer than one day, it is possible for a Fund to “outperform” or “underperform” the relevant Commodity Index return multiplied by the Delta Factor. Outperformance is where the actual return on the Funds is greater than the relevant Commodity Index return multiplied by the Delta Factor before fees and adjustments and underperformance is the opposite.

41

The following table illustrates various scenarios of outperformance and underperformance (excluding Daily Capital Adjustments and extraordinary expenses and assuming that none of the days are Market Disruption Days).

	Daily Change in Commodity Index					Change over Week		Performance*
	day 1	day 2	day 3	day 4	day 5	Index	Short Fund
1. The greater the cumulative change in the index, the better the performance* of the shares (subject to index volatility)
Case A	2%	2%	2%	2%	2%	10.4%	−9.6%	outperform
Case B	−5%	5%	5%	5%	5%	27.6%	−22.6%	outperform
Case C	−5%	−5%	−5%	−5%	−5%	−22.6%	27.6%	outperform
2. The smaller the cumulative change in the index, the worse the performance* of the shares
Case D	2%	2%	0%	−2%	−2%	0.0%	−0.2%	underperform
Case E	5%	5%	0%	−5%	−5%	0.0%	−1.0%	underperform
Case F	−5%	−5%	0%	5%	6%	0.0%	−1.1%	underperform
3. The higher the volatility, the greater the cumulative price movement required to avoid underperformance*
Case G	4%	−1%	0%	4%	−1%	6.0%	−6.0%	similar
Case H	−4%	2%	0%	−4%	2%	−4.1%	3.9%	underperform
Case I	8%	−2%	0%	8%	−2%	12.0%	−11.9%	similar
Case J	−10%	5%	0%	−10%	4%	−11.5%	10.4%	underperform

*	Performance is expressed relative to the weekly change in the Commodity Index multiplied by the Delta Factor (negative 100%).

Based on the above table, the following observations may be made about holding Fund shares for periods longer than one day:

(1)

As the magnitude of the cumulative changes in the Commodity Index increase (whether positive or negative), the return of a Fund tends to outperform the Commodity Index return multiplied by the Delta Factor. This is illustrated in the first three scenarios above (Cases A-C);

(2)

As the magnitude of the cumulative changes in the Commodity Index decrease (whether positive or negative), the return of a Fund tends to underperform the Commodity Index return multiplied by the Delta Factor. This is illustrated in the next three scenarios above (Cases D-F); and

(3)

As the volatility of the Commodity Index increases, the return of a Fund tends to underperform the Commodity Index return multiplied by the Delta Factor. This is illustrated in the final four scenarios above (Cases G-J).

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MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Critical Accounting Polices

Preparation of the financial statements and related disclosures in compliance with generally accepted accounting principles (GAAP) in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The sponsor’s application of these policies involves judgments and actual results may differ from the estimates used. Each Fund expects to have significant exposure to financial instruments.

Results of Operations

The Funds have not yet commenced activities nor have issued shares. No Funds have purchased or owned financial instruments. There were no receipts or disbursements of cash to or from a Fund. No Fund has received any revenue, capital gains (losses), or incurred any expenses, excluding organization and offering costs.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun operations. On [  ], 2010, the sponsor contributed capital in the amount of $1,000 to each Fund in exchange for 40 shares of each such Fund. As of the date of this prospectus, capital contributed to the Funds are being held in cash; however, upon the commencement of operations of each Fund, the Value of each such Fund is to be held in collateralized Commodity Contracts and adjusted daily to reflect the value of the Commodity Contracts. Eligible collateral will be adjusted daily to ensure that the market value of collateral that is posted by a counterparty is equal to the Daily Contract Price of the Commodity Contracts.

Each Fund’s underlying Commodity Contracts will be considered illiquid because of commodity market conditions, regulatory considerations and other reasons. Each Fund’s Commodity Contracts are not traded on an exchange, have substantially identical but not the same terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Commodity Contracts will impact liquidity because these contractual agreements are executed “off-exchange” between private parties and therefore, the time required to offset or “unwind” positions may be greater than that for regulated instruments.

Market Risk

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the Component Exchanges upon which the Commodity Contracts are referenced. The inherent uncertainty of each Fund’s referenced Commodity Index as well as the development of drastic Component Exchanges occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

Typically, when a Fund enters into a Commodity Contract with a counterparty, the Fund will be exposed to credit risk that the counterparty will not meet its obligations. However, because the Funds will at all times be collateralized and adjusted daily for market value fluctuations, the sponsor expects that the investor will experience little to no exposure to counterparty credit risk should a credit concern arise with a counterparty.

The sponsor intends that Commodity Contracts will be contracted directly with counterparties. There can be no assurance that any counterparty will meet its obligation to a Fund.

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Commodity Contracts do not involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a Commodity Contract defaults, the Fund is entitled to have claim over the cash value of the proceeds from the sale of collateral posted by the counterparty.

THE COMMODITY INDICES

The Value of each Fund will be determined by reference to its specified Commodity Index calculated and published by the index providers. These indices are published on [  ]’s website at www.[  ].com. The website provides simulated historical values of each of the indices on a daily basis from [  ]. The data file is updated each day and is provided in Excel format, enabling users to calculate historic performance and volatility.

The value of each Commodity Index is computed based on the Designated Contracts that constitute it. The design of a Composite Commodity Index embodies four main principles:

•

Economic Significance. Fairly representing the importance of a diversified group of commodities to the global economy by using liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities.

•	Diversification. Providing diversified exposure to commodities as an asset class so as not to unduly subject an investor to micro-economic shocks in one commodity or sector.

•	Continuity. Responding to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year.

•	Liquidity. Providing a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure the accommodation of substantial investment flows.

Each Commodity Index is composed of Designated Contracts which are futures contracts on physical commodities. To avoid the delivery process and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as “rolling” a futures position. The composition of the Index is recalculated annually by the index provider according to specific procedures set forth in each Commodity Index’s Handbook.

The Commodity Index for all Funds reference [  ]-month Designated Contracts, except that the Commodity Index for the following Funds reference [  ]-month Designated Contracts: [  ].

The Commodity Index for all Funds utilize a [  ]-day roll period, except that the Commodity Index for the following Funds utilize a [  ]-day roll period: [  ].

The details of composition and weightings of each Commodity Index are set forth below under “Composition and Weightings.”

The complete methodology used to calculate these indices is set out in the Handbook, which at the date of this Prospectus is available at the above website and also at: www.[  ].com. At the beginning of [  ] each index started at 100 and is increased or decreased each day pursuant to the calculation methodology set out in the Handbook by reference to prices of the relevant constituent futures contracts. Consequently the Commodity Indices are Excess Return indices.

Each Commodity Index tracks one or more Index Components and is designed to reflect two components:

•

changes in the current market or spot price of the commodity determined from futures contract settlement prices on the Component Exchange. A rise in the market price of a commodity will be negative for the Funds, and a decline in the market price will be positive for the Funds; and

•

the effect of “backwardation” or “contango” in the futures market when replacing or “rolling” expiring front month Designated Contracts with the next Designated Contracts. If the market is in backwardation, the Commodity Index will tend to increase since the expiring front month Designated Contract will be valued higher than the replacement Designated Contract.

44

If the market is in contango, the Commodity Index will tend to decrease because the expiring front month Designated Contract will be valued lower than the replacement Designated Contract. Generally, the effect of backwardation will tend to be negative for the Funds; conversely, the effect of contango will tend to be positive for the Funds.

Because the Commodity Indices track futures market settlement prices and the effects of backwardation and contango in futures markets, the Commodity Indices are not designed to track the spot price of the underlying commodities and, consequently the value of your investment in a Fund may not increase or decrease in a manner that corresponds to changes in the price of the referenced commodity.

A Supervisory Committee, comprising persons selected from academic, financial and legal communities, reviews and approves amendments to the Handbook, which sets out the procedures for determining, amongst other things:

•	the commodities to be included in the [ ];

•	the Component Exchanges and the Index Components to be used to price each Commodity Index;

•	the roll period for each Index Component;

•	the weighting of each commodity in the [ ];

•	when a Market Disruption Event occurs and the consequences of such;

•	the formulae to calculate each Commodity Index; and

•	changes to any of the above.

Any changes implemented by the Supervisory Committee which are reflected in the Handbook and which affect the Individual Commodity Indices or the Composite Commodity Indices will be made as soon as practical after notification of such change is made to the shareholders. The sponsor intends to provide such notice to shareholders by means of a press release, announcement posted on its website at www.etfsecurities.com, and/or communication through the [Exchange].

A Fund may in the future use different commodity indices to calculate the Daily Contract Prices of its Commodity Contracts. Any change in commodity indices shall be instituted on such terms as agreed upon in writing by the sponsor and subject to [  ] days’ prior notice of such change. The sponsor will communicate such change to shareholder through a press release, announcement on its website at www.etfsecurities.com, and/or communication through [Exchange].

The sponsor does not intend to change the investment objectives of any Fund to track a commodity index that reflects a Designated Contract not reflected by the Fund’s original Commodity Index. In the event that the index provider ceases to publish a Commodity Index and the counterparties and the sponsor are unable to substitute another commodity index pursuant to the Facility Agreement, the shares of the Fund relating to such discontinued Commodity Index shall be Compulsorily Redeemed.

Composition and Weightings

The weightings of the Index Components in the [  ], and hence in the other Composite Commodity Indices, are subject to change periodically. Apart from changes to the weightings, there can be changes to the actual commodities and Index Components included in the [  ] and the Commodity Indices. At present there are [twenty-three] commodities eligible for inclusion in the [  ] but [  ] of those commodities are currently not included in the [  ], namely: [  ].

A complete description of the procedures involved in recalculating the composition of the [  ] each year is set out in the Handbook and the appendices thereto. As part of those procedures, the following diversification rules are applied in determining the Commodity Index percentages (“CIPs”), i.e. the weights, in the [  ]:

•	no single commodity may constitute less than 2 percent or more than 15 percent of the Index;

45

•	no single commodity, together with its derivatives (e.g., Brent oil, together with heating oil and gasoline), may constitute more than 25 percent of the Index; and

•	no related group of commodities (e.g., energy, precious metals, livestock or grains) may constitute more than 33 percent of the Index.

The [  ] is re-balanced annually on a price percentage basis, within the confines of the above parameters, and each sub-index is rebalanced proportionally (without any further limitations on the weights). Once approved by the Supervisory Committee, the composition of the revised Commodity Index is announced in July and takes effect the following January. At the time of a rebalancing of the [  ], it is possible that additional commodities not presently represented in the [  ] will be added, or that one or more commodities presently represented will be removed.

Index Components

For each Commodity Index, a particular Index Component or Designated Contract on a Component Exchange is selected and for that contract, certain Designated Contract months are selected. For most of the commodities, the Designated Contract is a futures contract traded on various exchanges in the U.S., with the balance being futures contracts traded on the London Metal Exchange in London. Within each Designated Contract, there are a number of futures contracts for delivery in different months, but not all of them are used for the calculation of the Commodity Indices. The ones that are used are known as “Designated Month Contracts.” Instead, a number of Designated Contracts are selected and intermediate futures contracts are ignored for purposes of this calculation. This methodology reduces the number of periods during which Designated Contracts are rolled for each commodity while still enabling pricing to be based on one of the more liquid near month contracts.

The Designated Contracts, and Designated Month Contracts, for each of the [  ] commodities currently are as follows:

Table of Designated Contracts

[Table to be provided]

(1)	The contract months are as named by the Exchange in question, irrespective of the particular delivery dates.

(2)	Chicago Board of Trade and Chicago Mercantile Exchange merged in 2007

(3)	Now acquired by the Intercontinental Exchange, Inc.

(4)	The New York Mercantile Exchange Inc. merged with CME Group in 2008.

The termination or replacement of a futures contract on an established exchange occurs infrequently. If a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

Roll Process

The Commodity Indices are calculated on each day that the referenced Component Exchange(s) are open for Trading Days, using the daily settlement prices of Designated Contracts. As futures contracts expire periodically, the Commodity Index calculations must change from using one Designated Contract to using a subsequent Designated Contract. This process is called “rolling”, and normally happens proportionally over a five day period, on the sixth, seventh, eighth, ninth and tenth Trading Days of a month but only if that day and the prior Trading Day is a Pricing Day for the relevant commodity. If not, the change for the relevant commodity is deferred until the next following Pricing Day, and implemented in addition to the change which would otherwise be implemented on that day. A Commodity Index’s front month or “lead” Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are

46

said to provide an “excess return” because, in addition to the daily underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract. The current Designated Contracts are listed above in the far right column of the above table.

For the Commodity Indices, a contract is the lead Designated Contract in the month prior to its named month (so that for natural gas, for example, the January contract is the lead Designated Contract in December) and in any earlier months, as required (so that the January contract is also the lead Designated Contract for natural gas in November). Pricing is rolled from the lead Designated Contract to the subsequent Designated Contract in the month prior to its named month (so that pricing for natural gas rolls in early December from the January contract to the March contract).

As can be seen in the above table, not all commodities have the same named months or number of Designated Contracts. Consequently, the commodities to be rolled each month will vary from month to month.

Indices Overview

The shares of each Fund track a particular Commodity Index published by the index provider, seeking to provide daily investment results which correspond to the daily performance, the inverse of the daily performance or twice the daily performance of the Commodity Index. Each Commodity Index reflects the excess return of underlying commodity futures price movements only. The following Funds’ shares track the following Commodity Indices, the daily price of which is calculated using the futures contracts specified below:

Shares	Index	Futures
Short ETFS Oil	[ ]	[Brent Crude]
Short ETFS Natural Gas	[ ]	[NYMEX Natural Gas]
Short ETFS Copper	[ ]	[COMEX Copper]
Short ETFS Wheat	[ ]	[CBOT Wheat]
Short ETFS Gold	[ ]	[COMEX Gold]

The intra-day and end-of-day closing level of the related Commodity Index for such Fund is published under the symbol reflected opposite such Commodity Index below.

Commodity Index	Symbol
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Intra-Day Indicative Value Per Share

The administrator calculates and the sponsor publishes the Value of each Fund daily. Additionally, the index provider publishes the intra-day level of each Commodity Index, and the [Exchange] publishes the intra-day indicative price per share of each Fund once every fifteen seconds throughout each trading day on the consolidated tape, Reuters or Bloomberg and on the sponsor’s website at www.etfsecurities.com.

The intra-day indicative value per share of each Fund is based on the prior day’s Value, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s specified Commodity Index. The Value of each Fund is calculated after the Commodity Indices have been published for that day, whichever is later, and posted in the same manner. Although a time

47

gap may exist between the close of the [Exchange] and the publication of the Commodity Indices, there is no effect on the Value calculations as a result.

There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses. See “Risk Factors.” The Value of a Fund is expected to track changes in the value of the referenced Commodity Index subject to a Daily Capital Adjustment. Additionally, the Value of a Fund shall be reduced by any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement.

The index provider obtains information for inclusion in, or for use in the calculation of, the Commodity Indices from prices provided for futures exchanges that make up the relevant indices. None of the index provider, the sponsor, the Funds, or any of their respective affiliates accepts responsibility for or guarantees the accuracy or completeness of any of the Indices or any data included in any of the Indices.

Each Index’s history and all of the foregoing information with respect to each Index is also published at www.[  ].com. The index provider publishes any adjustments made to each Index on www.[  ].com.

Disclaimer by the Index Providers

[  ] are service marks of [  ] and [  ] (the index providers), and have been licensed by the sponsor for the use of the Funds.

The Funds are not sponsored, endorsed, sold or promoted by the index providers, or any of their subsidiaries or affiliates. None of the index providers or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Funds particularly. The only relationship of the index providers or any of their subsidiaries or affiliates to the trust or a Fund is the licensing of certain trademarks, trade names and service marks and of the [  ], which are determined, composed and calculated by [  ] in conjunction with [  ] without regard to the trust or the Funds. The index providers have no obligation to take the needs of the trust or the shareholders of a Fund into consideration in determining, composing or calculating the [  ]. None of the index providers or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Funds to be issued or in the determination or calculation of the equation by which the Funds are to be converted into cash. None of the index providers or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund customers, in connection with the administration, marketing or trading of the Funds. Notwithstanding the foregoing, [  ] and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Funds currently being issued by the trust, but which may be similar to and competitive with the Funds. In addition, [  ] and their subsidiaries and affiliates actively trade commodities, commodity indices and commodity futures (including the [  ] and [  ]), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the [  ] and the Value of the Funds.

This Prospectus relates only to Funds and does not relate to the physical commodities underlying any of the Index Components. Purchasers of the Funds should not conclude that the inclusion of a futures contract in the [  ] is any form of investment recommendation of the futures contract or the underlying exchange traded physical commodity by the index providers or any of their subsidiaries or affiliates. The information in this Prospectus regarding the [  ] components has been derived solely from publicly available documents. None of the index providers or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the [  ] components in connection with the Funds. None of the index providers or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any

48

other publicly available information regarding the [  ] components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE [  ] OR ANY DATA INCLUDED THEREIN AND NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE TRUST, OWNERS OF FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [  ] OR ANY DATA INCLUDED THEREIN. NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE [  ] OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX PROVIDER OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

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USE OF PROCEEDS

All of the proceeds of the offering of the shares of each Fund will be paid by Authorized Participants, on behalf of each Fund, to pay Fund counterparties in full for new Commodity Contracts relating to that Fund’s specified Commodity Index.

Counterparties will provide a Fund’s Commodity Contracts in a number equal to the number of shares requested pursuant to a creation order. Counterparties will then deposit collateral with the collateral manager equal to the aggregate Contract Price of such Commodity Contracts. Upon settlement of a creation transaction, the counterparties of the Fund will deposit with the Fund’s collateral manager additional required collateral. The only assets available to the Fund to enable it to distribute redemption proceeds to shareholders upon redemption of its shares are the Fund’s rights under the Commodity Contracts and Control and Custodian Agreement.

The creation process is governed by the terms of the Authorized Participant Agreement. The Direct Agreement between the Authorized Participant and counterparties provides standard representations, terms and procedures to resolve any issues or liabilities as between each other in the event of settlement failures.

TRUST AND FUND EXPENSES

Each Fund will be subject to a daily adjustment referred to as the Daily Capital Adjustment. The Daily Capital Adjustment will be equal to a 3-month Treasury bill rate less the (1) Commodity Contract Spread, (2) sponsor’s fee and (3) Service Allowance. The Daily Capital Adjustment will be a positive adjustment when the 3-month Treasury bill rate exceeds the sum of the Commodity Contract Spread, sponsor’s fee, and Service Allowance. The Daily Capital Adjustment will be a negative adjustment when the 3-month Treasury bill rate is less than the sum of the Commodity Contract Spread, sponsor’s fee, and Service Allowance. The Commodity Contract Spread, sponsor’s fee, and Service Allowance will accrue daily as part of the Daily Capital Allowance for determining the Daily Contract Price of each Commodity Contract. The administrator will record the amount of each daily accrual in the books and records of the Fund. The calculation of the Daily Contract Price will be reviewed and cross-checked with each of its components.

The counterparty will make payments of cash to the sponsor for the sponsor’s fee and Service Allowance, and retain cash to satisfy the amount owed to it as the Commodity Contract Spread. The cash payments will be made at such times and frequency as agreed between the counterparty and Fund, which is expected to be monthly. Non-recurring fees and expenses are expected to occur in only extraordinary, unforeseen circumstances. In the event of such an occurrence, the Fund and counterparty will terminate Commodity Contracts in full or partially (through a reduction in the notional amount) in an amount to satisfy and pay such expenses with the cash proceeds from such terminations paid by the counterparty to the Fund’s custodian for expense disbursement.

The following is a description of the sole expenses of each Fund that are included in the Daily Capital Adjustment.

Commodity Contract Spread

The Commodity Contract Spread payable by each Fund to each of its counterparties under each Commodity Contract is intended to compensate the counterparties for their expenses of maintaining the Fund’s Commodity Contracts. A Commodity Contract Spread will be stated as a fixed percentage per annum of the Commodity Contract, accrued daily as a part of the daily calculation of the Daily Capital Adjustment. The sponsor expects that the typical Commodity Contract Spread will equal [  %]. Each Commodity Contract Spread is subject to negotiation between the sponsor for each Fund and the counterparties and may vary among the counterparties and among the Funds.

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Sponsor’s Fee

Each Fund pays the sponsor a sponsor’s fee, monthly in arrears, in an amount equal to the per annum rates set out below. The sponsor’s fee is included in the calculation of the Daily Capital Adjustment described above.

ETF Name	Sponsor’s Fee
ETFS Short Oil	[ ] bps
ETFS Short Natural Gas	[ ] bps
ETFS Short Copper	[ ] bps
ETFS Short Wheat	[ ] bps
ETFS Short Gold	[ ] bps

In exchange for the sponsor’s fee, the sponsor provides a variety of managerial services to the trust and the Funds as well as pays all organizational, offering and operating expenses of the trust and the Funds as described below.

Organization and Offering Expenses

Expenses incurred in connection with organizing the trust and each Fund and the initial offering of Fund shares will be paid by the sponsor. Expenses incurred in connection with the continuous offering of shares of each Fund are also to be paid by the sponsor.

Organization and offering expenses relating to a Fund means those expenses incurred in connection with the formation, the qualification and registration of the shares of such Fund and in offering and processing the shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund or the offering of the shares of such Fund, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•

costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the registration statement of which this Prospectus is a part, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the shares; and

•	accounting, auditing, and legal fees (including disbursements related thereto) incurred in connection therewith.

Neither the Funds nor the sponsor will incur any underwriting expenses relating to the offering of any Fund shares. All other expenses associated with the distribution of any Fund’s shares, such as Fund marketing expenses, will be borne by the sponsor. The sponsor will not allocate to the Funds the indirect expenses of the sponsor or any of its other expenses.

The aggregate amount of the original organization and offering expenses of the Funds and the trust is $[  ].

Operating Expenses

In addition to the Commodity Contract Spreads and the sponsor’s fee discussed above, each Fund has the following Operating Expenses:

Index Licensing Fee and Tax Reporting Expenses

The sponsor will pay the index providers a licensing fee for the use of the Fund’s referenced Commodity Index and the fees of tax service providers. The Service Allowance which is, in part, paid to finance such licensing fees and tax reporting expenses is included in the calculation of the Daily

51

Capital Adjustment described above. To the extent the Service Allowance is insufficient to pay the index providers’ full licensing fee, and the tax reporting costs of a Fund, the sponsor will pay the difference to the index providers and tax service providers. The sponsor expects that the Service Allowance will be [  ]% per annum of each Commodity Contract although this amount may vary among the Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund out of the sponsor’s fee it receives, generally, as determined by the sponsor, including, but not limited to, computer services, the fees and expenses of the trustee, the fees and expenses of the collateral manager, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs.

Non-Recurring Fees and Expenses

All non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the Fund. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Non-recurring and unusual fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or of exchanged traded commodities in general. In the event that a Fund needs to pay such non-recurring fees and expenses, it will terminate an equal dollar amount of Commodity Contracts to obtain the cash proceeds for payment. The payment of extraordinary fees and expenses by a Fund will result in a corresponding decrease in the Fund’s Value and its Value per Share. Any decrease in a Fund’s Value per Share due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders, result in increased tracking error of Fund performance against its referenced Commodity Index or, in extreme cases, result in Termination of the Fund.

Selling Commission

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a share over the price paid by such Authorized Participant in connection with the creation of such share in a Creation Unit may be deemed to be underwriting compensation.

COMMODITY CONTRACTS AND RELATED CONTRACTS

Each Fund will hold Commodity Contracts entered into under the terms of Facility Agreements and governed by ISDA Agreements. The Commodity Contracts will be in the form agreed upon by the sponsor (on behalf of the trust and the Funds) and the relevant counterparties to the ISDA Agreements. The ISDA Agreements set forth the general terms under which each Commodity Contract is entered into, including common Events of Default and Termination Events (as further described below). Counterparties are obligated to enter into Commodity Contracts pursuant to the Facility Agreement of each counterparty with the trust, on behalf of the Funds, subject to limitations described below.

Upon receipt of a valid notice of creation of shares of a Fund by an Authorized Participant, the Fund will enter into a new Commodity Contract with a counterparty for each share so created. Upon the receipt of a valid notice of redemption of shares of a Fund, the Fund will terminate Commodity Contracts equal in number to the shares redeemed. Under certain circumstances pursuant to the Trust Agreement, Facility Agreement, ISDA Agreements and Commodity Contracts,

52

the shares may be subject to Compulsory Redemption and in such cases the Fund’s Commodity Contracts will be terminated.

Currently, the trust has entered into Facility Agreements, ISDA Master Agreements, and Master Confirmations with the counterparties. The trust anticipates that any future Facility Agreement and ISDA Agreements that it will enter will be substantially similar to existing agreements; provided, however, that each such document may be negotiated with the relevant counterparties and the terms of such document may differ from those described below.

Facility Agreement

Under the Facility Agreements, counterparties are committed to enter into an aggregate notional amount of Commodity Contracts with the specified Fund up to specified commitment levels upon receipt of a notice of creation of shares from an Authorized Participant. Pursuant to the Facility Agreement, the initial counterparties have agreed to supply Commodity Contracts for all the trust’s Collateralized Exchange Traded Commodities Funds of up to an aggregate outstanding Daily Contract Price of [  ] billion dollars ($[  ]). The counterparties and the sponsor, on behalf of the Funds, have also agreed, on an on-going basis, to deliver notices of redemptions of shares and to terminate corresponding Commodity Contracts with a counterparty in connection with such notices during the term of the Facility Agreement.

If an Event of Default or Termination Event has occurred and is continuing with respect to a Fund (including a counterparty’s inability to enter into or maintain hedging transactions to offset their obligations to a Fund under the Fund’s Commodity Contracts (“Hedging Disruptions”) with regard to regulatory position limits, or if the relevant commitment levels have been reached), the counterparty is not obligated to enter into additional Commodity Contracts with the Fund. Additionally, a counterparty may effect an early termination of some or all of its Commodities Contracts with the relevant Collateralized Exchange Traded Commodities Fund or Collateralized Exchange Traded Commodities Funds and a corresponding Compulsory Redemption of shares on [  ] days’ notice to the extent required by Hedging Disruptions.

The Facility Agreements set forth certain daily limitations on the volume of share redemptions and related terminations of Commodity Contracts. If redemption orders on any given day exceed the redemption limits, redemptions in excess of the limits may be suspended.

The term of each Facility Agreement is initially [  ] years, subject to early termination provisions which may be available to either a counterparty or the trust. If a counterparty does not agree to renew or otherwise extend the term of the Facility Agreement on the same or different terms beyond the initial [  ]-year period or chooses to terminate the Facility Agreement earlier, then the Commodity Contracts under such Facility Agreement will expire and, unless the counterparty is replaced by a new counterparty, the sponsor will elect to Compulsorily Redeem the shares of the affected Funds in full or in part. Generally, a counterparty may terminate the Facility Agreement (i) on not less than [  ] months’ notice for any reason, or (ii) on not less than [  ] business days’ notice in the event that an Event of Default or Termination Event has occurred and is then continuing with respect to the trust. The trust may terminate the Facility Agreement or terminate all or some Commodity Contracts thereunder, at any time in its discretion, (i) on not less than [  ] days’ notice for any reason if all shares are to be redeemed, (ii) on not less than [  ] months’ notice for any reason and regardless of whether all shares are to be redeemed, (iii) on not less than [  ] business days’ notice in the event that an Event of Default or a Termination Event has occurred and is then continuing with respect to the counterparty, or (iv) on not less than [  ] days’ notice in the event of a Compulsory Redemption of all shares of a Fund. Upon the termination of the Facility Agreement or all or some Commodity Contracts thereunder, the affected Funds will Compulsorily Redeem that number of their shares related to such Commodity Contracts.

In the event that the index provider ceases to publish a Commodity Index and no substitute commodity index is selected pursuant to the terms of the Facility Agreement, the affected Fund will Compulsorily Redeem its shares. In the interim, on a disruption or cessation of publication of a

53

Commodity Index, the calculation agent will use its reasonable efforts to calculate settlement values of such Commodity Index for each Pricing Day using the same methodology and processes for each individual commodity as are used from time to time for the calculation of the Commodity Index. The calculation agent owes no duty to any shareholder or the trustee in respect of any determination made by it and any substitute value calculated by the calculation agent may differ from the Commodity Index.

Each counterparty has the right to review information relating to Authorized Participants entering into an Authorized Participant Agreement with the trust. A counterparty will not be obligated to provide Commodity Contracts to fill any creation or redemption order for an Authorized Participant, unless such Authorized Participant has entered into a Direct Agreement with the counterparty. Any counterparty may, on [  ] days’ notice, notify the sponsor that one or more Authorized Participant is (with immediate or delayed effect) no longer acceptable (for credit, compliance, general business policy or reputational reasons) and authorized to create and redeem with the counterparty.

The Facility Agreements define Events of Default and Early Termination Events as follows:

[to be provided]

ISDA Agreements

Each counterparty and each Fund will enter into an ISDA Master Agreement and Master Confirmation setting forth the terms under which Commodity Contracts are entered into and terminated. The credit support annex portion of the ISDA Master Agreement that provides a Fund with a security interest in collateral specifies that collateral must be posted to cover the exposure of each Fund to each counterparty in respect of contingent payment obligations arising from the Commodities Contracts. The Control and Custodian Agreement set forth the terms for determining the amount of such exposure by the collateral manager and conditions for transfer of collateral from, and release of collateral, to the counterparties and, in an Event of Default, each Fund.

The sponsor, on behalf of a Fund, may terminate all Commodity Contracts then outstanding under an ISDA Master Agreement upon the occurrence and during the continuance of an Event of Default or Termination Event with respect to a counterparty. Upon such termination, determinations of amounts payable in respect of the Commodity Contracts on such early termination will be made by the sponsor for the Fund.

Examples of Events of Default include failure to pay, failure to transfer collateral, misrepresentation and a “Fund Insolvency Event”, in which the relevant Fund (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) has a declaration made against it declaring the assets of the Fund insolvent under Delaware law; (5) institutes or has instituted against it any other proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within [  ] days of the institution or presentation thereof; (6) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (7) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (8) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within [  ] days thereafter; (9) causes or is subject to any event with respect to it which, under the applicable laws of

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any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (10) (inclusive); or (10) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts, provided that no action taken by the trustee in respect of the Fund shall constitute Fund Insolvency Event, except where acts of the trustee fall within one or more of clauses (1) to (9) and are taken in respect of security taken over Commodity Contracts.

Examples of Termination Events include illegality, tax events and such “Additional Termination Events” as are agreed by the sponsor for each Fund and the Fund’s counterparty. Additional Termination Events are expected to include the downgrade of the credit rating of a counterparty below a specified level, a Hedging Disruption, and a failure by a Fund to maintain a specified level of capitalization.

A counterparty that does not have its own credit rating may enlist another party to be its “Credit Support Provider” under an ISDA Master Agreement. The insolvency or rating downgrade of such Credit Support Provider would result in the occurrence of an Event of Default or Termination Event with respect to the counterparty.

The counterparty may terminate all Commodity Contracts all then outstanding under an ISDA Master Agreement upon the occurrence and during the continuance of an Event of Default or Termination Event with respect to a Fund. Upon such termination by the counterparty, amounts payable on the Fund’s Commodity Contracts will equal to the Daily Contract Price. Upon a termination due to the occurrence of a Hedging Disruption, determinations of amounts payable on the Fund’s Commodity Contracts will be made together by the counterparty and the sponsor on behalf of the Fund.

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WHO MAY SUBSCRIBE

Creation Units may be created or redeemed only by Authorized Participants. To create and redeem shares of a Fund, each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an Authorized Participant Agreement with the trust on behalf of the Fund and the sponsor and (4) have entered into a Direct Agreement with all counterparties of the Fund. A list of the current Authorized Participants can be obtained from the sponsor. See “Creation and Redemption of Shares.”

Authorized Participant Agreement

Each Authorized Participant must enter into an Authorized Participant Agreement with the sponsor and the trust. The Authorized Participant Agreement appoints such person an “Authorized Participant,” and enables it to create and redeem shares directly from the Fund. The Authorized Participant Agreement further sets forth certain obligations and representations of each party to the Authorized Participant relationship and the procedures for the creation and redemption of Creation Units of shares and for the delivery of cash required for such creations or redemptions.

The Authorized Participant Agreement’s term is until terminated by either the Authorized Participant or the trust on [_____] days’ written notice to the other party.

Direct Agreement

Each Authorized Participant who wishes to create or redeem shares of a Fund must enter into a Direct Agreement with each counterparty of that Fund. Under the Direct Agreement, the counterparty and Authorized Participant provide certain undertakings and representations to each other regarding the settlement of monies payable for creations and redemptions in the event of order cancellations and other settlement failures. The settlement of monies payable in the event of order cancellations and other settlement failures occurs directly between the relevant counterparty and Authorized Participant. The counterparties enter into the Direct Agreement with the Authorized Participant rather than indirectly through the Fund because, in the case of settlement failures generally, the parties would be able to resolve payment between themselves more expediently rather than transferring the amounts of adjusting payments through the Funds separately.

An Authorized Participant cannot revoke an order once submitted to the administrator. The order can be cancelled only if the administrator or sponsor rejects the order. For further discussion of creation and redemption procedures, see “Creation and Redemption of Shares”.

The sponsor will provide the Authorized Participants and counterparties with the form of the Direct Agreement containing the terms of their mutual agreement. The form of the Direct Agreement provides the Authorized Participants and counterparties with standard representations, terms and procedures in order to resolve any issues or liabilities as between each other in the event of settlement failures. For further discussion of the resolution of settlement failures, see “Creation and Redemption of Shares—Resolution of Settlement Failures”.

The term of each Direct Agreement is co-extensive with the term of the Facility Agreement under which it has been adopted.

CREATION AND REDEMPTION OF SHARES

General

Each Fund may create and redeem shares but only in multiples of to one or more Creation Unit. The Funds will not issue or redeem fractional Creation Units. A Creation Unit is a block of [50,000] shares. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the shares are not redeemable securities. Authorized Participants pay a transaction fee of $[__] to the administrator in connection with each order to create or

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redeem a Creation Unit. Authorized Participants may sell the shares included in the Creation Units they purchase from the Fund to other investors. Retail investors seeking to purchase or sell shares on any day are expected to effect such transactions in the secondary market on the [Exchange], at the market price per share, rather than in connection with the creation or redemption of Creation Units.

Authorized Participants (subject to certain conditions) may create and redeem a Fund’s shares in Creation Unit aggregations of shares for cash at a Value per Share calculated with reference to the Fund’s Daily Contract Prices on the relevant Pricing Day that is also a business day. Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected on a delivery versus payment basis with funds being transferred directly between the Authorized Participant and counterparty.

At all times, the number of shares issued by a Fund will equal the number of Commodity Contracts held by a Fund. Thus, for each share created or redeemed, an equal amount of Commodity Contracts must be entered into or terminated with counterparties. The sponsor will reject orders for creations if an equal number of Commodity Contracts cannot be provided by a counterparty under the Facility Agreement.

The determination of which counterparty will create or redeem the corresponding Commodity Contracts will be based on the terms of the Facility Agreements between the trust and the Counterparties for such Fund.

Creation orders are subject to an aggregate limit and a daily limit on the creation of new Commodity Contracts. The aggregate limit is based on all Collateralized Exchange Traded Commodities Funds of the trust. Commodity Contracts cannot be created to the extent that the total outstanding Daily Contract Price of all Commodity Contracts of all Collateralized Exchange Traded Commodities Funds would exceed the aggregate limit of [$__________] unless the counterparties otherwise agree. The daily limit is per Fund and may differ among Funds. Commodity Contracts relating to a Fund may not be created to the extent that the sum of the Daily Contract Price of all Commodity Contracts created on the same business day for that Fund would exceed an expected daily limit amount of [$__________] unless the counterparties otherwise agree. Whenever a Fund is unable to create new Commodity Contracts either because of the aggregate limit or the daily limit, creation orders submitted after such limits are reached will be rejected.

Redemptions are subject to a daily limit for each Fund. Such limit will be equal to the daily creation limit for the Fund, unless the counterparties otherwise agree. Whenever a Fund is unable to terminate existing Commodity Contracts because of the daily limit, redemption orders submitted after such limit is reached will be rejected.

A Market Disruption Day shall not be a Pricing Day, unless the calculation agent has provided a substitute value pursuant to the provisions stated in the Facility Agreement. The calculation agent will not provide a substitute value until the [sixth] consecutive Market Disruption Day after the occurrence of a Market Disruption Event. As a result, no creations or redemptions may occur for the respective Fund during the first five Market Disruption Days following a Market Disruption Event.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The sponsor may delegate its duties and obligations under the Authorized Participant Agreement to the administrator without consent from any shareholder or Authorized Participant. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the sponsor without the consent of any shareholder or Authorized Participant. To compensate the administrator for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $[___] per order to create or redeem Creation Units. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions, other forms of compensation, or inducement of any kind from either the sponsor or the Fund, and no such person has any obligation or responsibility to the sponsor or the Fund to effect any sale or resale of shares.

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In order to place creation and redemption orders, an Authorized Participant must enter into a Direct Agreement with each counterparty. In the event that no counterparty with whom an Authorized Participant has entered into a Direct Agreement is capable of entering into or cancelling a Commodity Contract relating to shares to be created or redeemed, the Authorized Participant’s creation or redemption order may be cancelled. A counterparty may reject an order relating to a creation or redemption only if applicable aggregate or daily limits are exceeded, an Event of Default has occurred, the order date is a Market Disruption Day or a material adverse change has occurred.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and regulated by FINRA, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the sponsor or the administrator to obtain the contact information for the Authorized Participants. shareholders who are not Authorized Participants will only be able to redeem their shares through an Authorized Participant.

Under the Authorized Participant Agreements, the sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The sponsor has agreed to reimburse the Authorized Participants, solely from and to the extent of the applicable Fund’s assets, for indemnification and contribution amounts due from the sponsor in respect of such liabilities to the extent the sponsor has not paid such amounts when due. The sponsor will seek such reimbursement amounts from the applicable Fund pursuant to the rights of indemnification and contribution under the Trust Agreement.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an Authorized Participant should refer to the relevant provisions of the Trust Agreement, the form of Authorized Participant Agreement and the form of Direct Agreement for more detail. The Trust Agreement, the form of Authorized Participant Agreement and the form of Direct Agreement are filed as exhibits to the registration statement of which this Prospectus is a part. This Prospectus includes a summary of all material terms of the Trust Agreement.

Payments for Creations and Redemptions

Payment for the creation of shares of a Fund will be made directly from the relevant Authorized Participant to the specified counterparty, and payment upon redemption of shares will (save where there are no Authorized Participants or in the case of Compulsory Redemptions) be made directly from the specified counterparty to the relevant Authorized Participant.

Payments from or to Authorized Participants will be made via the [______] system on a delivery versus payment basis. In the cases of Compulsory Redemptions and redemptions where there are no Authorized Participants, the specified counterparty will make payment to accounts of the Fund secured for the benefit of the shareholders of the relevant Fund or to the custodian of the Fund for the benefit of such shareholders.

Creation Procedures

On any business day that is also a Pricing Day for a Fund, an Authorized Participant may place an order with a Fund to create one or more Creation Units. Purchase orders must be placed one hour prior to the earliest applicable closing time of the Component Exchange upon which an Index

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Component of the Fund’s Commodity Index trades. If a purchase order is received prior to the applicable cut-off time, the day on which [____] receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day that is a Pricing Day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Payment and Cut-off

The total payment required to create each Creation Unit is the aggregate Value per Share of [50,000] shares of the applicable Fund on the purchase order date plus the applicable transaction fee. Authorized Participants have a cut-off as shown in the table below.

ETF Name	Creation Cutoff	Value Calculation Time
ETFS Short Oil	[__]	[__]
ETFS Short Natural Gas	[__]	[__]
ETFS Short Copper	[__]	[__]
ETFS Short Wheat	[__]	[__]
ETFS Short Gold	[__]	[__]

Delivery of Cash

Cash required for settlement must be transferred directly to the specified counterparty through the DTC on a Delivery Versus Payment (DVP) basis. If the specified counterparty does not receive the cash by the market close on the third (3rd) business day (T+3) following the purchase order date, such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the specified counterparty for all costs associated with cancelling the order including costs and any losses incurred on cancelling the corresponding Commodity Contracts. At its sole discretion, the sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the specified counterparty’s receipt of the purchase amount.

Rejection of Purchase Orders

In respect of any Fund, the sponsor may, in its discretion, suspend the ability to purchase, or postpone the purchase settlement date, (1) for any day that is not a Pricing Day for the Fund; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the sponsor determines to be necessary for the protection of the shareholders. The sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal;

•	circumstances outside the control of the sponsor make it, for all practical purposes, not feasible to process issuances of Creation Units; or

•

in the event that the creation of the corresponding Commodity Contracts would exceed any creation aggregate or daily limit in place or would result in an Event of Default or Termination Event under a Fund counterparty’s Commodity Contracts.

Neither the sponsor nor the administrator will be liable for the suspension or rejection of any purchase order.

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Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any business day, that is also a Pricing Day for a Fund, an Authorized Participant may place an order with a Fund to redeem one or more Creation Units. Redemption orders must be placed by [____], New York time. Redemption orders are irrevocable.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than [_____], New York time, on the third business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Shares in a Fund can only be redeemed if corresponding Commodity Contracts can be terminated.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the Value per Share of the shares comprising the Creation Unit(s) of such Fund in the Authorized Participant’s redemption order on the redemption order date.

Whenever shares of a Fund are redeemed, equivalent Commodity Contracts of the Fund will be terminated. The termination of a Fund’s Commodity Contracts will result in the payment of cash redemption proceeds to the redeeming Authorized Participant from the terminating counterparties of the Fund.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at [____], New York time, on the third business day immediately following the redemption order date if, by such time on such third business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Creation Units received. Any remainder of the redemption proceeds will be delivered on the next business day if (1) the sponsor receives the fee applicable to the extension of the redemption distribution date, which the sponsor may, from time-to-time, determine and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by [____], New York time, on such next business day. The specified counterparty is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by [____], New York time, on the third business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the sponsor may determine from time-to-time. Otherwise the failure to deliver Creation Units will result in the cancellation of that portion of the redemption order relating to such Creation Units.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any day that is not a Pricing Day for the Fund, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) for such other period as the sponsor determines to be necessary for the protection of the shareholders. The sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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The sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the sponsor for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $[___] per order to create or redeem Creation Units. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the sponsor. The sponsor will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until [__] days after the date of the notice.

Compulsory Redemption

The trust may Compulsorily Redeem the shares of a Fund, either in whole or in part, upon the occurrence of certain events in either or both of the following categories:

1)	Redemption in Part:

•

One or more counterparties provide notification that they are unable to maintain the hedging transactions entered into by them to offset obligations incurred under Commodities Contracts, whether by reason of market disruption or other reasons specified in the Facility Agreement or ISDA Agreements, which may include regulatory position limitations relating to commodities or Commodity Indices as set by the CFTC or relevant exchanges.

•	A counterparty terminates its Facility Agreement and ISDA Agreements, or does not agree to provide Commodity Contracts beyond the agreed initial term limit of [___] years.

•	The sponsor in its sole discretion decides to terminate a Facility Agreement.

2)	Redemption in Full:

•

If the calculation agent notifies the trust that the intra-day indicative value per share corresponding to any Fund has declined to zero at any time during any Trading Day and that such Commodity Contracts have been terminated, then the shares of the relevant Fund will automatically be subject to a Compulsory Redemption on that day. Shareholders are unlikely in that situation to receive any proceeds as the Fund is unlikely in these circumstances to have sufficient assets to repay shareholders any material sums as the only assets available for redemption of the affected shares will be the Commodity Contracts whose value will be zero even if the Value of the relevant Fund subsequently increases.

•	An index provider ceases to publish a Commodity Index.

•	Occurrence of a Fund Insolvency Event.

•	Termination of a Fund or the trust by the sponsor in its sole discretion for any reason or no reason at all.

Resolution of Settlement Failures

In the event that an Authorized Participant fails to make a payment to the relevant counterparty’s account in respect of a purchase order for Creation Units and such failure has not been rectified by the applicable cut-off time on the next business day, then such settlement failure shall not invalidate the purchase order; however, the Sponsor may, at any time thereafter, give notice to the Authorized Participant (with a copy to the relevant counterparty) to withdraw such purchase order to create shares. Such notice of withdrawal shall also constitute a notice to the relevant counterparty to withdraw the creation of the corresponding Commodity Contract under the Facility Agreement.

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In the event that an Authorized Participant fails to deposit shares into the appropriate DTC account or to give correct delivery versus payment instructions in connection with a redemption order, such failure shall not invalidate the redemption order; however, the sponsor may, at any time thereafter, give notice to the Authorized Participant (with a copy to the relevant counterparty) to withdraw such redemption order to redeem shares. Such notice of withdrawal shall also constitute a notice to the relevant counterparty to withdraw the cancellation of the corresponding Commodity Contracts under the Facility Agreement. The Authorized Participant shall not be entitled to any interest on the redemption amount in the event of a delay in settlement of a redemption order resulting from such Authorized Participant’s failure to deliver shares or to provide correct delivery versus payment instructions in connection with such redemption order.

In the event that a counterparty fails to make a payment to the relevant Authorized Participant in connection with a redemption order and such failure to pay has not been rectified within [five] business days, then such failure will constitute a counterparty event of default under the Facility Agreement and the collateral manager shall instruct a liquidation agent to liquidate the collateral related to such Commodity Contracts and deliver the proceeds of such liquidation to the custodian for further delivery to the Authorized Participant. The proceeds of such liquidation will be offset against any obligations of the counterparty to the Authorized Participant relating to such redemption order.

Under the Direct Agreement entered into by them, the relevant Authorized Participant and counterparty shall have agreed to make payments to one another if a settlement failure, including, without limitation, a settlement delay, occurs with respect to a purchase order or redemption order.

To the extent a settlement failure persists for three business days from and including the scheduled settlement date, the other party to the Direct Agreement (a “Determining Party”) may provide notice to the party causing the settlement failure (a “Settlement Failure Party”) of a date for determining the resolution of the settlement failure (a “Compensation Amount Determination Date”), which will not be sooner than the notice delivery date. The Determining Party will then determine on or as soon as practicable after the Compensation Amount Determination Date the compensation amount owed to it as of such date resulting from such settlement failure. The compensation amount so owed will include all amounts that would constitute its loss under the ISDA Master Agreement between the Fund and the counterparty as if the Authorized Participant were substituted for the Fund in such agreement. The Determining Party’s compensation amount will include, in addition to the monies owed, if any, by the Settlement Failure Party at settlement for the creation or redemption transaction, any loss or cost incurred, or gain realized, by the Determining Party or its affiliates as a result of its terminating, liquidating, obtaining or re-establishing any hedging position with respect to the Fund’s Commodity Contracts (if the counterparty is the Determining Party) or the Fund’s shares (if the Authorized Participant is the Determining Party) to which the settlement failure relates. If the compensation amount is positive, the Settlement Failure Party will pay it to the Determining Party, and if the amount is negative, the Determining Party will pay it to the Settlement Failure Party. The compensation amount is due and payable on the date the Determining Party delivers notice of it to the Settlement Failure Party. Other than the compensation amount, no party to the Direct Agreement will have any other damage claims resulting from the settlement failure.

In the case of a delayed settlement payments that do not constitute a settlement failure involving a Compensation Amount Determination Date, the party delaying settlement payment shall pay to the non-delaying party under the Direct Agreement the settlement amount plus interest accrued thereon from the scheduled settlement date at a fixed bank funding rate (such as the London Interbank Offered Rate). The additional interest charge for a delayed settlement is payable two business days after demand for such interest is made by the non-delaying party.

Failure to pay any amounts when due under the Direct Agreement will incur interest costs at a fixed bank funding rate, which will escalate to a higher default rate if such amounts remain unpaid three business days after their due date or longer. Any amounts owed by a Settlement Failure Party under the Direct Agreement may be setoff by the Determining Party against any amounts, whether or not arising under the Direct Agreement, owed by the Determining Party to the Settlement Failure Party once a Compensation Amount Determination Date has been established.

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DESCRIPTION OF THE SHARES & CERTAIN MATERIAL TERMS OF
THE TRUST AGREEMENT

The following summary describes in brief all material information concerning the description of the shares and certain aspects of the operation of the trust, each Fund, and the respective responsibilities of the trustee and the sponsor concerning the trust and certain terms of the Trust Agreement. You should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part.

Description of the Shares

Each Fund will issue shares which represent shares of fractional undivided beneficial interest in and ownership of such Fund. The shares of each Fund will be listed on the [Exchange] under the following trading symbols:

Fund Name	Trading Symbol
ETFS Short Oil	[__]
ETFS Short Natural Gas	[__]
ETFS Short Copper	[__]
ETFS Short Wheat	[__]
ETFS Short Gold	[__]

The shares do not provide dividend rights or conversion rights and there will not be sinking funds. See “Distributions.” The shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of [50,000] shares, or Creation Units. Individual shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any shares or Creation Units from a Fund. Shareholders generally will not have voting rights as discussed below under “Management; Voting by Shareholders.” Cumulative voting is neither permitted nor required and there are no preemptive rights. The Trust Agreement provides that, upon liquidation of a Fund, its assets will be distributed pro rata to the shareholders of such Fund based upon the number of shares held. Each shareholder will receive its share of the Fund’s assets in cash.

Principal Office; Location of Records

The trust is organized as a statutory trust under the DSTA. The trust is managed by the sponsor, whose office is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

The books and records of each Fund will be maintained as follows: all marketing materials will be maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; and Creation Unit creation and redemption books and records and certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) will be maintained by [_____], [__], telephone number [__].

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s counterparties) will be maintained at each Fund’s principal office, 48 Wall Street, New York, New York 10005; telephone: (212) 918-4954.

Trust books and records located at the foregoing addresses are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The sponsor will maintain and preserve the books and records of each Fund for a period of not less than six years.

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The Funds

The trust is formed and will be operated in a manner such that each Collateralized Exchange Traded Commodities Fund is liable only for obligations attributable to such Collateralized Exchange Traded Commodities Fund, and the shares of a Collateralized Exchange Traded Commodities Fund are not subject to the losses or liabilities of any other Collateralized Exchange Traded Commodities Fund. If any creditor or shareholder asserted against a Collateralized Exchange Traded Commodities Fund a valid claim with respect to its indebtedness or shares, the creditor or shareholder would only be able to recover money from that particular Collateralized Exchange Traded Commodities Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”), incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Collateralized Exchange Traded Commodities Fund, and not against any other Collateralized Exchange Traded Commodities Fund or the trust generally, or any of their respective assets. Any Claims (including, without limitation, indemnification obligations) or reserves of the trust which are not readily identifiable as being held with respect to any particular Collateralized Exchange Traded Commodities Fund shall be allocated and charged by the sponsor to and among any one or more of the Collateralized Exchange Traded Commodities Fund in such manner and on such basis as the sponsor in its sole discretion deems fair and equitable. The assets of each Collateralized Exchange Traded Commodities Fund include only those funds and other assets that are paid to, held by or distributed to the Collateralized Exchange Traded Commodities Fund on account of and for the benefit of that Collateralized Exchange Traded Commodities Fund, including, without limitation, funds delivered to the Collateralized Exchange Traded Commodities Fund by the collateral manager that represent the value of collateral realized upon an Event of Default or Termination Event on any of the Collateralized Exchange Traded Commodities Funds’ Commodity Contracts. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the trust or any Collateralized Exchange Traded Commodities Fund has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Collateralized Exchange Traded Commodities Funds or their assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Collateralized Exchange Traded Commodities Funds or their respective assets, except that Claims against the trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Collateralized Exchange Traded Commodities Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Collateralized Exchange Traded Commodities Fund (but not from the assets of any other Collateralized Exchange Traded Commodities Fund or the trust generally) equal to the treatment received by all other creditors and shareholders that dealt with such Fund; and

•

a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the trust generally or any Collateralized Exchange Traded Commodities Fund.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over any Collateralized Exchange Traded Commodities Fund. The trustee acts in an entirely passive role.

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The Trustee

[__________], a [_________] banking company, is the sole trustee of the trust and each Fund. The trustee’s principal offices are located at [______]. The trustee is unaffiliated with the sponsor. The rights and duties of the trustee, the sponsor and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The trustee accepts service of legal process on the trust and any Fund in the State of Delaware and will make certain filings under the DSTA. The trustee does not owe any other duties to the trust, the sponsor or the shareholders.

The trustee is permitted to resign upon at least [__] days’ notice to the trust, provided, that any such resignation will not be effective until a successor trustee is appointed by the sponsor. The trustee will be compensated by the sponsor, and is indemnified by each Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. The sponsor has the discretion to replace the trustee.

Neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the trustee set forth in the Trust Agreement.

Under the Trust Agreement the sponsor has exclusive management and control of all aspects of the business of the Funds and the trust. The trustee will have no duty or liability to supervise or monitor the performance of the sponsor, nor does the trustee have any liability for the acts or omissions of the sponsor.

The Sponsor

The sponsor is a Delaware limited liability company and was formed on June 17, 2009. In the course of its management of the business and affairs of the Funds and the trust, the sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the sponsor as additional sponsors and retain such persons, including affiliates of the sponsor, as it deems necessary for the efficient operation of the Funds and the trust, as appropriate.

The sponsor currently sponsors four physically-backed metal commodity products that trade on the NYSE Arca. Since launching its first product on July 24, 2009, total assets across all four products is approximately $1.55 billion as at July 14, 2010. The Funds are not in direct competition with the sponsor’s existing metal commodity products since the metal products possess physical metal and not Commodity Contracts. The functions of the sponsor are generally administrative in nature. However, certain officers of the sponsor also serve in their capacities as officers to issuers of European and Australian based exchange traded products and are not required to devote all their time to the operation of the Funds.

As noted above, the sponsor has exclusive management and control of all aspects of the business of each Fund. The trustee will have no duty to supervise or monitor the performance of the sponsor, nor will the trustee have any liability for the acts or omissions of the sponsor. Under the Delaware Limited Liability Company Act and the governing documents of the sponsor, the sole member of the sponsor, ETF Securities Limited, is not responsible for the debts, obligations and liabilities of the sponsor solely by reason of being the sole member of the sponsor.

Specifically, with respect to each Fund, the sponsor:

•	selects the trustee, distributor, marketing agent, auditor, custodian, and other service providers;

•	selects counterparties and determines the rules by which the creation and the close out of Commodity Contracts are allocated across such counterparties;

•	negotiates various agreements and fees;

•	accepts creation and redemption orders; and

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•	performs such other services as the sponsor believes that the Fund may from time-to-time require.

The sponsor also bears all the organizational, routine operational expenses of the trust and each Fund, except for the Commodity Contract Spread, Service Allowance, and any non-recurring extraordinary expenses.

The shares are (1) not deposits or other obligations of the sponsor, the trustee or any of their respective subsidiaries or affiliates or any other bank, (2) are not guaranteed by the sponsor, the trustee or any of their respective subsidiaries or affiliates or any other bank, and (3) are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of any Fund is speculative and involves a high degree of risk.

Duties of the Sponsor; Limitation of Sponsor Liability; Indemnification of Sponsor

The general fiduciary duties which would otherwise be imposed on the sponsor (which could make its operation of the trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent). The Trust Agreement specifically bars the imposition of any general fiduciary duties on the sponsor and its affiliates. In accordance with the Delaware Statutory Trust Act, the sponsor is deemed to have made an implied contractual covenant of good faith and fair dealing in the Trust Agreement.

Whenever a potential conflict of interest exists between the Funds or the trust and the sponsor and its affiliates, the sponsor may resolve such conflict of interests, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the sponsor, the resolution, action or terms so made, taken or provided by the sponsor shall not constitute a breach of the Trust Agreement or of any duties it may owe to the Funds or the trust or investors at law, in equity or otherwise.

The sponsor may delegate, or terminate a prior delegation of, all or a portion of its duties and obligations under the Trust Agreement to any other entity, including the administrator, without the consent of any other party. The sponsor and its affiliates may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the trust, shall not be deemed wrongful or improper under the Trust Agreement.

The Trust Agreement provides that the sponsor and its affiliates shall have no liability to the trust, any Fund or to any shareholder of a Fund for any loss suffered by the trust and any Fund arising out of any action or inaction of the sponsor or its affiliates, if the sponsor or its affiliate, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute gross negligence or willful misconduct by the sponsor or its affiliate. Neither the sponsor nor its affiliates shall be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or Authorized Participant. The sponsor shall not be liable for the conduct or misconduct of any delegatee it selects; provided that the selection of such delegatee was conducted with reasonable care.

The trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) will indemnify and hold harmless to the fullest extent permitted by law the sponsor (for the purposes of this paragraph, the term “sponsor” includes any person, including affiliates of the sponsor, performing services on behalf of the trust and acting within the scope of the sponsor’s authority under the Trust Agreement) against all claims, losses, liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments or settlements, in compromise or as fines and penalties, and counsel fees reasonably incurred, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the sponsor may be or may have been involved

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as a party or otherwise or with which the sponsor may be or may have been threatened by reason of any alleged act or omission as sponsor thereof or by reason of his or her being or having been the sponsor, except with respect to any matter as to which the sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that the sponsor’s action was in the best interests of the trust or the Funds and except that the sponsor shall not be indemnified against any liability to the trust or its shareholders by reason of willful misconduct or gross negligence of the sponsor, and provided further that any such indemnification will only be recoverable from the assets of the trust or the applicable Fund or Funds. To the extent applicable, any indemnification obligations to the sponsor shall be subject to the Inter-Series Limitation on Liability.

Ownership or Beneficial Interest in the Funds

The sponsor may maintain an investment in each Fund. The sponsor, its members, managers, officers, employees or affiliates may have an ownership or beneficial interest in a Fund, and there are no ownership limitations, such as a percentage restriction, imposed on such positions.

Management and Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Fund’s operations or the business. The shareholders shall have the right to vote on other matters only as the sponsor may consider desirable and so authorize in its sole discretion. Shareholder meetings will not be held on a regular basis, and the sponsor does not intend to call shareholder meetings. Shareholders owning not less than a majority of the then outstanding shares of a Fund may join in the bringing of a derivative or class action lawsuit on behalf of a Fund.

The sponsor may amend any provisions of the Trust Agreement without the consent of any shareholder; provided, however, that no amendment may be made to the Trust Agreement if, as a result of such amendment, (i) the trust would be taxable as an association taxable as a corporation for U.S. federal income tax purposes; (ii) any of the trustee’s rights, duties or liabilities are adversely affected, unless the trustee consents to such amendment; or (iii) the right of a shareholder to redeem a Creation Unit under the creation and redemption procedures of the trust and to receive the value represented by such Creation Unit is impaired, except in order to comply with mandatory provisions of applicable law. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right of the shareholders will not become effective until thirty days after notice of such amendment is given, or caused to be given, by the sponsor to the shareholders. Every shareholder, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by this Trust Agreement as amended thereby.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The shares are limited liability investments and investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The shares of each Fund trade on the [Exchange] and provide institutional and retail investors with direct access to each Fund. The shares of each Fund may be bought and sold on the [Exchange] like any other exchange-listed security.

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Book-Entry Form

Individual certificates will not be issued for the shares. Instead, global certificates are deposited by the trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants. The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The sponsor will furnish an annual report for each Fund in the manner required by the rules and regulations of the SEC, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The annual and quarterly reports and other filings made with the SEC will be posted on the sponsor’s website at www.etfsecurities.com.

The sponsor will notify shareholders of any change in the fees paid by the trust or of any material changes to any Fund by filing with the SEC a supplement to this Prospectus and a current report on Form 8-K, which will be publicly available at www.sec.gov and at the sponsor’s website at www.etfsecurities.com. Any such notification will include a description of shareholders’ voting rights.

Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to shares held.

Fund Termination Events; Liquidation Rights

The trust or any Fund, as the case may be, may be dissolved at any time and for any reason by the sponsor with written notice to the shareholders. Any termination by the trust of any or all of the Funds will result in the Compulsory Redemption of all outstanding shares of the terminated Funds.

The Trust Agreement provides that, upon liquidation of a Fund, its assets will be distributed pro rata to the shareholders of such Fund based upon the number of shares held. Each shareholder will receive its share of the Fund’s assets in cash.

MANAGEMENT OF THE SPONSOR

Under the Trust Agreement, all management functions of the trust have been delegated to and are conducted by the sponsor. In their capacities as officers of the sponsor, the principal executive officer and principal financial officer of the sponsor may take certain actions and execute certain agreements and certifications for the sponsor in its capacity as sponsor of the trust. The following is biographical information for the principal executive officer and the principal financial officer of the sponsor.

Graham Tuckwell

Graham Tuckwell has served as the President, Chief Executive Officer and Manager of the sponsor since its formation in 2009 and is the founder and chairman of ETF Securities Limited since its founding in [  ]. He is also the founder and chairman of Gold Bullion Securities Limited in the Channel Island of Jersey and Australia since their foundings in [  ], which companies obtained the world’s first listings of a commodity on a stock exchange. Previously, Mr. Tuckwell was the founder and managing director from [  ] to [  ] of Investor Resources Limited, a boutique corporate

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advisory firm, which specialized in providing financial, technical and strategic advice to the resources industry. Prior to establishing Gold Bullion Securities Limited and Investor Resources Limited, he was Head of Mining Asia/Pacific at Salomon Brothers from [  ] to [  ], Group Executive Director responsible for Strategy and Acquisitions at Normandy Mining from [  ] to [  ] and Head of Mergers and Acquisitions at Credit Suisse First Boston in Australia from [  ] to [  ]. Mr. Tuckwell holds a Bachelor of Economics (Honours) and a Bachelor of Laws degree from the Australian National University. He is also a registered representative of ALPS Distributors Inc.

Thomas Quigley

Thomas Quigley has served as the Chief Financial Officer, Vice President, Treasurer and Secretary of the sponsor since April 1, 2010 and is the Chief Financial Officer of ETF Securities Limited based in Jersey. Previously, Mr. Quigley was a Director of Terra Firma Capital Partners, the private equity firm from [  ] to [  ], and a Managing Director at W.P. Carey & Co LLC, the asset management firm from [  ] to [  ]. Mr. Quigley has held senior management positions in investment banking as a Managing Director at ING Barings Investment Banking from [  ] to [  ] and prior to that at Close Brothers Corporate Finance in the City of London from [  ] to [  ]. He is a Chartered Accountant and member of the ICAEW having trained with Price Waterhouse, London. Mr. Quigley holds an MA in Physics from Oxford University, England.

AGENCY SERVICES AGREEMENT

Pursuant to the Agency Services Agreement, the agency service provider, among other things, provides transfer agent services for shares and acts as “index receipt agent” (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of trade orders with Authorized Participants.

In its capacity as transfer agent, the agency service provider provides services with respect to the issuance and redemption of shares, the payment, if any, of dividends and distributions with respect to shares, recording the issuance of shares and maintaining certain records therewith. In its capacity as “index receipt agent,” the agency service provider provides services with respect to the processing, clearance and settlement of creation and redemption orders for shares through DTC.

The sponsor will pay the agency service provider for its services under the Agency Services Agreement, as well as the agency service provider’s reasonable out-of-pocket or incidental expenses in connection with the agency service provider’s services under the Agency Services Agreement.

The Agency Services Agreement will become effective upon commencement of the Funds operations and will continue until terminated by the agency service provider or the trust on at least [___] days’ prior written notice. If the Custody Agreement is terminated, the agency service provider may terminate the Agency Services Agreement in whole or in part simultaneously with the transition of assets to a successor custodian. The agency service provider also can terminate the Agency Services Agreement if the sponsor is more than [sixty (60)] days’ delinquent in payments of monthly billings in connection with the Agency Services Agreement.

The agency service provider is indemnified under the Agency Services Agreement by the sponsor.

FUND SERVICING AGREEMENT

The administrator serves as the administrator for each Fund pursuant to the Fund Servicing Agreement. Under the Fund Servicing Agreement, the administrator, among other things, provides services necessary for the operation and administration of each Fund, including Value calculations, accounting and other fund administrative services.

The sponsor will pay the administrator for its services under the Fund Servicing Agreement. The trust will be responsible for the payment of all the administrator’s reasonable fees and disbursements in respect of the trust and Funds, all governmental or similar fees, charges and any other customary, extraordinary or reasonable out-of-pocket expenses.

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The Fund Servicing Agreement will be in effect for an initial term of three years from the commencement of the Funds’ operation, the first date on which the administrator is entitled to receive fees under the Fund Servicing Agreement. The Fund Servicing Agreement automatically renews for additional one-year periods thereafter, unless terminated by the trust or the administrator on at least [______] days’ prior written notice. The trust may terminate the Fund Servicing Agreement without cause prior to the end of its initial term by giving at least [______] months’ prior written notice. The administrator may terminate the Fund Servicing Agreement in whole or in part if the Agency Services Agreement or Custody Agreement is terminated. Either the sponsor or the administrator may terminate the Fund Servicing Agreement for cause for the reasons set forth in the Fund Servicing Agreement, such as either party’s bankruptcy or committing a material breach of the Fund Servicing Agreement.

The administrator may delegate to a reputable agent any of its functions under the Fund Servicing Agreement, although it will remain responsible under the Fund Servicing Agreement for its service thereunder. To the extent reasonably practicable, the administrator will consult with the trust before delegating a material portion of such services.

The administrator is indemnified under the Fund Servicing Agreement by the sponsor.

CUSTODY AGREEMENT

The custodian serves as custodian of each Fund pursuant to the Custody Agreement with respect to the custody of securities and cash, if any, delivered to the custodian by a Fund and related settlement services. In such capacity, the custodian, among other things, provides custodial, settlement and other associated services to the Funds, such as establishing and maintaining securities, cash and additional accounts for the Funds. Pursuant to the terms of the Custody Agreement, the custodian may deposit and/or maintain the investment assets of any Fund in a securities depository. The custodian maintains separate and distinct books and records segregating the assets it holds each Fund.

The sponsor will pay the custodian for its services under the Custody Agreement. The custodian is both exculpated and indemnified under the Custody Agreement.

If a successor custodian is appointed, the parties agree that the securities and cash of the Funds held by the custodian will be delivered within a reasonable period before the Custody Agreement terminates, provided that the trust provides the custodian full details of the successor custodian to which the custodian must deliver such assets. If the trust fails to provide such details in a timely manner, the custodian may continue to be paid fees until it is able to deliver such assets to a successor custodian and may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination.

The initial term of the Custody Agreement is for a period of [_____] years following the commencement of the Funds’ operations, the date on which the custodian commenced providing services under the Custody Agreement. Following the initial term, the trust may terminate the Custody Agreement on [_______] days’ prior written notice to the custodian. The custodian may terminate the Custody Agreement on [__________] days’ prior written notice to the trust. Either the trust or the custodian may terminate the Custody Agreement for certain other reasons as set forth in the Custody Agreement, such as if the other party commits a material breach of the Custody Agreement, either party’s bankruptcy or the custodian reasonably determines that the trust ceases to satisfy the custodian’s customary credit requirements. The trust may terminate the Custody Agreement at any time on [______] days’ prior written notice to the custodian and payment of a termination fee.

DISTRIBUTIONS

The sponsor has discretionary authority over all distributions made by each Fund. The Funds currently do not expect to make distributions with respect to capital gains or income. Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S.

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federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, global certificates are signed by the trustee and the sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the trustee on behalf of DTC. The global certificates evidence all of the shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the trustee or the sponsor individually.

Upon the settlement date of any creation, transfer or redemption of shares, DTC credits or debits, on its book- entry registration and transfer system, the amount of the shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of shares.

Beneficial ownership of the shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares. Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units or the shares of each Fund by giving notice to the trustee and the sponsor. Under such circumstances, the trustee and the sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants

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and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the sponsor believes that the per share price of a Fund in the secondary market has fallen outside a desirable trading price range, the sponsor may direct the trustee to declare a split or reverse split in the number of shares outstanding and to make a corresponding change in the number of shares of such Fund constituting a Creation Unit.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes material U.S. federal income tax consequences of the purchase, ownership, and disposition of the shares. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase the shares by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. In addition, the summary is only applicable to a beneficial owner of shares who purchases shares in the offering to which this Prospectus relates and who holds such shares as a capital asset for U.S. federal income tax purposes. The summary does not deal with holders in special situations, including dealers in securities or currencies, traders in securities or commodities that elect to use a mark-to-market method of accounting for tax purposes, financial institutions, tax-exempt entities, insurance companies, persons holding shares as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated transaction for U.S. federal income tax purposes, holders of shares whose functional currency is not the U.S. Dollar, and non-U.S. holders of shares that hold shares in connection with a trade or business within the U.S.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations, rulings, and judicial decisions thereunder as of the date hereof. You should be aware that such authorities may be repealed, revoked, or modified, possibly with retroactive effect.

For purposes of this summary, a “U.S. Shareholder” is a beneficial owner of a share that is, for U.S. federal income tax purposes:

(i)	an individual citizen or resident of the U.S.;

(ii)	a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof;

(iii)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)	a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons.

A “Non-U.S. Shareholder” is a beneficial owner of a share that is not a U.S. Shareholder.

If a partnership holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that purchases, owns, or disposed of shares, you should consult your own tax advisor regarding the tax consequences of such transactions.

The tax rules applicable to the shares, the Funds, and the Commodity Contracts are complex, and no statutory, judicial, or administrative authority directly addresses the characterization of an investment similar to an investment in the shares. You should be aware that the United States Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this summary, that no ruling has been requested from the IRS with respect to such tax consequences, and that the description of such tax consequences might not be sustained by the courts.

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YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SHARES IN YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE U.S. STATE OR LOCAL TAX CONSEQUENCES OF SUCH TRANSACTIONS AND ANY TAX CONSEQUENCES THAT MAY ARISE UNDER FOREIGN LAW.

Tax Treatment of the Funds

The sponsor has received an opinion from its special U.S. tax counsel, Cleary Gottlieb Steen & Hamilton LLP, that each Fund will be treated as a separate partnership for U.S. federal income tax purposes. In general, a U.S. partnership that is a “publicly traded partnership” is treated as a corporation for U.S. federal income tax purposes and subject to a corporate level tax. There is an exception to this general rule, however, for a publicly traded partnership whose gross income for each taxable year consists of at least 90 percent “qualifying income.” A publicly traded partnership that satisfies this test is taxed as a partnership for U.S. federal income tax purposes, and is accordingly not subject to U.S. federal income tax on its net income.

For this purpose, qualifying income generally includes interest, dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities or of futures, forwards, and options with respect to commodities, qualifying income generally includes income and gains from such commodities and futures, forwards, and options.

As discussed below, the Commodity Contracts should be treated as prepaid, cash-settled commodities purchase/sale contracts with respect to commodities for U.S. federal income tax purposes. As a consequence, it is expected that the Funds will satisfy the qualifying income test, and will be taxed as partnerships, rather than as corporations, for U.S. federal income tax purposes.

If a Fund failed to satisfy the qualifying income test in any year, the Fund could be taxable as a corporation for U.S. federal income tax purposes. In that case, the Fund would pay U.S. federal income tax on its net income. As a consequence, a shareholder could suffer a material adverse effect on its economic return from an investment in the shares of that Fund. The remainder of this summary assumes that each Fund will satisfy the qualifying income test, and will be taxed as a partnership, rather than as a corporation, for U.S. federal income tax purposes.

Tax Treatment of U.S. Shareholders

Each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the income, gains, losses, deductions, and credits of the relevant Fund, without regard to the distribution of any cash. Because the Funds do not intend to make distributions, a U.S. Shareholder may accordingly be allocated income or gain but receive no cash distribution with which to pay its tax liability resulting from the allocation.

The determination of a partner’s allocable share of partnership items is subject to complex U.S. tax rules, and a U.S. Shareholder’s allocable share of any item of income, gain, loss, deduction, or credit may differ from the shareholder’s economic interest in the relevant Fund. Such a mismatch between tax allocations and economic interest may be temporary, reversing itself in a later period or when shares are sold, or could be permanent.

In determining a U.S. Shareholder’s allocable share of income, gains, losses, deductions, and credits from a Fund, the Commodity Contracts should be treated as prepaid, cash-settled commodities purchase/sale contracts with respect to commodities for U.S. federal income tax purposes. At the maturity of a Commodity Contract or upon a sale or other taxable disposition of a Commodity Contract, the relevant Fund generally should recognize a capital gain or loss equal to the difference, if any, between the amount realized and the Fund’s tax basis in the Commodity Contract. Any such gain or loss allocated to a U.S. Shareholder generally should be treated as long term capital gain or loss if the Fund has held the Commodity Contract for more than one year at the time of disposition. Each Fund should also generally be treated as receiving periodic income in respect of deposits under its Commodity Contracts, in an amount equal to the sponsor’s fee and the

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Service Allowance, and then as incurring an expense in an equal amount. Such income allocated to a U.S. Shareholder should be treated as ordinary income for U.S. federal income tax purposes, although the deductibility of any such expense allocated to a U.S. Shareholder may be subject to limitations, as described below.

On a sale or other taxable disposition of shares, a U.S. Shareholder will generally recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in the shares disposed of. The amount realized will be the sum of the cash or the fair market value of other property received plus the U.S. Shareholder’s share of any debt of the Fund. Any such gain or loss generally will be treated as long term capital gain or loss if the shares were held for more than one year at the time of disposition. For this purpose, a U.S. Shareholder will generally be able to make a special election that will allow it to identify and use the actual holding periods of the shares sold for purposes of determining whether the gain or loss is long term capital gain or loss. In the absence of such an election, a U.S. Shareholder would need to treat a sale of shares as giving rise to long and/or short term capital gain or loss in proportion to the amounts of its shares in the relevant Fund that would give rise to such a gain or loss on a disposition of all of its shares in the Fund. Notwithstanding the foregoing, a portion of a U.S. Shareholder’s gain or loss from a sale or other taxable disposition of shares may be treated as ordinary income or loss to the extent attributable to “unrealized receivables” of the relevant Fund.

A U.S. Shareholder’s tax basis in its shares will initially equal its cost for the shares plus its share of the Fund’s debt (if any) at the time of purchase. A U.S. Shareholder’s tax basis in its shares will then generally be increased by its allocable share of the relevant Fund’s taxable income and gain (and any increase in its share of debt), and decreased (but not below zero) by its allocable share of the Fund’s tax deductions and losses (and any decrease in its share of debt). For this purpose, a U.S. Shareholder will have a single basis in all of the shares of a Fund that it owns. As a result, if a U.S. Shareholder acquires shares of a Fund at different prices and then sells less than all of its shares, such shareholder will not be entitled to specify particular shares as having been sold for purposes of determining the amount of gain or loss from the sale.

The deduction of losses or expenses allocated to a U.S. Shareholder by a Fund or that a U.S. Shareholder incurs on a disposition of shares may be disallowed or deferred for a number of reasons, including but not limited to the following:

(i)	A U.S. Shareholder’s deduction of its allocable share of any loss from a Fund or any loss on a disposition of shares will be limited to its tax basis in the relevant shares.

(ii)

In the case of a U.S. Shareholder that is an individual or a closely held corporation, the U.S. Shareholder’s deduction of its allocable share of any loss from a Fund or any loss on a disposition of shares will be limited by the amount that the U.S. Shareholder is considered to have “at risk” with respect to the Fund.

(iii)

A noncorporate U.S. Shareholder will be permitted to deduct capital losses only to the extent of its capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. A corporate U.S. Shareholder will generally be permitted to deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

(iv)

Otherwise deductible expenses incurred by a noncorporate U.S. Shareholder that constitute miscellaneous itemized deductions will generally be deductible only to the extent they exceed 2 percent of the U.S. Shareholder’s adjusted gross income for the year. Such deductions include investment- related expenses not incurred in a trade or business, other than interest and certain other specified expenses. A U.S. Shareholder’s allocable share of expenses related to the sponsor’s fee may constitute a miscellaneous itemized deduction for this purpose.

(v)	Noncorporate U.S. Shareholders generally may deduct investment interest expense only to the extent of their net investment income.

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Each Fund will furnish U.S. Shareholders each year with tax information on Schedule K-1 of IRS Form 1065, which should be used by U.S. Shareholders in determining their allocable share of the income, gains, losses, deductions, and credits of the Fund.

Notwithstanding the foregoing, it is possible that future regulations or interpretations of law would require U.S. Shareholders to accrue income in respect of the shares on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat income or gain earned or allocated to them in respect of the shares in another manner that significantly differs from that described above. You should consult your own tax advisors regarding this possibility.

Tax Treatment of Non-U.S. Shareholders

The Funds should not be treated as engaged in a trade or business within the U.S. for U.S. federal income tax purposes. As a consequence, Non-U.S. Shareholders should not be subject to U.S. federal income taxation on a net income basis in respect of any income or gain allocated to them by a Fund.

Notwithstanding the foregoing, to the extent that a Fund earns any fixed or determinable annual or periodical income (“FDAP”), a Non-U.S. Shareholder in the Fund may be subject to a 30 percent gross income and withholding tax (possibly subject to reduction by treaty) with respect to some or all of its allocable share of such income. For this purpose, FDAP will include any interest income received by a Fund and any periodic income received in respect of deposits under a Fund’s Commodity Contracts, but will not include capital gain from a disposition of a Commodity Contract. To the extent, however, that any interest income allocated to a Non-U.S. Shareholder is considered “portfolio interest,” the allocation of such interest income to the Non-U.S. Shareholder will generally not be subject to the gross income and withholding tax, provided that the Non-U.S. Shareholder provides the Fund with a properly completed IRS Form W-8BEN or other applicable form. Any tax withheld by a Fund on behalf of a Non-U.S. Shareholder will be treated as distributed to such shareholder.

Except as provided below, gain from a sale or other taxable disposition of shares by a Non-U.S. Shareholder will generally not be subject to U.S. federal income tax, unless the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year.

Recent Legislative Developments Affecting Shares Held By or Through Foreign Entities

Beginning in 2013, recently enacted legislation may impose a withholding tax of 30 percent on some or all of the gross proceeds of a disposition of shares paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation may also impose a withholding tax of 30 percent on some or all of the gross proceeds of a disposition of shares paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes. You should consult your own tax advisors regarding the possible implications of this legislation.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the shares.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans

75

or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in shares, the Plan fiduciary responsible for making such investment should carefully consider, taking in to account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plans funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, the shares purchased by a Plan and not the Plan’s interest in the underlying assets held in the trust represented by the shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in shares in light of the circumstances of the particular plan and current tax law.

PLAN OF DISTRIBUTION

Each Fund will issue shares in Creation Units to Authorized Participants continuously, at the Value per Share of the Fund. The Funds will not issue fractions of a Creation Unit.

Authorized Participants may offer to the public, from time-to-time, shares from any Creation Units they create. shares offered to the public by Authorized Participants will be offered at a per share offering price that will vary depending on, among other factors, the trading price of the Fund on the [Exchange], the Value per Share and the supply of and demand for the shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the sponsor or any of their affiliates, any fee or other compensation in connection with their sale of shares to the public, although investors may be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, [____, ________ and ______] have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added from time to time.

Each Fund issues shares in Creation Unit aggregations to Authorized Participants from time-to-time in exchange for cash. Because new shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from any Fund, breaks the Creation Unit down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete

76

description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, [  ] as initial Authorized Participant will be a statutory underwriter with respect to its purchase of initial Creation Units, as described below.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

The initial Authorized Participant of each Fund is expected to be [  ]. The initial Creation Units of each Fund are expected to be purchased by the initial Authorized Participant on or soon after the day the SEC declares effective the registration statement of which this Prospectus is a part. The initial offering price was set as an appropriate and convenient price that would facilitate secondary market trading of the shares. The shares of a Fund are expected to begin trading on the [Exchange] on the day following the purchase of the initial Creation Units for such Fund by the initial Authorized Participant. The initial Authorized Participant intends to offer the shares of the initial Creation Units of each Fund publicly at a per share offering price that will vary, depending on, among other factors, the Value of the Shares and the trading price of the shares on the [Exchange]. The initial Authorized Participant will not receive from the trust, any Fund, the sponsor, the trustee or any of their affiliates a fee or other compensation in connection with the sale of any Fund’s shares. The initial Authorized Participant is considered a statutory underwriter because it intends to distribute the shares it receives from the purchase of the initial Creation Units.

The trust and the Funds will not bear any expenses in connection with the offering or sales of the initial Creation Units.

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors who purchase shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with Conduct Rule 2310 of the FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the shares by a Fund will not exceed 10% of the gross proceeds of the offering.

MARKETING SERVICES

ALPS Distributors, Inc. (“ALPS”) assists the sponsor with certain functions and duties relating to marketing of the Funds, which include the following: consultation with the marketing staff of the sponsor and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the sponsor and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS toll-free in the U.S. at (877) 369-4617.

ALPS retains all marketing materials separately for each Fund at its principal office at 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The sponsor, out of the relevant sponsor’s fee, pays ALPS for performing its duties on behalf of each Fund and may pay ALPS additional compensation in consideration of the performance by ALPS of additional marketing, distribution and ongoing support services to such Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal,

77

marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange traded funds, with over 340,000 shareholder accounts and approximately $22 billion in client mutual fund assets under administration. ALPS provides distribution services relating to approximately $220 billion in client assets.

The payment to ALPS will not, in the aggregate, exceed [_____]% of the aggregate dollar amount of the offering. The trust will advise ALPS if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

The validity of the shares will be passed upon for the sponsor by Katten Muchin Rosenman LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, as special U.S. tax counsel, will render an opinion regarding the material U.S. federal income tax consequences relating to the shares.

EXPERTS

The financial statements included in this Prospectus have been audited by [•], an independent registered public accounting firm, as set forth in their report appearing herein, and are included in reliance upon the report of such firm based on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus constitutes part of the registration statement on Form S-1 filed by the trust on its own behalf and on behalf of each Fund with the SEC in Washington, D.C. under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement) parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the trust, the Funds, or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the trust, the Funds and the shares can also be obtained from the following website: www.etfsecurites.com. This internet address is only provided here as a convenience to you to allow you to access the trust’s website, and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

The trust is subject to the informational requirements of the Exchange Act and will file quarterly and annual reports and other information with the SEC. The trust will file an updated prospectus annually pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” with respect to the trust’s and the Funds’ financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for commodities and the shares), the trust’s operations, the sponsor’s plans and references to the trust’s future success and other similar matters are forward-looking statements.

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These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the trust’s operations or the value of the shares. Moreover, neither the sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the trust nor the sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the sponsor’s expectations or predictions.

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ETFS Collateralized Commodities Trust

INDEX TO FINANCIAL INFORMATION

[to be provided]

F-1

ETFS Collateralized Commodities Trust
ETFS Short Oil
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-2

ETFS Collateralized Commodities Trust
ETFS Short Natural Gas
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-3

ETFS Collateralized Commodities Trust
ETFS Short Copper
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-4

ETFS Collateralized Commodities Trust
ETFS Short Wheat
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-5

ETFS Collateralized Commodities Trust
ETFS Short Gold
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-6

ETFS Collateralized Commodities Trust
Combined Financial Statement
[•], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-7

ETFS Collateralized Commodities Trust
Notes to the Financial Statement

1. Organization

ETFS Collateralized Commodities Trust was organized as a Delaware statutory trust, (the “trust”) on [  ] and is authorized to issue an unlimited number of shares of beneficial interest. The trust is comprised of 18 separate series: ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy, ETFS All Commodities, ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat, ETFS Short Gold, ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat, ETFS Leveraged Gold. Each series of the trust (each, a “Fund” and collectively, the “Funds”) will issue common shares of beneficial interest, which represent shares of fractional undivided beneficial interest in and ownership of only that Fund. Each Fund’s shares are being offered separately. The only capital contributed to the Funds as of the date of this Prospectus is capital contributions of $1,000 to each Fund by ETF Securities USA LLC, a Delaware limited liability company (the “sponsor”), whereby 40 shares of each Fund were issued to the sponsor for its capital contribution to such Fund. The trust has had no operations to date other than matters relating to its organization and the registration of each series under the Securities Act of 1933, and the capital contributions from and issuance of shares to the sponsor as described above.

Financial statements for each of ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat and ETFS Short Gold are presented herein. [Discussion of Combined Trust Financial Statement to be provided by amendment.] The sale and issuance of shares took place [  ], 2011 and the Statements of Operations are presented for that one day period, [  ], 2011.

The investment objective of “Long” Funds is to track the return of their benchmark. The investment objective of “Short” Funds is to track the inverse of the return of their benchmark. The investment objective of “Leveraged” Funds is to track a multiple (200%) of the return of their benchmark. In each case, the performance of the Fund shall be subject to a Daily Capital Adjustment.

2. Summary of Significant Accounting Policies

Use of Estimates & Indemnifications:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the trust enters into contracts that contain a variety of representations which provide general indemnifications. The trust’s maximum exposure under these arrangements cannot be known; however, the trust expects any risk of loss to be remote.

Federal Income Tax:

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. As a consequence, each Fund is not expected to be subject to U.S. federal income tax.

Interim Financial Statements:

The accompanying financial statements and footnotes as of and for the period ended [  ], 2011, thereto are unaudited. In the opinion of management, these statements include all adjustments, which are of a normal recurring nature, necessary to present a fair statement of the results of operations and financial position.

F-8

ETFS Collateralized Commodities Trust
Notes to the Financial Statement—Continued

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

Interim results are not necessarily indicative of results for a full year.

3. Agreements

Sponsor’s Fee:

Each Fund will pay a sponsor’s fee, monthly in arrears, in an amount equal to [__]% per annum of the average daily Value of such Fund. The sponsor’s fee will be paid in consideration of the sponsor managing the business and affairs of the Fund. From the sponsor’s fee, the sponsor will pay the fees of the marketing agent and other service providers, the routine operational, administrative, and other ordinary expenses of each Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees. Each Fund will bear the cost of any extraordinary, nonrecurring fees and expenses.

The Marketing Agent:

ALPS Distributors, Inc. (“ALPS”) will serve as marketing agent and will assist the sponsor with certain functions and duties relating to marketing, including reviewing and approving marketing materials. ALPS will retain all marketing materials separately for each Fund, at c/o ALPS Distributors, Inc., 1290 Broadway, Ste. 1100, Denver, Colorado 80203, telephone: (303) 623-2577. The sponsor, on behalf of each Fund, will enter into a Distribution Services Agreement with ALPS.

Routine Operational, Administrative, and Other Ordinary Expenses:

The sponsor will pay all of the routine operational, administrative, and other ordinary expenses of each Fund, as determined by the sponsor including, but not limited to, fees and expenses of the Distributor, accounting and auditing fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, FINRA filing fees, individual K-1 preparation, and mailing fees of the Value of a Fund, and report preparation and mailing expenses.

Agency Services Agreement:

[  ]

Fund Servicing Agreement:

[  ]

Custody Agreement:

[  ]

Extraordinary, Non-Recurring Fees and Expenses:

The Fund will bear all extraordinary, non-recurring fees and expenses, if any. Such fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs, indemnification or other material expenses which are not currently anticipated obligations of the Fund. Such fees and expenses are those that are extraordinary, non-recurring, unexpected, or unusual in nature.

F-9

ETFS Collateralized Commodities Trust
Notes to the Financial Statement—Continued

Service Allowance:

Each Fund will pay a Service Allowance equal to the fixed rate amount paid that finances payment of index licensing fees to the index providers for the Commodity Index used by such Fund and the tax reporting costs of such Fund.

4. Organization and Offering Costs

Expenses incurred in organizing the trust and the initial and continuous offering of the shares, including applicable SEC registration fees, will be borne directly by the sponsor. The trust will not be obligated to reimburse the sponsor.

5. Capital

The Funds will issue and redeem shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of [  ] shares of a Fund. Creation Units may be issued or redeemed only by Authorized Participants.

Except when aggregated in Creation Units, the shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem shares directly from or with a Fund. Rather, most retail investors will purchase or sell shares in the secondary market with the assistance of a broker. Thus, some of the information contained in these Notes to Financial Statements—such as references to the Transaction Fees imposed on purchases and redemptions—is not relevant to retail investors.

Authorized Participants will pay a fixed transaction fee of $[  ] in connection with each order to issue or redeem Creation Units in order to compensate the administrator for services in processing such orders. Authorized Participants may sell the shares included in the Creation Units to other investors.

6. Subsequent Event (unaudited)

F-10

INDEPENDENT AUDITOR’S REPORT

[To be inserted]

F-11

GLOSSARY OF CERTAIN TERMS

In this Prospectus, each of the following quoted terms has the meaning set forth after such term:

“Administrator”—[____], a [____] that is the person appointed by the sponsor to provide various accounting, Value calculation, and other administrative services for the Funds.

“Agency Services Agreement”—An agreement entered into between the agency service provider and the sponsor providing transfer agency and other services to a Fund.

“Agency Service Provider”—[____], a [____] that is the person appointed by the sponsor to provide transfer agency services to the Funds and acts as “index receipt agent.”

“ALPS”—ALPS Distributors, Inc., a Colorado corporation that serves as the marketing agent pursuant to the Distribution Services Agreement. See also marketing agent.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into an Authorized Participant Agreement with the trust and the sponsor, and (4) has entered into a Direct Agreement with each of the counterparties of the relevant Fund. Only Authorized Participants may place orders to create or redeem one or more Creation Units of a Fund.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the sponsor, and the trust, on behalf of its Funds, which sets forth the procedures for the creation and redemption of Creation Units in a Fund.

“Business Day”—A day (other than a Saturday or Sunday) on which the [Exchange] is open for regular trading.

“Calculation Agent”—A person appointed by the sponsor to determine the Daily Contract Price of Commodity Contracts, [____] being the current calculation agent.

“CEA”—The Commodity Exchange Act.

“CFTC”—The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the U.S.

“Code”—The United States Internal Revenue Code of 1986.

“Collateral”—Assets posted by a counterparty to a collateral account pursuant to the Control and Custodian Agreement, which collateral may only be the following assets:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•	Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the collateral and Custodian Agreements and ISDA Agreements of each Fund.

“Collateral Account”—An account that has been established and maintained by the collateral manager in the name of a counterparty for each Fund, in which such counterparty will post collateral pursuant to the terms of the Credit Support Annex and Control and Custodian Agreement.

“Collateral Exposure”—The obligation of a counterparty to post collateral to the relevant Collateral Account pursuant to the terms of the Credit Support Annex and Control and Custodian Agreement.

“Collateral Manager”—A person appointed by the sponsor to establish the Collateral Accounts for each Fund and manage the functions relating to the collateral posted by counterparties, [____] being the current collateral manager.

A-1

“Collateralized Exchange Traded Commodity Fund(s)”—One or more of the separate series of the trust, which includes the Funds and ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy, ETFS All Commodities, ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat and ETFS Leveraged Gold.

“COMEX”—The COMEX Division of the New York Mercantile Exchange.

“Commodity Contract”—A prepaid, cash-settled commodities purchase/sale contract between a Fund and a counterparty, whose value is derived by reference to the daily value of a specified Commodity Index multiplied by the Delta Factor subject to the Daily Capital Adjustment. The terms of each Fund’s Commodity Contracts are set forth in ISDA Agreements negotiated by the sponsor and the counterparties. Each Fund enters into Commodity Contracts as a substitute for investing directly in commodities, commodity futures contracts or options on futures to gain exposure to the Fund’s specified Commodity Index.

“Commodity Contract Spread”—The spread rate agreed by the Fund and its counterparties as compensation of the counterparties for providing the Fund with exposure to the Commodity Index, which spread is a component of the Daily Capital Adjustment and may vary among the Funds.

“Commodity Index”—An index referencing a specified commodity or commodities and referenced by a Fund. A Commodity Index may be either a Composite Commodity Index or an Individual Commodity Index.

“Compensation Amount Determination Date”—The date for determining the resolution of a settlement failure where a Settlement Failure Party has failed to deliver to a Determining Party cash proceeds on a transaction settlement date pursuant to a creation or redemption of Fund shares.

“Component Exchange”—The commodity futures exchange upon which Index Components, which are also referred to as Designated Contracts, are traded, being the Intercontinental Exchange, Inc. for Brent oil futures, the New York Mercantile Exchange, Inc. for natural gas futures, COMEX for copper futures, The Chicago Board of Trade for wheat futures, and COMEX for gold futures.

“Composite Commodity Index”—A Commodity Index that tracks the futures prices of a specified basket of commodities as calculated and published by the index providers, which may be constituted by the index providers by aggregating multiple Individual Commodity Indices. The Composite Commodity Indices will be referenced by the following Funds: ETFS Composite Agriculture; ETFS Composite Industrial Metals; ETFS Composite Energy; and ETFS All Commodities.

“Compulsory Redemption”—The mandatory redemption of shares of a Fund for any reason specified under “Creation and Redemption of Shares—Compulsory Redemption.” Shares that have been made subject to a Compulsory Redemption have been “Compulsorily Redeemed.”

“Control and Custodian Agreement”—The Control and Custodian Agreement among each Fund, a counterparty and the collateral manager that perfects the Fund’s first priority security interest in the collateral and sets forth terms under which the collateral manager will allow for the transfer or release of collateral to either the Fund or the counterparty.

“Creation Unit”—A block of [50,000] shares of a Fund that is issued upon sale to Authorized Participants or submitted for redemption by an Authorized Participant.

“Custodian”—An entity appointed by the sponsor pursuant to a Custody Agreement that provides custodial services to the Funds, [_____] being the current custodian.

“Custody Agreement”—An agreement entered into between the custodian and the sponsor providing custody services to a Fund.

“Daily Capital Adjustment”—The daily adjustment calculation of each Commodity Contract to account for a daily accrual to a Fund of a 3-month U.S. Treasury bill rate of return less the following ordinary expenses of the Fund: (1) Commodity Contract Spread, (2) sponsor’s fee and (3) Service Allowance.

A-2

“Daily Contract Price”—The price of a Commodity Contract is determined by the formula contained in such Commodity Contract and calculated daily by the calculation agent. The formula is based on the change in the closing settlement price level of the relevant Commodity Index from the prior day, the Daily Capital Adjustment for such day and the Delta Factor for such Fund. If a Market Disruption Event occurs, then the Daily Contract Price will not be calculated. See “Investment Objective, Pricing and Commodity Contracts—Fund Valuation and Commodity Contract Pricing.”

“Delta Factor”—The Delta Factor applicable to a particular Fund, expressed as a number. For Funds, the Delta Factor equals negative 100%.

“Designated Contract”—The constituent futures contract of a Commodity Index. See also Index Component.

“Determining Party”—With respect to the failure to deliver cash proceeds on a transaction settlement date, the party to a Direct Agreement to whom such cash proceeds were to be delivered pursuant to a creation or redemption of Fund shares.

“Direct Agreement”—The Direct Agreement between each Authorized Participant and a counterparty that is a pre-condition to such Authorized Participant’s ability to place creation and redemption orders and that principally provides undertakings between the Authorized Participant and counterparty regarding the settlement of monies payable for creations and redemptions in the event of order cancellations and other settlement failures.

“Dodd-Frank Act”—The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DSTA”—The Delaware Statutory Trust Act.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the shares of each Fund.

“DTC Participant”—Participants in DTC, such as banks, brokers, dealers, and trust companies.

“Event of Default”—One of the failures of performance specified in a Facility Agreement, ISDA Agreement, or Control and Custodian Agreement. An Event of Default may be caused by a Fund or a counterparty.

“[Exchange]”—[Exchange], the venue where each Fund’s shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934.

“Facility Agreement”—A Facility Agreement between the trust, on behalf of the Funds, and a counterparty that, among other things, commits the counterparty to enter into a stated aggregate amount of Commodity Contracts for the Funds and sets the general terms under which a counterparty will provide Commodity Contracts to the Funds.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“Fund”—One of the separate series of the trust described in this Prospectus, which include ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat and ETFS Short Gold.

“Fund Insolvency Event”—An event where a Fund is dissolved, becomes or declares itself insolvent, or becomes bankrupt or has a bankruptcy proceeding instituted by or against it, as more fully described in the Facility Agreement, ISDA Agreement or Control and Custodian Agreement. See “Commodity Contracts and Related Contracts.”

“Fund Servicing Agreement”—An agreement entered into between the administrator and the sponsor, under which the administrator provides administrative services to a Fund.

“Handbook”—An index provider publication explaining the methodology for calculation of each Commodity Index. A copy of the Handbook can be obtained from the following website [www.______________.com].

A-3

“Hedging Disruption”—The occurrence of an event which causes a counterparty to be unable to enter into or maintain hedging transactions to offset their obligations to a Fund under the Fund’s Commodity Contracts.

“Index Component”—The constituent futures contract of a Commodity Index. See also Designated Contract.

“Index Providers”—[______], who are unaffiliated with the trust and the sponsor and are responsible for the calculation, maintenance and publication of each Commodity Index.

“Individual Commodity Index”—A Commodity Index that tracks the futures prices of an individual commodity as calculated and published by the index providers. The Individual Commodity Indices will be referenced by the following Funds: ETFS Short Oil; ETFS Short Natural Gas; ETFS Short Copper; ETFS Short Wheat; and ETFS Short Gold.

“Investment Company Act”—The Investment Company Act of 1940.

“ISDA Agreements”—The ISDA Master Agreement and all related documentation including the ISDA Master Confirmation, credit support annex, and any schedules thereto.

“ISDA Master Agreement”—The form of ISDA Master Agreement (Multicurrency—Cross-Border) as published by the International Swaps and Derivatives Association, Inc. in 1992 (using 2002 Definitions), including the related Schedule negotiated by the sponsor on behalf of a Fund and a counterparty, which agreement will be accompanied by a credit support annex and set forth the general terms of Commodity Contracts.

“ISDA Master Confirmation”—An ISDA master confirmation entered into by the sponsor on behalf of a Fund with a counterparty, which confirmation will be subject to an ISDA Master Agreement and set forth the specific terms of Commodity Contracts.

“Market Disruption Day”—A Trading Day on which a Market Disruption Event occurs or is continuing in a Component Exchange.

“Market Disruption Event”—The occurrence or continuance of any of the following events:

(a)	The Component Exchange fails to determine, announce, or publish the relevant settlement price for the Designated Contract underlying a Fund’s Commodity Index;

(b)	The termination or suspension of, or material limitation or disruption in the trading of, any Designated Contract used in the calculation of a Fund’s Commodity Index; or

(c)

The settlement price of the Designated Contract used in the calculation of a Fund’s Commodity Index reflects the Component Exchange’s maximum permitted price change from the previous day’s settlement price.

“Marketing Agent”—A person appointed by the sponsor to assist with certain functions and duties relating to Fund marketing, including review and approval of marketing materials, ALPS Distributors, Inc. being the current marketing agent.

“Pricing Day”—Any Trading Day that is not a Market Disruption Day.

“Roll Yield”—The positive or negative yield provided by a Commodity Index though the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract.

“SEC”—The United States Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933.

“Service Allowance”—The sum of the tax reporting costs of a Fund and the fixed rate amount paid that finances payment of index licensing fees to the index providers by a Fund. The Service Allowance is a component of the Daily Capital Adjustment. The tax reporting costs of a Fund will be tracked quarterly on a trailing 12-month basis. To the extent the actual tax reporting costs of a Fund exceed by more than 10% the estimated tax reporting costs for the trailing 12-month period, the Service Allowance will be increased by such excess amount. To the extent the portion of the Service Allowance attributable to index licensing fees is insufficient to pay the index providers’ full licensing fee, the sponsor will pay the difference to the index providers.

A-4

“Settlement Failure Party”—With respect to the failure to deliver cash proceeds on a transaction settlement date, the party to a Direct Agreement that so fails to deliver cash proceeds pursuant to a creation or redemption of Fund shares.

“Sponsor”—ETF Securities USA LLC, a Delaware limited liability company that is the sponsor of the trust.

“Sponsor’s fee”—The fixed fee rate that accrues daily to the sponsor in consideration for the provision of all management and administrative services for the Fund, which fee is a component of the Daily Capital Adjustment and may vary among the Funds.

“Termination Event”—Any of the events affecting a Fund or a counterparty that results in the termination of a Facility Agreement or Commodity Contract.

“Trading Day”—A day on which a Component Exchange is open for trading during its regular session, which includes a day on which a Component Exchange closes prior to its scheduled time.

“Trust”—ETFS Collateralized Commodities Trust, a Delaware statutory trust formed on May 27, 2010.

“Trust Agreement”—The Amended and Restated Trust Agreement dated as of [___], 2010 between the sponsor and the trustee, as amended or supplemented from time to time, under which the trust is formed and the rights and duties of the sponsor and the trustee are defined.

“Trustee”—[__________], a [_______] banking company, acting as trustee for the purpose of creating a Delaware statutory trust in accordance with the provisions of the DSTA. The trustee will have no responsibility to monitor the sponsor’s performance, nor will the trustee have any liability for the sponsor’s performance or non-performance under the Trust Agreement.

“U.S. Shareholder”—A shareholder that is (1) an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes; (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust.

“Value”—The value of the total assets of a Fund, which are composed solely of its Commodity Contracts (measured on the basis of Daily Contract Price), less any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement. The Commodity Contract Spread, sponsor’s fee, and Service Allowance are deducted from the Daily Contract Price of each Commodity Contract as components of the Daily Capital Adjustment. The “Value per Share” will be calculated by the administrator on each business day and will be used to determine the purchase and redemption price for Creation Units for that day. Value per Share equals a Fund’s Value divided by the number of its total outstanding shares.

A-5

PROSPECTUS

ETFS COLLATERALIZED COMMODITIES TRUST

[  ],000 ETFS Short Oil
[  ],000 ETFS Short Natural Gas
[  ],000 ETFS Short Copper
[  ],000 ETFS Short Wheat
[  ],000 ETFS Short Gold

Until [  ], 2011 (25 calendar days after the date of this Prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[  ], 2011

The information in this Prospectus is not complete and may be changed. The trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated  , 2011

PROSPECTUS

ETFS COLLATERALIZED COMMODITIES TRUST

Proposed Maximum Aggregate Offering Price Per Fund
Leveraged Collateralized Exchange Traded Commodity Funds:
ETFS Leveraged Oil	$[ ]
ETFS Leveraged Natural Gas	$[ ]
ETFS Leveraged Copper	$[ ]
ETFS Leveraged Wheat	$[ ]
ETFS Leveraged Gold	$[ ]

The ETFS Collateralized Commodities Trust (the “trust”) is a Delaware statutory trust currently organized by ETF Securities USA LLC, the trust’s sponsor, into separate, segregated Fund series. Each of the 5 Funds listed above will issue common shares of fractional undivided beneficial interests in and ownership of that Fund. Shares in each Fund will be separately offered on a continuous basis and listed on [Exchange].

The Funds are intended to be used as short-term trading vehicles. The Funds are not appropriate for you if you do not intend to actively monitor and manage your portfolio on a daily basis.

[  ] and [  ], which are unaffiliated with the Funds or the sponsor, calculate, maintain and publish each Fund’s Commodity Index.

Each Fund will hold collateralized, prepaid, cash-settled commodities purchase/sale contracts referred to as Commodity Contracts. The Commodity Contracts are over-the-counter contracts negotiated by the sponsor with unaffiliated financial institution counterparties who have committed to providing each Fund with exposure to the daily returns, subject to daily adjustment, of each Fund’s specified Commodity Index. There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Each Fund will continuously offer and redeem its shares in Creation Unit blocks of [50,000] shares only. Only Authorized Participants may purchase and redeem Creation Units for cash. It is anticipated that on or after the effective date of this offering, the initial Authorized Participant will, though it is under no obligation to do so, make initial purchases of [  ] or more Creation Units of each Fund at an initial price per share of $[  ]. Thereafter, shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective Value per Share. See “Creations and Redemptions” and “Plan of Distribution” for further information regarding the creation and redemption of Creation Units.

All other investors may only buy or sell a Fund’s shares on the [Exchange] at current market prices and may incur fees or brokerage commissions on their transactions.

Investing in the shares involves significant risks. See “Risk Factors” beginning on page 15.

Neither the SEC nor any state securities commission has approved these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

None of the trust or the Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, and none is subject to regulation thereunder. Moreover, neither the trust, any Fund nor the sponsor is subject to regulation under the Commodities Exchange Act or by the CFTC.

[  ], 2011

The Funds are not suitable for all investors.

The Funds are very different from most mutual funds, exchange traded funds, and other exchange traded products. You should note that:

(1)

Each Fund pursues leveraged investment goals, which means that the Funds are riskier than alternatives that do not use leverage because the Funds magnify the performance of their respective Commodity Indices.

(2)

The Funds seek daily investment results. The pursuit of daily investment goals means that the return of each such Fund for a period longer than a full trading day will be the sum of the series of daily leveraged returns for each trading day during the relevant period. As a consequence of this compounding effect, especially in periods of market volatility, the trend of each such Fund’s Commodity Index may be at least as important to such Fund’s return for the longer period as the cumulative return of such index for the relevant longer period. Further, your return for investing in a Fund for periods less than a full trading day or for a period different than a trading day will not be the product of the return of such Fund’s stated goal and the performance of such Fund’s Commodity Index for the full trading day.

The Funds are designed to be utilized only by sophisticated investors, such as traders and active investors employing dynamic strategies. Such investors are expected to monitor and manage their portfolios frequently. Investors in the Funds should:

(a)	understand the risks associated with the use of leverage,

(b)	understand the consequences of seeking daily investment results,

(c)	understand the consequences of holding for periods longer than one day, and

(d)	actively monitor and manage their investments.

If a Fund’s specified Commodity Index decreases by 50% or more on a trading day, the Fund’s investors would lose all of their money and the Fund will terminate.

Investors who do not understand the Funds or do not intend to actively manage and monitor their Fund investments should not buy such Funds. There is no assurance that the Funds will achieve their objectives and an investment in such a Fund could lose money. No single Fund is a complete investment program.

The shares are neither interests in nor obligations of any of the sponsor, the trustee or any of their respective affiliates. The shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

REGULATORY NOTICES

You should rely only on the information contained in this Prospectus or to which we have referred you. We do not authorize anyone to provide you with information that is different.

This Prospectus does not constitute an offer or solicitation to sell or a solicitation of an offer to buy, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation, or sale is not authorized or to any person to whom it is unlawful to make any such offer, solicitation, or sale.

ETFS COLLATERALIZED COMMODITIES TRUST

i

ii

iii

SUMMARY

The following is only a summary of portions of this Prospectus. You should carefully read the entire Prospectus before investing in any Fund’s shares. The definition of certain capitalized terms may be found in the “Glossary of Certain Terms” in Appendix A appearing before the back cover of this Prospectus.

Overview

The ETFS Collateralized Commodities Trust was formed as a Delaware statutory trust with 18 separate series of “Collateralized Exchange Traded Commodity Funds” on May 27, 2010. This Prospectus relates to the following funds: ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat and ETFS Leveraged Gold (each, a “Fund”). Each Fund issues shares of fractional undivided beneficial interests in and ownership of such Fund only. The term of the trust and each Fund is perpetual unless terminated earlier by the sponsor.

Each Fund offers investors the opportunity to obtain leveraged exposure to an index referencing a specified commodity or commodities (a “Commodity Index”). Each Fund seeks to track changes, whether positive or negative, to twice the return of its Commodity Index on a daily basis only, rather than over longer periods of time. Each Fund’s performance will also be subject to a daily adjustment calculation to account for a daily accrual to a Fund of a 3-month U.S. Treasury bill rate of return, less certain ordinary expenses of the Fund (the “Daily Capital Adjustment”). See “Investment Objectives, Pricing and Commodity Contracts.” The shares of each Fund are designed for investors who want a cost-effective and convenient way to obtain exposure to individual commodities and specified commodity sectors on U.S. and non-U.S. markets.

The Funds are designed to be utilized only by sophisticated investors, such as traders and active investors employing dynamic strategies. Such investors are expected to monitor and manage their portfolios frequently. Investors who do not understand the Funds or do not intend to actively manage and monitor their Fund investments should not buy such Funds.

ETF Securities USA LLC serves as the sponsor of the trust. The principal offices of each Fund are located at c/o ETF Securities USA LLC, 48 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 918-4954. The principal office of the sponsor is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

Investment Objective

The Funds are designed to track the daily performance of, and the value of the total assets of a Fund (the “Value”) and the Fund’s per share Value (the “Value per Share”) are calculated by reference to, their respective Commodity Indices calculated and published by [  ] (the “index providers”) subject to a Daily Capital Adjustment.

Each Fund seeks to provide daily investment results, before extraordinary fees and expenses, which correspond to 200% of the daily performance, whether positive or negative, of its Commodity Index shown below, subject to a Daily Capital Adjustment.

Leveraged Fund Name	Commodity Index
ETFS Leveraged Oil	[____]
ETFS Leveraged Natural Gas	[____]
ETFS Leveraged Copper	[____]
ETFS Leveraged Wheat	[____]
ETFS Leveraged Gold	[____]

Each Commodity Index is calculated by reference to the daily settlement prices of one or more constituent futures contracts (its “Designated Contract” or “Index Component”). A Commodity Index’s front month or “lead” Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the daily underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring

Designated Contract. Each Fund’s performance reflects the performance of its specified Commodity Index through prepaid, cash-settled commodities purchase/sale contracts whose value is derived by reference to the daily value of the Commodity Index, subject to the Daily Capital Adjustment (“Commodity Contracts”). There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Commodity Contracts

The number of shares of a Fund will be kept equal in number to the Commodity Contracts held by that Fund. The Commodity Contracts will be in the form of prepaid, cash-settled commodities purchase/sale contracts with one or more counterparties. Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable facility agreement committing a counterparty to enter into a stated aggregate amount of Commodity Contracts and setting forth the terms for their provision (“Facility Agreement”). All Commodity Contracts are paid for in full by Authorized Participants creating new Fund shares, on behalf of the Fund, upon such Commodity Contracts’ creation.

A Fund will track the daily performance of the referenced Commodity Index according to the terms of its Commodity Contracts with the counterparties. Commodity Contracts are collateralized to the extent that the counterparty will post assets to a collateral account (“collateral”) on each business day equal to the obligations owed by the counterparty to the Fund under such Commodity Contracts as of the end of the previous day on which relevant commodity futures exchanges are open and no market disruption events have occurred with respect to the relevant Designated Contract (“Pricing Day”). The return to the Fund on its Commodity Contracts will be equal to the total return of the daily performance of each Commodity Index plus the Daily Capital Adjustment. The components of the Daily Capital Adjustment reflect an interest return on the value of the Commodity Contract less expenses as described herein. The “Daily Contract Price” of each Commodity Contract will be calculated daily by the calculation agent to reflect:

(1) twice the daily performance (200%) of each Fund’s Commodity Index, and

(2) the daily accrual of each Commodity Contract’s Daily Capital Adjustment, which can be negative or positive.

Consequently, the Daily Contract Price of each Commodity Contract represents a “total” return equal to the sum of the Fund’s leveraged Commodity Index daily performance and the accrual of the Daily Capital Adjustment. The value amount of the Commodity Contracts will be determined each day so that the Fund will track the daily performance rather than the long-term performance of each Commodity Index. The actual change in Value per Share over periods greater than one day may differ significantly from the product of the Commodity Index return and the Fund’s stated return multiplier (the “Delta Factor”) over such longer period.

The Fund’s counterparties will not pay cash to the Fund if Daily Contract Prices increase from one day to the next, and the Fund will not pay cash to its counterparties if Daily Contract Prices decrease from one day to the next. Instead, the value of the Fund’s Commodity Contracts will be adjusted as described below. The Funds will not pay distributions to shareholders and shareholders will realize losses or gains solely based upon the market trading prices at which they acquire and dispose of Fund shares.

Fund Valuation and Commodity Contract Pricing

The value for each share in a block of [50,000] shares that will be used for creation and redemption purposes (a “Creation Unit”) will equal the Value per Share of the Fund. As administrator of the trust, [  ] (the “administrator”) will publish each Fund’s Value and Value per Share on each day (other than a Saturday or Sunday) that the [Exchange] is open for regular trading (“business day”) on the sponsor’s website at www.etfsecurities.com. The Value of each Fund will equal the aggregate of the Daily Contract Prices of all Commodity Contracts held by the Fund, less the portion of any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Amended and Restated Trust Agreement dated as of [  ], 2010 between the sponsor and the trustee, as amended or supplemented from time to time (the “Trust Agreement”). A Fund’s Value per Share is the Fund’s Value on a given day divided by the number of the Fund’s shares outstanding on that day. The above calculations will be performed after the Commodity Indices have been published for that day and prior to [Exchange] trading commencing on the following day.

The Daily Contract Price of a Commodity Contract will be determined at the end of each Pricing Day by the calculation agent. The Daily Contract Price will reflect the daily return of the Fund’s specified Commodity Index multiplied by the Fund’s Delta Factor (which is 200%) and adjusted by the Daily Capital Adjustment. The daily return of a Commodity Index is the difference between the current Designated Contract settlement price or prices on the commodity futures exchange upon which Designated Contracts are traded (the “Component Exchange”) and the previous day’s settlement price for such Designated Contract. The Daily Capital Adjustment is an accrual to the Fund of a daily rate of return equal to a 3-month U.S. Treasury bill rate, less the following ordinary expenses of the Fund: (1) the spread rate agreed to by the Fund and its counterparties as compensation of the counterparties for providing the Fund with exposure to the Commodity Index (the “Commodity Contract Spread”), (2) the fixed fee rate that accrues daily to the sponsor in consideration for the provision of all management and administrative services for the Fund (the “sponsor’s fee”), and (3) the fixed rate amount that finances payment of the Fund’s index licensing fees to the index providers and the tax reporting costs of the Fund (the “Service Allowance”). The 3-month Treasury bill rate represents the part of the Daily Capital Adjustment that is added to the excess return (spot futures price plus or minus roll yield) in order to provide investors with total return exposure to the Commodity Index. Commodity Contracts are collateralized to the extent that the counterparty will post collateral on each Pricing Day equal to the obligations owed by the counterparty to the Fund as at the previous Pricing Day. The Daily Capital Adjustment may be negative if such expenses exceed the 3-month U.S. Treasury bill rate. See “Investment Objectives, Pricing and Commodity Contracts—Fund Valuation and Commodity Contract Pricing,” “Creation and Redemption of Shares—Determination of Redemption Proceeds,” and “Trust and Fund Expenses.”

Effect of Commodity Market Disruptions on Commodity Contract Pricing and the Funds

A “Market Disruption Event” is the occurrence or continuance of, with respect to a Designated Contract of a Fund’s Commodity Index, (1) the failure to determine, announce or publish its relevant settlement, (2) its termination or suspension, or the material limitation or disruption in its trading, or (3) its settlement price reflecting the Component Exchange’s maximum permitted price change from the previous day’s settlement price. Any day on which a Market Disruption Event occurs or is continuing will not be a Pricing Day for the Fund referencing the Commodity Index affected by such disruption. Thus, no Daily Contract Price will be calculated for a Commodity Contract referencing such Commodity Index upon the occurrence of a Market Disruption Event regardless of whether or not the index providers publish the Commodity Index on that day.

The occurrence and continuation of a Market Disruption Event on any day on which a Component Exchange is open for trading during its regular session (including days on which it closes prior to its scheduled time) (a “Trading Day”) is a “Market Disruption Day”. For the first [five] consecutive Market Disruption Days, no Daily Contract Price will be determined and all rights to create or redeem Creation Units will be suspended. After this period, the calculation agent will use its reasonable efforts to calculate substitute settlement values of the affected Commodity Index using the same methodology and processes for each individual commodity as are used for the calculation of the Commodity Index in the index providers’ publication setting forth the methodology for calculation of a Commodity Index (the “Handbook”) and use those settlement values to resume the calculation of Daily Contract Prices. When the calculation agent so determines substitute Daily Contract Prices, those days will be considered Pricing Days and creation and redemption activities will resume.

The calculation agent will determine substitute Daily Contract Prices for only [60] consecutive Pricing Days, if the Market Disruption Event persists that long and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index. Once this period expires, substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a mandatory redemption of such Fund’s shares (a “Compulsory Redemption”).

Effect of Index Providers’ Failure to Publish a Commodity Index on Commodity Contract Pricing and the Funds

If the index providers fail to publish a Fund’s Commodity Index on a Trading Day for the regular trading of such Commodity Index’s Designated Contracts on the relevant Component Exchange and such Trading Day is also not a Market Disruption Day, then the calculation agent will use its reasonable efforts to calculate the Commodity Index using the same methodology and processes as are set forth in the index providers’ Handbook. The calculation agent will then use the substitute Commodity Index data to calculate the Fund’s substitute Daily Contract Prices. If the failure to publish a Commodity Index persists for longer than [65] consecutive Pricing Days and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index, the substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Intra-Day Decline of Fund Value to Zero Will Terminate the Fund

A Fund will be terminated and its shares will be Compulsorily Redeemed if its intra-day indicative Value declines to zero. This situation would generally arise if Commodity Contract prices decrease by 50% or more from the prior Pricing Day’s Daily Contract Price.

Value Calculation Times

Value and Value per Share are expected to be calculated by the administrator at the following times on each “business day” the [Exchange] is open for regular trading and are determined by the closing of the respective Component Exchanges utilized by each Fund’s specified Commodity Index:

Fund Name	Calculation Time
ETFS Leveraged Oil	[____]
ETFS Leveraged Natural Gas	[____]
ETFS Leveraged Copper	[____]
ETFS Leveraged Wheat	[____]
ETFS Leveraged Gold	[____]

Publication of Pricing Information

The Value and Value per Share of each Fund will be posted on each business day by the sponsor on its website at www.etfsecurities.com.

Provision of Collateral by Counterparties

Each counterparty has entered into a tri-party Control and Custodian Agreement with each of the Funds and the collateral manager appointed by the sponsor to establish collateral accounts and manage the functions relating to the collateral posted by counterparties (the “collateral manager”). Under each Control and Custodian Agreement the counterparty will be required to post collateral in respect of each Fund into a separate account maintained by the collateral manager equal to the value of that counterparty’s liability to the Fund under the Commodity Contracts as of the close of the preceding Pricing Day.

[_______________] serves as the collateral manager of each Fund and its rights and duties with respect to servicing the collateral it holds and maintains in relation to such Funds are set forth in the Control and Custodian Agreement.

Collateral will include only:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

U.S. Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•

Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the Control and Custodian Agreements and documentation governing the Commodity Contracts.

The calculation agent will report to the collateral manager after the close of business for each Pricing Day the amount of increase or decrease in the Daily Contract Price of each Fund’s Commodity Contracts on such Pricing Day. The collateral manager, in turn, will call for additional collateral from the counterparty or release collateral to the counterparty as necessary to ensure that the value of the collateral for the Commodity Contracts always equals the aggregate Daily Contract Prices for the previous Pricing Day.

In the case of creation of a Fund’s Creation Units, the counterparties will post collateral with the Fund’s collateral manager upon the settlement of the creation equal in value to the increased counterparties’ obligations to the Fund that correspond to the new Commodity Contracts created when the order for new Creation Units was accepted. In the case of a redemption, the Fund’s collateral manager will release collateral to the Fund’s counterparties upon the settlement of the redemption equal in value to the decreased counterparties’ obligations to the Fund that corresponds to the Commodity Contracts terminated when the order to redeem existing Creation Units was accepted.

Purchases and Sales in the Secondary Market on the [Exchange]

The shares of each Fund are listed on the [Exchange] under the following symbols and CUSIP numbers:

Fund Name	Trading Symbol	CUSIP Number
ETFS Leveraged Oil	[____]	[____]
ETFS Leveraged Natural Gas	[____]	[____]
ETFS Leveraged Copper	[____]	[____]
ETFS Leveraged Wheat	[____]	[____]
ETFS Leveraged Gold	[____]	[____]

Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges. The shares of each Fund trade on the [Exchange], like any other listed security traded on the [Exchange]. Investors will realize a loss or gain on their investment in a Fund’s shares based solely on the trading price of the shares on the secondary market.

Creation and Redemption of Shares

Shares in each Fund may be created or redeemed only by certain broker-dealers or other securities market participants who are participants in DTC who have entered into Authorized Participant Agreements with the trust and the sponsor and Direct Agreements with each counterparty of a Fund (“Authorized Participants”). Such shares may be created and redeemed from time to time, but only in one or more Creation Units of a Fund. A Creation Unit is a basket of [50,000] shares. The Funds will not issue or redeem fractional Creation Units.

The creation/redemption process is important for each Fund in providing Authorized Participants an arbitrage mechanism through which they keep share trading prices in line with the Fund’s Value per Share.

As a Fund trades intraday on the [Exchange], its market price will fluctuate due to simple supply and demand. The following scenarios describe the conditions surrounding a creation/redemption:

•	If the market price of a share of a Fund becomes more expensive than the Value per Share, an Authorized Participant can purchase through a cash payment the shares as a Creation Unit from the Fund, and then sell the new shares on the market. This process of increasing the supply of shares is expected to bring the trading price of a share back to its Value per Share.

•

If the Value per Share exceeds the trading price of a share of a Fund, an Authorized Participant can purchase shares in an amount equal to a Creation Unit and redeem them for the cash value of the underlying Commodity Contracts. This process of increasing the demand for shares on the [Exchange] is expected to raise the trading price of a share to meet its Value per Share.

These processes are referred to as the arbitrage mechanism. The arbitrage mechanism helps to minimize the difference between the trading price of a share of a Fund and the Value per Share. Over time, these buying and selling pressures should balance out, and the Fund’s market trading price is expected to stay in line with the Value per Share.

The arbitrage mechanism provided by the creation and redemption process is designed and required in order to maintain the relationship between the market trading price of shares and the Value per Share. This arbitrage mechanism is one of the critical ways in which funds featuring a creation and redemption process differ from closed-end funds. In closed-end funds, no one can create or redeem shares past the initial offering date, commonly resulting in premiums or discounts to such fund’s underlying asset value.

The amount payable for the creation or redemption of a Creation Unit will equal the Value per Share of each share in the Creation Unit as of the end of the business day during which the order for such creation or redemption is submitted. If the date on which such creation or redemption is submitted is not a Pricing Day, the Value per Share will be determined based on the next Pricing Day.

Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected on a delivery versus payment basis with funds being transferred directly between the Authorized Participant and counterparty.

The sponsor will reject orders for share creations if a Fund is unable to obtain an equal number of Commodity Contracts.

Creation orders are subject to an aggregate limit and a daily limit on the creation of new Commodity Contracts. The aggregate limit is based on all Collateralized Exchange Traded Commodity Funds of the trust. Commodity Contracts cannot be created to the extent that the total outstanding Daily Contract Price of all Commodity Contracts of all Collateralized Exchange Traded Commodity Funds would exceed the aggregate limit of [$__________] unless the counterparties otherwise agree. The daily limit is per Collateralized Exchange Traded Commodity Fund and may differ among Collateralized Exchange Traded Commodity Funds. Commodity Contracts relating to a Fund may not be created to the extent that the sum of the Daily Contract Price of all Commodity Contracts created on the same business day for that Fund would exceed an expected daily limit amount of [$__________] unless the counterparties otherwise agree. Whenever a Fund is unable to create new Commodity Contracts either because of the aggregate limit or the daily limit, creation orders submitted after such limits are reached will be rejected.

Redemptions are subject to a daily limit for each Fund. Such limit will be equal to the daily creation limit for the Fund, unless the counterparties otherwise agree. Whenever a Fund is unable to terminate existing Commodity Contracts because of the daily limit, redemption orders submitted after such limit is reached will be rejected.

Authorized Participants pay a transaction fee of [$___] to the administrator in connection with each order for the creation or redemption of shares.

Once a creation order has been accepted, a Fund’s counterparties will be required to create new Commodity Contracts having an aggreate Daily Contract Price equal to the aggregate Value per Share of the shares comprising the created Creation Units. Similarly, once a redemption order has been accepted, a Fund’s counterparties will be required to terminate Commodity Contracts having an aggregate Daily Contract Price equal to the aggregate Value per Share of the shares comprising the redeemed Creation Units.

Intra-Day Indicative Value per Share

The [Exchange] will publish the intra-day indicative Value per Share of each Fund based on the prior day’s final Value per Share, adjusted every 15 seconds throughout the day to reflect the continuous changes in Daily Contract Prices. The intra-day indicative Value per Share of each Fund will not include any extraordinary expenses of the Fund incurred but not assumed by the sponsor that day, if any.

Other Investors

Retail investors may purchase and sell shares through traditional brokerage accounts. Purchases or sales of shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Index Providers and the Commodity Indices

The Commodity Indices are constructed, calculated and published by [____], who are unaffiliated with the trust and the sponsor in their capacity as index providers. The methodology used to calculate these indices is set out in the [____] Handbook, which is available at www.[______________].com. For more information about the construction and maintenance of the Commodity Indices, see “The Commodity Indices.”

Each Commodity Index tracks one or more Index Components and is designed to reflect two components:

•

changes in the current market or spot price of the commodity determined from futures contract settlement prices on the Component Exchange. A rise in the market price of a commodity will be positive for the Funds, and a drop in price will be negative for the Funds; and

•

the effect of “backwardation” or “contango” in the futures market when replacing or “rolling” expiring front month Designated Contracts with the next Designated Contracts. If the market is in backwardation, the Commodity Index will tend to increase since the expiring front month Designated Contract will be valued higher than the replacement Designated Contract. If the market is in contango, the Commodity Index will tend to decrease because the expiring front month Designated Contract will be valued lower than the replacement Designated Contract. Generally, the effect of backwardation will tend to be positive for the Funds; conversely, the effect of contango will tend to be negative for the Funds.

A Fund may in the future use different commodity indices to calculate the Daily Contract Prices of its Commodity Contracts. Any change in commodity indices shall be instituted on such terms as agreed upon in writing by the sponsor and subject to [__] days’ prior notice to shareholders of such change. The sponsor will communicate such change to shareholder through a press release, announcement on its website (www.etfsecurities.com), and/or communication through [Exchange].

The sponsor does not intend to change the investment objective of any Fund to track a commodity index that reflects a Designated Contract not reflected by the Fund’s original Commodity Index. In the event that a substitute index is necessary for a Fund, the sponsor will notify shareholders as described above.

The Sponsor

ETF Securities USA LLC, a Delaware limited liability company, serves as sponsor of each Fund. The sponsor, formed on June 17, 2009, is wholly-owned by ETF Securities Limited. Under the Delaware Limited Liability Company Act and the governing documents of the sponsor, ETF Securities Limited, the sole member of the sponsor, is not responsible for the debts, obligations, and liabilities of the sponsor solely by reason of being the sole member of the sponsor.

The principal office of the sponsor is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

Under the Trust Agreement of the trust between the sponsor and [  ], as trustee, the sponsor has exclusive management and control of all aspects of the business of each Fund. Specifically, the sponsor:

•	Selects the Funds’ service providers;

•	Selects counterparties;

•	Negotiates various fees and agreements; and

•	Performs such other services as the sponsor believes that the trust may require from time to time.

In consideration for the sponsor’s services, each Fund accrues daily to the sponsor the sponsor’s fee, monthly in arrears, in an amount equal to the per annum rate, as set forth in the “Sponsor’s Agreement” between each Fund and the sponsor, for each Fund based on its daily Value. The sponsor’s fee is deducted as a part of the Daily Capital Adjustment and paid to the sponsor by the counterparties:

Fund Name	Sponsor’s Fee
ETFS Leveraged Oil	[____] bps
ETFS Leveraged Natural Gas	[____] bps
ETFS Leveraged Copper	[____] bps
ETFS Leveraged Wheat	[____] bps
ETFS Leveraged Gold	[____] bps

The sponsor receives the sponsor’s fee and bears all the organizational and routine ordinary expenses of each Fund except for (1) the Service Allowance, which finances each Fund’s costs of tax reporting and index licensing fees payable to the index providers, and (2) the Commodity Contract Spread payable by each Fund to its counterparties. The Funds bear all their extraordinary, non-recurring expenses that are not assumed by the sponsor under the Trust Agreement.

The Trustee

[_______], a [_______] banking company, acts as the trustee of the trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (the “DSTA”). The trustee has only nominal duties and liabilities to the trust and the Funds. The trustee will have no duty or liability to supervise or monitor the performance of the sponsor, nor will the trustee have any liability for the acts or omissions of the sponsor.

Authorized Participants

Each Authorized Participant must be (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) a participant in the Depository Trust Company (“DTC”), (3) a party to an Authorized Participant Agreement with the administrator and the sponsor setting forth the procedures for the creation and redemption of Creation Units in a Fund (an “Authorized Participant Agreement”), and (4) a party to a Direct Agreement with each of the counterparties of the relevant Fund setting forth certain standard undertakings, representations and procedures regarding the payment of monies in the event of settlement failures for creations and redemptions (a “Direct Agreement”). Only Authorized Participants may place orders to create or redeem one or more Creation Units. A list of the current Authorized Participants can be obtained from the sponsor. The sponsor will provide the form of the Authorized Participant Agreement and Direct Agreement.

Counterparties

The initial counterparties for each of the Funds are [________], each of whom has entered into a Facility Agreement with the trust on behalf of each Fund. Additional or replacement counterparties may enter into a Facility Agreement from time to time. The counterparties may also be Authorized Participants or shareholders of a Fund.

Under their Facility Agreements, each of the initial counterparties will issue Commodity Contracts pursuant to a form of the standardized contract developed by the International Swaps and Derivatives Association, known as an “ISDA Agreement.” Each counterparty will enter into the ISDA Agreements with each of the Funds in order to provide for standardized terms across all counterparties. The ISDA Agreements are comprised of the form of ISDA Master Agreement (Multicurrency—Cross-Border) as published by ISDA in 1992 (using 2002 Definitions) (“ISDA Master Agreement”) and all related documentation including the ISDA master confirmation entered into by the sponsor on behalf of a Fund with a counterparty (“ISDA Master Confirmation”), credit support annex and any schedules thereto. These Commodity Contracts provide a Fund with exposure to and track the specified Commodity Index in accordance with the terms of the ISDA Agreements. Under the prepaid, cash-settled purchase/sale structure, the counterparties receive a specified amount in exchange for a Commodity Contract and the counterparty for such Commodity Contract pays upon termination a return based on a specified formula for that contract based principally on the performance of the referenced Commodity Index.

The value of each of the Index Components is reflected in the daily level of each Commodity Index. The change in daily Commodity Index levels is the principal component of the formula determining the Daily Contract Price. The aggregate value of the Daily Contract Prices for a Fund, in turn, is the principal component of the Fund’s daily Value and Value per Share. Counterparties may track a Fund’s referenced Commodity Index by holding the Designated Contracts of such Commodity Index, although the counterparties are not required to do so. The Fund is entitled to the return under the Commodity Contracts regardless of the extent to or manner in which each a counterparty might choose to hedge its obligation.

Each counterparty will sign a Control and Custodian Agreement with each Fund and the collateral manager to establish each Fund’s Collateral Account in the name and for the benefit of each Fund counterparty for the posting of collateral and to set forth the terms of the day-to-day management of the collateral. No counterparty of a Fund is responsible for the Commodity Contract obligations of any other counterparty of that Fund. Additional counterparties will be appointed by the sponsor on a similar basis.

[_____] will serve as a counterparty for all Funds. [Description of counterparty].

Collateral Manager

[_________], a [_________], serves as the collateral manager of each Fund pursuant to the terms of the Control and Custodian Agreements.

Calculation Agent

[_________], a [_________], has been selected by the sponsor to serve as the calculation agent responsible for determining each Commodity Contract’s Daily Contract Price for each Fund, including substitute Daily Contract Prices on Market Disruption Days that are also considered to be Pricing Days and or Pricing Days on which the index providers fail to calculate a Commodity Index.

Agency Service Provider

[_________], a [_________], serves as the agency service provider for each Fund (the “agency service provider”) pursuant to appointment by the sponsor and the terms of the agreement to provide certain services to the Funds (the “Agency Services Agreement”). The agency service provider, among other things, provides transfer agent services with respect to the creation and redemption of shares and acts as “index receipt agent” (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of orders from Authorized Participants.

Custodian

[__________], a [________], serves as the custodian for each Fund pursuant to appointment by the sponsor and the terms of the custody agreement (“Custody Agreement”). The custodian will hold a Fund’s securities and cash, if any, delivered to the custodian upon the Fund’s foreclosure on its collateral account and will provide related settlement services in the event of a Fund’s

Compulsory Redemption. The custodian will maintain separate and distinct books and records segregating the assets of each Fund not represented by Commodity Contracts or collateral, if any.

Administrator

[_______], a [_________], serves as the administrator pursuant to appointment by the sponsor and the terms of a servicing agreement (the “Fund Servicing Agreement”). The administrator, among other things, provides accounting and other administrative services for each Fund. In addition, the administrator will receive from Authorized Participants creation and redemption orders and deliver acceptances and rejections of such orders to Authorized Participants as well as coordinate the transmission of such orders and instructions among the sponsor, the counterparties, and the Authorized Participants.

Marketing Agent

ALPS Distributors, Inc., a Colorado corporation (“ALPS”), serves as the marketing agent pursuant to the Distribution Services Agreement and assists the sponsor with certain functions and duties relating to marketing of the Funds, including reviewing and approving marketing materials. ALPS retains all marketing materials separately for each Fund at its principal office at 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Offering

The Fund’s proceeds from sales of Creation Units are delivered by Authorized Participants directly to each of the Fund’s counterparties with which such Authorized Participants have entered into a Direct Agreement after the collateral manager confirms that such counterparties have (1) issued corresponding Commodity Contracts to the Fund and (2) deposited collateral equal to the value of such new Commodity Contracts with the collateral manager.

Clearance and Settlement

The shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The shares of each Fund are available only in book-entry form. Shareholders may hold shares of any Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Use of Proceeds

All proceeds of the offering of the shares of each Fund will be used to enter into Commodity Contracts with one or more counterparties. The initial Creation Units of the Funds are expected to be purchased by the initial Authorized Participant on or after the effective date of this offering. The only assets attributable to the Funds will be its Commodity Contracts. The ability of a Fund to meet its share redemption obligations will be dependent on its receipt of payments under the Fund’s Commodity Contracts from counterparties or (to the extent sufficient to pay the redemption proceeds) the realization of collateral provided by the counterparties under the Control and Custodian Agreement.

Additional Expenses of the Funds and the Shareholders

Except for the Commodity Contract Spread, sponsor’s fee, and Service Allowance of a Fund, no Fund will bear any further expenses (except extraordinary, non-recurring expenses such as the payment of certain indemnification liabilities to the trustee and the sponsor as determined under the Trust Agreement). See “Trust and Fund Expenses” and “Description of the Shares & Certain Material Terms of the Trust Agreement—The Sponsor.” As described below, the sponsor will pay all additional expenses of the Funds and the trust.

Organization and Offering Expenses

Expenses incurred in connection with organizing the trust and each Fund and the registration and initial offering of its shares will be paid by the sponsor. Expenses incurred in connection with the continuous offering of shares of each Fund after the commencement of its trading operations will also be paid by the sponsor.
Routine Operational, Administrative, and Other Ordinary Expenses

The sponsor will pay all of the routine operational, administrative, and other ordinary expenses of each Fund, including, but not limited to, computer services, the fees and expenses of the trustee, the agency service provider, the custodian, the administrator and the marketing agent, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs. The fees and expenses of the collateral manager are paid by the counterparties.

Non-Recurring Fees and Expenses

All extraordinary, non-recurring expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the affected Funds. Extraordinary fees and expenses affecting the trust as a whole will be prorated to each Fund according to its respective Value. Extraordinary, non-recurring expenses include, without limitation, legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Brokerage Commissions

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors may be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As discussed, each Fund also imposes on an Authorized Participant transaction fees to offset, or partially offset, transfer and other transaction costs associated with the issuance and redemption of Creation Units. A fixed transaction fee of $[___] is applicable to each creation and redemption transaction, regardless of the number of Creation Units transacted.

Distributions

The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on a Fund’s performance for the taxable year and a shareholder’s own tax situation for such year, a shareholder’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions a shareholder receives with respect to such year. See “—U.S. Federal Income Tax Considerations”.

Fiscal Year

The fiscal year of each Fund ends on [____________].

Financial Information

The Funds have only recently been organized and have limited financial histories.

U.S. Federal Income Tax Considerations

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each shareholder that is (1) an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes, (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof, (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust (each, a “U.S. Shareholder”) will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability.

Any gain allocated to a U.S. Shareholder in connection with the maturity or other taxable disposition of underlying Commodity Contracts that the Fund has held for more than one year generally should be treated as long-term capital gain subject to reduced rates of U.S. federal income tax in the hands of non-corporate U.S. Shareholders. Any gain recognized by a U.S. Shareholder upon its sale or other taxable disposition of shares that it has held for more than one year also generally should be treated as long-term capital gain. A U.S. Shareholder generally will be allocated its share of the Fund’s matching ordinary income and expense from the deposits under the Commodity Contracts and the sponsor’s fee and the Service Allowance, respectively. The deductibility of such expense may be subject to limitations in the hands of U.S. Shareholders. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

Reports to Shareholders

Each Fund will furnish an annual report in the manner required by the rules and regulations of the Securities and Exchange Commission, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants.

The annual, quarterly and current reports and other filings made with the SEC by the Funds will be posted on the sponsor’s website at www.etfsecurities.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to shares held. Additional reports may be posted on the sponsor’s website at the discretion of the sponsor or as required by regulatory authorities. See “Description of the Shares and Certain Material Terms of the Trust Agreement—Reports to Shareholders” and “Where You Can Find More Information.”

Organizational Chart

Notes to Organizational Chart.

(a) The Authorized Participant places creation or redemption orders with the administrator pursuant to the Authorized Participant Agreement.

(b) The administrator and the sponsor approve or reject the Authorized Participant’s order. Among other reasons, an order may be rejected because the counterparties are limited in the amount of Commodity Contracts they may create or terminate. If approved, the administrator instructs the Fund’s counterparty to create new Commodity Contracts equal in value to a creation order or cash out existing Commodity Contracts equal in value to a redemption order.

(c) Upon receipt of the administrator’s instruction, the Fund’s counterparty creates new Commodity Contracts for creation orders and cashes out existing Commodity Contracts for redemption orders. The counterparty may also cash out Commodity Contracts upon the sponsor’s instruction to pay non- recurring or extraordinary expenses of the Fund if the sponsor does not otherwise assume such expenses. The calculation agent will daily determine the Daily Contract Price of the Fund’s Commodity Contracts and report such Daily Contract Price to the administrator, the sponsor, the counterparty and the collateral manager. The Fund is expected to own and hold only Commodity Contracts, which are created or terminated upon acceptance of creation or redemption orders, respectively, for Creation Units. The Fund is not expected to hold cash or other investments during its ordinary operation.

(d) Upon the creation of new Commodity Contracts, the counterparty posts collateral to the collateral account equal in value to the Commodity Contracts so created. Upon the liquidation of existing Commodity Contracts, the counterparty receives collateral from the collateral account equal in value to the Commodity Contracts so liquidated. As the Daily Contract Price of a Commodity Contract fluctuates, as determined by the calculation agent, the collateral manager will require the counterparty to post additional collateral as the value increases and release collateral to the counterparty as the value decreases. Collateral will also be posted at mark-to-market value if existing collateral value falls.

(e) On settlement of creation and redemption orders, the Authorized Participant pays the cash value of a creation order to the counterparty and receives the cash value of redemption order from the

Notes to Organizational Chart (cont.).

counterparty. The cash settlement process is coordinated simultaneously with the share delivery settlement process by the Fund’s transfer agent.

(f) Also at settlement of creation and redemption orders, the Fund issues Creation Units of the Fund’s shares to the Authorized Participant for creation orders or receives the surrender of Creation Units from the Authorized Participant. Such issuances and surrenders are handled for the Fund by its transfer agent and is coordinated with the cash settlement process.

(g) If the counterparty defaults on its Commodity Contract obligations to the Fund, the collateral in the collateral account is liquidated by the collateral manager and the cash proceeds from the sale of the collateral is delivered to the Fund’s custodian for the benefit of the Fund and its shareholders. Until such a default occurs, the Fund has no rights or interests with respect to the collateral, which is held solely for the benefit of the counterparty.

(h) The index providers are unaffiliated with the sponsor and have licensed the use of the Fund’s referenced Commodity Index to the sponsor. The sponsor pays the index provider’s licensing fee from the Service Allowance that is accrued daily by the counterparty under the Fund’s Commodity Contracts and paid monthly to the sponsor by the counterparty. The remainder of the Service Allowance reimburses the sponsor for the costs of preparing annual tax reports that are delivered to the Fund’s shareholders.

(i) The sponsor and the trustee created the trust and the Funds under the Trust Agreement. The Fund pays the sponsor’s fee under the Sponsor Agreement between the sponsor and the Fund. The sponsor’s fee is accrued daily under the Fund’s Commodity Contracts and paid monthly to the sponsor by the counterparty on behalf of the Fund.

RISK FACTORS

Before you invest in the shares, you should be aware that there are various risks. You should consider carefully the risks described below together with all of the other information included in this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

In particular, the shares represent interests in complex, commodity-based products involving a significant degree of risk and may not be suitable or appropriate for you. The shares are intended for sophisticated, professional and institutional investors. You may lose your entire investment in the shares.

Commodity Price and Commodity Index Risk Factors

Commodity prices are volatile and may cause a loss in the value of the shares.

The value of the shares will be affected by movements in commodity prices generally and by the way in which those prices and other factors affect the prices of the Index Component futures contracts (and hence of the Commodity Index).

Commodity prices generally may fluctuate widely and may be affected by numerous factors, including:

•

Global or regional political, economic or financial events and situations, particularly war, terrorism, societal breakdown, insurrection, expropriation and other activities, which lead to disruptions in supply from countries that are major commodity producers;

•

Investment trading, hedging, or other activities conducted by large trading houses, producers, users, hedge funds, commodities funds, governments, or other speculators which could impact global supply or demand;

•

Governments and large official sector institutions that have large commodities holdings or may establish major commodity positions. For example, a significant portion of the aggregate world holdings of gold is owned by governments, central banks, and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of the shares based upon a Commodity Index related to that commodity will be affected;

•

In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties may greatly influence commodity prices;

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining, and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities;

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other industrial commodities;

•	The future rates of economic activity and inflation, particularly in countries which are major consumers of commodities;

•	Major discoveries of sources of commodities; and

•	Disruptions to the infrastructure or means by which commodities are produced, distributed and stored, which are capable of causing substantial price movements in a short period of time.

Prices of the Index Components may fluctuate widely and may be affected by:

•	Commodity prices generally;

•	Trading activities on the Component Exchange that might be impacted by the liquidity in the futures contracts;

•	The recent proliferation of commodity-linked exchange traded products and their unknown effect on the commodity and commodity futures markets; and

•	Trading activity specific to the particular Index Components.

The impact of changes in the price of a physical commodity will affect investors differently depending upon the particular Fund or Funds in which investors invest. Daily decreases in the price of an underlying commodity will negatively impact the daily performance of shares of a Fund. A Fund’s exposure to the commodities markets may also subject the Fund to greater volatility than investments in traditional securities.

As each Commodity Index replaces or “rolls” its expiring Index Component with the next specified month contract, it will experience either a positive or negative roll yield (“roll yield”) that can cause a particular Fund’s shares to depreciate.

Each Commodity Index is priced based on the settlement values of one or more Designated Contract (a futures contract of specific maturity) which, as it nears expiry, must be “rolled” to a later dated contract. As the exchange traded Designated Contracts approach expiration, they are rolled or replaced by similar contracts that have a later expiration.

Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in December. This process is referred to as “rolling.”

If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the December contract, thereby creating a “roll yield” which tends to be positive for the relevant Commodity Index.

A “contango” market means that the prices are higher in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is lower than the price of the December contract, thereby creating a negative “roll yield” which tends to be negative for the relevant Commodity Index.

The existence of backwardation (or contango) in a particular commodity market does not automatically result in positive (or negative) “roll yields.” The actual realization of a roll yield will be dependent upon the shape of the futures curve. If the relevant part of the commodity futures curve is in backwardation—a downward sloping futures curve—then, all other factors being equal, the relevant index will tend to rise over time as lower futures prices converge to higher spot prices. The opposite effect would occur for contango.

Each “Composite Commodity Index” is a Commodity Index made up of two or more Designated Contracts. The extent to which a Composite Commodity Index is affected by backwardation or contango will depend on whether the relevant Designated Contracts are in backwardation or contango and the relative weight of each Designated Contract included in each Composite Commodity Index.

The existence of backwardation in particular commodity markets could result in positive roll yields, which could increase the value of the Commodity Index and increase the value of the Funds.

The existence of contango in particular commodity markets could result in negative roll yields, which could adversely affect the value of the Commodity Indices, but decrease the value of the Funds.

The effects of the Delta Factor utilized by the Funds combined with high volatility in the relevant Commodity Index may cause the entire loss of the investor’s investment in such Funds in a very short time.

Investing in the Funds is more risky than investing in securities which are an unleveraged long exposure.

It is possible for commodity prices to fall in price by more than 50 percent on a particular day. Thus, it is possible for the Funds to lose all of their value which could result in the total loss of an investor’s initial investment. Any such total loss of investment could occur in a relatively short period of time if a material supply shock or market dislocation were to occur.

Price volatility may result in long-term Fund returns being significantly different than overall changes in the relevant Commodity Index.

The returns from the Funds are designed to provide a specific exposure to the daily change in the relevant Commodity Index. As explained under the caption “Investment Objectives, Pricing and Commodity Contracts—Effects of Compounding and Leverage on Share Performance”, the actual change in Value per Share over periods greater than one day may differ significantly from the product of the Commodity Index return and the Delta Factor over such longer period. Accordingly, prospective investors should not expect that actual percentage return for the Funds will be equal to 200% times the percentage change in the relevant Commodity Index for periods longer than one day due to the compounding effect of the Daily Capital Adjustment.

The Delta Factor utilized by the Commodity Contracts of the Funds can result in significant losses to the investor who holds shares in Funds for longer than one day.

The effects of the Delta Factor of positive 200% can result in significant losses over extended periods. For example, ETFS Leveraged Natural Gas would have fallen from $[__] on [_____________] to $[__] on [___________________] (before fees and adjustments and assuming the absence of Market Disruption Events), almost resulting in the loss of the entire initial investment if held over the whole period.

Investing in the Funds is not equivalent to being long double the amount of futures contracts. The Funds are designed to match the daily percentage movement in the relevant Commodity Index (before fees and adjustments and in the absence of Market Disruption Events) multiplied by the Delta Factor of positive 200%.

The return from holding the Funds is not equivalent to the return from buying double the amount of commodity futures contracts. A double long position in commodity futures contracts would match dollar for dollar a long position in the same commodity futures contracts, such that if the long position increased in value by one dollar, then a double long position would increase in value by two dollars. The compounding effect of the Fund’s Delta Factor embedded in its Daily Capital Adjustment, especially where there is high volatility in its specified Commodity Index, may cause the longer than a day performance of the Fund’s shares to deviate substantially from the same period performance of holding long double the relevant commodity futures contract.

The value of a Commodity Index may not reflect the spot price of its underlying commodity. Consequently, any changes in spot prices are not necessarily indicative of changes in the value of a Commodity Index.

Each Commodity Index, as a futures contract-based index, is valued daily based on the settlement values of one or more Designated Contract (a futures contract of specific maturity). While the valuation of each Designated Contracts may incorporate the spot price of its referenced underlying commodity, the Commodity Index does not directly track the spot price of the referenced underlying commodity and the value of a Designated Contract is not expected to perfectly track such spot prices. Moreover, each Commodity index will experience roll yield that will cause the performance of a Commodity Index to differ over any period of time from the performance of the referenced underlying commodity’s spot prices over the same period. See “As each Commodity Index replaces or ‘rolls’ its expiring Index Component with the next specified month contract, it will experience either a positive or negative roll yield (‘roll yield’) that can cause a particular Fund’s shares to depreciate.” Changes in the spot prices of a referenced commodity can, at any time, maintain pace with, outperform or underperform the changes in a Commodity Index’s level. Consequently, any changes in spot prices are not necessarily indicative of changes in the value of a Commodity Index.

Each Fund may incur and will bear the costs of all of its non-recurring and unusual fees and expenses, which costs would decrease such Fund’s Value per Share and may adversely impact an investment in the shares. The asset value of a Fund, when reduced by expenses, will not replicate the exact value of the Fund’s Commodity Index.

All non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement), such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses, if any, will be borne by the Fund. The payment of extraordinary fees and expenses by a Fund will result in a corresponding decrease in the Fund’s Value and its Value per Share. Any decrease in a Fund’s Value per Share due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders, result in increased tracking error of Fund performance against its referenced Commodity Index or result in termination of the Fund at a time that is disadvantageous to shareholders. The asset value of a Fund, when reduced by ordinary and extraordinary Fund expenses, will not replicate the exact value of the Fund’s Commodity Index, thereby increasing the Fund’s tracking error.

Changes in a Commodity Index may cause a material adverse effect on the performance of a Fund’s shares.

Each Facility Agreement allows for a change in the Commodity Index used to value the Funds. Such change shall be instituted on such terms as agreed upon in writing by all counterparties and the sponsor; provided, however, that no substitution of a Commodity Index may result in a change in the aggregate price of the Commodity Contracts of the Fund which are the subject of the substitution. The counterparties and the sponsor may agree to use a different commodity index provided that investors are given a minimum of [__] days’ notice of the intended change. Shares held through any such change may be adversely affected as the replacement Commodity Index may not perform the same as the original Commodity Index.

The inability to register or otherwise obtain regulatory approval for the sale of additional shares, an insufficient supply of Commodity Contracts for a Fund, or a Market Disruption Event, among other things, may result in tracking error between the market price of a share and the Value per Share causing the shares to trade at a premium to their Value. Investors purchasing at a premium may lose money if these situations are later alleviated.

At any time, the price at which shares trade on the [Exchange] (or any other exchange or market on which they may be quoted or traded) may not reflect accurately the Value per Share.

Premium pricing of a Fund’s shares to their Value may result from a number of conditions, including, but not limited to, the trust’s inability to obtain regulatory approval from the SEC, Financial Industry Regulatory Authority Inc. (“FINRA”), or other regulators for the registration or sale of additional Fund shares. In addition, although the initial counterparties have agreed to supply Commodity Contracts of up to an aggregate outstanding Contracts Price of $[_______] if demand for the Funds’ shares exceeds this amount and more Commodity Contracts are not provided, or if the demand for the issuance of shares exceeds the daily limitation or the commodity-specific limits occurring during a Market Disruption Event, then such Fund’s shares may trade at a premium to their Value. Investors who pay a premium risk losing the premium if demand for shares abates or the Fund is able to source more Commodity Contracts.

Commodity futures exchange daily price fluctuation limits on Index Component price movements that result in a Market Disruption Event could adversely affect the value of any Commodity Indices and, therefore, the market value of the shares of the Funds.

U.S. and some foreign futures exchanges have regulations that limit the amount of fluctuation in specific futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the value of any Commodity Index and, therefore, the market price of the Creation Units and could disrupt creations and redemptions of shares and the pricing thereof.

Position limits on commodities futures exchanges may ultimately cause the Compulsory Redemption of some or all of a Fund’s shares at a time that is disadvantageous to shareholders.

The counterparties may choose to hedge their exposure related to the Commodity Contracts by taking positions on the relevant Component Exchange(s) and, to the extent they do so, they will need to adjust their positions on such Component Exchange(s) on a daily basis to reflect that, subject to the occurrence of Market Disruption Events, the shares track (before fees and expenses) daily percentage changes in a Commodity Index. Accordingly, changes in the Value of one or more Fund’s shares could result in the counterparties meeting or exceeding their position limits on such Component Exchange(s) and so being unable to sufficiently adjust their hedging positions for one or more classes of Commodity Contract(s). In the event a counterparty exceeds its position limits, the counterparty has the right to terminate some or all Commodity Contracts of the relevant Funds to bring their positions below the position limits and, in such case, the trust will exercise its right to Compulsorily Redeem some or all of the shares of such Funds. If such a Compulsory Redemption were to occur, it may happen at a time that is disadvantageous to the redeemed shareholders.

The Value per Share may not always correspond to market price per share and, as a result, investors may be adversely affected by the issuance or redemption of Creation Units at a value that differs from the market price of the shares.

The Value per Share of a Fund changes as fluctuations occur in the price of the Fund’s Commodity Contracts. Investors should be aware that the market trading price of the shares of a Fund may be different from the Value per Share (i.e., individual shares may trade at a premium over, or a discount to, the Value per Share). Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the market trading price of the shares or can redeem a Creation Unit at a premium over the market trading price of the shares. The sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track Value per Share of the Funds closely over time but such an outcome is not assured. The effects of aggregate limits, daily limits and Market Disruption Events on the creation and redemption process may cause market prices to deviate from Value per Share.

The value of a share may be influenced by nonconcurrent trading hours between the [Exchange] and the Component Exchange on which the Index Components underlying the applicable Commodity Index are traded. While the shares trade on the [Exchange] from 9:30 a.m. to 4:00 p.m. (Eastern Time), the Index Components may be traded during different time frames. Consequently, liquidity in the Index Components will be reduced after the close of trading at the Component Exchange. As a result, during the time when the [Exchange] is open and the applicable Component Exchange is closed, trading spreads and the resulting premium or discount on the shares may widen, and, therefore, increase the difference between the market trading price of the shares and the Value per Share.

Fewer representative commodities may result in greater Commodity Index volatility, which could adversely affect an investment in the shares.

Some of the Composite Commodity Indices are concentrated in terms of the number of commodities represented and the Individual Commodity Indices are concentrated in a single commodity. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in a Commodity Index and the Value per Share of a Fund referenced to that Commodity Index under specific market conditions and over time.

Failure of the commodity markets to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity markets have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a Commodity Index is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the shares perform in a manner that correlate with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the shares and the shares may produce no gains to offset their losses from other investments. Furthermore, there is no historical data regarding the correlation of daily rebalanced leveraged investments in commodities to other asset classes.

Unusually long peak-to-valley drawdown periods with respect to the Commodity Index of each Fund may be reflected in equally long peak-to-valley drawdown periods with respect to the performance of the shares of each Fund.

Although past Commodity Index levels are not necessarily indicative of future Commodity Index levels, the peak-to-valley drawdown periods that a Commodity Index can experience can be unusually long and last for multi-year drawdown periods.

Because it is expected that each Fund’s performance will track the performance of its Commodity Index, a Fund would suffer a continuous drawdown during the period that a Commodity Index suffers such a drawdown period, and in turn, the Fund’s Value per Share will also suffer.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.

The Funds are new investment vehicles. Each Fund competes with other financial vehicles, including commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares and reduce the liquidity of the shares.

Operational Risk Factors

The triggering of daily redemption limits imposed by counterparties through the Commodity Contracts may result in tracking error between market price of a share and Value per Share causing the shares to trade at a discount to their Value. The imposition of these daily limits could exacerbate a declining market for the shares.

Shares could trade at a discount to their Value per Share if the Fund has received redemption orders in excess of the Commodity Contract redemption limits (which are daily limits) imposed by the counterparties. These Commodity Contract redemption limits can cause the suspension of the redemption of shares and thereby cause greater losses to investors by exacerbating the discount of the market price of a share. For a description of the redemption limits imposed by counterparties, see “Commodity Contracts and Other Material Contracts—Commodity Contracts.”

Many of the risks applicable to trading a Commodity Index underlying a Commodity Contract are also applicable to the Commodity Contract itself.

The Commodity Contracts are prepaid, cash-settled commodities purchase/sale contracts. These contracts obligate one party to buy and the other to sell, on a cash-settled basis, a specified underlying measure of a commodity futures index. Many of the risks applicable to trading the Index Components are also applicable to the Commodity Contract that references an index comprised of such Index Components. Moreover, a Commodity Contract is not entered into over an exchange on industry standardized terms. Consequently, the Commodity Contracts involve risks different from, and, in certain respects, greater than the risks presented by more traditional investments.

Counterparty credit risk and default on Commodity Contracts may impair or delay a Fund’s ability to pay for the redemption of its shares and also cause its shares to trade at a discount to their Value or otherwise cause investors to lose all or a substantial part of their initial investment.

The ability of a Fund to pay the redemption of Creation Units is dependent on the cancellation of an equal number of Commodity Contracts, and may be affected by the deterioration of the creditworthiness or a downgrade in the credit rating of a counterparty. Such deterioration or downgrade in the credit or credit rating of a counterparty could cause shares to trade at a discount to their Value.

Counterparty credit risk also reflects the possibility that a counterparty will default in or otherwise fail to perform its contractual obligations including any obligation it may have to settle a transaction in accordance with the terms and conditions of such Commodity Contract. In addition, the risk of any privately negotiated, or over-the-counter (“OTC”), transactions, such as the Commodity Contracts is ordinarily greater than that of an exchange traded futures contract, because every organized exchange interposes a highly creditworthy clearinghouse between the buyer and seller in every exchange traded transaction; they break down each transaction into two distinct contracts: one between the buyer and the clearinghouse acting as the seller, and one between the seller and the clearinghouse acting as the buyer. Hence, the direct counterparty to each of the buyer and the seller is the clearinghouse, and neither the buyer nor the seller needs to rely upon the other’s creditworthiness but only that of the clearinghouse.

The Fund holds a security interest in the cash proceeds received upon the sale of collateral under the terms of the Control and Custodian Agreement. Commodity Contracts are not guaranteed by any affiliate of a counterparty or by any other person. There can be no assurance that a counterparty will be able to fulfill its payment obligations under its Commodity Contract and Facility Agreement.

There are no restrictions on the future business operations or activities of a counterparty, and, accordingly, the ability of a counterparty to meet its obligations may be adversely affected depending on such future business operations or activities.

The Funds will not operate any risk-spreading policies. The Facility Agreements with counterparties will generally have similar though not necessarily the exact same terms as each other.

The Funds do not intend to enter into any of the other Facility Agreements for the purpose of spreading counterparty risk.

In addition, a Fund uses Commodity Contracts as a means to achieve its investment objective. Investors, therefore, do not receive the protection of regulation by the Commodity Futures Trading Commission (the “CFTC”) or the statutory scheme of the Commodity Exchange Act (the “CEA”) in connection with each Fund’s Commodity Contracts. The parties to negotiated arrangements like the Commodity Contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose shareholders to significant losses under certain circumstances including in the event of trading abuses or financial failure by counterparties.

Each Fund is dependent upon having Commodity Contracts in order to track its Commodity Index. If a counterparty or the Fund terminates any of the Commodity Contracts under certain limited circumstances, the Fund may be unable to procure a replacement Commodity Contract on similar terms. In the event that a delay occurs before a replacement Commodity Contract is obtained, the Fund will temporarily hold cash representing the collateral under the terminated Commodity Contract, which will result in the Fund’s inability to track its Commodity Index. A Fund’s failure to obtain a replacement Commodity Contract may result in the Compulsory Redemption in whole or in part of its shares. Such Compulsory Redemption may occur at a time that is not favorable to the shareholders.

A Fund’s inability to realize on its collateral may impair or delay a Fund’s ability to pay proceeds for the redemption of its shares and also cause its shares to trade at a discount to their Value or otherwise cause shareholders to lose all or a substantial part of their initial investment.

In the event that a Fund enforces its rights under the Control and Custodian Agreement to take control of the collateral account, the collateral in the collateral account may not be of sufficient value to cover all redemption payment obligations to investors because:

•	enforcement of the Fund’s rights may have resulted from a counterparty failing to post collateral to the collateral account up to the full value of the obligations owed to the Fund;

•

the collateral account is only required to contain assets up to the full value of the obligations owed to a Fund as of the close of the immediately preceding business day on which the calculations and valuations are made. There may be a number of days between such valuations occurring and the date on which the Fund takes control of the collateral account, during which time a significant difference between the value of the collateral in the collateral account and the amount of the counterparty’s obligation could arise;

•	the value of the assets in the collateral account is not correlated to the counterparty’s obligation to post collateral (“Collateral Exposure”) and may fall due to market conditions;

•	the Collateral Exposure could rise due to market conditions;

•

the Collateral Exposure as reported for the purposes of a counterparty’s obligation to post collateral when such collateral was last posted may be less than the aggregate amounts due to investors and others out of the proceeds realized from such collateral;

•	the collateral manager may not be able to realize some or all of the assets in the collateral account at the prices at which they were valued;

•	there may be certain costs associated with the Fund’s realization of the assets in the collateral account; or

•	there is a lack of timeliness of any such enforcement on behalf of the Fund.

The counterparties, index providers and Authorized Participants may engage in activities that present conflicts with the interests of shareholders.

The counterparties are active traders in commodities markets, including in the physical markets for commodities, in the futures markets (on each of the Component Exchanges and on other commodity exchanges) and the over-the-counter markets, including the trading of commodity swaps, options, and other derivatives.

These trading activities may present a conflict between the interests of shareholders and the interests that a counterparty and its affiliates will have in their proprietary accounts in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the value of a Commodity Index, could be adverse to the interests of the shareholders of the Funds.

Moreover, counterparties or their affiliates have published, and in the future expect to publish, research reports with respect to a Commodity Index, Index Components, and physical commodities generally. This research will be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Funds. The research should not be viewed as a recommendation or endorsement of the shares in any way, and investors must make their own independent investigation of the merits of their investment in shares. Any of these activities by the counterparties or their affiliates may affect the market price of the Commodity Index, Index Components, and the value of the Commodity Indices and, therefore, the market price of shares and the Value per Share.

In addition, a counterparty may underwrite or issue other securities or financial instruments indexed to a Commodity Index and related index and/or the index providers may license a Commodity Index or related index for publication or for use by unaffiliated third parties.

Further, the Authorized Participants or their affiliates also trade in various sectors of the commodities markets. These activities could give rise to conflicts of interest which are adverse to the interests of investors and could change the Value per Share of a Fund. For example, a market maker in a financial instrument linked to the performance of a Commodity Index or related index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the Index Components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts upon which the Commodity Index is based, which in turn would affect the value of such Commodity Index and thus the Value per Share of a Fund.

With respect to any of the activities described above, none of the counterparties, the index providers, the Authorized Participants or their respective affiliates has any obligation to the Funds to take the needs of any buyers, sellers or holders of shares into consideration at any time.

Failure of the collateral manager to segregate a Fund’s collateral may increase losses in the Fund.

The Control and Custodian Agreement requires the collateral manager to segregate each Fund’s collateral from the assets of the other Funds, the collateral manager, its clients, and any counterparty. If the collateral manager fails to segregate the collateral received from the counterparties, the collateral of the Fund might not be fully protected in the event of the collateral manager’s or counterparty’s bankruptcy. In the event of the collateral manager’s or counterparty’s bankruptcy, any Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the collateral manager’s or counterparty’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the collateral manager or counterparty. The collateral manager or counterparty may, from time-to-time, be the subject of certain regulatory and private causes of action.

Bankruptcy or insolvency of a counterparty or the collateral manager may impair or delay a Fund’s ability to pay for the redemption of its shares and also cause its share to trade at a discount to their Value per Share or otherwise cause investors to lose all or a substantial part of their initial investment.

There is a risk that the collateral held by the collateral manager pursuant to the Control and Custodian Agreement would not be immediately or ultimately available for liquidation and transfer to a Fund upon the bankruptcy or insolvency of a counterparty or the collateral manager, including due to court proceedings necessary to prove and enforce the Fund’s rights in and to the collateral.

Such proceedings could take months or longer during which time the Fund would not track the specified Commodity Index and during which time redemptions to Authorized Participants and liquidity in secondary markets would be suspended. Additional expense would be incurred by the Fund to enforce rights in such proceedings with no guarantee of success.

Market Disruption Events can cause delays in the determination of Value and in the settlement of creations and redemptions by a Fund.

Futures exchanges can suffer from market disruption, due to trading failures at the exchange or the imposition of volume or price restrictions. Such events could cause a Market Disruption Event, preventing the determination of the Value and Value per Share of one or more Funds. This may cause a delay in the creation or redemption process which could adversely affect shareholders. In addition, where a Market Disruption Event occurs the change in Value per Share of a Fund may not match (before fees and adjustments) the daily change in the level of the relevant Commodity Index if such index is still published.

A lack of Authorized Participants or interest by Authorized Participants may cause tracking error.

Only Authorized Participants may create or redeem shares. The sponsor will use reasonable endeavors to ensure that at all times there are at least two Authorized Participants.

There can, however, be no assurance that there will at all times be an Authorized Participant to create or redeem shares.

Under the Facility Agreement, a counterparty has the right to give notice (with immediate or delayed effect) that an Authorized Person has ceased to be acceptable to it in certain circumstances, including if a counterparty deems such person to be unacceptable to it as an Authorized Person for credit, compliance, general business policy, or reputational reasons. As a result of any exercise of such right, there could at any time be no Authorized Participant with the result that no shares could be created. In such event it may also be difficult or impossible to sell shares on the [Exchange] at a market price close to their Value or within a reasonable time period. Moreover, the ability to redeem shares may be impaired or even impossible.

A Compulsory Redemption of shares may occur at a time that is disadvantageous to shareholders.

The sponsor may, at any time, upon not less than [__] months’ notice (or [___] business days’ notice in the event that an Event of Default or any of the events affecting a Fund or a counterparty that results in the termination of a Facility Agreement or Commodity Contract (a “Termination Event”) has occurred and is then continuing with respect to the Fund) to the shareholders, cause the Fund to redeem all of the Fund’s shares. The sponsor may, at any time in its discretion, upon (1) not less than [__] days’ notice if all shares of all Funds are to be redeemed, (2) not less than [__] months’ notice for any reason and regardless of whether all shares are to be redeemed, (3) upon not less than [__] business days’ notice in the event that an Event of Default or a Termination Event has occurred and is then continuing with respect to a counterparty or (4) not less than [__] days’ notice in the event of a Compulsory Redemption of all shares of a Fund, terminate all or some Commodity Contracts under a Facility Agreement, whereupon the sponsor will exercise its right to Compulsorily Redeem in whole or in part the shares of all relevant Funds.

[_______] may cease to publish a Commodity Index. If so, a Fund referencing that Commodity Index may be redeemed in a Compulsory Redemption if a replacement Commodity Index is not found within [__] days.

If the calculation agent notifies the trust that the Daily Contract Price of any Commodity Contracts held by any Fund has declined to zero at any time during any Pricing Day and that such Commodity Contracts have been terminated, then the shares in such Fund will automatically be subject to a Compulsory Redemption. Shareholders are unlikely in that situation to receive any proceeds as such Fund is unlikely to have sufficient assets to repay shareholders since its Commodity Contracts will have a value of zero and will be unable to recover value at any future date.

Under the Facility Agreement, a counterparty has the right to terminate some or all of the Commodity Contracts of a Fund if for any reason it is unable to maintain the hedging positions which (acting reasonably) it attributes to the hedging of its obligations in connection with such Commodity Contracts. In such a case, the sponsor may exercise the right to Compulsorily Redeem the shares of the Fund.

The counterparties have agreed to provide Commodity Contracts to the trust for [___] years from [____] 2010 (although a counterparty may terminate the Facility Agreement on [__] months’ notice). If a counterparty does not agree to provide Commodity Contracts beyond such date or chooses to terminate the Facility Agreement earlier, the Commodity Contracts will expire and, unless such counterparty is replaced by a new counterparty, the sponsor may elect to Compulsorily Redeem the shares of the affected Funds.

In the case of any Compulsory Redemption, an investment in shares may be redeemed at a time that is disadvantageous to shareholders.

Shareholders’ recourse is limited to the value of a Fund’s collateral.

Shares will be obligations solely of the Fund issuing them. In particular, a Fund’s shares will not be obligations or responsibilities of, or guaranteed by, other Funds, the trust, the trustee, the sponsor, any index provider, any counterparty, any direct or indirect shareholder, or any Authorized Participant. If the net proceeds received by a Fund upon its realization of the collateral are less than the aggregate amount payable in such circumstances in respect of such Fund, the obligations in respect of such Fund will be limited to only to the net proceeds so realized. No other assets of the trust or assets of any other Fund will be available for payment of such shortfall, and the rights of shareholders to receive any further amounts in respect of such obligations shall be extinguished.

Any claims made against the trust will be satisfied in order of the priority of payments in accordance with the Trust Agreement.

The shareholders have no direct right of enforcing a counterparty’s obligations to a Fund. The Fund’s right of enforcement against a counterparty is determined by contracts between the Fund and counterparty.

No counterparty or any other person has guaranteed the performance of a Fund’s obligations, and no shareholder has any direct rights of enforcement.

The Fund’s rights of enforcement is determined by the Facility Agreement, the Commodity Contracts, and the Control and Custodian Agreement, and may be subject to contractual, equitable and other potential defenses available to the counterparty.

Commodity Index calculations are made wholly by the index providers and any errors, discontinuance or changes in such calculations may have an adverse effect on the value of the shares.

The Funds are not affiliated with any index provider and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding an index provider’s methods or policies relating to the calculation of the Commodity Indices or related indices. The policies of [_____________] concerning the calculation of the level of the Commodity Indices or related indices, additions, deletions or substitutions of Index Components and the manner in which changes affecting the Index Components are reflected in the Commodity Indices could adversely affect the value of the Commodity Indices or related indices and, therefore, the market value of the Funds’ shares.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in the Commodity Indices, and the commodity futures contracts currently included as Designated Contracts in the Commodity Indices may fail to satisfy such criteria. The weighting factors applied to each included futures contract may change annually, based on changes in commodity production and volume statistics. In addition, [___________] may modify the methodology for determining the composition and weighting of the Commodity Indices, for calculating their respective values in order to assure that the Commodity Indices represent an adequate measure of market performance or for other reasons, or for calculating the values of the Commodity Indices or related indices. Any such changes could adversely affect the market value of a Fund.

In certain circumstances under the Facility Agreements, including where a Market Disruption Event in respect of a Commodity Index occurs on five or more consecutive applicable Trading Days (irrespective of whether a Commodity Index is published for those Trading Days), the calculation agent is required to calculate a substitute value for each Trading Day thereafter while that circumstance persists. While the calculation agent is required to act in good faith and in a commercially reasonable manner (1) it owes no duty to any shareholder or the trustee in respect of any determination made by it and (2) any such substitute value may differ from the Commodity Index. If a Commodity Index ceases to be published by [___________] all Funds relating to that Commodity Index may be subject to Compulsory Redemption.

Calculation agent conflicts of interest increase the potential for errors in the determination of Daily Contract Prices and Value.

The calculation agent may be a counterparty under its own Facility Agreement. In acting in its role as calculation agent, the calculation agent is obliged to act in good faith and in a commercially reasonable manner, but otherwise its calculations are binding in the absence of manifest error. The role of the calculation agent as a counterparty may give rise to conflicts of interest which are adverse to the interests of shareholders.

Changes to Designated Contracts and/or roll period by the index provider could adversely affect the Value and market value of the shares.

The choice of Designated Contracts and the roll period used to price each Commodity Index is determined by [_______] and may be changed from time to time upon approval by the Supervisory Committee of the [_______]. The termination or replacement of any Designated Contract and/or the change to a roll period may have an adverse impact on the value of a Commodity Index.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Funds may, in the sponsor’s discretion, suspend the right of creation or redemption or may postpone the purchase or redemption settlement date, for (1) any period during which the [Exchange] or [applicable Component Exchange] is closed, other than for customary holidays or weekends, or when trading is restricted or suspended or restricted on such exchanges in any of the underlying Index Components, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the sponsor determines to be necessary for the protection of the shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement, if the amount of the redemption exceeds its daily limits, or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Daily Contract Price of Commodity Contracts held by a Fund decline during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how Fund shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

An Event of Default or certain other events with respect to the trust or a Fund could suspend the obligation of a counterparty to post collateral to the account with the collateral manager for its

Commodity Contracts, thereby causing investors to suffer a loss due to under-collateralization of the counterparty’s obligations.

To the extent that an Event of Default or any Termination Event or other specified event has occurred and is continuing with respect to a Fund that counterparty may have the right to suspend the performance of any obligation it may have to post collateral. The investors could suffer a loss from any resulting under-collateralization in the event that the counterparty were to fail to perform its obligations under its Commodity Contracts.

An Event of Default or Termination Event with respect to a Fund could delay or reduce the value of any payments to the Fund under the Commodity Contracts and thereby cause investors to suffer a loss.

To the extent that an Event of Default or Termination Event has occurred and is continuing with respect to the a Fund that counterparty may have the right to suspend the performance of its payment obligations and/or to terminate such Commodity Contracts prior to their scheduled termination dates. Any such suspension could result in an uncompensated delay by the Fund in receiving the payment, and any such early termination could result in the Fund realizing a lower return on such Commodity Contracts than it might otherwise have expected.

[Exchange] may halt trading in the shares of a Fund which would adversely impact investors’ ability to sell shares.

Trading in shares of a Fund may be halted due to market conditions or, in light of [Exchange] rules and procedures, for reasons that, in the view of the [Exchange], make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the shares are delisted. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

None of the Funds is registered as an investment company under the Investment Company Act of 1940, required to register under such act or intend to register as such with the SEC. Registered investment companies are required to observe a variety of safeguards to protect shareholders, including, but not limited to, an independent board governance structure, shareholder approval of changes in advisors or advisory fees, conflicts of interest and self-dealing prohibitions and restrictions, substantive regulatory restrictions on a variety of portfolio management techniques such as the use of leverage, derivatives, investment in other investment companies and investment in illiquid securities. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in exchange traded products, as well as other elements of the Funds’ structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross- licensing or otherwise settling such claims may adversely affect the Funds.

U.S. Shareholders of each Fund will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

The tax rules applicable to an investment in the shares are complex, and the tax consequences to an investor of an investment in the shares could differ from the investor’s expectations.

The tax rules applicable to the shares, the Funds, and the Commodity Contracts are complex, and no statutory, judicial, or administrative authority directly addresses the characterization of an investment similar to an investment in the shares. Each Fund is expected to be treated as a separate tax- transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits. The determination of a partner’s allocable share of partnership items is subject to complex U.S. tax rules, and a U.S. Shareholder’s allocable share of any item of income, gain, loss, deduction, or credit may differ from the shareholder’s economic interest in the relevant Fund. Such a mismatch between tax allocations and economic interest may be temporary, reversing itself in a later period or when shares are sold, or could be permanent. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

Management Risk Factors

The Funds are subject to the risks associated with being newly organized, which may adversely affect the operations of the Funds. There is risk that the objectives of the Funds will not be met.

The Funds are newly organized. The success of the Funds depends on a number of conditions that are beyond the control of the Funds. There is a risk that the investment objectives of the Funds will not be met. The sponsor has not previously sponsored or operated in the U.S. investment products similar to the Funds. If the experience of the sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

The Funds have no operating history, and, as a result, investors may not rely on past performance in deciding whether to buy shares.

None of the Funds have commenced trading and none have any performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in a Fund. Since none of the Funds have commenced trading or developed any performance history, investors will have to make their decision to invest in a Fund without such information. Likewise, a Commodity Index may have a limited history which might not be indicative of the future results of such index or of the future performance of each applicable Fund.

Investors cannot be assured of the sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the sponsor will be willing or able to continue to service the Funds for any length of time. If the sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected as there may be no entity servicing the Funds for a period of time. Such an event could result in termination of the Funds. Any such termination could result in the termination of a Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

The Trust Agreement contains provisions that that explicitly eliminate duties, including fiduciary duties, of the sponsor and limit remedies available to investors for actions that might, absent such provisions, constitute a breach of duty.

The Trust Agreement contains provisions that expressly eliminate duties, including fiduciary duties, of the sponsor and its affiliates. See “Description of the Shares & Certain Material Terms of the Trust Agreement—Duties of the Sponsor.” The elimination of fiduciary duties under the Trust Agreement is expressly permitted by Delaware law. As a result, investors will only have recourse and be able to seek remedies against the sponsor if it breaches its obligations pursuant to the Trust Agreement, including the implied covenant of good faith and fair dealing. Unless the sponsor breaches its obligations pursuant to the Trust Agreement, investors will not have any recourse against the sponsor even if the sponsor were to act in a manner that was inconsistent with traditional fiduciary duties, which fiduciary duties do not apply to the sponsor under the Trust Agreement. Furthermore, even if there has been a breach of the obligations set forth in the Trust Agreement, the Trust Agreement provides that the sponsor and its affiliates will not be liable to the trust, the Funds or their shareholders, for errors of judgment or for any acts or omissions where the relevant party had, in good faith, determined that such course of conduct was in the best interest of the trust and such course of conduct did not constitute gross negligence or bad faith of such party. These provisions are detrimental to investors because they restrict the remedies available to the trust, the Funds and their shareholders for actions that without such limitations might constitute breaches of duty including fiduciary duties.

Whenever a potential conflict of interest exists between the Funds or the trust and the sponsor and its affiliates, the sponsor may resolve such conflict of interests, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the sponsor, the resolution, action or terms so made, taken or provided by the sponsor shall not constitute a breach of the Trust Agreement or of any duties it may owe to the Funds or the trust or investors at law, in equity or otherwise.

This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If an investor purchases shares in a Fund, the investor will be treated as having consented to the provisions set forth in the Trust Agreement, including provisions regarding the explicit elimination of fiduciary duties of the sponsor and conflicts of interest situations involving the sponsor that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, investors will, as a practical matter, not be able to successfully challenge an informed decision by the sponsor. See “Description of the Shares & Certain Material Terms of the Trust Agreement—Duties of the Sponsor.”

Potential conflicts of interest may arise among the sponsor or its affiliates and the trust or the Funds. The sponsor and its affiliates have no fiduciary duties to the trust, the Funds and their shareholders, which may permit them to favor their own interests to detriment of the trust, the Funds and their shareholders.

The sponsor will manage the business and affairs of the trust and the Funds. Conflicts of interest may arise among the sponsor and its affiliates, on the one hand, and the trust, the Funds and their shareholders, on the other hand. As a result of these conflicts, the sponsor may favor its own interests and the interests of its affiliates over the trust, the Funds and their shareholders. These potential conflicts include, among others, the following:

•	The sponsor is allowed to take into account the interests of parties other than, and has no fiduciary duties to, the trust, the Funds and their shareholders in resolving conflicts of interest;

•

As discussed above, the sponsor has limited its liability and reduced or eliminated its duties, including fiduciary duties, under the Trust Agreement, which limitations also restrict the remedies available to the trust, the Funds and shareholders for actions that, without these limitations, might constitute breaches of duty, including fiduciary duties. In addition, the trust and the Funds have agreed to indemnify the sponsor and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By investing in the shares, investors will have agreed and consented to the provisions set forth in the Trust Agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable law;

•

The Trust Agreement does not restrict the sponsor from causing the trust, on behalf of the Funds, to pay affiliates of the sponsor for any services rendered, or to enter into additional contractual arrangements with any of these entities, so long as the terms of any such additional contractual arrangements are fair and reasonable as determined under the Trust Agreement.

•	The sponsor determines which costs incurred by it and its affiliates are reimbursable by the Funds;

•	The sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Funds;

•	The sponsor controls the enforcement of obligations owed to the sponsor by the trust and the Funds; and

•	The sponsor decides whether to retain separate counsel, accountants or others to perform services for the Funds.

See “Description of the Shares & Certain Material Terms of the Trust Agreement—The Sponsor” and “—Duties of the Sponsor.”

An investor may be adversely affected by lack of independent advisers representing investors.

The sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the shares.

An investor may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Fund shareholders have no voting rights and the Funds will not have regular shareholder meetings. Shareholders only vote on matters and at such times as determined by the sponsor. Accordingly, shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of trusts or companies where shares carry such rights. The shareholders lack of voting rights gives all control under the Trust Agreement to the sponsor. The sponsor may take actions in operation of the Funds that may be adverse to the interest of a Fund’s shareholders. The sponsor’s operation of a Fund could materially and adversely affect the Fund’s Value per Share and the secondary market trading price of the Fund’s shares.

A Fund’s Value per Share will be adversely affected if the Funds are required to indemnify the trustee or the sponsor.

Under the Trust Agreement, the trustee and the sponsor have the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the sponsor may require the Commodity Contracts of a Fund to be liquidated in order to cover losses or liability suffered by it or by the trustee. Any sale of that kind would reduce the Value of one or more Funds.

Risks Related to Regulatory Requirements and Potential Legislative Changes

Future regulatory changes or market disruptions may have a detrimental impact on the Funds’ operation.

The securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the SEC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits, the implementation of market “circuit breakers” and the suspension of trading. The regulation of securities and derivatives both inside and outside of the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action.

The global financial markets have recently undergone unprecedented disruption which has led to extensive governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have in some cases been difficult to interpret and fluid in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to previously successful investment strategies.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted July 21, 2010 (the “Dodd-Frank Act”) establishes a new U.S. regulatory regime for derivatives contracts (generically referred to as “swaps”) that is both broad and far-reaching. Among other things, Title VII provides the CFTC and the SEC with jurisdiction and regulatory authority over a wide array of types of swaps, establishes a comprehensive registration and regulatory structure affecting dealers and other major market participants in swaps, requires many types of swaps to be exchange–traded and cleared, and imposes capital requirements and initial and variable margin requirements for such swaps.

Title VII provides the CFTC and the SEC a one-year period in which to implement most of the mandated rulemaking and regulations, therefore a complete assessment of the exact nature and effect of this new legislation cannot be made at this time. Nevertheless, it is clear that swap counterparties, dealers and other major market participants, as well as end users of swaps as defined under the Dodd-Frank Act, including the Funds, will experience new and/or additional regulations, requirements, compliance burdens and associated costs.

Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for shareholders, and such events can result in unexpected volatility and risk.

If regulatory changes under the Dodd-Frank Act require the regulation of the Commodity Contracts under the CEA by the CFTC, the Funds and the sponsor may be required to register and comply with such regulations. To the extent the sponsor decides to continue the Funds, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Funds. The sponsor may also decide to terminate the Funds. Any termination of the Funds in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which the Commodity Contracts are treated for classification and clearing purposes. The Dodd-Frank Act will become effective on July 16, 2011 and requires the SEC and CFTC to engage in definitional rulemaking before then. In particular, the Commodity Contracts may not be excluded from the definition of “swap” under the Dodd-Frank Act by such future SEC and CFTC rulemaking. As of the date of this prospectus, no rules have been proposed although public comment has been sought. The sponsor and the Funds cannot be certain as to how these regulatory developments will impact the treatment of the Commodity Contracts under the law.

To the extent that Commodity Contracts are deemed to fall within the definition of swap under Title VII of the Dodd-Frank Act pursuant to subsequent rulemaking by the CFTC or the SEC, the Funds and the sponsor may be required to comply with additional regulation under the CEA. Moreover, the sponsor may be required to register as a commodity pool operator and to register the Funds as commodity pools with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses of the Funds thereby materially and adversely impacting each Fund’s Value per Share. If the sponsor determines not to comply with such additional regulatory and registration requirements, the sponsor will terminate the Funds. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

Under current regulatory interpretations, the Commodity Contracts are over-the-counter contracts that are not required to be cleared on an exchange. To the extent that the Dodd-Frank Act as interpreted by the CFTC or the SEC requires that the Commodity Contracts be cleared on an exchange and the Commodity Contracts do not qualify for such clearance, the Funds will be terminated. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

The Funds are subject to regulatory risk that could adversely affect the Funds’ operations and profitability and cause conflicts of interest.

The CFTC has invited public comment regarding and, it is possible that in the future, the CFTC may propose new rules with respect to, position limits for traders engaged in trading that is neither for speculative nor bona fide hedging purposes in accordance with existing CFTC requirements. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, the Fund’s ability to issue new Creation Units or to reinvest income may be limited to the extent these activities would cause the Fund to exceed any applicable limits on the creation of new Commodity Contracts imposed by counterparties and related to hedging activities by counterparties. Limiting the size of the Fund may affect the correlation between the market price of the shares, as traded on the [Exchange], and the Value of the shares of the Fund. That is, the inability to create additional Creation Units could result in shares in the Fund trading at a premium or discount to the Fund’s Value per Share.

In addition, it is possible that the CFTC or SEC may propose new rules that would consider futures contracts underlying OTC transactions in calculating position limits. Such a change could alter, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

Regulatory changes or actions may alter the operations and profitability of the Funds.

The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits, and the suspension of trading. The regulation of derivative contracts in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

Legislative changes have been proposed that could make it more difficult, if not impossible, for the Funds to operate.

Restrictive proposals aimed at financial speculators in commodities have from time to time been made in the U.S. House of Representatives and the U.S. Senate. The aims of such proposals are generally stated to be to curb excessive speculation and increase transparency and accountability in the commodity markets, including the oil and gas markets. For example, previous proposals would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange, or OTC, would direct the CFTC to establish total limits on the share of the commodity market held by financial investors and/or would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities. The various bills and proposals could result in establishment of speculative position limits for trading that does not involve physical delivery of a commodity, regulation of speculation via unregulated foreign exchanges, and enhanced recordkeeping and information collection requirements. If proposals such as these were to be enacted into law as previously proposed, it could negatively impact the ability of investors to invest in the Funds and, consequently, for the sponsor to manage the Funds.

A court could potentially conclude that the assets and liabilities of a Fund are not segregated from those of another series of the trust, thereby potentially exposing assets in such Fund to the liabilities of another series.

Each Fund is a series of a Delaware statutory trust and is not itself a separate legal entity. The DSTA provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof are enforceable against the assets of such series. The sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The sponsor intends to maintain separate and distinct records for each Fund and account for each Fund separately from any other trust series, but it is possible a court could conclude that the methods used do not satisfy the DSTA, which would potentially expose assets in a Fund to the liabilities of any other series of the trust currently in existence, as well as any series created in the future. The exposure of the assets in one Fund to the liabilities of any other series of the trust could result in losses to the Fund unrelated to the Fund’s operations, a decline in the Fund’s Value per Share and the inability of the Fund to achieve its investment objectives. Such an event could result in the termination of such Fund. Any such termination could result in the termination of the Fund’s Commodity Contracts and the Compulsory Redemption of an investor’s shares at a time that is disadvantageous to the shareholder.

INVESTMENT OBJECTIVES, PRICING AND COMMODITY CONTRACTS

Introduction

The trust’s Collateralized Exchange Traded Commodities Funds have been designed to enable investors to gain exposure to movements in commodity prices without needing to purchase or take physical delivery of those commodities or to trade in futures contracts, and to buy and sell the exposure through the trading of shares on the [Exchange]. The shares confer no right to receive physical commodities, commodities futures contracts or other derivatives.

The trust consists of 18 different series of Collateralized Exchange Traded Commodities Funds of three different groupings:

•

Long Funds, which are designed to move daily in the same, unleveraged direction to a Commodity Index (by 100% times the daily percentage change in the level of that Commodity Index), subject to a Daily Capital Adjustment;

•

Short Funds, which are designed to move daily in the inverse direction to a Commodity Index (by negative 100% times the daily percentage change in the level of that Commodity Index), subject to a Daily Capital Adjustment; and

•

Leveraged Funds, which are designed to move daily in twice the direction to a Commodity Index (by 200% times the daily percentage change in the level of a Commodity Index), subject to a Daily Capital Adjustment.

The Funds described in this prospectus are series in the “Leveraged Funds” grouping.

A Fund will obtain twice the daily amount of exposure to its relevant Commodity Index according to the terms of the return formula set forth in its ISDA Agreements with counterparties. In the ISDA Agreements, counterparties will agree to provide the Fund a total return based on twice the daily performance of the Commodity Index. Counterparties will post collateral in an amount reflecting the value of the Fund’s Commodity Contracts, whereby the collateral requirement is based on two components: (1) an unleveraged amount representing the principal and (2) a leveraged (200%) amount specifically relating to the daily performance. Consequently, no additional leverage or notional exposure is required for the Funds to achieve their objectives.

The following table provides an example of the exposure provided and collateral delivery requirements under the ISDA Agreements with respect to the Funds. The following data are calculated excluding Daily Capital Adjustments and extraordinary expenses and assume none of the days referred to is a Market Disruption Day.

	day 1	day 2	day 3
Commodity Index
Percent Change		2.00%	−2.00%
Index Level	100.00	102.00	99.96
Fund Percent Change		4.00%	−4.00%
Fund Price	100.00	104.00	99.84
Total Collateral Posted by Counterparty	100.00	104.00	99.84
Collateral Delivered by (Paid to) Counterparty		4.00	−4.16

The calculation of the Daily Contract Prices and Values of all Funds will be based on the Commodity Indices published and calculated by the index providers in accordance with the [  ] Commodity Index Handbook. A copy of the Handbook can be downloaded from the following internet address: www.[  ].com.

The Commodity Indices are widely followed indices, which in the case of the [  ] has been published since [  ] with simulated historical data calculated back to [  ]. Each Fund is priced by reference to daily movements in its specified Commodity Index. Further information on the Commodity Indices is available under the caption “The Commodity Indices.”

The Facility Agreements between the trust on behalf of the Funds and each counterparty allows for a change in the Commodity Index used to calculate the Daily Contract Price of Commodity Contracts held by a Fund. The counterparties and the sponsor may agree to use a different commodity index published by index providers provided that shareholders are given a minimum of [  ] days’ notice of the intended change. The sponsor intends to provide such notice to shareholders by means of a press release, announcement posted on its website at www.etfsecurities.com, and/or communication through the [Exchange].

Advantages of Investing in the Shares

The principal potential advantages of investing in the shares include:

•

Reduced Counterparty Risk. Unlike many other exchange traded products that derive their exposures from unsecured or partially secured futures contracts, swaps or similar derivative instruments, the Commodity Contracts held by each Fund will be backed by the collateral provided by counterparties securing their outstanding obligations to the Fund under the Commodity Contracts. Such collateral will be maintained pursuant to Control and Custodian Agreements by the collateral manager, which is unaffiliated with the trust, the sponsor or any counterparty.

•

Ease and Flexibility of Investment. The shares trade on the [Exchange] and provide institutional and retail investors with indirect exposure to various commodities and commodity sectors. The shares may be bought and sold on the [Exchange] like other exchange-traded securities. Retail investors may purchase and sell shares through traditional brokerage accounts. Unlike an investment in futures contracts, the shares are fully paid and involve no futures-based variation margin calls, do not require rolling from one futures contract to the next, and thereby avoid futures commission merchant fees and expenses. All of the exposure to referenced commodities is obtained through the shares, which do not expire as futures contracts do.

•	Margin. Shares are eligible for margin accounts.

•

Investor Diversification. The shares may help to diversify an investor’s portfolio because historically commodity indices and futures benchmarks have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•	Leveraged Exposure. The Funds provide leveraged exposure, respectively, without the need for borrowing or margin lending on the part of the purchasing shareholder.

•

Transparency. The Value per Share of each Fund is transparent because it will be published daily by the sponsor on its website at www.etfsecurities.com and will be based on Commodity Indices published by [  ] at the end of each business day.

As global markets have become more complex and intertwined, many markets have become more correlated, making it difficult for investors to find investments that will help diversify their portfolios and reduce risk. Commodity futures returns have over long periods of time been shown to have a low correlation to traditional equity and bond benchmarks, helping investors to improve the balance and diversification of their portfolios. The increasing integration into the world economy and high growth of a number of large developing countries such as China and India have opened up significant investment opportunities in commodities markets, creating risk but also providing the potential for profitable trading opportunities. Some large institutional investors, investment banks, and endowments have been in a position to benefit from the diversification properties of commodity returns because their sophisticated infrastructure has provided them with the ability to invest directly in commodity futures and other derivatives markets. Most small investors, however, with limited access to futures and other derivatives markets have not had access to these returns. The creation of stock exchange listed securities tracking commodity indices that provide exposure to commodity futures returns is now giving a much broader range of investors the ability to gain access to these markets. By allocating a portion of the risk segment of their portfolios to one or more of the exchange traded commodities, investors have the potential, if their investments are successful, to reduce the volatility of their portfolios over time and access a hitherto difficult to access asset class.

Investing in the shares does not insulate shareholders from certain risks, including commodity price volatility. See “Risk Factors.” Each Fund pursues its investment objective through its Commodity Contracts. Each Fund’s Commodity Contracts are priced on a leveraged basis by reference to the daily value of its specified Commodity Index. The sponsor believes that Commodity Contracts are a more efficient alternative to direct investment (on a leveraged basis) in a commodity. Commodity Contracts are not futures contracts, options on futures contracts or other commodity- based options contracts.

Investment Objectives

The Funds are designed to track the performance of, and the Value per Share of each Fund is calculated by reference to, their respective Commodity Indices calculated and published by the index providers less a Daily Capital Adjustment.

The Commodity Indices are calculated by reference to the daily settlement prices of Designated Contracts. A Commodity Index’s front month (or “lead”) Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract. Each Fund’s performance reflects the performance of its specified Commodity Index through its Commodity Contracts. There will be no cash, securities, futures or options on futures positions held or managed by any Fund.

Each Fund tracks changes, whether positive or negative, to twice the daily performance (200%) level of its corresponding Commodity Index and seeks to provide a daily return equal to the excess return of its specific investment objective, as adjusted by the Daily Capital Adjustment. The Daily Capital Adjustment is an accrual to the Fund of a daily rate of return equal to the 3-month Treasury bill rate less the Commodity Contract Spread, the sponsor’s fee, and Service Allowance.

Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable Facility Agreements. All Commodity Contracts are paid for in full by the Fund upon their creation.

Each Fund seeks to provide daily investment results which correspond to twice the daily performance (200%) of its Commodity Index shown below, subject to a Daily Capital Adjustment and before extraordinary fees and expenses, if any.

Fund Name	Commodity Index
ETFS Leveraged Oil	[ ]
ETFS Leveraged Natural Gas	[ ]
ETFS Leveraged Copper	[ ]
ETFS Leveraged Wheat	[ ]
ETFS Leveraged Gold	[ ]

The Value of a Fund should gain twice as much on a percentage basis as its corresponding Commodity Index when such index rises on a given day. Conversely, its Value should lose twice as much on a percentage basis as the corresponding Commodity Index when such index declines on a given day. In each case, the Value shall be subject to a Daily Capital Adjustment.

Any Fund may not achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than one day should not be expected to be a simple multiple of the period return of the corresponding Commodity Index and will likely differ significantly from such. For these and other risks, see “Risk Factors.”

The Funds provide leveraged exposure simply by purchasing shares traded on the [Exchange] without the need for borrowing or margin lending.

If the sponsor determines that it has become impracticable or inefficient for any reason for any Fund to gain full or partial exposure to any referenced Commodity Index, such Fund may invest in an alternative Commodity Index if, in the judgment of the sponsor, the value of such alternative Commodity Index tends to correlate with the referenced Commodity Index. See also “Description of the Commodity Indices.”

Commodity Contracts

The number of shares of a Fund will kept equal in number to the Commodity Contracts held by that Fund. The Commodity Contracts will be in the form of prepaid, cash-settled commodities purchase/sale contracts with one or more counterparties. Unless earlier terminated, each Commodity Contract will have a duration of more than one year, but not longer than the remaining term of a counterparty’s Facility Agreement, which shall have a ten-year initial term. Each time shares in a Fund are created or redeemed, an equal number of Commodity Contracts between the Fund and its counterparties will be created or terminated. A creation or termination of Commodity Contracts will be allocated by the Fund to one or more counterparties in such manner as agreed under the terms of the applicable Facility Agreements. All Commodity Contracts are paid for in full by the Fund upon their creation and there is no management of any cash or futures positions required of the trust or the Funds. Each Fund, through the process of creating its shares, acquires Commodity Contracts that have been pre-paid on behalf of the Fund by its creating Authorized Participants. Upon the termination of a Commodity Contract, the counterparty is obligated to pay the cash value of the Commodity Contract to a redeeming Authorized Participant, in the case of a redemption of shares, or to the Fund’s custodian, in the case of a mandatory redemption or a liquidation of the Fund or for the payment of extraordinary, non-recurring expenses of the Fund. See “Commodity Contracts and Related Contracts.”

Commodity Contracts are collateralized to the extent that the counterparty will post collateral on each Pricing Day equal to the obligations owed by the counterparty to the Fund under such Commodity Contracts as of the end of the previous Pricing Day. See “—Provision of collateral by Counterparties.” The Daily Contract Price of each Commodity Contract will be calculated daily by the calculation agent to reflect:

(1)	twice the daily performance (200%) of each Leveraged Fund’s Commodity Index, and

(2)	the daily accrual of each Commodity Contract’s Daily Capital Adjustment, which can be negative or positive.

Consequently, the Daily Contract Price of each Commodity Contract represents a “total” return equal to the sum of the Fund’s leveraged Commodity Index daily performance, depending on the type of Fund, and the accrual of the Daily Capital Adjustment.

The collateral arrangements are designed to protect each Fund in the event of the default or bankruptcy of a counterparty. In the absence of such protection, each Fund would bear the risk of loss of the net amount, if any, expected to be received under a Commodity Contract. Each Fund will enter into Commodity Contracts only with counterparties that have a long term senior debt credit rating of at least BBB+ from Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc., and of at least Baa1 from Moody’s Investors Service Inc. The sponsor has selected and approved [  ] as the initial counterparties for one or more of the Funds.

Fund Valuation and Commodity Contract Pricing

The valuation of a Commodity Contract will occur on each day that a Component Exchange that trades Designated Contracts is open for regular trading (which day will be a Pricing Day), unless there is a Market Disruption Event.

In the absence of a Market Disruption Event, the Daily Contract Price will reflect the daily movement in the relevant Commodity Index on each Pricing Day and a Daily Capital Adjustment. The Daily Contract Price will be reported by the calculation agent to the sponsor, the counterparties, the administrator and the collateral manager.

The valuation of Commodity Contracts is subjective since the calculation agent determines the Daily Contract Price on a daily basis under the terms of a specified contractual agreement between two unrelated parties. In the case of the Commodity Contracts, the subjective nature of this valuation is reduced by the application of a specific, precise formula, the fluctuating values of which are based on objective, publicly-available Commodity Index levels and interest rates. The Daily Capital Adjustment utilizes the 3-month US Treasury bill rate because it is commonly used as a rate of interest earned on funds committed in trading Designated Contracts to provide a total return result.

The value for each share in a Creation Unit that will be used for creation and redemption purposes will equal the Value per Share of the Fund. The administrator will publish each Fund’s Value and Value per Share on each business day that the [Exchange] is open for regular trading on the sponsor’s website at www.etfsecurities.com. The Value of each Fund will equal the aggregate of the Daily Contract Prices of all Commodity Contracts held by the Fund, less the portion of any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement. A Fund’s Value per Share is the Fund’s Value on a given day divided by the number of the Fund’s shares outstanding on that day. The above calculations will be performed after the Commodity Indices have been published for that day and prior to [Exchange] trading commencing on the following day.

The Commodity Indices are currently published to [  ] decimal places. Any Daily Contract Price will be calculated to [  ] decimal places with [  ] rounded upwards.

Commodity Contract Valuation

The Daily Contract Price of a Commodity Contract will be determined on each Trading Day during which a Component Exchange that trades the relevant Index Components is open for regular trading. Such a Trading Day shall be a Pricing Day, unless there is a Market Disruption Event.

Each Commodity Index is comprised of Designated Contracts that trade on the Component Exchange relevant to the Commodity Index. At the end of each day, the relevant Component Exchange is open for trading, an official end of day settlement price for the relevant Designated Contract is published by the Component Exchange and used by the Index Provider to determine the daily price level of a Fund’s Commodity Index.

The Daily Contract Price will reflect the daily return of the Fund’s specified Commodity Index and the Daily Capital Adjustment. The only expenses of a Fund that are included in the Daily Capital Adjustment are the (1) Commodity Contract Spread, (2) sponsor’s fee, and (3) Service Allowance. The Daily Capital Adjustment may be negative if such expenses exceed the 3-month U.S. Treasury bill rate. The 3-month U.S. Treasury bill rate represents the part of the Daily Capital Adjustment that is added to the excess return (spot futures price plus or minus roll yield) in order to provide investors with total return exposure to the Commodity Index. See “Creation and Redemption of Shares—Determination of Redemption Proceeds” and “Trust and Fund Expenses.”

In the absence of a Market Disruption Event, the Daily Contract Price of a Commodity Contracts will be calculated to reflect the daily movement in the relevant Commodity Index on each Pricing Day and a Daily Capital Adjustment according to the following formula:

Pi,t = Pi,t-1 x (1 + DCAi,t + DFi x (Ii,t/Ii,t-1 -1))

where:

i refers to the relevant Fund;

t refers to the applicable Pricing Day;

t-1 refers to the Pricing Day immediately before Pricing Day t;

Pi,t is the Daily Contract Price of Fund i for day t;

Pi,t-1 is the Daily Contract Price of Fund i for day t-1;

Ii,t is the closing settlement price level of the Commodity Index referenced by Fund i for day t;

Ii,t-1 is the closing settlement price level of the Commodity Index referenced by Fund i for day t-1;

DCAi,t is the Daily Capital Adjustment of Fund i on day t, expressed as a decimal; and

DFi is the Delta Factor applied to Fund i, expressed as a percentage. For the Funds, Delta Factor equals 200%.

The following examples of the application of the Daily Contract Price calculation methodology is intended to reflect the operation of the formula in an “up market,” a “flat market” and a “down market.” The examples should not be considered indicators of expected movements in the Value of the Fund shares or the Commodity Index levels.

For the purposes of these examples, it is assumed that the prior day’s Daily Contract Price was $100.00, the Daily Capital Adjustment for such day is 0.0055%, the Delta Factor is 200% and the prior day’s closing settlement price level was 1,000. Mathematically, these assumptions are reflected as follows:

Pi,t-1 = 100.00

DCAi,t = 0.0055%

DFi = +2

Ii,t-1 = 1,000

To represent an up market, we assume today’s closing settlement price level of the Commodity Index is 1,010, representing a 10 point or 1% increase from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $102.01, representing a $2.01 or 2.01% increase from the prior day. Mathematically, this is expressed as follows:

Ii,t = 1,010

101.01 = 100.00 x (1 + 0.000055 + 2 x (1,010/1,000-1))

To represent a flat market, we assume today’s closing settlement price level of the Commodity Index is 1,000, representing no change from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $100.01, representing a $0.01 or 0.01% increase from the prior day. Mathematically, this is expressed as follows:

Ii,t = 1,000

100.01 = 100.00 x (1 + 0.000055 + 2 x (1,000/1,000-1)))

To represent a down market, we assume today’s closing settlement price level of the Commodity Index is 990, representing a 10 point or 1% decline from the prior day’s closing settlement price level. Using the formula, the Daily Contract Price for today is $98.01, representing a $1.99 or 1.99% decline from the prior day. Mathematically, this is expressed as follows:

Ii,t = 990

99.01 = 100.00 x (1 + 0.000055 + 2 x (990/1,000-1))

The Funds May Reference Different Pricing Days

Not all Funds reference the same Pricing Day because the Component Exchanges used in calculating the various Commodity Indices are different. Consequently, there will be days on which Daily Contract Prices are calculated and published for some Fund’s Commodity Contracts, but not for other Funds.

Market Disruption Days and Deemed Pricing Days

A Market Disruption Event exists on the occurrence of any of the following events:

•	the Component Exchange fails to determine, announce, or publish the relevant settlement price for the Designated Contract underlying a Fund’s Commodity Index;

•	the termination or suspension of, or material limitation or disruption in the trading of, any Designated Contract used in the calculation of a Fund’s Commodity Index; or

•

the settlement price of the Designated Contract used in the calculation of a Fund’s Commodity Index reflects the Component Exchange’s maximum permitted price change from the previous day’s settlement price.

The occurrence and continuation of a Market Disruption Event on any day is a Market Disruption Day. For the first five consecutive Market Disruption Days, no Daily Contract Price will be determined and all rights to create or redeem Creation Units will be suspended. After this period, the calculation agent will use its reasonable efforts to calculate substitute settlement values of the affected Commodity Index using the same methodology and processes for each individual commodity as are used for the calculation of the Commodity Index in the index providers’ Handbook and use those settlement values to resume the calculation of Daily Contract Prices. When the calculation agent so determines substitute Daily Contract Prices, those days will be considered Pricing Days and creation and redemption activities will resume.

The calculation agent will determine substitute Daily Contract Prices for only [60] consecutive Pricing Days, if the Market Disruption Event persists that long and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index. Once this period expires, substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Effect of Index Providers’ Failure to Publish a Commodity Index on Commodity Contract Pricing and the Funds

If the index providers fail to publish a Fund’s Commodity Index on a Trading Day for the regular trading of such Commodity Index’s Designated Contracts on the relevant Component Exchange and such Trading Day is also not a Market Disruption Day, then the calculation agent will use its reasonable efforts to calculate the Commodity Index using the same methodology and processes as are set forth in the Index Providers’ Handbook. The calculation agent will then use the substitute Commodity Index data to calculate the Fund’s substitute Daily Contract Prices. If the failure to publish a Commodity Index persists for longer than [65] consecutive Pricing Days and the sponsor and the counterparties have not earlier agreed upon a replacement index for the affected Commodity Index, the substitute Daily Contract Price calculations will cease as will any further creation and redemption activities and the sponsor may terminate the affected Fund and effect a Compulsory Redemption of such Fund’s shares.

Intra-Day Decline of Fund Value to Zero Will Terminate the Fund

A Fund will be terminated and its shares will be Compulsorily Redeemed if the intra-day Value per Shares declines to zero. This situation would generally arise (not taking into account the Daily Capital Adjustment for example purposes) if the Daily Contract Price decreases by 50% or more.

Value Calculation Times

Value and Value per Share are expected to be calculated by the administrator at the following times on each business day the [Exchange] is open for regular trading as determined by the closing of the respective Component Exchanges utilized by each Fund’s specified Commodity Index:

Fund Name	Calculation Time
ETFS Leveraged Oil	[ ]
ETFS Leveraged Natural Gas	[ ]
ETFS Leveraged Copper	[ ]
ETFS Leveraged Wheat	[ ]
ETFS Leveraged Gold	[ ]

Publication of Pricing Information

The Value and Value per Share of each Fund will be posted by the sponsor on its website at www.etfsecurities.com.

Provision of Collateral by Counterparties

Each counterparty has entered into a tri-party Control and Custodian Agreement with each of the Funds and the collateral manager, whereby the counterparty will be required to post collateral in respect of each Fund into a separate account maintained by the collateral manager equal to the value of that counterparty’s liability to the Fund under the Commodity Contracts as of the close of the preceding Pricing Day.

[  ] serves as the collateral manager of each Fund and will hold and maintain pursuant to the Control and Custodian Agreements. Collateral will include only:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

U.S. Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•	Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the Collateral and Custodian Agreements and ISDA Agreements of each Fund.

The calculation agent will report to the collateral manager and the counterparties after the close of business for each Pricing Day the amount of increase or decrease in the Daily Contract Price of each Fund’s Commodity Contracts on such Pricing Day. The collateral manager will conduct a valuation of the collateral each business day, which valuation will include an adjustment for specific discounts to the daily market value for equity and debt securities deposited by a counterparty as collateral. The collateral manager, in turn, will call for additional collateral from the counterparty or release collateral to the counterparty as necessary to ensure that the value of the collateral for each Commodity Contract always equals the Daily Contract Price for the previous Pricing Day.

Effects of Compounding and Leverage Share Performance

The Value of a Fund will be adjusted by twice (positive 200%) the percentage change in the relevant Commodity Index. This numerical adjustment factor is referred to as the “Delta Factor.”

The following table provides an example of the effects of the Delta Factor on the performance of the Funds where the change in the level of the Commodity Index is positive. The following data are calculated excluding Daily Capital Adjustments and extraordinary expenses and assume none of the days referred to is a Market Disruption Day.

	At Start of Week	Movement During the Week					Change over Week
		day 1	day 2	day 3	day 4	day 5
Commodity Index
Percent Change		2%	2%	2%	2%	2%
Index Level	100.00	102.00	104.04	106.12	108.24	110.41	10.4%
Leveraged Fund
Percent Change		4%	4%	4%	4%	4%
Price	100.00	104.00	108.16	112.49	116.99	121.67	21.7%

The following table provides an example of the effects of the Delta Factor on the performance of the Funds where the change in the level of the Commodity Index is negative. The following data are calculated excluding Daily Capital Adjustments and extraordinary expenses and assume none of the days referred to is a Market Disruption Day.

	At Start of Week	Movement During the Week					Change over Week
		day 1	day 2	day 3	day 4	day 5
Commodity Index
Percent Change		−2%	−2%	−2%	−2%	−2%
Index Level	100.00	98.00	96.04	94.12	92.24	90.39	−9.6%
Leveraged Fund
Percent Change		−4%	−4%	−4%	−4%	−4%
Price	100.00	96.00	92.16	88.47	84.93	81.54	−18.5%

As shown in the tables above, the Funds match the daily percentage change in the Commodity Index multiplied by the Delta Factor. Over periods longer than one day, they may not match precisely the change in the Commodity Index multiplied by the Delta Factor. This is illustrated in the column labeled “Change over Week” which shows the weekly returns where the relevant Commodity Index increases or decreases by 2.0% each day. In the table reflecting positive changes in the Commodity Index level, at the end of the week, the Commodity Index increased by 10.4%, and the Fund increased by 21.7% (not by 20.8%). Conversely, in the table where the relevant Commodity Index decreased by 2% each day, at the end of the week, the Commodity Index decreased by 9.6%; however, the Fund decreased by 18.5% (not by 19.2%).

For periods longer than one day, it is possible for a Fund to “outperform” or “underperform” the relevant Commodity Index return multiplied by the Delta Factor. Outperformance is where the actual return on the Funds is greater than the relevant Commodity Index return multiplied by the Delta Factor before fees and adjustments and underperformance is the opposite.

The following table illustrates various scenarios of outperformance and underperformance (excluding Daily Capital Adjustments and extraordinary expenses and assuming that none of the days are Market Disruption Days).

	Daily Change in Commodity Index					Change over Week		Performance*
	day 1	day 2	day 3	day 4	day 5	Index	Leveraged Fund
1. The greater the cumulative change in the index, the better the performance* of the shares (subject to index volatility)
Case A	2%	2%	2%	2%	2%	10.4%	21.7%	outperform
Case B	−5%	5%	5%	5%	5%	27.6%	61.1%	outperform
Case C	−5%	−5%	−5%	−5%	−5%	−22.6%	−41.0%	outperform
2. The smaller the cumulative change in the index, the worse the performance* of the shares
Case D	2%	2%	0%	−2%	−2%	0.0%	−0.2%	underperform
Case E	5%	5%	0%	−5%	−5%	0.0%	−0.9%	underperform
Case F	−5%	−5%	0%	5%	6%	0.0%	1.0%	underperform
3. The higher the volatility, the greater the cumulative price movement required to avoid underperformance*
Case G	4%	−1%	0%	4%	−1%	6.0%	12.0%	similar
Case H	−4%	2%	0%	−4%	2%	−4.1%	−8.5%	underperform
Case I	8%	−2%	0%	8%	−2%	12.0%	24.0%	similar
Case J	−10%	5%	0%	−10%	4%	−11.5%	−24.0%	underperform

*	Performance is expressed relative to the weekly change in the Commodity Index multiplied by the Delta Factor (200%).

Based on the above table, the following observations may be made about holding Fund shares for periods longer than one day:

(1)

As the magnitude of the cumulative changes in the Commodity Index increase (whether positive or negative), the return of a Fund tends to outperform the Commodity Index return multiplied by the Delta Factor. This is illustrated in the first three scenarios above (Cases A-C);

(2)

As the magnitude of the cumulative changes in the Commodity Index decrease (whether positive or negative), the return of a Fund tends to underperform the Commodity Index return multiplied by the Delta Factor. This is illustrated in the next three scenarios above (Cases D-F); and

(3)

As the volatility of the Commodity Index increases, the return of a Fund tends to underperform the Commodity Index return multiplied by the Delta Factor. This is illustrated in the final four scenarios above (Cases G-J).

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Critical Accounting Polices

Preparation of the financial statements and related disclosures in compliance with generally accepted accounting principles (GAAP) in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The sponsor’s application of these policies involves judgments and actual results may differ from the estimates used. Each Fund expects to have significant exposure to financial instruments.

Results of Operations

The Funds have not yet commenced activities nor have issued shares. No Funds have purchased or owned financial instruments. There were no receipts or disbursements of cash to or from a Fund. No Fund has received any revenue, capital gains (losses), or incurred any expenses, excluding organization and offering costs.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun operations. On [  ], 2010, the sponsor contributed capital in the amount of $1,000 to each Fund in exchange for 40 shares of each such Fund. As of the date of this prospectus, capital contributed to the Funds are being held in cash; however, upon the commencement of operations of each Fund, the Value of each such Fund is to be held in collateralized Commodity Contracts and adjusted daily to reflect the value of the Commodity Contracts. Eligible collateral will be adjusted daily to ensure that the market value of collateral that is posted by a counterparty is equal to the Daily Contract Price of the Commodity Contracts.

Each Fund’s underlying Commodity Contracts will be considered illiquid because of commodity market conditions, regulatory considerations and other reasons. Each Fund’s Commodity Contracts are not traded on an exchange, have substantially identical but not the same terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Commodity Contracts will impact liquidity because these contractual agreements are executed “off-exchange” between private parties and therefore, the time required to offset or “unwind” positions may be greater than that for regulated instruments.

Market Risk

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the Component Exchanges upon which the Commodity Contracts are referenced. The inherent uncertainty of each Fund’s referenced Commodity Index as well as the development of drastic Component Exchanges occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

Typically, when a Fund enters into a Commodity Contract with a counterparty, the Fund will be exposed to credit risk that the counterparty will not meet its obligations. However, because the Funds will at all times be collateralized and adjusted daily for market value fluctuations, the sponsor expects that the investor will experience little to no exposure to counterparty credit risk should a credit concern arise with a counterparty.

The sponsor intends that Commodity Contracts will be contracted directly with counterparties. There can be no assurance that any counterparty will meet its obligation to a Fund.

Commodity Contracts do not involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a Commodity

Contract defaults, the Fund is entitled to have claim over the cash value of the proceeds from the sale of collateral posted by the counterparty.

THE COMMODITY INDICES

The Value of each Fund will be determined by reference to its specified Commodity Index calculated and published by the index providers. These indices are published on [  ]’s website at www.[  ].com. The website provides simulated historical values of each of the indices on a daily basis from [  ]. The data file is updated each day and is provided in Excel format, enabling users to calculate historic performance and volatility.

The value of each Commodity Index is computed based on the Designated Contracts that constitute it. The design of a Composite Commodity Index embodies four main principles:

•

Economic Significance. Fairly representing the importance of a diversified group of commodities to the global economy by using liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities.

•	Diversification. Providing diversified exposure to commodities as an asset class so as not to unduly subject an investor to micro-economic shocks in one commodity or sector.

•	Continuity. Responding to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year.

•	Liquidity. Providing a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure the accommodation of substantial investment flows.

Each Commodity Index is composed of Designated Contracts which are futures contracts on physical commodities. To avoid the delivery process and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as “rolling” a futures position. The composition of the Index is recalculated annually by the index provider according to specific procedures set forth in each Commodity Index’s Handbook.

The Commodity Index for all Funds reference [  ]-month Designated Contracts, except that the Commodity Index for the following Funds reference [  ]-month Designated Contracts: [  ].

The Commodity Index for all Funds utilize a [  ]-day roll period, except that the Commodity Index for the following Funds utilize a [  ]-day roll period: [  ].

The details of composition and weightings of each Commodity Index are set forth below under “Composition and Weightings.”

The complete methodology used to calculate these indices is set out in the Handbook, which at the date of this Prospectus is available at the above website and also at: www.[  ].com. At the beginning of [  ] each index started at 100 and is increased or decreased each day pursuant to the calculation methodology set out in the Handbook by reference to prices of the relevant constituent futures contracts. Consequently the Commodity Indices are Excess Return indices.

Each Commodity Index tracks one or more Index Components and is designed to reflect two components:

•

changes in the current market or spot price of the commodity determined from futures contract settlement prices on the Component Exchange. A rise in the market price of a commodity will be positive for the Funds, and a decline in the market price will be negative for the Funds; and

•

the effect of “backwardation” or “contango” in the futures market when replacing or “rolling” expiring front month Designated Contracts with the next Designated Contracts. If the market is in backwardation, the Commodity Index will tend to increase since the expiring front month Designated Contract will be valued higher than the replacement Designated Contract. If the market is in contango, the Commodity Index will tend to decrease because the expiring front month Designated Contract will be valued lower than the replacement Designated Contract. Generally, the effect of backwardation will tend to be positive for the Funds; conversely, the effect of contango will tend to be negative for the Funds.

Because the Commodity Indices track futures market settlement prices and the effects of backwardation and contango in futures markets, the Commodity Indices are not designed to track the spot price of the underlying commodities and, consequently the value of your investment in a Fund may not increase or decrease in a manner that corresponds to changes in the price of the referenced commodity.

A Supervisory Committee, comprising persons selected from academic, financial and legal communities, reviews and approves amendments to the Handbook, which sets out the procedures for determining, amongst other things:

•	the commodities to be included in the [ ];

•	the Component Exchanges and the Index Components to be used to price each Commodity Index;

•	the roll period for each Index Component;

•	the weighting of each commodity in the [ ];

•	when a Market Disruption Event occurs and the consequences of such;

•	the formulae to calculate each Commodity Index; and

•	changes to any of the above.

Any changes implemented by the Supervisory Committee which are reflected in the Handbook and which affect the Individual Commodity Indices or the Composite Commodity Indices will be made as soon as practical after notification of such change is made to the shareholders. The sponsor intends to provide such notice to shareholders by means of a press release, announcement posted on its website at www.etfsecurities.com, and/or communication through the [Exchange].

A Fund may in the future use different commodity indices to calculate the Daily Contract Prices of its Commodity Contracts. Any change in commodity indices shall be instituted on such terms as agreed upon in writing by the sponsor and subject to [  ] days’ prior notice of such change. The sponsor will communicate such change to shareholder through a press release, announcement on its website at www.etfsecurities.com, and/or communication through [Exchange].

The sponsor does not intend to change the investment objectives of any Fund to track a commodity index that reflects a Designated Contract not reflected by the Fund’s original Commodity Index. In the event that the index provider ceases to publish a Commodity Index and the counterparties and the sponsor are unable to substitute another commodity index pursuant to the Facility Agreement, the shares of the Fund relating to such discontinued Commodity Index shall be Compulsorily Redeemed.

Composition and Weightings

The weightings of the Index Components in the [  ], and hence in the other Composite Commodity Indices, are subject to change periodically. Apart from changes to the weightings, there can be changes to the actual commodities and Index Components included in the [  ] and the Commodity Indices. At present there are [twenty-three] commodities eligible for inclusion in the [  ] but [  ] of those commodities are currently not included in the [  ], namely: [  ].

A complete description of the procedures involved in recalculating the composition of the [  ] each year is set out in the Handbook and the appendices thereto. As part of those procedures, the following diversification rules are applied in determining the Commodity Index percentages (“CIPs”), i.e. the weights, in the [  ]:

•	no single commodity may constitute less than 2 percent or more than 15 percent of the Index;

•	no single commodity, together with its derivatives (e.g., Brent oil, together with heating oil and gasoline), may constitute more than 25 percent of the Index; and

•	no related group of commodities (e.g., energy, precious metals, livestock or grains) may constitute more than 33 percent of the Index.

The [  ] is re-balanced annually on a price percentage basis, within the confines of the above parameters, and each sub-index is rebalanced proportionally (without any further limitations on the weights). Once approved by the Supervisory Committee, the composition of the revised Commodity Index is announced in July and takes effect the following January. At the time of a rebalancing of the [  ], it is possible that additional commodities not presently represented in the [  ] will be added, or that one or more commodities presently represented will be removed.

Index Components

For each Commodity Index, a particular Index Component or Designated Contract on a Component Exchange is selected and for that contract, certain Designated Contract months are selected. For most of the commodities, the Designated Contract is a futures contract traded on various exchanges in the U.S., with the balance being futures contracts traded on the London Metal Exchange in London. Within each Designated Contract, there are a number of futures contracts for delivery in different months, but not all of them are used for the calculation of the Commodity Indices. The ones that are used are known as “Designated Month Contracts.” Instead, a number of Designated Contracts are selected and intermediate futures contracts are ignored for purposes of this calculation. This methodology reduces the number of periods during which Designated Contracts are rolled for each commodity while still enabling pricing to be based on one of the more liquid near month contracts.

The Designated Contracts, and Designated Month Contracts, for each of the [  ] commodities currently are as follows:

Table of Designated Contracts

[Table to be provided]

(1)	The contract months are as named by the Exchange in question, irrespective of the particular delivery dates.

(2)	Chicago Board of Trade and Chicago Mercantile Exchange merged in 2007

(3)	Now acquired by the Intercontinental Exchange, Inc.

(4)	The New York Mercantile Exchange Inc. merged with CME Group in 2008.

The termination or replacement of a futures contract on an established exchange occurs infrequently. If a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

Roll Process

The Commodity Indices are calculated on each day that the referenced Component Exchange(s) are open for Trading Days, using the daily settlement prices of Designated Contracts. As futures contracts expire periodically, the Commodity Index calculations must change from using one Designated Contract to using a subsequent Designated Contract. This process is called “rolling”, and normally happens proportionally over a five day period, on the sixth, seventh, eighth, ninth and tenth Trading Days of a month but only if that day and the prior Trading Day is a Pricing Day for the relevant commodity. If not, the change for the relevant commodity is deferred until the next following Pricing Day, and implemented in addition to the change which would otherwise be implemented on that day. A Commodity Index’s front month or “lead” Designated Contract is replaced (or “rolled”) as it expires with the next Designated Contract. The Commodity Indices are said to provide an “excess return” because, in addition to the daily underlying commodity price movement, they also provide a positive or negative yield (“roll yield”) that results from the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract. The current Designated Contracts are listed above in the far right column of the above table.

For the Commodity Indices, a contract is the lead Designated Contract in the month prior to its named month (so that for natural gas, for example, the January contract is the lead Designated Contract in December) and in any earlier months, as required (so that the January contract is also the lead Designated Contract for natural gas in November). Pricing is rolled from the lead Designated Contract to the subsequent Designated Contract in the month prior to its named month (so that pricing for natural gas rolls in early December from the January contract to the March contract).

As can be seen in the above table, not all commodities have the same named months or number of Designated Contracts. Consequently, the commodities to be rolled each month will vary from month to month.

Indices Overview

The shares of each Fund track a particular Commodity Index published by the index provider, seeking to provide daily investment results which correspond to the daily performance, the inverse of the daily performance or twice the daily performance of the Commodity Index. Each Commodity Index reflects the excess return of underlying commodity futures price movements only. The following Funds’ shares track the following Commodity Indices, the daily price of which is calculated using the futures contracts specified below:

Shares	Index	Futures
Leveraged ETFS Oil	[ ]	[Brent Crude]
Leveraged ETFS Natural Gas	[ ]	[NYMEX Natural Gas]
Leveraged ETFS Copper	[ ]	[COMEX Copper]
Leveraged ETFS Wheat	[ ]	[CBOT Wheat]
Leveraged ETFS Gold	[ ]	[COMEX Gold]

The intra-day and end-of-day closing level of the related Commodity Index for such Fund is published under the symbol reflected opposite such Commodity Index below.

Commodity Index	Symbol
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Intra-Day Indicative Value Per Share

The administrator calculates and the sponsor publishes the Value of each Fund daily. Additionally, the index provider publishes the intra-day level of each Commodity Index, and the [Exchange] publishes the intra-day indicative price per share of each Fund once every fifteen seconds throughout each trading day on the consolidated tape, Reuters or Bloomberg and on the sponsor’s website at www.etfsecurities.com.

The intra-day indicative value per share of each Fund is based on the prior day’s Value, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s specified Commodity Index. The Value of each Fund is calculated after the Commodity Indices have been published for that day, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the [Exchange] and the publication of the Commodity Indices, there is no effect on the Value calculations as a result.

There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses. See “Risk Factors.” The Value of a Fund is expected to track changes in the value of the referenced Commodity Index subject to a Daily Capital Adjustment. Additionally, the Value of a Fund shall be reduced by any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement.

The index provider obtains information for inclusion in, or for use in the calculation of, the Commodity Indices from prices provided for futures exchanges that make up the relevant indices.

None of the index provider, the sponsor, the Funds, or any of their respective affiliates accepts responsibility for or guarantees the accuracy or completeness of any of the Indices or any data included in any of the Indices.

Each Index’s history and all of the foregoing information with respect to each Index is also published at www.[  ].com. The index provider publishes any adjustments made to each Index on www.[  ].com.

Disclaimer by the Index Providers

[  ] are service marks of [  ] and [  ] (the index providers), and have been licensed by the sponsor for the use of the Funds.

The Funds are not sponsored, endorsed, sold or promoted by the index providers, or any of their subsidiaries or affiliates. None of the index providers or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Funds particularly. The only relationship of the index providers or any of their subsidiaries or affiliates to the trust or a Fund is the licensing of certain trademarks, trade names and service marks and of the [  ], which are determined, composed and calculated by [  ] in conjunction with [  ] without regard to the trust or the Funds. The index providers have no obligation to take the needs of the trust or the shareholders of a Fund into consideration in determining, composing or calculating the [  ]. None of the index providers or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Funds to be issued or in the determination or calculation of the equation by which the Funds are to be converted into cash. None of the index providers or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund customers, in connection with the administration, marketing or trading of the Funds. Notwithstanding the foregoing, [  ] and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Funds currently being issued by the trust, but which may be similar to and competitive with the Funds. In addition, [  ] and their subsidiaries and affiliates actively trade commodities, commodity indices and commodity futures (including the [  ] and [  ]), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the [  ] and the Value of the Funds.

This Prospectus relates only to Funds and does not relate to the physical commodities underlying any of the Index Components. Purchasers of the Funds should not conclude that the inclusion of a futures contract in the [  ] is any form of investment recommendation of the futures contract or the underlying exchange traded physical commodity by the index providers or any of their subsidiaries or affiliates. The information in this Prospectus regarding the [  ] components has been derived solely from publicly available documents. None of the index providers or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the [  ] components in connection with the Funds. None of the index providers or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the [  ] components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE [  ] OR ANY DATA INCLUDED THEREIN AND NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF THE INDEX PROVIDERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE TRUST, OWNERS OF FUNDS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [  ] OR ANY DATA INCLUDED THEREIN. NONE OF THE INDEX PROVIDERS

OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE [  ] OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX PROVIDER OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

USE OF PROCEEDS

All of the proceeds of the offering of the shares of each Fund will be paid by Authorized Participants, on behalf of each Fund, to pay Fund counterparties in full for new Commodity Contracts relating to that Fund’s specified Commodity Index.

Counterparties will provide a Fund’s Commodity Contracts in a number equal to the number of shares requested pursuant to a creation order. Counterparties will then deposit collateral with the collateral manager equal to the aggregate Contract Price of such Commodity Contracts. Upon settlement of a creation transaction, the counterparties of the Fund will deposit with the Fund’s collateral manager additional required collateral. The only assets available to the Fund to enable it to distribute redemption proceeds to shareholders upon redemption of its shares are the Fund’s rights under the Commodity Contracts and Control and Custodian Agreement.

The creation process is governed by the terms of the Authorized Participant Agreement. The Direct Agreement between the Authorized Participant and counterparties provides standard representations, terms and procedures to resolve any issues or liabilities as between each other in the event of settlement failures.

TRUST AND FUND EXPENSES

Each Fund will be subject to a daily adjustment referred to as the Daily Capital Adjustment. The Daily Capital Adjustment will be equal to a 3-month Treasury bill rate less the (1) Commodity Contract Spread, (2) sponsor’s fee and (3) Service Allowance. The Daily Capital Adjustment will be a positive adjustment when the 3-month Treasury bill rate exceeds the sum of the Commodity Contract Spread, sponsor’s fee, and Service Allowance. The Daily Capital Adjustment will be a negative adjustment when the 3-month Treasury bill rate is less than the sum of the Commodity Contract Spread, sponsor’s fee, and Service Allowance. The Commodity Contract Spread, sponsor’s fee, and Service Allowance will accrue daily as part of the Daily Capital Allowance for determining the Daily Contract Price of each Commodity Contract. The administrator will record the amount of each daily accrual in the books and records of the Fund. The calculation of the Daily Contract Price will be reviewed and cross-checked with each of its components.

The counterparty will make payments of cash to the sponsor for the sponsor’s fee and Service Allowance, and retain cash to satisfy the amount owed to it as the Commodity Contract Spread. The cash payments will be made at such times and frequency as agreed between the counterparty and Fund, which is expected to be monthly. Non-recurring fees and expenses are expected to occur in only extraordinary, unforeseen circumstances. In the event of such an occurrence, the Fund and counterparty will terminate Commodity Contracts in full or partially (through a reduction in the notional amount) in an amount to satisfy and pay such expenses with the cash proceeds from such terminations paid by the counterparty to the Fund’s custodian for expense disbursement.

The following is a description of the sole expenses of each Fund that are included in the Daily Capital Adjustment.

Commodity Contract Spread

The Commodity Contract Spread payable by each Fund to each of its counterparties under each Commodity Contract is intended to compensate the counterparties for their expenses of maintaining the Fund’s Commodity Contracts. A Commodity Contract Spread will be stated as a fixed percentage per annum of the Commodity Contract, accrued daily as a part of the daily calculation of the Daily Capital Adjustment. The sponsor expects that the typical Commodity Contract Spread will equal [  %]. Each Commodity Contract Spread is subject to negotiation between the sponsor for each Fund and the counterparties and may vary among the counterparties and among the Funds.

Sponsor’s Fee

Each Fund pays the sponsor a sponsor’s fee, monthly in arrears, in an amount equal to the per annum rates set out below. The sponsor’s fee is included in the calculation of the Daily Capital Adjustment described above.

ETF Name	Sponsor’s Fee
ETFS Leveraged Oil	[ ] bps
ETFS Leveraged Natural Gas	[ ] bps
ETFS Leveraged Copper	[ ] bps
ETFS Leveraged Wheat	[ ] bps
ETFS Leveraged Gold ETF	[ ] bps

In exchange for the sponsor’s fee, the sponsor provides a variety of managerial services to the trust and the Funds as well as pays all organizational, offering and operating expenses of the trust and the Funds as described below.

Organization and Offering Expenses

Expenses incurred in connection with organizing the trust and each Fund and the initial offering of Fund shares will be paid by the sponsor. Expenses incurred in connection with the continuous offering of shares of each Fund are also to be paid by the sponsor.

Organization and offering expenses relating to a Fund means those expenses incurred in connection with the formation, the qualification and registration of the shares of such Fund and in offering and processing the shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund or the offering of the shares of such Fund, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•

costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the registration statement of which this Prospectus is a part, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the shares; and

•	accounting, auditing, and legal fees (including disbursements related thereto) incurred in connection therewith.

Neither the Funds nor the sponsor will incur any underwriting expenses relating to the offering of any Fund shares. All other expenses associated with the distribution of any Fund’s shares, such as Fund marketing expenses, will be borne by the sponsor. The sponsor will not allocate to the Funds the indirect expenses of the sponsor or any of its other expenses.

The aggregate amount of the original organization and offering expenses of the Funds and the trust is $[  ].

Operating Expenses

In addition to the Commodity Contract Spreads and the sponsor’s fee discussed above, each Fund has the following Operating Expenses:

Index Licensing Fee and Tax Reporting Expenses

The sponsor will pay the index providers a licensing fee for the use of the Fund’s referenced Commodity Index and the fees of tax service providers. The Service Allowance which is, in part, paid to finance such licensing fees and tax reporting expenses is included in the calculation of the Daily Capital Adjustment described above. To the extent the Service Allowance is insufficient to pay the index providers’ full licensing fee, and the tax reporting costs of a Fund, the sponsor will pay the difference to the index providers and tax service providers. The sponsor expects that the Service Allowance will be [  ]% per annum of each Commodity Contract although this amount may vary among the Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund out of the sponsor’s fee it receives, generally, as determined by the sponsor, including, but not limited to, computer services, the fees and expenses of the trustee, the fees and expenses of the collateral manager, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs.

Non-Recurring Fees and Expenses

All non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the Fund. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Non-recurring and unusual fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or of exchanged traded commodities in general. In the event that a Fund needs to pay such non-recurring fees and expenses, it will terminate an equal dollar amount of Commodity Contracts to obtain the cash proceeds for payment. The payment of extraordinary fees and expenses by a Fund will result in a corresponding decrease in the Fund’s Value and its Value per Share. Any decrease in a Fund’s Value per Share due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders, result in increased tracking error of Fund performance against its referenced Commodity Index or, in extreme cases, result in Termination of the Fund.

Selling Commission

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a share over the price paid by such Authorized Participant in connection with the creation of such share in a Creation Unit may be deemed to be underwriting compensation.

COMMODITY CONTRACTS AND RELATED CONTRACTS

Each Fund will hold Commodity Contracts entered into under the terms of Facility Agreements and governed by ISDA Agreements. The Commodity Contracts will be in the form agreed upon by the sponsor (on behalf of the trust and the Funds) and the relevant counterparties to the ISDA Agreements. The ISDA Agreements set forth the general terms under which each Commodity Contract is entered into, including common Events of Default and Termination Events (as further described below). Counterparties are obligated to enter into Commodity Contracts pursuant to the Facility Agreement of each counterparty with the trust, on behalf of the Funds, subject to limitations described below.

Upon receipt of a valid notice of creation of shares of a Fund by an Authorized Participant, the Fund will enter into a new Commodity Contract with a counterparty for each share so created. Upon the receipt of a valid notice of redemption of shares of a Fund, the Fund will terminate Commodity Contracts equal in number to the shares redeemed. Under certain circumstances pursuant to the Trust Agreement, Facility Agreement, ISDA Agreements and Commodity Contracts, the shares may be subject to Compulsory Redemption and in such cases the Fund’s Commodity Contracts will be terminated.

Currently, the trust has entered into Facility Agreements, ISDA Master Agreements, and Master Confirmations with the counterparties. The trust anticipates that any future Facility Agreement and ISDA Agreements that it will enter will be substantially similar to existing agreements; provided, however, that each such document may be negotiated with the relevant counterparties and the terms of such document may differ from those described below.

Facility Agreement

Under the Facility Agreements, counterparties are committed to enter into an aggregate notional amount of Commodity Contracts with the specified Fund up to specified commitment levels upon receipt of a notice of creation of shares from an Authorized Participant. Pursuant to the Facility Agreement, the initial counterparties have agreed to supply Commodity Contracts for all the trust’s Collateralized Exchange Traded Commodities Funds of up to an aggregate outstanding Daily Contract Price of [  ] billion dollars ($[  ]). The counterparties and the sponsor, on behalf of the Funds, have also agreed, on an on-going basis, to deliver notices of redemptions of shares and to terminate corresponding Commodity Contracts with a counterparty in connection with such notices during the term of the Facility Agreement.

If an Event of Default or Termination Event has occurred and is continuing with respect to a Fund (including a counterparty’s inability to enter into or maintain hedging transactions to offset their obligations to a Fund under the Fund’s Commodity Contracts (“Hedging Disruptions”) with regard to regulatory position limits, or if the relevant commitment levels have been reached), the counterparty is not obligated to enter into additional Commodity Contracts with the Fund. Additionally, a counterparty may effect an early termination of some or all of its Commodities Contracts with the relevant Collateralized Exchange Traded Commodities Fund or Collateralized Exchange Traded Commodities Funds and a corresponding Compulsory Redemption of shares on [  ] days’ notice to the extent required by Hedging Disruptions.

The Facility Agreements set forth certain daily limitations on the volume of share redemptions and related terminations of Commodity Contracts. If redemption orders on any given day exceed the redemption limits, redemptions in excess of the limits may be suspended.

The term of each Facility Agreement is initially [  ] years, subject to early termination provisions which may be available to either a counterparty or the trust. If a counterparty does not agree to renew or otherwise extend the term of the Facility Agreement on the same or different terms beyond the initial [  ]-year period or chooses to terminate the Facility Agreement earlier, then the Commodity Contracts under such Facility Agreement will expire and, unless the counterparty is replaced by a new counterparty, the sponsor will elect to Compulsorily Redeem the shares of the affected Funds in full or in part. Generally, a counterparty may terminate the Facility Agreement (i) on not less than [  ] months’ notice for any reason, or (ii) on not less than [  ] business days’ notice in the event that an Event of Default or Termination Event has occurred and is then continuing with respect to the trust. The trust may terminate the Facility Agreement or terminate all or some Commodity Contracts thereunder, at any time in its discretion, (i) on not less than [  ] days’ notice for any reason if all shares are to be redeemed, (ii) on not less than [  ] months’ notice for any reason and regardless of whether all shares are to be redeemed, (iii) on not less than [  ] business days’ notice in the event that an Event of Default or a Termination Event has occurred and is then continuing with respect to the counterparty, or (iv) on not less than [  ] days’ notice in the event of a Compulsory Redemption of all shares of a Fund. Upon the termination of the Facility Agreement or all or some Commodity Contracts thereunder, the affected Funds will Compulsorily Redeem that number of their shares related to such Commodity Contracts.

In the event that the index provider ceases to publish a Commodity Index and no substitute commodity index is selected pursuant to the terms of the Facility Agreement, the affected Fund will Compulsorily Redeem its shares. In the interim, on a disruption or cessation of publication of a Commodity Index, the calculation agent will use its reasonable efforts to calculate settlement values of such Commodity Index for each Pricing Day using the same methodology and processes for each individual commodity as are used from time to time for the calculation of the Commodity Index.

The calculation agent owes no duty to any shareholder or the trustee in respect of any determination made by it and any substitute value calculated by the calculation agent may differ from the Commodity Index.

Each counterparty has the right to review information relating to Authorized Participants entering into an Authorized Participant Agreement with the trust. A counterparty will not be obligated to provide Commodity Contracts to fill any creation or redemption order for an Authorized Participant, unless such Authorized Participant has entered into a Direct Agreement with the counterparty. Any counterparty may, on [  ] days’ notice, notify the sponsor that one or more Authorized Participant is (with immediate or delayed effect) no longer acceptable (for credit, compliance, general business policy or reputational reasons) and authorized to create and redeem with the counterparty.

The Facility Agreements define Events of Default and Early Termination Events as follows:

[to be provided]

ISDA Agreements

Each counterparty and each Fund will enter into an ISDA Master Agreement and Master Confirmation setting forth the terms under which Commodity Contracts are entered into and terminated. The credit support annex portion of the ISDA Master Agreement that provides a Fund with a security interest in collateral specifies that collateral must be posted to cover the exposure of each Fund to each counterparty in respect of contingent payment obligations arising from the Commodities Contracts. The Control and Custodian Agreement set forth the terms for determining the amount of such exposure by the collateral manager and conditions for transfer of collateral from, and release of collateral, to the counterparties and, in an Event of Default, each Fund.

The sponsor, on behalf of a Fund, may terminate all Commodity Contracts then outstanding under an ISDA Master Agreement upon the occurrence and during the continuance of an Event of Default or Termination Event with respect to a counterparty. Upon such termination, determinations of amounts payable in respect of the Commodity Contracts on such early termination will be made by the sponsor for the Fund.

Examples of Events of Default include failure to pay, failure to transfer collateral, misrepresentation and a “Fund Insolvency Event”, in which the relevant Fund (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) has a declaration made against it declaring the assets of the Fund insolvent under Delaware law; (5) institutes or has instituted against it any other proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within [  ] days of the institution or presentation thereof; (6) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (7) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (8) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within [  ] days thereafter; (9) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (10) (inclusive); or (10) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts, provided that no action taken by the trustee in respect of the Fund shall constitute Fund Insolvency Event, except where acts of the trustee fall within one or more of clauses (1) to (9) and are taken in respect of security taken over Commodity Contracts.

Examples of Termination Events include illegality, tax events and such “Additional Termination Events” as are agreed by the sponsor for each Fund and the Fund’s counterparty. Additional Termination Events are expected to include the downgrade of the credit rating of a counterparty below a specified level, a Hedging Disruption, and a failure by a Fund to maintain a specified level of capitalization.

A counterparty that does not have its own credit rating may enlist another party to be its “Credit Support Provider” under an ISDA Master Agreement. The insolvency or rating downgrade of such Credit Support Provider would result in the occurrence of an Event of Default or Termination Event with respect to the counterparty.

The counterparty may terminate all Commodity Contracts all then outstanding under an ISDA Master Agreement upon the occurrence and during the continuance of an Event of Default or Termination Event with respect to a Fund. Upon such termination by the counterparty, amounts payable on the Fund’s Commodity Contracts will equal to the Daily Contract Price. Upon a termination due to the occurrence of a Hedging Disruption, determinations of amounts payable on the Fund’s Commodity Contracts will be made together by the counterparty and the sponsor on behalf of the Fund.

WHO MAY SUBSCRIBE

Creation Units may be created or redeemed only by Authorized Participants. To create and redeem shares of a Fund, each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an Authorized Participant Agreement with the trust on behalf of the Fund and the sponsor and (4) have entered into a Direct Agreement with all counterparties of the Fund. A list of the current Authorized Participants can be obtained from the sponsor. See “Creation and Redemption of Shares.”

Authorized Participant Agreement

Each Authorized Participant must enter into an Authorized Participant Agreement with the sponsor and the trust. The Authorized Participant Agreement appoints such person an “Authorized Participant,” and enables it to create and redeem shares directly from the Fund. The Authorized Participant Agreement further sets forth certain obligations and representations of each party to the Authorized Participant relationship and the procedures for the creation and redemption of Creation Units of shares and for the delivery of cash required for such creations or redemptions.

The Authorized Participant Agreement’s term is until terminated by either the Authorized Participant or the trust on [_____] days’ written notice to the other party.

Direct Agreement

Each Authorized Participant who wishes to create or redeem shares of a Fund must enter into a Direct Agreement with each counterparty of that Fund. Under the Direct Agreement, the counterparty and Authorized Participant provide certain undertakings and representations to each other regarding the settlement of monies payable for creations and redemptions in the event of order cancellations and other settlement failures. The settlement of monies payable in the event of order cancellations and other settlement failures occurs directly between the relevant counterparty and Authorized Participant. The counterparties enter into the Direct Agreement with the Authorized Participant rather than indirectly through the Fund because, in the case of settlement failures generally, the parties would be able to resolve payment between themselves more expediently rather than transferring the amounts of adjusting payments through the Funds separately.

An Authorized Participant cannot revoke an order once submitted to the administrator. The order can be cancelled only if the administrator or sponsor rejects the order. For further discussion of creation and redemption procedures, see “Creation and Redemption of Shares”.

The sponsor will provide the Authorized Participants and counterparties with the form of the Direct Agreement containing the terms of their mutual agreement. The form of the Direct Agreement provides the Authorized Participants and counterparties with standard representations, terms and procedures in order to resolve any issues or liabilities as between each other in the event of settlement failures. For further discussion of the resolution of settlement failures, see “Creation and Redemption of Shares—Resolution of Settlement Failures”.

The term of each Direct Agreement is co-extensive with the term of the Facility Agreement under which it has been adopted.

CREATION AND REDEMPTION OF SHARES

General

Each Fund may create and redeem shares but only in multiples of to one or more Creation Unit. The Funds will not issue or redeem fractional Creation Units. A Creation Unit is a block of [50,000] shares. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the shares are not redeemable securities. Authorized Participants pay a transaction fee of $[__] to the administrator in connection with each order to create or redeem a Creation Unit. Authorized Participants may sell the shares included in the Creation Units they purchase from the Fund to other investors. Retail investors seeking to purchase or sell shares on any day are expected to effect such transactions in the secondary market on the [Exchange], at the market price per share, rather than in connection with the creation or redemption of Creation Units.

Authorized Participants (subject to certain conditions) may create and redeem a Fund’s shares in Creation Unit aggregations of shares for cash at a Value per Share calculated with reference to the Fund’s Daily Contract Prices on the relevant Pricing Day that is also a business day. Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected on a delivery versus payment basis with funds being transferred directly between the Authorized Participant and counterparty.

At all times, the number of shares issued by a Fund will equal the number of Commodity Contracts held by a Fund. Thus, for each share created or redeemed, an equal amount of Commodity Contracts must be entered into or terminated with counterparties. The sponsor will reject orders for creations if an equal number of Commodity Contracts cannot be provided by a counterparty under the Facility Agreement.

The determination of which counterparty will create or redeem the corresponding Commodity Contracts will be based on the terms of the Facility Agreements between the trust and the Counterparties for such Fund.

Creation orders are subject to an aggregate limit and a daily limit on the creation of new Commodity Contracts. The aggregate limit is based on all Collateralized Exchange Traded Commodities Funds of the trust. Commodity Contracts cannot be created to the extent that the total outstanding Daily Contract Price of all Commodity Contracts of all Collateralized Exchange Traded Commodities Funds would exceed the aggregate limit of [$__________] unless the counterparties otherwise agree. The daily limit is per Fund and may differ among Funds. Commodity Contracts relating to a Fund may not be created to the extent that the sum of the Daily Contract Price of all Commodity Contracts created on the same business day for that Fund would exceed an expected daily limit amount of [$__________] unless the counterparties otherwise agree. Whenever a Fund is unable to create new Commodity Contracts either because of the aggregate limit or the daily limit, creation orders submitted after such limits are reached will be rejected.

Redemptions are subject to a daily limit for each Fund. Such limit will be equal to the daily creation limit for the Fund, unless the counterparties otherwise agree. Whenever a Fund is unable to terminate existing Commodity Contracts because of the daily limit, redemption orders submitted after such limit is reached will be rejected.

A Market Disruption Day shall not be a Pricing Day, unless the calculation agent has provided a substitute value pursuant to the provisions stated in the Facility Agreement. The calculation agent will not provide a substitute value until the [sixth] consecutive Market Disruption Day after the occurrence of a Market Disruption Event. As a result, no creations or redemptions may occur for the respective Fund during the first five Market Disruption Days following a Market Disruption Event.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The sponsor may delegate its duties and obligations under the Authorized Participant Agreement to the administrator without consent from any shareholder or Authorized Participant. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the sponsor without the consent of any shareholder or Authorized Participant. To compensate the administrator for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $[___] per order to create or redeem Creation Units. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions, other forms of compensation, or inducement of any kind from either the sponsor or the Fund, and no such person has any obligation or responsibility to the sponsor or the Fund to effect any sale or resale of shares.

In order to place creation and redemption orders, an Authorized Participant must enter into a Direct Agreement with each counterparty. In the event that no counterparty with whom an Authorized Participant has entered into a Direct Agreement is capable of entering into or cancelling a Commodity Contract relating to shares to be created or redeemed, the Authorized Participant’s creation or redemption order may be cancelled. A counterparty may reject an order relating to a creation or redemption only if applicable aggregate or daily limits are exceeded, an Event of Default has occurred, the order date is a Market Disruption Day or a material adverse change has occurred.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and regulated by FINRA, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the sponsor or the administrator to obtain the contact information for the Authorized Participants. shareholders who are not Authorized Participants will only be able to redeem their shares through an Authorized Participant.

Under the Authorized Participant Agreements, the sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The sponsor has agreed to reimburse the Authorized Participants, solely from and to the extent of the applicable Fund’s assets, for indemnification and contribution amounts due from the sponsor in respect of such liabilities to the extent the sponsor has not paid such amounts when due. The sponsor will seek such reimbursement amounts from the applicable Fund pursuant to the rights of indemnification and contribution under the Trust Agreement.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an Authorized Participant should refer to the relevant provisions of the Trust Agreement, the form of Authorized Participant Agreement and the form of Direct Agreement for more detail. The Trust Agreement, the form of Authorized Participant Agreement and the form of Direct Agreement are filed as exhibits to the registration statement of which this Prospectus is a part. This Prospectus includes a summary of all material terms of the Trust Agreement.

Payments for Creations and Redemptions

Payment for the creation of shares of a Fund will be made directly from the relevant Authorized Participant to the specified counterparty, and payment upon redemption of shares will (save where there are no Authorized Participants or in the case of Compulsory Redemptions) be made directly from the specified counterparty to the relevant Authorized Participant.

Payments from or to Authorized Participants will be made via the [______] system on a delivery versus payment basis. In the cases of Compulsory Redemptions and redemptions where there are no Authorized Participants, the specified counterparty will make payment to accounts of the Fund secured for the benefit of the shareholders of the relevant Fund or to the custodian of the Fund for the benefit of such shareholders.

Creation Procedures

On any business day that is also a Pricing Day for a Fund, an Authorized Participant may place an order with a Fund to create one or more Creation Units. Purchase orders must be placed one hour prior to the earliest applicable closing time of the Component Exchange upon which an Index

Component of the Fund’s Commodity Index trades. If a purchase order is received prior to the applicable cut-off time, the day on which [____] receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day that is a Pricing Day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Payment and Cut-off

The total payment required to create each Creation Unit is the aggregate Value per Share of [50,000] shares of the applicable Fund on the purchase order date plus the applicable transaction fee. Authorized Participants have a cut-off as shown in the table below.

ETF Name	Creation Cutoff	Value Calculation Time
ETFS Leveraged Oil	[__]	[__]
ETFS Leveraged Natural Gas	[__]	[__]
ETFS Leveraged Copper	[__]	[__]
ETFS Leveraged Wheat	[__]	[__]
ETFS Leveraged Gold	[__]	[__]

Delivery of Cash

Cash required for settlement must be transferred directly to the specified counterparty through the DTC on a Delivery Versus Payment (DVP) basis. If the specified counterparty does not receive the cash by the market close on the third (3rd) business day (T+3) following the purchase order date, such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the specified counterparty for all costs associated with cancelling the order including costs and any losses incurred on cancelling the corresponding Commodity Contracts. At its sole discretion, the sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the specified counterparty’s receipt of the purchase amount.

Rejection of Purchase Orders

In respect of any Fund, the sponsor may, in its discretion, suspend the ability to purchase, or postpone the purchase settlement date, (1) for any day that is not a Pricing Day for the Fund; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the sponsor determines to be necessary for the protection of the shareholders. The sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal;

•	circumstances outside the control of the sponsor make it, for all practical purposes, not feasible to process issuances of Creation Units; or

•

in the event that the creation of the corresponding Commodity Contracts would exceed any creation aggregate or daily limit in place or would result in an Event of Default or Termination Event under a Fund counterparty’s Commodity Contracts.

Neither the sponsor nor the administrator will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any business day, that is also a Pricing Day for a Fund, an Authorized Participant may place an order with a Fund to redeem one or more Creation Units. Redemption orders must be placed by [____], New York time. Redemption orders are irrevocable.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than [_____], New York time, on the third business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Shares in a Fund can only be redeemed if corresponding Commodity Contracts can be terminated.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the Value per Share of the shares comprising the Creation Unit(s) of such Fund in the Authorized Participant’s redemption order on the redemption order date.

Whenever shares of a Fund are redeemed, equivalent Commodity Contracts of the Fund will be terminated. The termination of a Fund’s Commodity Contracts will result in the payment of cash redemption proceeds to the redeeming Authorized Participant from the terminating counterparties of the Fund.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at [____], New York time, on the third business day immediately following the redemption order date if, by such time on such third business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption proceeds are delivered to the extent of whole Creation Units received. Any remainder of the redemption proceeds will be delivered on the next business day if (1) the sponsor receives the fee applicable to the extension of the redemption distribution date, which the sponsor may, from time-to-time, determine and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by [____], New York time, on such next business day. The specified counterparty is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by [____], New York time, on the third business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the sponsor may determine from time-to-time. Otherwise the failure to deliver Creation Units will result in the cancellation of that portion of the redemption order relating to such Creation Units.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any day that is not a Pricing Day for the Fund, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) for such other period as the sponsor determines to be necessary for the protection of the shareholders. The sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the sponsor for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $[___] per order to create or redeem Creation Units. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the sponsor. The sponsor will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until [__] days after the date of the notice.

Compulsory Redemption

The trust may Compulsorily Redeem the shares of a Fund, either in whole or in part, upon the occurrence of certain events in either or both of the following categories:

1)	Redemption in Part:

•

One or more counterparties provide notification that they are unable to maintain the hedging transactions entered into by them to offset obligations incurred under Commodities Contracts, whether by reason of market disruption or other reasons specified in the Facility Agreement or ISDA Agreements, which may include regulatory position limitations relating to commodities or Commodity Indices as set by the CFTC or relevant exchanges.

•	A counterparty terminates its Facility Agreement and ISDA Agreements, or does not agree to provide Commodity Contracts beyond the agreed initial term limit of [___] years.

•	The sponsor in its sole discretion decides to terminate a Facility Agreement.

2)	Redemption in Full:

•

If the calculation agent notifies the trust that the intra-day indicative value per share corresponding to any Fund has declined to zero at any time during any Trading Day and that such Commodity Contracts have been terminated, then the shares of the relevant Fund will automatically be subject to a Compulsory Redemption on that day. Shareholders are unlikely in that situation to receive any proceeds as the Fund is unlikely in these circumstances to have sufficient assets to repay shareholders any material sums as the only assets available for redemption of the affected shares will be the Commodity Contracts whose value will be zero even if the Value of the relevant Fund subsequently increases.

•	An index provider ceases to publish a Commodity Index.

•	Occurrence of a Fund Insolvency Event.

•	Termination of a Fund or the trust by the sponsor in its sole discretion for any reason or no reason at all.

Resolution of Settlement Failures

In the event that an Authorized Participant fails to make a payment to the relevant counterparty’s account in respect of a purchase order for Creation Units and such failure has not been rectified by the applicable cut-off time on the next business day, then such settlement failure shall not invalidate the purchase order; however, the Sponsor may, at any time thereafter, give notice to the Authorized Participant (with a copy to the relevant counterparty) to withdraw such purchase order to create shares. Such notice of withdrawal shall also constitute a notice to the relevant counterparty to withdraw the creation of the corresponding Commodity Contract under the Facility Agreement.

In the event that an Authorized Participant fails to deposit shares into the appropriate DTC account or to give correct delivery versus payment instructions in connection with a redemption order, such failure shall not invalidate the redemption order; however, the sponsor may, at any time thereafter, give notice to the Authorized Participant (with a copy to the relevant counterparty) to withdraw such redemption order to redeem shares. Such notice of withdrawal shall also constitute a notice to the relevant counterparty to withdraw the cancellation of the corresponding Commodity Contracts under the Facility Agreement. The Authorized Participant shall not be entitled to any interest on the redemption amount in the event of a delay in settlement of a redemption order resulting from such Authorized Participant’s failure to deliver shares or to provide correct delivery versus payment instructions in connection with such redemption order.

In the event that a counterparty fails to make a payment to the relevant Authorized Participant in connection with a redemption order and such failure to pay has not been rectified within [five] business days, then such failure will constitute a counterparty event of default under the Facility Agreement and the collateral manager shall instruct a liquidation agent to liquidate the collateral related to such Commodity Contracts and deliver the proceeds of such liquidation to the custodian for further delivery to the Authorized Participant. The proceeds of such liquidation will be offset against any obligations of the counterparty to the Authorized Participant relating to such redemption order.

Under the Direct Agreement entered into by them, the relevant Authorized Participant and counterparty shall have agreed to make payments to one another if a settlement failure, including, without limitation, a settlement delay, occurs with respect to a purchase order or redemption order.

To the extent a settlement failure persists for three business days from and including the scheduled settlement date, the other party to the Direct Agreement (a “Determining Party”) may provide notice to the party causing the settlement failure (a “Settlement Failure Party”) of a date for determining the resolution of the settlement failure (a “Compensation Amount Determination Date”), which will not be sooner than the notice delivery date. The Determining Party will then determine on or as soon as practicable after the Compensation Amount Determination Date the compensation amount owed to it as of such date resulting from such settlement failure. The compensation amount so owed will include all amounts that would constitute its loss under the ISDA Master Agreement between the Fund and the counterparty as if the Authorized Participant were substituted for the Fund in such agreement. The Determining Party’s compensation amount will include, in addition to the monies owed, if any, by the Settlement Failure Party at settlement for the creation or redemption transaction, any loss or cost incurred, or gain realized, by the Determining Party or its affiliates as a result of its terminating, liquidating, obtaining or re-establishing any hedging position with respect to the Fund’s Commodity Contracts (if the counterparty is the Determining Party) or the Fund’s shares (if the Authorized Participant is the Determining Party) to which the settlement failure relates. If the compensation amount is positive, the Settlement Failure Party will pay it to the Determining Party, and if the amount is negative, the Determining Party will pay it to the Settlement Failure Party. The compensation amount is due and payable on the date the Determining Party delivers notice of it to the Settlement Failure Party. Other than the compensation amount, no party to the Direct Agreement will have any other damage claims resulting from the settlement failure.

In the case of a delayed settlement payments that do not constitute a settlement failure involving a Compensation Amount Determination Date, the party delaying settlement payment shall pay to the non-delaying party under the Direct Agreement the settlement amount plus interest accrued thereon from the scheduled settlement date at a fixed bank funding rate (such as the London Interbank Offered Rate). The additional interest charge for a delayed settlement is payable two business days after demand for such interest is made by the non-delaying party.

Failure to pay any amounts when due under the Direct Agreement will incur interest costs at a fixed bank funding rate, which will escalate to a higher default rate if such amounts remain unpaid three business days after their due date or longer. Any amounts owed by a Settlement Failure Party under the Direct Agreement may be setoff by the Determining Party against any amounts, whether or not arising under the Direct Agreement, owed by the Determining Party to the Settlement Failure Party once a Compensation Amount Determination Date has been established.

DESCRIPTION OF THE SHARES & CERTAIN MATERIAL TERMS OF
THE TRUST AGREEMENT

The following summary describes in brief all material information concerning the description of the shares and certain aspects of the operation of the trust, each Fund, and the respective responsibilities of the trustee and the sponsor concerning the trust and certain terms of the Trust Agreement. You should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part.

Description of the Shares

Each Fund will issue shares which represent shares of fractional undivided beneficial interest in and ownership of such Fund. The shares of each Fund will be listed on the [Exchange] under the following trading symbols:

Fund Name	Trading Symbol
ETFS Leveraged Oil	[__]
ETFS Leveraged Natural Gas	[__]
ETFS Leveraged Wheat	[__]
ETFS Leveraged Copper	[__]
ETFS Leveraged Gold	[__]

The shares do not provide dividend rights or conversion rights and there will not be sinking funds. See “Distributions.” The shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of [50,000] shares, or Creation Units. Individual shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any shares or Creation Units from a Fund. Shareholders generally will not have voting rights as discussed below under “Management; Voting by Shareholders.” Cumulative voting is neither permitted nor required and there are no preemptive rights. The Trust Agreement provides that, upon liquidation of a Fund, its assets will be distributed pro rata to the shareholders of such Fund based upon the number of shares held. Each shareholder will receive its share of the Fund’s assets in cash.

Principal Office; Location of Records

The trust is organized as a statutory trust under the DSTA. The trust is managed by the sponsor, whose office is located at Ordnance House, 31 Pier Road, St. Helier, Jersey JE48 PW, Channel Islands.

The books and records of each Fund will be maintained as follows: all marketing materials will be maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; and Creation Unit creation and redemption books and records and certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) will be maintained by [_____], [__], telephone number [__].

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s counterparties) will be maintained at each Fund’s principal office, 48 Wall Street, New York, New York 10005; telephone: (212) 918-4954.

Trust books and records located at the foregoing addresses are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The sponsor will maintain and preserve the books and records of each Fund for a period of not less than six years.

The Funds

The trust is formed and will be operated in a manner such that each Collateralized Exchange Traded Commodities Fund is liable only for obligations attributable to such Collateralized Exchange Traded Commodities Fund, and the shares of a Collateralized Exchange Traded Commodities Fund are not subject to the losses or liabilities of any other Collateralized Exchange Traded Commodities Fund. If any creditor or shareholder asserted against a Collateralized Exchange Traded Commodities Fund a valid claim with respect to its indebtedness or shares, the creditor or shareholder would only be able to recover money from that particular Collateralized Exchange Traded Commodities Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”), incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Collateralized Exchange Traded Commodities Fund, and not against any other Collateralized Exchange Traded Commodities Fund or the trust generally, or any of their respective assets. Any Claims (including, without limitation, indemnification obligations) or reserves of the trust which are not readily identifiable as being held with respect to any particular Collateralized Exchange Traded Commodities Fund shall be allocated and charged by the sponsor to and among any one or more of the Collateralized Exchange Traded Commodities Fund in such manner and on such basis as the sponsor in its sole discretion deems fair and equitable. The assets of each Collateralized Exchange Traded Commodities Fund include only those funds and other assets that are paid to, held by or distributed to the Collateralized Exchange Traded Commodities Fund on account of and for the benefit of that Collateralized Exchange Traded Commodities Fund, including, without limitation, funds delivered to the Collateralized Exchange Traded Commodities Fund by the collateral manager that represent the value of collateral realized upon an Event of Default or Termination Event on any of the Collateralized Exchange Traded Commodities Funds’ Commodity Contracts. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the trust or any Collateralized Exchange Traded Commodities Fund has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Collateralized Exchange Traded Commodities Funds or their assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Collateralized Exchange Traded Commodities Funds or their respective assets, except that Claims against the trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Collateralized Exchange Traded Commodities Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Collateralized Exchange Traded Commodities Fund (but not from the assets of any other Collateralized Exchange Traded Commodities Fund or the trust generally) equal to the treatment received by all other creditors and shareholders that dealt with such Fund; and

•

a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the trust generally or any Collateralized Exchange Traded Commodities Fund.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over any Collateralized Exchange Traded Commodities Fund. The trustee acts in an entirely passive role.

The Trustee

[__________], a [_________] banking company, is the sole trustee of the trust and each Fund. The trustee’s principal offices are located at [______]. The trustee is unaffiliated with the sponsor. The rights and duties of the trustee, the sponsor and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The trustee accepts service of legal process on the trust and any Fund in the State of Delaware and will make certain filings under the DSTA. The trustee does not owe any other duties to the trust, the sponsor or the shareholders.

The trustee is permitted to resign upon at least [__] days’ notice to the trust, provided, that any such resignation will not be effective until a successor trustee is appointed by the sponsor. The trustee will be compensated by the sponsor, and is indemnified by each Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. The sponsor has the discretion to replace the trustee.

Neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the trustee set forth in the Trust Agreement.

Under the Trust Agreement the sponsor has exclusive management and control of all aspects of the business of the Funds and the trust. The trustee will have no duty or liability to supervise or monitor the performance of the sponsor, nor does the trustee have any liability for the acts or omissions of the sponsor.

The Sponsor

The sponsor is a Delaware limited liability company and was formed on June 17, 2009. In the course of its management of the business and affairs of the Funds and the trust, the sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the sponsor as additional sponsors and retain such persons, including affiliates of the sponsor, as it deems necessary for the efficient operation of the Funds and the trust, as appropriate.

The sponsor currently sponsors four physically-backed metal commodity products that trade on the NYSE Arca. Since launching its first product on July 24, 2009, total assets across all four products is approximately $1.55 billion as at July 14, 2010. The Funds are not in direct competition with the sponsor’s existing metal commodity products since the metal products possess physical metal and not Commodity Contracts. The functions of the sponsor are generally administrative in nature. However, certain officers of the sponsor also serve in their capacities as officers to issuers of European and Australian based exchange traded products and are not required to devote all their time to the operation of the Funds.

As noted above, the sponsor has exclusive management and control of all aspects of the business of each Fund. The trustee will have no duty to supervise or monitor the performance of the sponsor, nor will the trustee have any liability for the acts or omissions of the sponsor. Under the Delaware Limited Liability Company Act and the governing documents of the sponsor, the sole member of the sponsor, ETF Securities Limited, is not responsible for the debts, obligations and liabilities of the sponsor solely by reason of being the sole member of the sponsor.

Specifically, with respect to each Fund, the sponsor:

•	selects the trustee, distributor, marketing agent, auditor, custodian, and other service providers;

•	selects counterparties and determines the rules by which the creation and the close out of Commodity Contracts are allocated across such counterparties;

•	negotiates various agreements and fees;

•	accepts creation and redemption orders; and

•	performs such other services as the sponsor believes that the Fund may from time-to-time require.

The sponsor also bears all the organizational, routine operational expenses of the trust and each Fund, except for the Commodity Contract Spread, Service Allowance, and any non-recurring extraordinary expenses.

The shares are (1) not deposits or other obligations of the sponsor, the trustee or any of their respective subsidiaries or affiliates or any other bank, (2) are not guaranteed by the sponsor, the trustee or any of their respective subsidiaries or affiliates or any other bank, and (3) are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of any Fund is speculative and involves a high degree of risk.

Duties of the Sponsor; Limitation of Sponsor Liability; Indemnification of Sponsor

The general fiduciary duties which would otherwise be imposed on the sponsor (which could make its operation of the trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent). The Trust Agreement specifically bars the imposition of any general fiduciary duties on the sponsor and its affiliates. In accordance with the Delaware Statutory Trust Act, the sponsor is deemed to have made an implied contractual covenant of good faith and fair dealing in the Trust Agreement.

Whenever a potential conflict of interest exists between the Funds or the trust and the sponsor and its affiliates, the sponsor may resolve such conflict of interests, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the sponsor, the resolution, action or terms so made, taken or provided by the sponsor shall not constitute a breach of the Trust Agreement or of any duties it may owe to the Funds or the trust or investors at law, in equity or otherwise.

The sponsor may delegate, or terminate a prior delegation of, all or a portion of its duties and obligations under the Trust Agreement to any other entity, including the administrator, without the consent of any other party. The sponsor and its affiliates may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the trust, shall not be deemed wrongful or improper under the Trust Agreement.

The Trust Agreement provides that the sponsor and its affiliates shall have no liability to the trust, any Fund or to any shareholder of a Fund for any loss suffered by the trust and any Fund arising out of any action or inaction of the sponsor or its affiliates, if the sponsor or its affiliate, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute gross negligence or willful misconduct by the sponsor or its affiliate. Neither the sponsor nor its affiliates shall be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or Authorized Participant. The sponsor shall not be liable for the conduct or misconduct of any delegatee it selects; provided that the selection of such delegatee was conducted with reasonable care.

The trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) will indemnify and hold harmless to the fullest extent permitted by law the sponsor (for the purposes of this paragraph, the term “sponsor” includes any person, including affiliates of the sponsor, performing services on behalf of the trust and acting within the scope of the sponsor’s authority under the Trust Agreement) against all claims, losses, liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments or settlements, in compromise or as fines and penalties, and counsel fees reasonably incurred, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the sponsor may be or may have been involved as a party or otherwise or with which the sponsor may be or may have been threatened by reason of any alleged act or omission as sponsor thereof or by reason of his or her being or having been the sponsor, except with respect to any matter as to which the sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that the sponsor’s action was in the best interests of the trust or the Funds and except that the sponsor shall not be indemnified against any liability to the trust or its shareholders by reason of willful misconduct or gross negligence of the sponsor, and provided further that any such indemnification will only be recoverable from the assets of the trust or the applicable Fund or Funds. To the extent applicable, any indemnification obligations to the sponsor shall be subject to the Inter-Series Limitation on Liability.

Ownership or Beneficial Interest in the Funds

The sponsor may maintain an investment in each Fund. The sponsor, its members, managers, officers, employees or affiliates may have an ownership or beneficial interest in a Fund, and there are no ownership limitations, such as a percentage restriction, imposed on such positions.

Management and Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Fund’s operations or the business. The shareholders shall have the right to vote on other matters only as the sponsor may consider desirable and so authorize in its sole discretion. Shareholder meetings will not be held on a regular basis, and the sponsor does not intend to call shareholder meetings. Shareholders owning not less than a majority of the then outstanding shares of a Fund may join in the bringing of a derivative or class action lawsuit on behalf of a Fund.

The sponsor may amend any provisions of the Trust Agreement without the consent of any shareholder; provided, however, that no amendment may be made to the Trust Agreement if, as a result of such amendment, (i) the trust would be taxable as an association taxable as a corporation for U.S. federal income tax purposes; (ii) any of the trustee’s rights, duties or liabilities are adversely affected, unless the trustee consents to such amendment; or (iii) the right of a shareholder to redeem a Creation Unit under the creation and redemption procedures of the trust and to receive the value represented by such Creation Unit is impaired, except in order to comply with mandatory provisions of applicable law. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right of the shareholders will not become effective until thirty days after notice of such amendment is given, or caused to be given, by the sponsor to the shareholders. Every shareholder, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any shares or an interest therein, to consent and agree to such amendment and to be bound by this Trust Agreement as amended thereby.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The shares are limited liability investments and investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The shares of each Fund trade on the [Exchange] and provide institutional and retail investors with direct access to each Fund. The shares of each Fund may be bought and sold on the [Exchange] like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the shares. Instead, global certificates are deposited by the trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants. The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The sponsor will furnish an annual report for each Fund in the manner required by the rules and regulations of the SEC, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The annual and quarterly reports and other filings made with the SEC will be posted on the sponsor’s website at www.etfsecurities.com.

The sponsor will notify shareholders of any change in the fees paid by the trust or of any material changes to any Fund by filing with the SEC a supplement to this Prospectus and a current report on Form 8-K, which will be publicly available at www.sec.gov and at the sponsor’s website at www.etfsecurities.com. Any such notification will include a description of shareholders’ voting rights.

Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to shares held.

Fund Termination Events; Liquidation Rights

The trust or any Fund, as the case may be, may be dissolved at any time and for any reason by the sponsor with written notice to the shareholders. Any termination by the trust of any or all of the Funds will result in the Compulsory Redemption of all outstanding shares of the terminated Funds.

The Trust Agreement provides that, upon liquidation of a Fund, its assets will be distributed pro rata to the shareholders of such Fund based upon the number of shares held. Each shareholder will receive its share of the Fund’s assets in cash.

MANAGEMENT OF THE SPONSOR

Under the Trust Agreement, all management functions of the trust have been delegated to and are conducted by the sponsor. In their capacities as officers of the sponsor, the principal executive officer and principal financial officer of the sponsor may take certain actions and execute certain agreements and certifications for the sponsor in its capacity as sponsor of the trust. The following is biographical information for the principal executive officer and the principal financial officer of the sponsor.

Graham Tuckwell

Graham Tuckwell has served as the President, Chief Executive Officer and Manager of the sponsor since its formation in 2009 and is the founder and chairman of ETF Securities Limited since its founding in [  ]. He is also the founder and chairman of Gold Bullion Securities Limited in the Channel Island of Jersey and Australia since their foundings in [  ], which companies obtained the world’s first listings of a commodity on a stock exchange. Previously, Mr. Tuckwell was the founder and managing director from [  ] to [  ] of Investor Resources Limited, a boutique corporate advisory firm, which specialized in providing financial, technical and strategic advice to the resources industry. Prior to establishing Gold Bullion Securities Limited and Investor Resources Limited, he was Head of Mining Asia/Pacific at Salomon Brothers from [  ] to [  ], Group Executive Director responsible for Strategy and Acquisitions at Normandy Mining from [  ] to [  ] and Head of Mergers and Acquisitions at Credit Suisse First Boston in Australia from [  ] to [  ]. Mr. Tuckwell holds a Bachelor of Economics (Honours) and a Bachelor of Laws degree from the Australian National University. He is also a registered representative of ALPS Distributors Inc.

Thomas Quigley

Thomas Quigley has served as the Chief Financial Officer, Vice President, Treasurer and Secretary of the sponsor since April 1, 2010 and is the Chief Financial Officer of ETF Securities Limited based in Jersey. Previously, Mr. Quigley was a Director of Terra Firma Capital Partners, the private equity firm from [  ] to [  ], and a Managing Director at W.P. Carey & Co LLC, the asset management firm from [  ] to [  ]. Mr. Quigley has held senior management positions in investment banking as a Managing Director at ING Barings Investment Banking from [  ] to [  ] and prior to that at Close Brothers Corporate Finance in the City of London from [  ] to [  ]. He is a Chartered Accountant and member of the ICAEW having trained with Price Waterhouse, London. Mr. Quigley holds an MA in Physics from Oxford University, England.

AGENCY SERVICES AGREEMENT

Pursuant to the Agency Services Agreement, the agency service provider, among other things, provides transfer agent services for shares and acts as “index receipt agent” (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of trade orders with Authorized Participants.

In its capacity as transfer agent, the agency service provider provides services with respect to the issuance and redemption of shares, the payment, if any, of dividends and distributions with respect to shares, recording the issuance of shares and maintaining certain records therewith. In its capacity as “index receipt agent,” the agency service provider provides services with respect to the processing, clearance and settlement of creation and redemption orders for shares through DTC.

The sponsor will pay the agency service provider for its services under the Agency Services Agreement, as well as the agency service provider’s reasonable out-of-pocket or incidental expenses in connection with the agency service provider’s services under the Agency Services Agreement.

The Agency Services Agreement will become effective upon commencement of the Funds operations and will continue until terminated by the agency service provider or the trust on at least [___] days’ prior written notice. If the Custody Agreement is terminated, the agency service provider may terminate the Agency Services Agreement in whole or in part simultaneously with the transition of assets to a successor custodian. The agency service provider also can terminate the Agency Services Agreement if the sponsor is more than [sixty (60)] days’ delinquent in payments of monthly billings in connection with the Agency Services Agreement.

The agency service provider is indemnified under the Agency Services Agreement by the sponsor.

FUND SERVICING AGREEMENT

The administrator serves as the administrator for each Fund pursuant to the Fund Servicing Agreement. Under the Fund Servicing Agreement, the administrator, among other things, provides services necessary for the operation and administration of each Fund, including Value calculations, accounting and other fund administrative services.

The sponsor will pay the administrator for its services under the Fund Servicing Agreement. The trust will be responsible for the payment of all the administrator’s reasonable fees and disbursements in respect of the trust and Funds, all governmental or similar fees, charges and any other customary, extraordinary or reasonable out-of-pocket expenses.

The Fund Servicing Agreement will be in effect for an initial term of three years from the commencement of the Funds’ operation, the first date on which the administrator is entitled to receive fees under the Fund Servicing Agreement. The Fund Servicing Agreement automatically renews for additional one-year periods thereafter, unless terminated by the trust or the administrator on at least [______] days’ prior written notice. The trust may terminate the Fund Servicing Agreement without cause prior to the end of its initial term by giving at least [______] months’ prior written notice. The administrator may terminate the Fund Servicing Agreement in whole or in part if the Agency Services Agreement or Custody Agreement is terminated. Either the sponsor or the administrator may terminate the Fund Servicing Agreement for cause for the reasons set forth in the Fund Servicing Agreement, such as either party’s bankruptcy or committing a material breach of the Fund Servicing Agreement.

The administrator may delegate to a reputable agent any of its functions under the Fund Servicing Agreement, although it will remain responsible under the Fund Servicing Agreement for its service thereunder. To the extent reasonably practicable, the administrator will consult with the trust before delegating a material portion of such services.

The administrator is indemnified under the Fund Servicing Agreement by the sponsor.

CUSTODY AGREEMENT

The custodian serves as custodian of each Fund pursuant to the Custody Agreement with respect to the custody of securities and cash, if any, delivered to the custodian by a Fund and related settlement services. In such capacity, the custodian, among other things, provides custodial, settlement and other associated services to the Funds, such as establishing and maintaining securities, cash and additional accounts for the Funds. Pursuant to the terms of the Custody Agreement, the custodian may deposit and/or maintain the investment assets of any Fund in a securities depository. The custodian maintains separate and distinct books and records segregating the assets it holds each Fund.

The sponsor will pay the custodian for its services under the Custody Agreement. The custodian is both exculpated and indemnified under the Custody Agreement.

If a successor custodian is appointed, the parties agree that the securities and cash of the Funds held by the custodian will be delivered within a reasonable period before the Custody Agreement terminates, provided that the trust provides the custodian full details of the successor custodian to which the custodian must deliver such assets. If the trust fails to provide such details in a timely manner, the custodian may continue to be paid fees until it is able to deliver such assets to a successor custodian and may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination.

The initial term of the Custody Agreement is for a period of [_____] years following the commencement of the Funds’ operations, the date on which the custodian commenced providing services under the Custody Agreement. Following the initial term, the trust may terminate the Custody Agreement on [_______] days’ prior written notice to the custodian. The custodian may terminate the Custody Agreement on [__________] days’ prior written notice to the trust. Either the trust or the custodian may terminate the Custody Agreement for certain other reasons as set forth in the Custody Agreement, such as if the other party commits a material breach of the Custody Agreement, either party’s bankruptcy or the custodian reasonably determines that the trust ceases to satisfy the custodian’s customary credit requirements. The trust may terminate the Custody Agreement at any time on [______] days’ prior written notice to the custodian and payment of a termination fee.

DISTRIBUTIONS

The sponsor has discretionary authority over all distributions made by each Fund. The Funds currently do not expect to make distributions with respect to capital gains or income. Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. Under that treatment, each U.S. Shareholder will be required to take into account for U.S.

federal income tax purposes its allocable share of the relevant Fund’s income, gains, losses, deductions and credits, without regard to whether it receives cash distributions from the Fund. Because the Funds generally are not expected to make cash distributions, a U.S. Shareholder may incur U.S. federal income tax liability during its holding period without receiving cash distributions sufficient to fund such liability. U.S. Shareholders should refer to the section “Material U.S. Federal Income Tax Considerations” for more information.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, global certificates are signed by the trustee and the sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the trustee on behalf of DTC. The global certificates evidence all of the shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the trustee or the sponsor individually.

Upon the settlement date of any creation, transfer or redemption of shares, DTC credits or debits, on its book- entry registration and transfer system, the amount of the shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of shares.

Beneficial ownership of the shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares. Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units or the shares of each Fund by giving notice to the trustee and the sponsor. Under such circumstances, the trustee and the sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the sponsor believes that the per share price of a Fund in the secondary market has fallen outside a desirable trading price range, the sponsor may direct the trustee to declare a split or reverse split in the number of shares outstanding and to make a corresponding change in the number of shares of such Fund constituting a Creation Unit.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes material U.S. federal income tax consequences of the purchase, ownership, and disposition of the shares. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase the shares by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. In addition, the summary is only applicable to a beneficial owner of shares who purchases shares in the offering to which this Prospectus relates and who holds such shares as a capital asset for U.S. federal income tax purposes. The summary does not deal with holders in special situations, including dealers in securities or currencies, traders in securities or commodities that elect to use a mark-to-market method of accounting for tax purposes, financial institutions, tax-exempt entities, insurance companies, persons holding shares as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated transaction for U.S. federal income tax purposes, holders of shares whose functional currency is not the U.S. Dollar, and non-U.S. holders of shares that hold shares in connection with a trade or business within the U.S.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations, rulings, and judicial decisions thereunder as of the date hereof. You should be aware that such authorities may be repealed, revoked, or modified, possibly with retroactive effect.

For purposes of this summary, a “U.S. Shareholder” is a beneficial owner of a share that is, for U.S. federal income tax purposes:

(i)	an individual citizen or resident of the U.S.;

(ii)	a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof;

(iii)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)	a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons.

A “Non-U.S. Shareholder” is a beneficial owner of a share that is not a U.S. Shareholder.

If a partnership holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that purchases, owns, or disposed of shares, you should consult your own tax advisor regarding the tax consequences of such transactions.

The tax rules applicable to the shares, the Funds, and the Commodity Contracts are complex, and no statutory, judicial, or administrative authority directly addresses the characterization of an investment similar to an investment in the shares. You should be aware that the United States Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this summary, that no ruling has been requested from the IRS with respect to such tax consequences, and that the description of such tax consequences might not be sustained by the courts.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SHARES IN YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE U.S. STATE OR LOCAL TAX CONSEQUENCES OF SUCH TRANSACTIONS AND ANY TAX CONSEQUENCES THAT MAY ARISE UNDER FOREIGN LAW.

Tax Treatment of the Funds

The sponsor has received an opinion from its special U.S. tax counsel, Cleary Gottlieb Steen & Hamilton LLP, that each Fund will be treated as a separate partnership for U.S. federal income tax purposes. In general, a U.S. partnership that is a “publicly traded partnership” is treated as a corporation for U.S. federal income tax purposes and subject to a corporate level tax. There is an exception to this general rule, however, for a publicly traded partnership whose gross income for each taxable year consists of at least 90 percent “qualifying income.” A publicly traded partnership that satisfies this test is taxed as a partnership for U.S. federal income tax purposes, and is accordingly not subject to U.S. federal income tax on its net income.

For this purpose, qualifying income generally includes interest, dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities or of futures, forwards, and options with respect to commodities, qualifying income generally includes income and gains from such commodities and futures, forwards, and options.

As discussed below, the Commodity Contracts should be treated as prepaid, cash-settled commodities purchase/sale contracts with respect to commodities for U.S. federal income tax purposes. As a consequence, it is expected that the Funds will satisfy the qualifying income test, and will be taxed as partnerships, rather than as corporations, for U.S. federal income tax purposes.

If a Fund failed to satisfy the qualifying income test in any year, the Fund could be taxable as a corporation for U.S. federal income tax purposes. In that case, the Fund would pay U.S. federal income tax on its net income. As a consequence, a shareholder could suffer a material adverse effect on its economic return from an investment in the shares of that Fund. The remainder of this summary assumes that each Fund will satisfy the qualifying income test, and will be taxed as a partnership, rather than as a corporation, for U.S. federal income tax purposes.

Tax Treatment of U.S. Shareholders

Each U.S. Shareholder will be required to take into account for U.S. federal income tax purposes its allocable share of the income, gains, losses, deductions, and credits of the relevant Fund, without regard to the distribution of any cash. Because the Funds do not intend to make distributions, a U.S. Shareholder may accordingly be allocated income or gain but receive no cash distribution with which to pay its tax liability resulting from the allocation.

The determination of a partner’s allocable share of partnership items is subject to complex U.S. tax rules, and a U.S. Shareholder’s allocable share of any item of income, gain, loss, deduction, or credit may differ from the shareholder’s economic interest in the relevant Fund. Such a mismatch between tax allocations and economic interest may be temporary, reversing itself in a later period or when shares are sold, or could be permanent.

In determining a U.S. Shareholder’s allocable share of income, gains, losses, deductions, and credits from a Fund, the Commodity Contracts should be treated as prepaid, cash-settled commodities purchase/sale contracts with respect to commodities for U.S. federal income tax purposes. At the maturity of a Commodity Contract or upon a sale or other taxable disposition of a Commodity Contract, the relevant Fund generally should recognize a capital gain or loss equal to the difference, if any, between the amount realized and the Fund’s tax basis in the Commodity Contract. Any such gain or loss allocated to a U.S. Shareholder generally should be treated as long term capital gain or loss if the Fund has held the Commodity Contract for more than one year at the time of disposition. Each Fund should also generally be treated as receiving periodic income in respect of deposits under its Commodity Contracts, in an amount equal to the sponsor’s fee and the

Service Allowance, and then as incurring an expense in an equal amount. Such income allocated to a U.S. Shareholder should be treated as ordinary income for U.S. federal income tax purposes, although the deductibility of any such expense allocated to a U.S. Shareholder may be subject to limitations, as described below.

On a sale or other taxable disposition of shares, a U.S. Shareholder will generally recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in the shares disposed of. The amount realized will be the sum of the cash or the fair market value of other property received plus the U.S. Shareholder’s share of any debt of the Fund. Any such gain or loss generally will be treated as long term capital gain or loss if the shares were held for more than one year at the time of disposition. For this purpose, a U.S. Shareholder will generally be able to make a special election that will allow it to identify and use the actual holding periods of the shares sold for purposes of determining whether the gain or loss is long term capital gain or loss. In the absence of such an election, a U.S. Shareholder would need to treat a sale of shares as giving rise to long and/or short term capital gain or loss in proportion to the amounts of its shares in the relevant Fund that would give rise to such a gain or loss on a disposition of all of its shares in the Fund. Notwithstanding the foregoing, a portion of a U.S. Shareholder’s gain or loss from a sale or other taxable disposition of shares may be treated as ordinary income or loss to the extent attributable to “unrealized receivables” of the relevant Fund.

A U.S. Shareholder’s tax basis in its shares will initially equal its cost for the shares plus its share of the Fund’s debt (if any) at the time of purchase. A U.S. Shareholder’s tax basis in its shares will then generally be increased by its allocable share of the relevant Fund’s taxable income and gain (and any increase in its share of debt), and decreased (but not below zero) by its allocable share of the Fund’s tax deductions and losses (and any decrease in its share of debt). For this purpose, a U.S. Shareholder will have a single basis in all of the shares of a Fund that it owns. As a result, if a U.S. Shareholder acquires shares of a Fund at different prices and then sells less than all of its shares, such shareholder will not be entitled to specify particular shares as having been sold for purposes of determining the amount of gain or loss from the sale.

The deduction of losses or expenses allocated to a U.S. Shareholder by a Fund or that a U.S. Shareholder incurs on a disposition of shares may be disallowed or deferred for a number of reasons, including but not limited to the following:

(i)	A U.S. Shareholder’s deduction of its allocable share of any loss from a Fund or any loss on a disposition of shares will be limited to its tax basis in the relevant shares.

(ii)

In the case of a U.S. Shareholder that is an individual or a closely held corporation, the U.S. Shareholder’s deduction of its allocable share of any loss from a Fund or any loss on a disposition of shares will be limited by the amount that the U.S. Shareholder is considered to have “at risk” with respect to the Fund.

(iii)

A noncorporate U.S. Shareholder will be permitted to deduct capital losses only to the extent of its capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. A corporate U.S. Shareholder will generally be permitted to deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

(iv)

Otherwise deductible expenses incurred by a noncorporate U.S. Shareholder that constitute miscellaneous itemized deductions will generally be deductible only to the extent they exceed 2 percent of the U.S. Shareholder’s adjusted gross income for the year. Such deductions include investment- related expenses not incurred in a trade or business, other than interest and certain other specified expenses. A U.S. Shareholder’s allocable share of expenses related to the sponsor’s fee may constitute a miscellaneous itemized deduction for this purpose.

(v)	Noncorporate U.S. Shareholders generally may deduct investment interest expense only to the extent of their net investment income.

Each Fund will furnish U.S. Shareholders each year with tax information on Schedule K-1 of IRS Form 1065, which should be used by U.S. Shareholders in determining their allocable share of the income, gains, losses, deductions, and credits of the Fund.

Notwithstanding the foregoing, it is possible that future regulations or interpretations of law would require U.S. Shareholders to accrue income in respect of the shares on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat income or gain earned or allocated to them in respect of the shares in another manner that significantly differs from that described above. You should consult your own tax advisors regarding this possibility.

Tax Treatment of Non-U.S. Shareholders

The Funds should not be treated as engaged in a trade or business within the U.S. for U.S. federal income tax purposes. As a consequence, Non-U.S. Shareholders should not be subject to U.S. federal income taxation on a net income basis in respect of any income or gain allocated to them by a Fund.

Notwithstanding the foregoing, to the extent that a Fund earns any fixed or determinable annual or periodical income (“FDAP”), a Non-U.S. Shareholder in the Fund may be subject to a 30 percent gross income and withholding tax (possibly subject to reduction by treaty) with respect to some or all of its allocable share of such income. For this purpose, FDAP will include any interest income received by a Fund and any periodic income received in respect of deposits under a Fund’s Commodity Contracts, but will not include capital gain from a disposition of a Commodity Contract. To the extent, however, that any interest income allocated to a Non-U.S. Shareholder is considered “portfolio interest,” the allocation of such interest income to the Non-U.S. Shareholder will generally not be subject to the gross income and withholding tax, provided that the Non-U.S. Shareholder provides the Fund with a properly completed IRS Form W-8BEN or other applicable form. Any tax withheld by a Fund on behalf of a Non-U.S. Shareholder will be treated as distributed to such shareholder.

Except as provided below, gain from a sale or other taxable disposition of shares by a Non-U.S. Shareholder will generally not be subject to U.S. federal income tax, unless the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year.

Recent Legislative Developments Affecting Shares Held By or Through Foreign Entities

Beginning in 2013, recently enacted legislation may impose a withholding tax of 30 percent on some or all of the gross proceeds of a disposition of shares paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation may also impose a withholding tax of 30 percent on some or all of the gross proceeds of a disposition of shares paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes. You should consult your own tax advisors regarding the possible implications of this legislation.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the shares.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in shares, the Plan fiduciary responsible for making such investment should carefully consider, taking in to account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plans funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, the shares purchased by a Plan and not the Plan’s interest in the underlying assets held in the trust represented by the shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in shares in light of the circumstances of the particular plan and current tax law.

PLAN OF DISTRIBUTION

Each Fund will issue shares in Creation Units to Authorized Participants continuously, at the Value per Share of the Fund. The Funds will not issue fractions of a Creation Unit.

Authorized Participants may offer to the public, from time-to-time, shares from any Creation Units they create. shares offered to the public by Authorized Participants will be offered at a per share offering price that will vary depending on, among other factors, the trading price of the Fund on the [Exchange], the Value per Share and the supply of and demand for the shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the sponsor or any of their affiliates, any fee or other compensation in connection with their sale of shares to the public, although investors may be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, [____, ________ and ______] have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added from time to time.

Each Fund issues shares in Creation Unit aggregations to Authorized Participants from time-to-time in exchange for cash. Because new shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from any Fund, breaks the Creation Unit down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, [  ] as initial Authorized Participant will be a statutory underwriter with respect to its purchase of initial Creation Units, as described below.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

The initial Authorized Participant of each Fund is expected to be [  ]. The initial Creation Units of each Fund are expected to be purchased by the initial Authorized Participant on or soon after the day the SEC declares effective the registration statement of which this Prospectus is a part. The initial offering price was set as an appropriate and convenient price that would facilitate secondary market trading of the shares. The shares of a Fund are expected to begin trading on the [Exchange] on the day following the purchase of the initial Creation Units for such Fund by the initial Authorized Participant. The initial Authorized Participant intends to offer the shares of the initial Creation Units of each Fund publicly at a per share offering price that will vary, depending on, among other factors, the Value of the Shares and the trading price of the shares on the [Exchange]. The initial Authorized Participant will not receive from the trust, any Fund, the sponsor, the trustee or any of their affiliates a fee or other compensation in connection with the sale of any Fund’s shares. The initial Authorized Participant is considered a statutory underwriter because it intends to distribute the shares it receives from the purchase of the initial Creation Units.

The trust and the Funds will not bear any expenses in connection with the offering or sales of the initial Creation Units.

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors who purchase shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with Conduct Rule 2310 of the FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the shares by a Fund will not exceed 10% of the gross proceeds of the offering.

MARKETING SERVICES

ALPS Distributors, Inc. (“ALPS”) assists the sponsor with certain functions and duties relating to marketing of the Funds, which include the following: consultation with the marketing staff of the sponsor and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the sponsor and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS toll-free in the U.S. at (877) 369-4617.

ALPS retains all marketing materials separately for each Fund at its principal office at 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The sponsor, out of the relevant sponsor’s fee, pays ALPS for performing its duties on behalf of each Fund and may pay ALPS additional compensation in consideration of the performance by ALPS of additional marketing, distribution and ongoing support services to such Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange traded funds, with over 340,000 shareholder accounts and approximately $22 billion in client mutual fund assets under administration. ALPS provides distribution services relating to approximately $220 billion in client assets.

The payment to ALPS will not, in the aggregate, exceed [_____]% of the aggregate dollar amount of the offering. The trust will advise ALPS if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

The validity of the shares will be passed upon for the sponsor by Katten Muchin Rosenman LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, as special U.S. tax counsel, will render an opinion regarding the material U.S. federal income tax consequences relating to the shares.

EXPERTS

The financial statements included in this Prospectus have been audited by [•], an independent registered public accounting firm, as set forth in their report appearing herein, and are included in reliance upon the report of such firm based on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus constitutes part of the registration statement on Form S-1 filed by the trust on its own behalf and on behalf of each Fund with the SEC in Washington, D.C. under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement) parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the trust, the Funds, or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the trust, the Funds and the shares can also be obtained from the following website: www.etfsecurites.com. This internet address is only provided here as a convenience to you to allow you to access the trust’s website, and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

The trust is subject to the informational requirements of the Exchange Act and will file quarterly and annual reports and other information with the SEC. The trust will file an updated prospectus annually pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” with respect to the trust’s and the Funds’ financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for commodities and the shares), the trust’s operations, the sponsor’s plans and references to the trust’s future success and other similar matters are forward-looking statements.

These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the trust’s operations or the value of the shares. Moreover, neither the sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the trust nor the sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the sponsor’s expectations or predictions.

ETFS Collateralized Commodities Trust

INDEX TO FINANCIAL INFORMATION

[to be provided]

F-1

ETFS Collateralized Commodities Trust
ETFS Leveraged Oil
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-2

ETFS Collateralized Commodities Trust
ETFS Leveraged Natural Gas
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-3

ETFS Collateralized Commodities Trust
ETFS Leveraged Copper
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-4

ETFS Collateralized Commodities Trust
ETFS Leveraged Wheat
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-5

ETFS Collateralized Commodities Trust
ETFS Leveraged Gold
Statement of Financial Condition
[______], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-6

ETFS Collateralized Commodities Trust
Combined Financial Statement
[•], 2011

Assets:
Cash	$	[•]

Capital:
Capital	$	[•]

The accompanying notes are an integral part of this financial statement.

F-7

ETFS Collateralized Commodities Trust
Notes to the Financial Statement

1. Organization

ETFS Collateralized Commodities Trust was organized as a Delaware statutory trust, (the “trust”) on [  ] and is authorized to issue an unlimited number of shares of beneficial interest. The trust is comprised of 18 separate series: ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy, ETFS All Commodities, ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat, ETFS Short Gold, ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat, ETFS Leveraged Gold. Each series of the trust (each, a “Fund” and collectively, the “Funds”) will issue common shares of beneficial interest, which represent shares of fractional undivided beneficial interest in and ownership of only that Fund. Each Fund’s shares are being offered separately. The only capital contributed to the Funds as of the date of this Prospectus is capital contributions of $1,000 to each Fund by ETF Securities USA LLC, a Delaware limited liability company (the “sponsor”), whereby 40 shares of each Fund were issued to the sponsor for its capital contribution to such Fund. The trust has had no operations to date other than matters relating to its organization and the registration of each series under the Securities Act of 1933, and the capital contributions from and issuance of shares to the sponsor as described above.

Financial statements for each of ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat and ETFS Leveraged Gold are presented herein. [Discussion of Combined Trust Financial Statement to be provided by amendment.] The sale and issuance of shares took place [  ], 2011 and the Statements of Operations are presented for that one day period, [  ], 2011.

The investment objective of “Long” Funds is to track the return of their benchmark. The investment objective of “Short” Funds is to track the inverse of the return of their benchmark. The investment objective of “Leveraged” Funds is to track a multiple (200%) of the return of their benchmark. In each case, the performance of the Fund shall be subject to a Daily Capital Adjustment.

2. Summary of Significant Accounting Policies

Use of Estimates & Indemnifications:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the trust enters into contracts that contain a variety of representations which provide general indemnifications. The trust’s maximum exposure under these arrangements cannot be known; however, the trust expects any risk of loss to be remote.

Federal Income Tax:

Each Fund is expected to be treated as a separate tax-transparent partnership for U.S. federal income tax purposes. As a consequence, each Fund is not expected to be subject to U.S. federal income tax.

Interim Financial Statements:

The accompanying financial statements and footnotes as of and for the period ended [  ], 2011, thereto are unaudited. In the opinion of management, these statements include all adjustments, which are of a normal recurring nature, necessary to present a fair statement of the results of operations and financial position.

F-8

ETFS Collateralized Commodities Trust
Notes to the Financial Statement—Continued

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

Interim results are not necessarily indicative of results for a full year.

3. Agreements

Sponsor’s Fee:

Each Fund will pay a sponsor’s fee, monthly in arrears, in an amount equal to [__]% per annum of the average daily Value of such Fund. The sponsor’s fee will be paid in consideration of the sponsor managing the business and affairs of the Fund. From the sponsor’s fee, the sponsor will pay the fees of the marketing agent and other service providers, the routine operational, administrative, and other ordinary expenses of each Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees. Each Fund will bear the cost of any extraordinary, nonrecurring fees and expenses.

The Marketing Agent:

ALPS Distributors, Inc. (“ALPS”) will serve as marketing agent and will assist the sponsor with certain functions and duties relating to marketing, including reviewing and approving marketing materials. ALPS will retain all marketing materials separately for each Fund, at c/o ALPS Distributors, Inc., 1290 Broadway, Ste. 1100, Denver, Colorado 80203, telephone: (303) 623-2577. The sponsor, on behalf of each Fund, will enter into a Distribution Services Agreement with ALPS.

Routine Operational, Administrative, and Other Ordinary Expenses:

The sponsor will pay all of the routine operational, administrative, and other ordinary expenses of each Fund, as determined by the sponsor including, but not limited to, fees and expenses of the Distributor, accounting and auditing fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, FINRA filing fees, individual K-1 preparation, and mailing fees of the Value of a Fund, and report preparation and mailing expenses.

Agency Services Agreement:

[  ]

Fund Servicing Agreement:

[  ]

Custody Agreement:

[  ]

Extraordinary, Non-Recurring Fees and Expenses:

The Fund will bear all extraordinary, non-recurring fees and expenses, if any. Such fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs, indemnification or other material expenses which are not currently anticipated obligations of the Fund. Such fees and expenses are those that are extraordinary, non-recurring, unexpected, or unusual in nature.

F-9

ETFS Collateralized Commodities Trust
Notes to the Financial Statement—Continued

Service Allowance:

Each Fund will pay a Service Allowance equal to the fixed rate amount paid that finances payment of index licensing fees to the index providers for the Commodity Index used by such Fund and the tax reporting costs of such Fund.

4. Organization and Offering Costs

Expenses incurred in organizing the trust and the initial and continuous offering of the shares, including applicable SEC registration fees, will be borne directly by the sponsor. The trust will not be obligated to reimburse the sponsor.

5. Capital

The Funds will issue and redeem shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of [  ] shares of a Fund. Creation Units may be issued or redeemed only by Authorized Participants.

Except when aggregated in Creation Units, the shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem shares directly from or with a Fund. Rather, most retail investors will purchase or sell shares in the secondary market with the assistance of a broker. Thus, some of the information contained in these Notes to Financial Statements—such as references to the Transaction Fees imposed on purchases and redemptions—is not relevant to retail investors.

Authorized Participants will pay a fixed transaction fee of $[  ] in connection with each order to issue or redeem Creation Units in order to compensate the administrator for services in processing such orders. Authorized Participants may sell the shares included in the Creation Units to other investors.

6. Subsequent Event (unaudited)

F-10

INDEPENDENT AUDITOR’S REPORT

[To be inserted]

F-11

GLOSSARY OF CERTAIN TERMS

In this Prospectus, each of the following quoted terms has the meaning set forth after such term:

“Administrator”—[____], a [____] that is the person appointed by the sponsor to provide various accounting, Value calculation, and other administrative services for the Funds.

“Agency Services Agreement”—An agreement entered into between the agency service provider and the sponsor providing transfer agency and other services to a Fund.

“Agency Service Provider”—[____], a [____] that is the person appointed by the sponsor to provide transfer agency services to the Funds and acts as “index receipt agent.”

“ALPS”—ALPS Distributors, Inc., a Colorado corporation that serves as the marketing agent pursuant to the Distribution Services Agreement. See also marketing agent.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into an Authorized Participant Agreement with the trust and the sponsor, and (4) has entered into a Direct Agreement with each of the counterparties of the relevant Fund. Only Authorized Participants may place orders to create or redeem one or more Creation Units of a Fund.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the sponsor, and the trust, on behalf of its Funds, which sets forth the procedures for the creation and redemption of Creation Units in a Fund.

“Business Day”—A day (other than a Saturday or Sunday) on which the [Exchange] is open for regular trading.

“Calculation Agent”—A person appointed by the sponsor to determine the Daily Contract Price of Commodity Contracts, [____] being the current calculation agent.

“CEA”—The Commodity Exchange Act.

“CFTC”—The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the U.S.

“Code”—The United States Internal Revenue Code of 1986.

“Collateral”—Assets posted by a counterparty to a collateral account pursuant to the Control and Custodian Agreement, which collateral may only be the following assets:

•	Cash in U.S. Dollars;

•	AAA-rated, government or Treasury money market funds;

•

Treasury bills, Treasury notes and Treasury bonds that are issued and backed by the full faith and credit of the U.S. (which shall not include any bonds issued by government-sponsored entities or government-owned corporations); and

•	Exchange listed equity and publicly traded debt securities subject to valuation haircuts and other conditions set forth in the collateral and Custodian Agreements and ISDA Agreements of each Fund.

“Collateral Account”—An account that has been established and maintained by the collateral manager in the name of a counterparty for each Fund, in which such counterparty will post collateral pursuant to the terms of the Credit Support Annex and Control and Custodian Agreement.

“Collateral Exposure”—The obligation of a counterparty to post collateral to the relevant Collateral Account pursuant to the terms of the Credit Support Annex and Control and Custodian Agreement.

“Collateral Manager”—A person appointed by the sponsor to establish the Collateral Accounts for each Fund and manage the functions relating to the collateral posted by counterparties, [____] being the current collateral manager.

“Collateralized Exchange Traded Commodity Fund(s)”—One or more of the separate series of the trust, which includes the Funds and ETFS Oil, ETFS Natural Gas, ETFS Copper, ETFS Wheat, ETFS Composite Agriculture, ETFS Composite Industrial Metals, ETFS Composite Energy, ETFS All Commodities, ETFS Short Oil, ETFS Short Natural Gas, ETFS Short Copper, ETFS Short Wheat and ETFS Short Gold.

“COMEX”—The COMEX Division of the New York Mercantile Exchange.

“Commodity Contract”—A prepaid, cash-settled commodities purchase/sale contract between a Fund and a counterparty, whose value is derived by reference to the daily value of a specified Commodity Index multiplied by the Delta Factor subject to the Daily Capital Adjustment. The terms of each Fund’s Commodity Contracts are set forth in ISDA Agreements negotiated by the sponsor and the counterparties. Each Fund enters into Commodity Contracts as a substitute for investing directly in commodities, commodity futures contracts or options on futures to gain exposure to the Fund’s specified Commodity Index.

“Commodity Contract Spread”—The spread rate agreed by the Fund and its counterparties as compensation of the counterparties for providing the Fund with exposure to the Commodity Index, which spread is a component of the Daily Capital Adjustment and may vary among the Funds.

“Commodity Index”—An index referencing a specified commodity or commodities and referenced by a Fund. A Commodity Index may be either a Composite Commodity Index or an Individual Commodity Index.

“Compensation Amount Determination Date”—The date for determining the resolution of a settlement failure where a Settlement Failure Party has failed to deliver to a Determining Party cash proceeds on a transaction settlement date pursuant to a creation or redemption of Fund shares.

“Component Exchange”—The commodity futures exchange upon which Index Components, which are also referred to as Designated Contracts, are traded, being the Intercontinental Exchange, Inc. for Brent oil futures, the New York Mercantile Exchange, Inc. for natural gas futures, COMEX for copper futures, The Chicago Board of Trade for wheat futures, and COMEX for gold futures.

“Composite Commodity Index”—A Commodity Index that tracks the futures prices of a specified basket of commodities as calculated and published by the index providers, which may be constituted by the index providers by aggregating multiple Individual Commodity Indices. The Composite Commodity Indices will be referenced by the following Funds: ETFS Composite Agriculture; ETFS Composite Industrial Metals; ETFS Composite Energy; and ETFS All Commodities.

“Compulsory Redemption”—The mandatory redemption of shares of a Fund for any reason specified under “Creation and Redemption of Shares—Compulsory Redemption.” Shares that have been made subject to a Compulsory Redemption have been “Compulsorily Redeemed.”

“Control and Custodian Agreement”—The Control and Custodian Agreement among each Fund, a counterparty and the collateral manager that perfects the Fund’s first priority security interest in the collateral and sets forth terms under which the collateral manager will allow for the transfer or release of collateral to either the Fund or the counterparty.

“Creation Unit”—A block of [50,000] shares of a Fund that is issued upon sale to Authorized Participants or submitted for redemption by an Authorized Participant.

“Custodian”—An entity appointed by the sponsor pursuant to a Custody Agreement that provides custodial services to the Funds, [_____] being the current custodian.

“Custody Agreement”—An agreement entered into between the custodian and the sponsor providing custody services to a Fund.

“Daily Capital Adjustment”—The daily adjustment calculation of each Commodity Contract to account for a daily accrual to a Fund of a 3-month U.S. Treasury bill rate of return less the following ordinary expenses of the Fund: (1) Commodity Contract Spread, (2) sponsor’s fee and (3) Service Allowance.

“Daily Contract Price”—The price of a Commodity Contract is determined by the formula contained in such Commodity Contract and calculated daily by the calculation agent. The formula is based on the change in the closing settlement price level of the relevant Commodity Index from the prior day, the Daily Capital Adjustment for such day and the Delta Factor for such Fund. If a Market Disruption Event occurs, then the Daily Contract Price will not be calculated. See “Investment Objective, Pricing and Commodity Contracts—Fund Valuation and Commodity Contract Pricing.”

“Delta Factor”—The Delta Factor applicable to a particular Fund, expressed as a number. For the Funds, the Delta Factor equals 200%.

“Designated Contract”—The constituent futures contract of a Commodity Index. See also Index Component.

“Determining Party”—With respect to the failure to deliver cash proceeds on a transaction settlement date, the party to a Direct Agreement to whom such cash proceeds were to be delivered pursuant to a creation or redemption of Fund shares.

“Direct Agreement”—The Direct Agreement between each Authorized Participant and a counterparty that is a pre-condition to such Authorized Participant’s ability to place creation and redemption orders and that principally provides undertakings between the Authorized Participant and counterparty regarding the settlement of monies payable for creations and redemptions in the event of order cancellations and other settlement failures.

“Dodd-Frank Act”—The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DSTA”—The Delaware Statutory Trust Act.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the shares of each Fund.

“DTC Participant”—Participants in DTC, such as banks, brokers, dealers, and trust companies.

“Event of Default”—One of the failures of performance specified in a Facility Agreement, ISDA Agreement, or Control and Custodian Agreement. An Event of Default may be caused by a Fund or a counterparty.

“[Exchange]”—[Exchange], the venue where each Fund’s shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934.

“Facility Agreement”—A Facility Agreement between the trust, on behalf of the Funds, and a counterparty that, among other things, commits the counterparty to enter into a stated aggregate amount of Commodity Contracts for the Funds and sets the general terms under which a counterparty will provide Commodity Contracts to the Funds.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“Fund”—One of the separate series of the trust described in this Prospectus, which include ETFS Leveraged Oil, ETFS Leveraged Natural Gas, ETFS Leveraged Copper, ETFS Leveraged Wheat and ETFS Leveraged Gold.

“Fund Insolvency Event”—An event where a Fund is dissolved, becomes or declares itself insolvent, or becomes bankrupt or has a bankruptcy proceeding instituted by or against it, as more fully described in the Facility Agreement, ISDA Agreement or Control and Custodian Agreement. See “Commodity Contracts and Related Contracts.”

“Fund Servicing Agreement”—An agreement entered into between the administrator and the sponsor, under which the administrator provides administrative services to a Fund.

“Handbook”—An index provider publication explaining the methodology for calculation of each Commodity Index. A copy of the Handbook can be obtained from the following website [www.______________.com].

“Hedging Disruption”—The occurrence of an event which causes a counterparty to be unable to enter into or maintain hedging transactions to offset their obligations to a Fund under the Fund’s Commodity Contracts.

“Index Component”—The constituent futures contract of a Commodity Index. See also Designated Contract.

“Index Providers”—[______], who are unaffiliated with the trust and the sponsor and are responsible for the calculation, maintenance and publication of each Commodity Index.

“Individual Commodity Index”—A Commodity Index that tracks the futures prices of an individual commodity as calculated and published by the index providers. The Individual Commodity Indices will be referenced by the following Funds: Leveraged Oil; ETFS Leveraged Natural Gas; ETFS Leveraged Copper; ETFS Leveraged Wheat; and ETFS Leveraged Gold.

“Investment Company Act”—The Investment Company Act of 1940.

“ISDA Agreements”—The ISDA Master Agreement and all related documentation including the ISDA Master Confirmation, credit support annex, and any schedules thereto.

“ISDA Master Agreement”—The form of ISDA Master Agreement (Multicurrency—Cross-Border) as published by the International Swaps and Derivatives Association, Inc. in 1992 (using 2002 Definitions), including the related Schedule negotiated by the sponsor on behalf of a Fund and a counterparty, which agreement will be accompanied by a credit support annex and set forth the general terms of Commodity Contracts.

“ISDA Master Confirmation”—An ISDA master confirmation entered into by the sponsor on behalf of a Fund with a counterparty, which confirmation will be subject to an ISDA Master Agreement and set forth the specific terms of Commodity Contracts.

“Market Disruption Day”—A Trading Day on which a Market Disruption Event occurs or is continuing in a Component Exchange.

“Market Disruption Event”—The occurrence or continuance of any of the following events:

(a)	The Component Exchange fails to determine, announce, or publish the relevant settlement price for the Designated Contract underlying a Fund’s Commodity Index;

(b)	The termination or suspension of, or material limitation or disruption in the trading of, any Designated Contract used in the calculation of a Fund’s Commodity Index; or

(c)

The settlement price of the Designated Contract used in the calculation of a Fund’s Commodity Index reflects the Component Exchange’s maximum permitted price change from the previous day’s settlement price.

“Marketing Agent”—A person appointed by the sponsor to assist with certain functions and duties relating to Fund marketing, including review and approval of marketing materials, ALPS Distributors, Inc. being the current marketing agent.

“Pricing Day”—Any Trading Day that is not a Market Disruption Day.

“Roll Yield”—The positive or negative yield provided by a Commodity Index though the replacement of expiring lead Designated Contracts with the next Designated Contracts at a price that is either lower or higher than that of the expiring Designated Contract.

“SEC”—The United States Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933.

“Service Allowance”—The sum of the tax reporting costs of a Fund and the fixed rate amount paid that finances payment of index licensing fees to the index providers by a Fund. The Service Allowance is a component of the Daily Capital Adjustment. The tax reporting costs of a Fund will be tracked quarterly on a trailing 12-month basis. To the extent the actual tax reporting costs of a Fund exceed by more than 10% the estimated tax reporting costs for the trailing 12-month period, the Service Allowance will be increased by such excess amount. To the extent the portion of the Service Allowance attributable to index licensing fees is insufficient to pay the index providers’ full licensing fee, the sponsor will pay the difference to the index providers.

“Settlement Failure Party”—With respect to the failure to deliver cash proceeds on a transaction settlement date, the party to a Direct Agreement that so fails to deliver cash proceeds pursuant to a creation or redemption of Fund shares.

“Sponsor”—ETF Securities USA LLC, a Delaware limited liability company that is the sponsor of the trust.

“Sponsor’s fee”—The fixed fee rate that accrues daily to the sponsor in consideration for the provision of all management and administrative services for the Fund, which fee is a component of the Daily Capital Adjustment and may vary among the Funds.

“Termination Event”—Any of the events affecting a Fund or a counterparty that results in the termination of a Facility Agreement or Commodity Contract.

“Trading Day”—A day on which a Component Exchange is open for trading during its regular session, which includes a day on which a Component Exchange closes prior to its scheduled time.

“Trust”—ETFS Collateralized Commodities Trust, a Delaware statutory trust formed on May 27, 2010.

“Trust Agreement”—The Amended and Restated Trust Agreement dated as of [___], 2010 between the sponsor and the trustee, as amended or supplemented from time to time, under which the trust is formed and the rights and duties of the sponsor and the trustee are defined.

“Trustee”—[__________], a [_______] banking company, acting as trustee for the purpose of creating a Delaware statutory trust in accordance with the provisions of the DSTA. The trustee will have no responsibility to monitor the sponsor’s performance, nor will the trustee have any liability for the sponsor’s performance or non-performance under the Trust Agreement.

“U.S. Shareholder”—A shareholder that is (1) an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes; (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust.

“Value”—The value of the total assets of a Fund, which are composed solely of its Commodity Contracts (measured on the basis of Daily Contract Price), less any extraordinary, non-recurring expenses attributable to such Fund that are not assumed by the sponsor under the Trust Agreement. The Commodity Contract Spread, sponsor’s fee, and Service Allowance are deducted from the Daily Contract Price of each Commodity Contract as components of the Daily Capital Adjustment. The “Value per Share” will be calculated by the administrator on each business day and will be used to determine the purchase and redemption price for Creation Units for that day. Value per Share equals a Fund’s Value divided by the number of its total outstanding shares.

PROSPECTUS

ETFS COLLATERALIZED COMMODITIES TRUST

[  ],000 ETFS Leveraged Oil
[  ],000 ETFS Leveraged Natural Gas
[  ],000 ETFS Leveraged Copper
[  ],000 ETFS Leveraged Wheat
[  ],000 ETFS Leveraged Gold

Until [  ], 2011 (25 calendar days after the date of this Prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[  ], 2011

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13. Other Expenses of Issuance and Distribution.

The ETFS Collateralized Commodities Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by ETF Securities USA LLC, the sponsor of the Registrant.

Item 14. Indemnification of Directors and Officers.

Section 2.4 of the Registrant’s Trust Agreement (“Trust Agreement”) between [_____], the Registrant’s trustee, and the sponsor provides that the sponsor shall assume liability for and agrees to indemnify, protect, save and keep harmless the trustee, its successors, assigns, legal representatives, officers, directors, employees, agents and servants (each a “Trustee Indemnified Party”) from and against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the trustee on or measured by any compensation received by the trustee for its services under the Trust Agreement or any indemnity payments received by the trustee pursuant to these indemnification provisions), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against such Trustee Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the trust, the execution, delivery and performance of any other agreements to which the trust is a party or the action or inaction of the trustee under the Trust Agreement or such other agreements to which the trust is a party, except for Expenses resulting from the gross negligence or willful misconduct of the Trustee Indemnified Parties. The indemnities obligations of the sponsor to the trustee shall survive the termination of the Trust Agreement or the removal or resignation of the trustee.

Section 4.10 of the Trust Agreement provides that the sponsor, its affiliates (including control persons and persons controlled by it or under common control with it), successors, assigns, legal representatives, officers, directors, employees, agents and servants and anyone acting within the scope of the sponsor’s authority under the Trust Agreement (each a “Sponsor Indemnified Party”) shall be indemnified from the trust and held harmless against all claims, losses, liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments or settlements, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Sponsor Indemnified Party, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor Indemnified Party may be or may have been involved as a party or otherwise or with which such Sponsor Indemnified Party may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Sponsor Indemnified Party or by reason of his or her being or having been such a Sponsor Indemnified Party except with respect to any matter as to which such Sponsor Indemnified Party shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor Indemnified Party’s action was in the best interests of the trust and except that no Sponsor Indemnified Party shall be indemnified against any liability to the trust or its shareholders by reason of willful misconduct or gross negligence of such Sponsor Indemnified Party. The right to indemnification of each Sponsor Indemnified Party shall survive such party’s dissolution, or its withdrawal, adjudication of bankruptcy or insolvency, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Internal Revenue Code by or against the party. The Sponsor Indemnified Party and any party acting as broker-dealer for the trust or any Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Expenses, including counsel fees, incurred by any Sponsor Indemnified Party (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be paid from time to time by the trust in advance of the final disposition of any such action, suit or proceeding. Any indemnification payment to a Sponsor Indemnified Party under the Trust Agreement shall be subject to the Inter-Series Limitation of Liability and the allocation of expenses among the series of the trust as set forth in Section 3.7 of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Form of Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement*
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)
5.1	Form of Opinion of Katten Muchin Rosenman LLP as to legality**
8.1	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP as to tax matters**
10.1	Form of Fund Servicing Agreement*
10.2	Form of Agency Services Agreement*
10.3	Form of Custody Agreement*
10.4	Form of Control and Custodian Agreement*
10.5	Form of Facility Agreement*
10.6	Form of ISDA Master Agreement and Credit Support Annex**
10.7	Form of ISDA Master Confirmation Agreement**
10.8	Form of Direct Agreement*
10.9	Form of Sponsor Agreement*
23.1	Consent of [____]**
23.2	Consent of Katten Muchin Rosenman LLP is included in Exhibit [__]**
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP is included in Exhibit [___]**
24.1	Powers of attorney are included on the signature page to the registration statement of the trust filed with the Securities and Exchange Commission on May 27, 2010.

*	Previously filed as part of Pre-Effective Amendment No. 3 to the Registration Statement, filed December 10, 2010.

**	To be supplied by amendment.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helier, Jersey, on February 18, 2011.

ETF SECURITIES USA LLC
Sponsor of the ETFS Collateralized Commodities Trust

By:	/S/ GRAHAM TUCKWELL Graham Tuckwell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/S/ GRAHAM TUCKWELL Graham Tuckwell	President and Chief Executive Officer (principal executive officer)	February 18, 2011
/S/ THOMAS QUIGLEY Thomas Quigley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	February 18, 2011

*	The Registrant is a trust and the persons are signing in their capacities as officers of ETF Securities USA LLC, the sponsor of the Registrant.

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

Peter J. Shea
peter.shea@kattenlaw.com
February 18, 2011	212.940.6447 direct 212.894.5724 fax

VIA EDGAR

Securities and Exchange Commission
Washington, D.C. 20549

ETFS Collateralized Commodities Trust
Pre-Effective Amendment No. 4 to Registration Statement on Form S-1
File No.: 333-167167

Dear Ladies and Gentlemen:

          On behalf of the ETFS Collateralized Commodities Trust (the “Trust”) sponsored by our client, ETF Securities USA LLC (the “Sponsor”), and together with this correspondence, we are filing pursuant to the Securities Act of 1933 (the “1933 Act”) Pre-Effective Amendment No. 4 (the “Amendment”) to the Trust’s Registration Statement on Form S-1 (the “Registration Statement”). Blacklined copies of the Amendment that have been marked to show changes since the filing of the Pre-Effective Amendment No. 3 to the Registration Statement on December 10, 2010 are being sent to the Staff of the Securities and Exchange Commission (the “Commission”) under separate cover.

          With respect to the Commission staff (the “Staff”) comment letter to the Sponsor dated January 21, 2011 by Ms. Karen J. Garnett, we offer the following responses (the headings and comments below correspond to the headings and comments in such comment letter).

General

1. We continue to review your responses to comments 1 and 5 from our letter dated August 20, 2010. We may have further comment on these issues.

          The Sponsor acknowledges that the Staff may have additional comments and desires to assist the Staff in resolving any such comments.

Risk Factors, page 15

2. Please revise to include a discussion of the risk that the value of an index may not reflect the spot price of the underlying commodity, and the risk that the asset value of the fund, when reduced by expenses, will not replicate the exact value of the index.

Securities and Exchange Commission
February 18, 2011

          The suggested risk discussions have been provided.

Commodity Contracts, page 35

3. Please revise to discuss the substance of the prepaid forward contracts that will be held by the various funds. Describe the duration and obligations of the contracts.

          The suggested discussion has been included.

Provision of Collateral by Counterparties, page 39

4. We note that on each pricing date, the collateral manager will release or call for additional collateral from the counterparties based on the information provided by the calculation agent. Please disclose the frequency with which the collateral manager will conduct a valuation of the collateral. Also, discuss whether the collateral manager will apply any discount to the market price for equity or debt deposited as collateral. We note the reference to Margin Value and Operating Guidelines in exhibit 10.4. Please define the term Margin Value as it is used in the agreement and tell us whether you will file the Operating Guidelines as an exhibit to the registration statement.

          The suggested discussion regarding valuation and discounting has been included.

          The term “Margin Value” will be defined in the final version of the Control and Custodian Agreement (Exhibit 10.4) as the market value of the collateral received from a counterparty and held in the collateral account which value shall be adjusted by specified discounts to the market value for equity and debt deposited as collateral.

          The Operating Guidelines set out the operational and other detailed process information between the Collateral Manager and Counterparty, and are not legally binding on the parties. As such, we do not plan to file the Operating Guidelines as exhibits to the registration statement. The Operating Guidelines will reference terms regarding eligible collateral and valuation haircuts or discounts for each category of eligible collateral. Such terms concerning collateral eligibility and collateral valuation discounts will be in the ISDA and Credit Support Annex (CSA) that are legally-binding and will be filed with the Registration Statement via a pre-effective amendment.

The Commodity Indices, page 41

5. We note from the last two bullet points on page 41 that the indices are designed to reflect the change in the “current market or spot price” of the subject commodity and the effect of backwardation and contango. Please revise to clearly state that the indexes are not designed to track the spot price of the underlying commodities and, consequently, the value of your investment in a Fund may not increase or decrease in the manner that corresponds to changes it he price of the referenced commodity.

          The suggested revision has been made.

Securities and Exchange Commission
February 18, 2011

Trust and Fund Expenses, page 47

6. We note that the Funds will not hold any cash. Please revise to clarify how each Fund will satisfy its obligations to pay the Commodity Contract Spread, the sponsor’s fee, and non-recurring fees and expenses.

          The suggested clarification has been included.

          Please note that the Sponsor has initiated the process to register as a commodity pool operator (“CPO”). Upon the Sponsor’s registration as a CPO, publicly traded commodity pool disclosure statement information will be included in a pre-effective amendment to the Registration Statement.

          All Trust, Sponsor and Trust service provider personnel participating in the preparation of the Registration Statement are cognizant of their disclosure responsibilities to investors.

          In the event that the Trust requests acceleration of the effective date of the Registration Statement, it will furnish a letter containing the requested acknowledgements.

          Please do not hesitate to contact me at (212) 940-6447 or Kathleen Moriarty at (212) 940-6304 if you have any questions or comments with respect to the foregoing responses or the Amendment.

Very truly yours,

/s/ Peter J. Shea
Peter J. Shea

Enclosures
cc (w/enclosures):	Ms. Karen J. Garnett
Mr. Duc Dang
Mr. Howard Efron
Mr. Kevin Woody
Mr. Graham Tuckwell
Mr. Tom Quigley
Ms. Kathleen Moriarty
Mr. Gregory Xethalis